As filed with the Securities and Exchange Commission on July 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6199	86-2409612
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1526 Cole Blvd., Suite 250
Golden, Colorado 80401
Telephone: (303) 431-3435
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terrance E. Mendez

Chief Executive Officer

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

Telephone: (303) 431-3435

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael D. Schwamm, Esq.

Justin A. Santarosa, Esq.

Duane Morris LLP

865 South Figueroa Street, Suite 3100

Los Angeles, California 90017

Tel. No. (213) 689-7466

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated July 30, 2026

PRELIMINARY PROSPECTUS

SHF HOLDINGS, INC.

10,537,418 Shares of Class A Common Stock

This prospectus relates to the potential offer and sale from time to time by the selling stockholder named in this prospectus (the “Selling Stockholder”) of 10,537,418 shares of Class A common stock, par value $0.0001 (the “Common Stock”), of SHF Holdings, Inc. (“SHF,” the “Company,” “we,” “us,” or “our”).

The 10,537,418 shares of Common Stock offered under this prospectus consist of (i) 560,000 shares of Common Stock issued to Partner Colorado Credit Union (“PCCU”) pursuant to a Securities Issuance Agreement, dated as of March 29, 2023 (the “Issuance Agreement”), by and between the Company and PCCU, (ii) 520,807 shares of Common Stock received by PCCU in connection with the De-SPAC Transaction (as defined below) and (iii) 9,456,611 shares of Common Stock underlying certain Common Stock purchase warrants (as amended and restated, each, a “Series B Warrant”) at an exercise price of $0.65 per warrant share (the “Voluntarily Reduced Exercise Price”) issued and sold to the Selling Stockholder pursuant to a Securities Purchase Agreement, dated as of September 30, 2025 (the “Series B SPA”), by and between us, the Selling Stockholder and certain other investors (collectively, the “Buyers”). See “Private Placement” for additional information.

The Company previously filed a registration statement on Form S-1 (File No. 333-290979) (the “Prior Registration Statement”) to register, among other things, 1,999,544 shares of Common Stock underlying the Series B Warrants at an exercise price of $7.7644. As previously disclosed, the Company intends to voluntarily reduce (the “Voluntary Reduction”) the exercise price of the Series B Warrants to the Voluntarily Reduced Exercise Price from the date this registration statement is declared effective by the Securities and Exchange Commission (the “SEC”) until July 31, 2026 (the “Temporary Reduction Period”). In order to comply with the terms of the Series B SPA and the Series B Warrants, the Company is registering an additional 12,060,766 shares of Common Stock that will underlie the Selling Stockholder’s Series B Warrants following the reduction in the exercise price to the Voluntarily Reduced Exercise Price. Following the conclusion of the Temporary Reduction Period, the exercise price of the Series B Warrants will revert back to the current exercise price of $1.5528. See “Description of Capital Stock-Preferred Stock-Series B Preferred Stock-Conversion Rights.”

We are registering the shares on behalf of the Selling Stockholder, to be offered and sold by it from time to time. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of Common Stock by the Selling Stockholder pursuant to this prospectus. Upon any exercise of the Series B Warrants by payment of cash, we will receive the exercise price of such Series B Warrants, which, if exercised in cash with respect to all of the Series B Warrants outstanding and held by the Selling Stockholder as of the date hereof, would result in gross proceeds to us of approximately $6.7 million at the Voluntarily Reduced Exercise Price. However, we cannot predict when and in what amounts or if the Series B Warrants will be exercised by payments of cash and it is possible that the Series B Warrants may expire and never be exercised, in which case we would not receive any cash proceeds from their exercise.

Our Common Stock is listed on The Nasdaq Stock Market (“Nasdaq”) under the symbol “SHFS.” The last reported sale price of our Common Stock on Nasdaq on July 29, 2026 was $0.1735 per share. We recommend that you obtain current market quotations for our Common Stock prior to making an investment decision.

The Selling Stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Our registration of the shares of Common Stock covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the shares. The Company has paid all of the registration expenses incurred in connection with the registration of the shares. We will not pay any of the selling commissions, brokerage fees and related expenses.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the resale of the 520,807 shares of Common Stock it received in connection with the De-SPAC Transaction. We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution” on page 107 of this prospectus.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 16 of this prospectus and contained in any applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2026.

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) whereby the Selling Stockholder named herein may, from time to time, sell the securities offered by it as described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholder of the securities offered pursuant to this prospectus.

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholder and its permitted transferees may use this registration statement to sell securities from time to time through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholder and its permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “SHF,” “the Company,” “we,” “us,” “our” and similar references refer to SHF Holdings, Inc., a Delaware corporation, and where appropriate, its wholly-owned subsidiaries, SHF, LLC, SHFxAbaca, LLC, Safe Harbor Retirement Services, LLC and SHF Managed Services, LLC.

This prospectus and the information incorporated herein by reference may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

This prospectus and the information incorporated herein by reference contains statistical data, market data, and other industry information obtained from government publications and third-party sources. Government sources include the Financial Crimes Enforcement Network (“FinCEN”), the Federal Deposit Insurance Corporation (“FDIC”), and the National Credit Union Administration (“NCUA”). Third-party sources include, among others, CRB Monitor and MJBizDaily. Certain figures in this prospectus and the information incorporated herein by reference, including estimates of the number of financial institutions with dedicated cannabis banking programs, represent management estimates derived from our review of publicly available data and have not been independently verified. We believe all sources referenced herein to be reliable as of the date of, as applicable, this prospectus or the information incorporated herein by reference; however, we have not independently verified the accuracy or completeness of information obtained from third-party publications and cannot guarantee that such information is accurate or complete. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there may be differences between the prospective and actual results because events and circumstances may not occur as expected, and those differences may be material. Also, references in this prospectus and the information incorporated herein by reference to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publications, reports, surveys or articles. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus or the information incorporated herein by reference.

2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements made in this prospectus, including information incorporated herein by reference to other documents, are “forward-looking statements” within the meaning of, and subject to the protections of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance and condition, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance, achievements, or financial condition of the Company to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. Furthermore, this prospectus and the information incorporated herein by reference may contain forward-looking statements regarding the potential for federal rescheduling of cannabis, the potential passage of the SAFER Banking Act of 2025 (the “SAFER Banking Act”), projected growth of the cannabis market, the potential impact of regulatory changes on the Company’s business, and the anticipated benefits of the Second Amended and Restated Commercial Alliance Agreement (the “Second Amended CAA”). You should not expect us to update any forward-looking statements. These forward-looking statements should be read together with the discussion of the Company’s risks and uncertainties included under the caption “Risk Factors” beginning on page 16 of this prospectus.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “seek,” “should,” “indicate,” “would,” “believe,” “contemplate,” “consider,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

●	Our profitability is subject to interest rate risk;

●	Volatility and uncertainty in the financial markets and banking industry may adversely impact our clients and our ability to obtain additional financial institution customers;

●	Liquidity risks could affect our operations and jeopardize our financial condition and certain funding sources could increase our interest rate expense;

●	The industry in which our clients operate is considered federally illegal, which may pose risk if actions were taken against those clients or our Company;

●	Our strategic plan and growth strategy may not be achieved as quickly or as fully as we seek;

●	Our success depends on our ability to compete effectively in highly competitive markets;

●	Potential gaps in our risk management policies may leave us exposed to unidentified or unanticipated risk, which could negatively affect our business;

●	Our ability to resolve our material weaknesses in internal controls over financial reporting;

●	We have identified and we may identify additional deficiencies in our internal controls, which may have an impact on our business operations;

●	Technological changes affect our business including potentially impacting the revenue stream of traditional products and services, and we may have fewer resources than many competitors to invest in technological improvements;

3

●	Our information systems may experience interruptions and security breaches, and are exposed to cybersecurity threats;

●	Many of our major systems depend on and are operated by third-party vendors, and any systems failures or interruptions could adversely affect our operations and the services we provide to our clients;

●	Any failure to protect the confidentiality of customer information could adversely affect our reputation and subject us to financial sanctions and other costs that could have a material adverse effect on our business, financial condition and results of operations;

●	Future acquisitions and expansion activities may disrupt our business, dilute shareholder value and adversely affect our operating results;

●	We may not be able to generate sufficient cash to service all of our operation needs;

●	Our business may be adversely affected by economic conditions in general and by conditions in the financial markets;

●	We are subject to extensive regulations that could limit or restrict our activities and adversely affect our earnings;

●	Litigation and regulatory investigations are increasingly common in our businesses and may result in significant financial losses and/or harm to our reputation;

●	Liquidity risks arising from the uncertainty surrounding cash flows;

●	We are subject to capital adequacy and Nasdaq liquidity standards, and if we fail to meet these standards, whether due to losses, growth opportunities or an inability to raise additional capital or otherwise, our financial condition and results of operations would be adversely affected;

●	Certain of our existing stockholders could exert significant control over the Company;

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of our Common Stock and its trading volume could decline;

●	We have the ability to issue additional equity securities, which would lead to dilution of our issued and outstanding Common Stock;

●	We are an “emerging growth company,” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our Common Stock may be less attractive to investors;

●	We may be unable to attract and retain key people to support our business;

●	In certain circumstances, we assume the risk of fraud loss and negative balances for accounts maintained at our financial institution partners;

●	Severe weather, natural disasters, global pandemics, acts of war or terrorism, theft, civil unrest, government expropriation or other external events could have significant effects on our business;

4

●	There is substantial doubt about our ability to continue as a going concern;

●	The Company’s ability to comply with Nasdaq’s listing requirements and maintain its listing on Nasdaq is uncertain and subject to various risks and factors that may cause actual results to differ materially; and

●	Other factors and information in other filings that we make with the SEC under the Exchange Act and Securities Act.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus. Because of these risks and other uncertainties, our actual future financial condition, results, performance or achievements, or industry results, may be materially different from the results indicated by the forward-looking statements in this prospectus. In addition, our past results of operations are not necessarily indicative of our future results of operations. You should not rely on any forward-looking statements as predictions of future events.

All written or oral forward-looking statements that are made by us or are attributable to us are expressly qualified in their entirety by this cautionary note. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update, revise or correct any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

This prospectus and any related prospectus supplement also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

5

SUMMARY OF RISK FACTORS

Our business is subject to a number of risks, which are discussed more fully under “Risk Factors” beginning on page 16 of this prospectus, that could cause actual results to differ materially from those indicated by forward-looking statements made in this prospectus or presented elsewhere from time to time. Capitalized terms used but not otherwise defined in the following summary have the meanings ascribed to them elsewhere in this prospectus. These risks include, but are not limited to, the following:

Risks Related to the Company’s Business

●	Our revenue has declined significantly in recent periods, and we cannot guarantee that the economics of the Second Amended CAA will fully restore our financial performance.
●	Our revenue has declined due to account attrition, lower pricing, introduction of money market accounts that share interest earned with the depositor and reduced transaction activity within the cannabis industry.
●	Volatility in interest rates may adversely affect our revenues, profitability, and competitive position.
●	Our recurring operating losses and negative cash flows from operations raise substantial doubt about our ability to continue as a going concern.

Risks Related to the Second Amended CAA

●	PCCU’s loan program is substantially dependent on the regulatory restrictions placed on PCCU, which may limit the types, terms, and amounts of loans offered.
●	The Second Amended CAA reinstates an indemnification obligation of up to 65% of loan loss.
●	We are required to maintain sufficient balance sheet resources to support our indemnification obligations under the Second Amended CAA.
●	Our indemnification obligation is unlimited in amount, and our actual losses could exceed our current estimates and our available cash.
●	We are required to maintain sufficient cash and cash equivalents to support our indemnification obligations under the Second Amended CAA.
●	PCCU retains final loan approval authority and may decline loans that meet our underwriting standards, which could limit our revenue growth.
●	One borrower represents approximately 18% of the total loan portfolio and carries the second highest risk classification.
●	The CRB loan portfolio is concentrated entirely in the cannabis industry, and cannabis-specific collateral is subject to significant valuation discounts, legal uncertainties, and a limited buyer pool in a foreclosure or forced sale.
●	Certain provisions in the Second Amended CAA create a direct link between our listing compliance and our revenue.
●	The initial fair value measurement of our stand-ready guarantee liability at inception under the Second Amended CAA involves significant estimates and judgment and is subject to material uncertainty.
●	Our ongoing expected financial indemnification liability under the CECL standard (ASC 326) requires quarterly ongoing remeasurement and is subject to material uncertainty.
●	We are dependent on third parties, including PCCU and other service providers, for certain critical services, and disruptions at PCCU would directly and immediately impair our operations.
●	Loan program income (formerly loan interest income) could decline under the Second Amended CAA if the indemnity reserve would cause our shareholders’ equity to drop below the Nasdaq Listing Requirements to maintain compliance.

Risks Related to the Cannabis Industry and Regulatory Environment

●	We have agreements with financial institutions that provide banking services to CRBs, which exposes us to additional liabilities, regulatory compliance costs, and reputational risk.
●	Non-medicinal cannabis remains a Schedule I controlled substance under federal law, and changes in federal enforcement policy or the scheduling status of cannabis could affect our business in unpredictable ways.

6

●	The Company, our financial institution customers, and our CRB clients are subject to complex federal and state laws governing financial transactions related to cannabis, which could subject them to legal claims or restrict their activities.
●	State-level regulatory changes, including market saturation, license non-renewals, and changes to cannabis program structures, could impair borrower viability and increase the credit risk in the portfolio we indemnify.
●	Because non-medicinal cannabis remains federally illegal, CRB borrowers generally cannot access bankruptcy protections but instead work through the receivership process, which complicates loan workouts and could increase our loss given default.
●	Service providers to cannabis businesses may be subject to unfavorable U.S. federal income tax treatment, including potential disallowance of ordinary business deductions under Section 280E.
●	Cannabis businesses may be subject to civil asset forfeiture under federal law, which could result in the loss of collateral securing loans in our portfolio.
●	We may have difficulty enforcing certain of our commercial agreements and contracts related to cannabis-adjacent services.
●	Because we serve cannabis-related businesses, we may have difficulty obtaining certain insurance coverages, which could expose us to additional financial liability.
●	The conduct of third parties, including our CRB clients and their financial institution providers, may jeopardize our regulatory compliance and business relationships.
●	Directors, officers, employees, and investors who are not U.S. citizens may face cross-border travel restrictions into the United States due to their involvement in the cannabis industry.
●	We may be subject to marketing and advertising constraints on promoting our services to cannabis-related businesses, which could limit our growth.

Risks Related to Nasdaq Listing Compliance

●	Our Common Stock has previously traded below $1.00 per share, and if it were to continue to trade below $1.00 in the future, it could create an imminent risk of our securities being delisted from Nasdaq.
●	A delisting of our Common Stock could materially impair our ability to make future draws under the ELOC.
●	A new Nasdaq rule will delist companies whose market capitalization falls below $5 million for 30 or more consecutive trading days.

Risks Related to Our Capital Structure and Securities

●	The conversion of our Series B Preferred Stock, exercise of Series B Warrants, and future draws under the ELOC could result in substantial dilution to existing holders of our Common Stock.
●	The ELOC is an active financing facility, its pricing and redemption mechanics significantly reduce our net proceeds on each draw and increase dilution to existing stockholders.
●	Our Series B Preferred Stock and Series B Warrants contain anti-dilution and reset provisions that could further dilute common stockholders.
●	Our Common Stock price may be highly volatile, and stockholders may not be able to sell their shares at or above their purchase price.
●	The soundness of our financial institution customers and partners could adversely affect us.

Risks Related to Internal Controls and Financial Reporting

●	The Second Amended CAA introduces significant new accounting complexity that involves material judgment and estimation uncertainty.
●	One material weakness in revenue recognition related to our activity fee income from deposits held at PCCU has been remediated, however sufficient time has not passed for us to conclude that it is operating effectively.
●	We have identified a material weakness in internal control over financial reporting related to our loan documentation and expected credit loss estimation process, which could result in a material misstatement of our financial statements.

7

Risks Related to Legal Proceedings and Regulatory Compliance

●	An adverse outcome in litigation to which we are or may become a party could materially and adversely affect us.
●	Changes in laws, regulations, or rules applicable to cannabis banking, financial services, or public company reporting could adversely affect our business and results of operations.
●	An interruption in, or breach of security of, our information systems could adversely affect us.
●	We may suffer uninsured losses or losses in excess of our insurance limits.
●	Recent developments in shareholder litigation against us on certain counterclaims could result in a material adverse effect on our financial position, results of operations, and cash flows.

Risks Related to Our Securities

●	There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.
●	The market for our securities has been volatile and may continue to be volatile, which would adversely affect the liquidity and price of our securities.
●	The Company may issue additional shares of common or preferred stock under the Equity Incentive Plan or otherwise, any one of which would dilute the interest of the Company’s stockholders and likely present other risks.
●	Our operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.
●	If securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding our Common Stock adversely, then the price and trading volume of the Common Stock could decline.
●	We may be unable to obtain additional financing to fund our operations and growth.
●	Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation and Bylaws, as well as provisions of Delaware law, could impair a takeover attempt, which could limit the price investors might be willing to pay in the future for our Common Stock.
●	Our Second Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholder’s ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
●	The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.
●	The Certificate of Designation governing our Series B Preferred Stock contains covenants that may limit our business flexibility.

8

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read our financial statements, the information incorporated by reference into this prospectus and the exhibits to the registration statement of which this prospectus is a part.

The Company

Founded in 2015 by PCCU, SHF was among the first companies to provide compliant banking and lending services to cannabis related businesses (“CRBs”). Our mission is to provide reliable, compliant financial services to the legal cannabis, hemp, and related industries by enabling financial institution customers to offer compliant banking, lending, and other financial services to CRBs.

We provide compliance and loan origination services to financial institutions that wish to offer business banking, private banking, and commercial banking services to clients operating in or adjacent to the state-legal cannabis industry. Through our proprietary technology platform, which currently operates across 41 states and territories, we enable our financial institution customers to compliantly provide the following services to CRBs:

●	Business checking and savings accounts;

●	Cash management accounts;

●	Savings and investment options;

●	Commercial lending;

●	Courier services (via third-party relationships);

●	Remote deposit services;

●	Automatic Clearing House (“ACH”) payments and origination; and

●	Wire payments.

Our core service offerings include:

●	Regulatory compliance consulting and technology: We provide our financial institution customers with the tools and support needed to maintain “Know Your Customer” (“KYC”), Anti-Money Laundering (“AML”) and Bank Secrecy Act (“BSA”) compliance, principally delivered through our proprietary financial services platform. Specific compliance services include initial customer due diligence, customer application management, program management support, compliance monitoring, and regulatory examination assistance.

●	Cannabis-related deposit services: We originate, onboard, verify, and service cannabis-related deposit business for and on behalf of our financial institutions, primarily PCCU, and constitute obligations solely of those institutions; the Company is not a financial institution and does not hold customer deposits on its consolidated balance sheet. Because most CRBs transact with high volumes of cash due to the limited availability of traditional banking services, we believe our platform benefits both CRBs and financial institutions by providing CRBs access to compliant banking and giving financial institutions access to increased, compliantly monitored deposits.

9

●	Lending services: We source, underwrite, service, and administer loans issued to cannabis businesses and related entities, many of which are also clients of our partner financial institutions.

We generate revenue through fee income, investment income, and loan program income earned by providing these compliance and lending services to financial institutions serving the cannabis industry.

Our Mission

Our mission is to serve as the trusted financial partner to CRBs and the financial institutions that serve them by providing the compliance infrastructure, lending access, and operational support to allow them to operate, grow, and succeed in a highly regulated industry. We are committed to being the most reliable and knowledgeable financial services provider in the cannabis sector, and to expanding the range of services we offer as the industry matures.

We believe our competitive position is based on four strengths that are difficult to replicate: a decade of demonstrated experience navigating the regulatory requirements and passing many audits of cannabis banking; deep cannabis domain expertise amongst our employees and management and long-standing relationships with both CRBs and the financial institutions that serve them; and a proprietary compliance platform that has processed approximately $35.4 billion in cannabis-related deposit activity across 41 states and territories since 2015. These capabilities allow us to serve a broad range of cannabis industry participants, including cultivators, processors, manufacturers, dispensaries, and multi-state operators, as well as the financial institutions that wish to bank them.

Recent Developments

Voluntary Reduction

On May 6, 2026, the Company notified the holders of its Series B Preferred Stock (as defined below) and the Series B Warrants of the Voluntary Reduction. Pursuant to the Voluntary Reduction, the conversion price of the Series B Preferred Stock has, in accordance with the terms of the Series B Certificate of Designation (as defined below), been voluntarily reduced from $1.5528 to $0.65 per share until July 31, 2026 and the cash exercise price of the Series B Warrants will, in accordance with the terms of the Series B Warrants, be voluntarily reduced to the Voluntarily Reduced Exercise Price from the date on which this registration statement is declared effective by the SEC until July 31, 2026. If all the Series B Warrants are exercised, the aggregate gross proceeds will be approximately $15.5 million; however, there is no assurance that any holders will elect to exercise their Series B Warrants or convert their Series B Preferred Stock during the applicable reduction periods.

Product Developments

In April 2026, the Company announced the launch of the Safe Harbor Retirement Plan, a pooled employer 401(k) plan designed specifically for state-legal cannabis businesses and the companies that serve them, as well as an expansion in the financing solutions we offer to CRBs. These solutions are designed to meet the operational and growth needs of CRBs.

Nasdaq Compliance

On April 22, 2026, the Company received a letter from the listing qualifications department staff of Nasdaq notifying the Company that for the last 30 consecutive business days the Company did not maintain a minimum closing bid price of $1.00 per share for its common stock, as required by Nasdaq Marketplace Rule 5550(a)(2).

On July 22, 2026, the SEC approved a new proposed Nasdaq rule filed with the SEC on January 13, 2026 that requires Nasdaq-listed companies to maintain a minimum market value of listed securities of at least $5 million. The rule provides that, if a company fails to comply with this requirement for a period of thirty consecutive business days, it will be immediately subject to suspension and delisting, without any cure or compliance period.

See “-Nasdaq Listing Compliance” below and “Risk Factors-Risks Related to Nasdaq Listing Compliance.”

Board of Directors and Executive Officers

On April 20, 2026, Sundie Seefried tendered her resignation as a member of our board of directors (“Board of Directors” or “Board”). Ms. Seefried’s departure was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

On April 22, 2026, the Board appointed each of Sean Tonner and Tyler Klimas as directors, effective immediately, and the Board also approved an increase in the number of directorships on the Board from five to six.

On May 8, 2026, Richard Carleton informed the Board of Directors of his decision not to be considered for reelection to the Board at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”).

On June 17, 2026, the Company’s stockholders elected Jonathon F. Niehaus and Sean Tonner to serve as Class II directors of the Company at the 2026 Annual Meeting.

On July 7, 2026, Douglas Beck informed the Company of his decision to resign from his roles at the Company effective July 31, 2026.

On July 15, 2026, Michael Regan was appointed as the Company’s Chief Operating Officer and Secretary.

Emerging Markets

In March 2026, we announced that emerging U.S. market average deposit balances increased 29% over the twelve months ended February 4, 2026, driving total average deposit balances up 4.5%, and that emerging U.S. markets represented 31% of the Company’s average deposit balances at the time of the announcement.

10

420 IT Solutions Acquisition

On December 19, 2025, Safe Harbor Managed Services LLC, a wholly-owned subsidiary of the Company, completed the acquisition of substantially all of the assets of LBMW LLC, a Delaware limited liability company doing business as 420 IT Solutions (“420 IT Solutions”). 420 IT Solutions is engaged in the business of providing third-party professional advisory and technology services to the cannabis industry. The aggregate purchase price for the acquired assets consisted of 125,000 shares of the Company’s Common Stock (the “Earnout Shares”), plus the assumption of certain identified liabilities under contracts assigned to the Company. The Earnout Shares are subject to performance-based vesting over a two-year earnout period ending December 31, 2027. The acquisition included the transfer of customer contracts, the registered trademark “420 IT Solutions”, domain name registrations, and other intellectual property. No cash consideration was paid at closing. In connection with the acquisition, 420 IT Solutions’ founders joined the Company to lead the third-party professional advisory and technology services division. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years ended December 31, 2025 and 2024-Acquisition of 420 IT Solutions.”

Second Amended CAA

During the fourth quarter of 2025, SHF LLC, a wholly-owned subsidiary of the Company, and PCCU reached agreement on the material economic terms of the Second Amended CAA on or about October 1, 2025, following completion of the September 2025 Recapitalization (as defined below). The written agreement was formally executed on February 4, 2026; the intervening period involved only procedural and documentation matters that did not affect the substance of the agreed terms. Accordingly, the Company has given effect to the Second Amended CAA from October 1, 2025, consistent with Accounting Standards Codification (“ASC”) 606 contract modification guidance. Under the Second Amended CAA, we receive up to 65% of loan program income generated by PCCU’s CRB loan portfolio, an increase from the approximately 35% share in effect under the Amended and Restated Commercial Alliance Agreement, dated December 30, 2024, by and between the Company and PCCU (the “First Amended CAA”). In exchange, we are obligated to indemnify PCCU for up to 65% of net losses on any loan default covered by the Second Amended CAA. See “Risk Factors-Risks Related to the Second Amended CAA,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years ended December 31, 2025 and 2024-Relationship with PCCU” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Three Months Ended March 31, 2026 and 2025-Relationship with PCCU.”

September 2025 Recapitalization

On August 27, 2025, the Company issued Convertible Promissory Notes (the “Notes”) to certain accredited investors with an aggregate principal amount of $0.6 million, a 20% original issue discount (“OID”) and maturity date of September 9, 2026. The conversion price of the Notes is the lesser of (i) a twenty percent (20%) discount to the average volume-weighted average price (“VWAP”) of the Common Stock for the twenty (20) consecutive trading days ending on the trading day immediately prior to the execution date of the Note and (ii) a twenty percent (20%) discount to the average VWAP of the Common Stock for the twenty (20) consecutive trading days ending on the trading day immediately preceding the date of a conversion notice, subject to adjustment as provided in the Note. On September 9, 2025, the Company issued an additional Note to an accredited investor in the principal amount of $0.1 million on identical terms, bringing the aggregate principal amount to $0.7 million.

On September 17, 2025, we established the Equity Line of Credit (“ELOC”) with CREO Investments LLC (“CREO”), which provided we may sell to CREO up to $150 million of Common Stock and granted us and CREO the mutual right to agree to increase this amount to $500 million.

On September 30, 2025, all outstanding Notes were exchanged for an aggregate of 825 shares of the Series B Convertible Preferred Stock (“Series B Preferred Stock”) and Series B Warrants to purchase 53,127 shares of Common Stock. Also on September 30, 2025, the Company entered into Exchange and Cancellation Agreements (each, an “Exchange and Cancellation Agreement”) with each of Midtown East Management NL, LLC (“Midtown”), Verdun Investments LLC (“Verdun”) and Vellar Opportunity Fund SPV LLC - Series 1 (“Vellar”) relating to a Forward Purchase Agreement (the “FPA”) that the Company initially entered into on June 16, 2022. In exchange for each counterparty irrevocably cancelling, waiving, and terminating all of their rights under the FPA, the Company issued an aggregate of 5,002 shares of Series B Preferred Stock and Series B Warrants to initially purchase 322,111 shares of Common Stock.

11

We refer to these Notes transactions, the entrance into the ELOC and the termination of the FPA collectively as the “September 2025 Recapitalization.” The September 2025 Recapitalization eliminated approximately $18 million in debt and raised over $6.7 million in new capital and also resulted in the establishment of the $150 million ELOC that can potentially be expanded to $500 million, thereby meaningfully improving our ability to support our lending commitments and portfolio growth. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years ended December 31, 2025 and 2024-Relationship with PCCU, ”“Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years ended December 31, 2025 and 2024-Gain on Extinguishment of Debt” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Three Months Ended March 31, 2026 and 2025-Relationship with PCCU.”

Exchange Listing

Our Common Stock is currently listed on Nasdaq under the symbol “SHFS.”

Nasdaq Listing Compliance

As of December 31, 2025, our stockholders’ equity was approximately $8.2 million, or $5.7 million above the $2.5 million minimum equity requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(b)(1). On April 22, 2026, the Company received a letter from the listing qualifications department staff of Nasdaq notifying the Company that for the last 30 consecutive business days the Company did not maintain a minimum closing bid price of $1.00 per share for its common stock, as required by Nasdaq Marketplace Rule 5550(a)(2). The notice had no immediate effect on the listing of the Company’s common stock or warrants. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company was provided with a compliance period of 180 calendar days, or until October 19, 2026, to regain compliance with the minimum bid price requirement. The notice states that to regain compliance the closing bid price of the Company’s common stock must meet or exceed $1.00 for a minimum of 10 consecutive business days.

If the Company does not regain compliance by October 19, 2026, the Company may be eligible for a second compliance period for up to an additional 180 days. The Company intends to actively monitor the bid price and may evaluate other available options to resolve the deficiency and regain compliance with the Nasdaq Marketplace Rules.

On July 22, 2026, the SEC approved a new proposed Nasdaq rule filed with the SEC on January 13, 2026 that requires Nasdaq-listed companies to maintain a minimum market value of listed securities of at least $5 million. The rule provides that, if a company fails to comply with this requirement for a period of thirty consecutive business days, it will be immediately subject to suspension and delisting, without any cure or compliance period.

There can be no assurance that the Company will be able to regain and/or maintain, as applicable, compliance with these or any other Nasdaq requirement in the future. See “Risk Factors-Risks Related to Nasdaq Listing Compliance-Our Common Stock has previously traded below $1.00 per share, and if it were to continue to trade below $1.00 in the future, it could create an imminent risk of our securities being delisted from Nasdaq” and “-A new Nasdaq rule will delist companies whose market capitalization falls below $5 million for 30 or more consecutive trading days.”

Emerging Growth Company

We are an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

12

In addition, Section 107 of the JOBS Act also provides that an EGC can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period, for as long as it is available. We will remain an EGC until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which is December 31, 2026, and (b) in which we have total annual gross revenue of at least $1.07 billion, (2) the date on which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning provided in the JOBS Act. The Company will cease to be an EGC on December 31, 2026.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, which allows us to take advantage of certain exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of our Common Stock held by non-affiliates exceeds $250.0 million as of the prior June 30, and (ii) our annual revenue exceeded $100.0 million during such completed fiscal year or the market value of the shares of our Common Stock held by non-affiliates exceeds $700.0 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Corporate Information.

The Northern Lights Acquisition Corp. (“NLIT”) was incorporated in the State of Delaware on February 26, 2021 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company completed its initial public offering in June 2021. In September 2022, NLIT acquired SHF, changing its name from Northern Lights Acquisition Corp. to SHF Holdings, Inc. Our principal executive offices are located at 1526 Cole Boulevard, Suite 250, Golden, Colorado 80401 and our telephone number is 303-431-3435. Our website address is www.shfinancial.org. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website addresses in this prospectus solely as an inactive textual reference.

The rights of holders of our Common Stock are governed by our Second Amended and Restated Certificate of Incorporation (as amended, the “Second Amended and Restated Certificate of Incorporation”), our bylaws (the “Bylaws”), and the Delaware General Corporation Law (the “DGCL”). See “Description of Capital Stock.”

13

THE OFFERING

Issuer	SHF Holdings, Inc.

Shares of Common Stock offered by the Selling Stockholder

Up to 10,537,418 shares of our Common Stock.

We are registering (i) 560,000 shares of Common Stock that were issued to PCCU pursuant to the Issuance Agreement, (ii) 520,807 shares of Common Stock received by PCCU in connection with the De-SPAC Transaction and (iii) 9,456,611 shares of Common Stock in connection with the Voluntary Reduction.

Shares of Common Stock outstanding immediately prior to this offering	12,332,955 shares (as of July 14, 2026).

Shares of Common Stock outstanding immediately following this offering	Up to 22,870,373 shares, assuming immediate exercise of all Series B Warrants held by the Selling Stockholder.

Terms of the offering	The Selling Stockholder will determine when and how it will dispose of any shares of our Common Stock that are registered under this prospectus for resale. See “Plan of Distribution.”

Plan of distribution	The Selling Stockholder will determine when and how it sells all or a portion of the shares of Common Stock offered pursuant to this prospectus. See “Plan of Distribution.”

Use of proceeds

We are not selling any securities under this prospectus, and will not receive any proceeds from the sale of Common Stock by the Selling Stockholder pursuant to this prospectus. Upon any exercise of the Series B Warrants by payment of cash, we will receive the exercise price of such Series B Warrants, which, if exercised in cash with respect to all of the Series B Warrants outstanding and held by the Selling Stockholder as of the date hereof, would result in gross proceeds to us of approximately $6.7 million. However, we cannot predict when and in what amounts or if the Series B Warrants will be exercised by payments of cash and it is possible that the Series B Warrants may expire and never be exercised, in which case we would not receive any cash proceeds from their exercise.

We intend to use any net proceeds from the exercise of Series B Warrants for working capital and other general corporate purposes. See “Use of Proceeds.”

Nasdaq symbol	“SHFS”

Risk factors	Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information contained under the heading “Risk Factors” in this prospectus, the documents we have incorporated by reference herein and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Transfer agent	The transfer agent and registrar for our Common Stock is Continental Stock Transfer and Trust Company.

14

PRIVATE PLACEMENT

This prospectus relates to the potential offer and sale from time to time by the Selling Stockholder of 10,537,418 shares of Common Stock.

The 10,537,418 shares of Common Stock offered under this prospectus consist of (i) 560,000 shares of Common Stock issued to PCCU pursuant to the Issuance Agreement, (ii) 520,807 shares of Common Stock received by PCCU in connection with the De-SPAC Transaction and (iii) 9,456,611 shares of Common Stock underlying the Series B Warrants at the Voluntarily Reduced Exercise Price issued and sold to the Selling Stockholder pursuant to the Series B SPA.

Series B Warrants

On September 30, 2025, the Company entered into the Series B SPA with the Buyers, pursuant to which, subject to the terms and conditions set forth therein, the Company agreed to issue and sell to the Buyers, among other things, Common Stock purchase warrants (the “Original Series B Warrants”) initially to acquire an aggregate of 1,999,544 shares of the Company’s Common Stock, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events.

On October 14, 2025, the Company and each Buyer entered into an Amendment No. 1 to the Series B SPA (the “Series B SPA Amendment”). Pursuant to each Series B SPA Amendment, such Buyer’s Original Series B Warrant was amended and restated to change the exercisability date from six months and one day after the Issuance Date (as defined in the Series B Warrant) to six months and one day after the Applicable Date (as defined in the Series B Warrant).

Subject to the terms of the Series B Warrant, each Series B Warrant is exercisable at any time on or after the six month and one day anniversary of the Applicable Date (the “Initial Exercisability Date”). The Series B Warrants expire upon the third anniversary of such Initial Exercisability Date. The exercise price per warrant share was initially $7.7644, however, since the filing of the Prior Registration Statement, the exercise price per warrant share has adjusted in accordance with the terms of the Series B SPA and the Series B Warrants, and it is $1.5528 as of the date hereof.

Pursuant to the terms of the Series B Warrant, the Voluntarily Reduced Exercise Price shall be in effect from the date this registration statement is declared effective by the SEC until July 31, 2026. In order to comply with the terms of the Series B SPA and the Series B Warrants, the Company is registering 12,060,766 shares of Common Stock that will underlie certain Series B Warrants during the Voluntary Reduction. Following the conclusion of the Temporary Reduction Period, the exercise price of the Series B Warrants will revert back to the current exercise price of $1.5528. See “Description of Capital Stock-Preferred Stock-Series B Preferred Stock-Conversion Rights.”

Issuance Agreement

On March 29, 2023, the Company and PCCU entered into the Issuance Agreement, pursuant to which the Company issued 11,200,000 shares of Common Stock. Concurrently with entering into the Issuance Agreement, the Company also entered into a registration rights agreement with PCCU, pursuant to which it agreed to provide PCCU with certain registration rights related to the shares issued under the Issuance Agreement. On March 24, 2025, the Company implemented a 1-for-20 reverse stock split that was approved by its stockholders on March 14, 2025 (the “Reverse Stock Split”). Therefore, in order to comply with the terms of the Issuance Agreement, the Company is registering 560,000 shares of Common Stock.

De-SPAC Transaction

On September 28, 2022, PCCU received 11,386,139 shares of Common Stock in connection with the consummation of a business combination (the “De-SPAC Transaction”) whereby the Company, then-known as Northern Lights Acquisition Corp., purchased all of the issued and outstanding interests of SHF, LLC from SHF Holding Co., LLC. PCCU was the sole member of SHF Holding Co., LLC. The parties also entered into a registration rights agreement, pursuant to which PCCU was granted certain registration rights related to such shares. On July 12, 2023, PCCU transferred 970,000 of the 11,386,139 shares it received to Sundie Seefried pursuant to the terms of the De-SPAC Transaction, and the Company subsequently implemented the Reverse Stock Split. Therefore, in order to comply with the terms of the De-SPAC Transaction, the Company is registering 520,807 shares of Common Stock.

15

RISK FACTORS

We are subject to risks and uncertainties that could potentially negatively impact our business, financial conditions, results of operations and cash flows. This section contains a description of certain risks and uncertainties identified by management that could, individually or in combination, harm our business, results of operations, liquidity and financial condition, as well as our financial instruments and our securities. These disclosures reflect the Company’s beliefs and opinions as to factors that could materially and adversely affect the Company and its securities in the future. References to past events are provided by way of example only and are not intended to be a complete listing or a representation as to whether or not such factors have occurred in the past or their likelihood of occurring in the future. In evaluating us and our business and making or continuing an investment in our securities, you should carefully consider the risks described below as well as other information contained in this prospectus and any risk factors and uncertainties discussed in our other public filings with the SEC under the caption “Risk Factors.” We may face other risks that are not contained in this prospectus, including additional risks that are not presently known, or that we presently deem immaterial. This prospectus and the risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in such forward-looking statements. Please refer to the sections in this prospectus titled “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding forward-looking statements and “Summary of Risk Factors” for additional information regarding the risks and uncertainties that could potentially negatively impact our business, financial conditions, results of operations and cash flows.

Risks Related to the Company’s Business

Our revenue has declined significantly in recent periods, and we cannot guarantee that the economics of the Second Amended CAA will fully restore our financial performance.

Our loan interest income declined sharply following the First Amended CAA, which reduced our income share to approximately 35%. While the Second Amended CAA increases our income share to up to 65%, this comes at the cost of an up to 65% loan loss indemnification obligation. As such, we cannot guarantee that the economics of the Second Amended CAA will fully restore our financial performance if we are required to fulfill our indemnification obligations.

Our revenue has declined due to account attrition, lower pricing, introduction of money market accounts that share interest earned with the depositor and reduced transaction activity within the cannabis industry.

The fees we earn from deposit accounts and transaction activity are directly tied to the number of active CRB accounts, the average balances those accounts maintain, and the volume of transactions processed through our platform. Over recent periods, we have experienced account attrition and lower balances, reflecting broader economic pressures in the U.S. cannabis industry, including reduced wholesale pricing and constrained operator liquidity. These trends reduce both our account fee income and the deposit base on which we earn investment income. We also introduced a money market account that shares the interest earned with depositors, which reduces the average revenue generated from CRBs. We cannot predict when, or whether, conditions in the cannabis industry will improve, or whether accounts lost to attrition will be replaced by new customers.

Volatility in interest rates may adversely affect our revenues, profitability, and competitive position.

Our investment income is earned on CRB deposits held at PCCU based on the Interest on Reserve Balances (“IORB”) paid by the Federal Reserve, which is sensitive to changes in prevailing interest rates and including policy decisions by the Federal Reserve. When interest rates decline, the yield earned on CRB deposits decreases, and when interest rates rise, the yield earned on CRB deposits increases. A sustained low-rate environment could materially reduce our revenues and make it more difficult for us to achieve or maintain profitability. In addition, lower interest rates could reduce the interest rates charged on new loans made to CRB borrowers.

16

Our recurring operating losses and negative cash flows from operations raise substantial doubt about our ability to continue as a going concern.

The Company has incurred recurring losses from operations and negative cash flows from operations, including an operating loss of approximately $5.4 million and cash used in operating activities of approximately $3.4 million for the year ended December 31, 2025, which raise substantial doubt about the Company’s ability to continue as a going concern. Management has taken steps to preserve liquidity, including restructuring revenue sharing under the Second Amended CAA to increase the Company’s share of loan program income from approximately 35% to 65%, seeking strategic partnerships, reducing operating expenses, maintaining access to a $150 million ELOC and monitoring its liquidity position. Notwithstanding these measures, there is no assurance that management’s plans will be sufficient to sustain operations, and if the Company is unable to achieve profitability or access adequate capital on acceptable terms, it may be forced to reduce spending, liquidate assets, or curtail operations, any of which could materially harm the Company’s business and financial condition.

Furthermore, the independent registered public accounting firm’s report on our consolidated financial statements for the year ended December 31, 2025 includes an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern. In addition, our future financial statements may include similar qualifications about our ability to continue as a going concern. Our financial statements were prepared assuming that we will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years ended December 31, 2025 and 2024-Liquidity” for further details.

Risks Related to the Second Amended CAA

PCCU’s loan program is substantially dependent on the regulatory restrictions placed on PCCU, which may limit the types, terms, and amounts of loans offered.

PCCU is a federally chartered credit union subject to regulation by the NCUA. PCCU is subject to regulatory capital requirements, portfolio concentration limits, currently capped at 60% of total assets in CRB-related deposits, and periodic examinations by applicable oversight authorities. If PCCU’s regulators impose more restrictive requirements, reduce its concentration limit, or restrict its ability to make CRB loans, the size and composition of the loan portfolio from which we earn income could be materially reduced. We have no ability to compel PCCU to originate loans or to maintain its current regulatory posture, and changes in PCCU’s regulatory environment could restrict the loan program we depend on for a significant portion of our revenue.

The Second Amended CAA reinstates an indemnification obligation of up to 65% of loan loss.

Under the Second Amended CAA, we receive up to 65% of loan program income generated by PCCU’s CRB loan portfolio. In exchange, we are obligated to indemnify PCCU for up to 65% of net losses of a default on any loan covered by the Second Amended CAA. This obligation has no maximum dollar limit and covers principal, accrued interest, fees, legal costs, collection costs, and collateral disposition costs, net of any recoveries. As of the date the Second Amended CAA was entered into, the total loan portfolio was approximately $52.1 million, giving us a theoretical maximum indemnification exposure of approximately $33.8 million. If one or more significant loan defaults occur, our indemnification obligations could be substantial and could materially impair our financial condition and ability to operate. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years ended December 31, 2025 and 2024-Relationship with PCCU” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Three Months Ended March 31, 2026 and 2025-Relationship with PCCU.”

We are required to maintain sufficient balance sheet resources to support our indemnification obligations under the Second Amended CAA.

The Second Amended CAA requires us to certify monthly to PCCU that we maintain adequate liquidity to support our 65% indemnification obligation. While we currently meet this requirement, there is no assurance that we will continue to do so. Our cash position may decline as a result of operating losses, capital expenditures, debt service, or indemnification payments. If we are unable to certify adequate liquidity or if material indemnification claims are made against us, our ability to continue operating could be significantly impaired.

17

Our indemnification obligation is unlimited in amount, and our actual losses could exceed our current estimates and our available cash.

The indemnification obligation under the Second Amended CAA has no dollar cap. Our ability to satisfy indemnification claims depends entirely on our maintaining sufficient cash and liquidity at the time a claim arises. As of December 31, 2025, we held cash of $6.8 million; however, our cash position may decline due to operating losses, working capital needs, or prior indemnification payments. If we are unable to fund an indemnification claim, PCCU would bear the full loss on the affected loan. Such a failure could severely damage our relationship with PCCU, result in a default under the Second Amended CAA, and jeopardize our ability to continue operating.

We are required to maintain sufficient cash and cash equivalents to support our indemnification obligations under the Second Amended CAA.

The Second Amended CAA requires us to certify monthly to PCCU that we maintain adequate liquidity to support our 65% indemnification obligation. While we currently meet this requirement, there is no assurance that we will continue to do so. Our cash position may decline as a result of operating losses, capital expenditures, debt service, or indemnification payments. If we are unable to certify adequate liquidity or if material indemnification claims are made against us, our ability to continue operating could be significantly impaired.

PCCU retains final loan approval authority and may decline loans that meet our underwriting standards, which could limit our revenue growth.

We control the loan origination process and assist with underwriting, risk rating, and credit analysis, for these loans and determine which loan applications are submitted to PCCU for funding. However, PCCU’s loan committee retains final approval authority and may reject loans that we have underwritten and recommended for funding. A pattern of rejections on loans we consider creditworthy could reduce the size of the loan portfolio, limit our loan program income, and constrain our ability to grow revenue under the Second Amended CAA. We cannot compel PCCU to approve any loan we originate, and disagreements over credit standards could adversely affect our relationship with PCCU and our financial results.

One borrower represents approximately 18% of the total loan portfolio and carries the second highest risk classification.

As of December 31, 2025, one borrower had an outstanding loan balance of approximately $9.3 million, representing approximately 18% of our total CRB loan portfolio. This loan carries the second highest risk rating under the risk rating classification system used in the loan program, and which indicates that collection or liquidation in full is highly questionable, doubtful and improbable, with anticipated losses ranging from 20% to 50% of the outstanding balance. Our 65% indemnification exposure on this single loan could result in a loss to us of between approximately $2.2 million, net of estimated collateral value and $6.1 million, uncollateralized. As of December 31, 2025, the Company has recorded provisions of $0.4 million and $0.3 million in the consolidated balance sheet for financial indemnification liability under ASC 326 and standby guarantee obligations under ASC 460, respectively. The realization of any portion of this loss could materially impair our liquidity and financial condition.

The CRB loan portfolio is concentrated entirely in the cannabis industry, and cannabis-specific collateral is subject to significant valuation discounts, legal uncertainties, and a limited buyer pool in a foreclosure or forced sale.

All loans in the portfolio we indemnify are made to CRBs. In the event of a default, the primary collateral securing these loans is typically real estate used in cannabis operations. PCCU eliminates the cannabis license premium (sometimes referred to as the “green tax”) from its collateral valuations and applies a further 60% reduction to estimate realizable value in a non-cannabis sale. As a result, the effective collateral value available to offset loan losses in a foreclosure or forced sale is significantly lower than for comparable conventional commercial real estate. This means our actual loss for a given default, and therefore our indemnification payments under the Second Amended CAA, may be materially higher than we currently estimate.

18

Certain provisions in the Second Amended CAA create a direct link between our listing compliance and our revenue.

The Second Amended CAA contains a provision that automatically reduces our loan program income share percentage if we determine that our indemnification percentage must be reduced in order to maintain our listing on Nasdaq. In the event of such a determination, our income split percentage will be reduced to match our indemnification percentage, with a retroactive true-up to the immediately preceding quarter that will be settled within ten days of our next filing with the SEC. A reduction in the indemnity percentage would directly reduce our revenue and could signal financial distress to the market. This provision means that a Nasdaq compliance issue could simultaneously impair both our capital markets access and our operating income.

The initial fair value measurement of our stand-ready guarantee liability at inception under the Second Amended CAA involves significant estimates and judgment and is subject to material uncertainty.

We are required under ASC 460, Guarantees, to recognize the fair value of our stand-ready guarantee obligation at inception. This is a Level 3 measurement under the fair value hierarchy, meaning it relies on significant unobservable inputs, including assumed default probabilities, loss given default rates, cannabis-specific collateral discount assumptions, discount rates, and the timing of potential guarantee payments. The fair value of this liability is fixed at inception and released over the remaining term of the Second Amended CAA as we are released from risk. Because this measurement depends entirely on management assumptions and unobservable market inputs, actual results could differ materially from our estimates. Errors in this measurement, or changes in the assumptions used, could result in material charges to our income statement or require restatements of our financial statements.

Our ongoing expected financial indemnification liability under the Current Expected Credit Loss (“CECL”) standard (ASC 326) requires quarterly ongoing remeasurement and is subject to material uncertainty.

Pursuant to ASC 326, Financial Instruments - Credit Losses, using the CECL methodology, coinciding with the first period in which the Company held financial assets within the scope of the standard. Our financial indemnification liability represents our estimate of 65% of the expected credit losses on the covered loan portfolio under the Second Amended CAA. Unlike our ASC 460 stand-ready guarantee liability, which is fixed at inception, our financial indemnification liability is dynamic and remeasured every quarter to reflect current conditions, forward-looking economic forecasts, updated default probability assumptions, revised loss given default estimates, and changes in collateral values. Because the cannabis commercial real estate lending market has limited historical loss data for reliable statistical calibration, our estimates for financial indemnification liability involve a higher-than-normal degree of management judgment. Changes in these estimates in future periods, including as a result of borrower deterioration, collateral value declines, or changes in economic conditions, could result in material charges to credit loss expense in our income statement. Errors in these measurements could also require restatements of our financial statements.

We are dependent on third parties, including PCCU and other service providers, for certain critical services, and disruptions at PCCU would directly and immediately impair our operations.

PCCU provides the regulated banking infrastructure on which our entire service model depends. We do not hold a bank or credit union charter and cannot directly offer deposit, lending, or payment services to CRB clients. Operational disruptions at PCCU, whether caused by a regulatory action, a cybersecurity incident, a financial stress event, or an operational failure, would directly and immediately impair our ability to serve our clients and generate revenue. We have limited ability to transition our operations to an alternative financial institution partner on short notice, and the loss of PCCU’s operational infrastructure for any extended period could be fatal to our business.

We are almost entirely dependent on PCCU as our banking partner. Substantially all deposits from our CRB clients are held at PCCU, and substantially all of our revenue is generated through the services we provide under the Second Amended CAA. We currently have no other financial institution partner of comparable scope. The loss of our relationship with PCCU, or a material adverse change to the terms of the Commercial Alliance Agreement that we entered into with PCCU on March 29, 2023 (the “CAA”), would have a material adverse effect on our business, revenues, and operations. Until we enter into agreements with one or more additional financial institution partners, our ability to grow our client base and diversify our revenue is significantly constrained.

19

Loan program income (formerly loan interest income) could decline under the Second Amended CAA if the indemnity reserve would cause our shareholders’ equity to drop below the Nasdaq Listing Requirements to maintain compliance.

The Second Amended CAA contains a provision that automatically reduces our loan program income (formerly loan interest income) share percentage if we determine that our indemnification percentage must be reduced in order to maintain our Nasdaq listing. In the event of such a determination, our income split percentage will be reduced to match our indemnification percentage. Any such adjustment in our indemnification obligation would result in a corresponding decrease in the amount of loan program income generated by PCCU’s CRB loan portfolio that we receive pursuant to the Second Amended CAA. The current listing requirement is a minimum of $2.5 million of shareholders’ equity, and if Nasdaq were to increase this requirement such that it exceeded the Company’s balance sheet equity, or the Company’s balance sheet equity decreases below $2.5 million, our loan program income could decline. See “-Risks Related to the Second Amended CAA-Certain provisions in the Second Amended CAA create a direct link between our listing compliance and our revenue.”

Risks Related to the Cannabis Industry and Regulatory Environment

We have agreements with financial institutions that provide banking services to CRBs, which exposes us to additional liabilities, regulatory compliance costs, and reputational risk.

Our business is built on serving an industry that remains illegal under federal law. This creates unique risks that do not apply to service providers operating in conventional industries, including potential federal enforcement actions, heightened regulatory scrutiny of our financial institution partners, difficulty obtaining banking services and insurance, and reputational harm that could affect our ability to attract investors, employees, and customers. Any increase in federal enforcement activity targeting cannabis-related financial services could have an immediate and material adverse effect on our business.

Non-medicinal Cannabis remains a Schedule I controlled substance under federal law, and changes in federal enforcement policy or the scheduling status of cannabis could affect our business in unpredictable ways.

Non-medicinal cannabis is classified as a Schedule I controlled substance under the Controlled Substances Act (the “CSA”) and is illegal under federal law. While some federal administrations have adopted policies of non-enforcement with respect to state-licensed cannabis operations, those policies can change at any time. Potential federal rescheduling of non-medicinal cannabis from Schedule I to Schedule III, while potentially reducing enforcement risk for CRBs, could also attract new competitors into the cannabis banking market, alter the regulatory framework governing financial institutions that serve CRBs, change the federal tax treatment of CRB operators, or otherwise disrupt the economics of the market we serve. We cannot predict the direction or timing of federal cannabis policy changes or their ultimate effect on our business.

The Company, our financial institution customers, and our CRB clients are subject to complex federal and state laws governing financial transactions related to cannabis, which could subject them to legal claims or restrict their activities.

Financial institutions that bank cannabis businesses must navigate a complex web of federal and state laws, including the BSA, AML requirements, FinCEN guidance on marijuana banking, and various state cannabis regulatory frameworks. Changes in FinCEN guidance, BSA or AML examination standards, or the legal interpretation of applicable statutes could require us, or our financial institution partners, to modify or discontinue certain services to CRB clients. Any such change could materially reduce our revenues and disrupt our operations.

State-level regulatory changes, including market saturation, license non-renewals, and changes to cannabis program structures, could impair borrower viability and increase the credit risk in the portfolio we indemnify.

The viability of CRB borrowers in our loan portfolio depends substantially on conditions in their respective state cannabis markets. Market saturation, the non-renewal of cannabis licenses, adverse changes to state cannabis program structures, or increased state regulation could impair CRB operators’ ability to generate sufficient revenue to service their debt obligations. An increase in default rates among portfolio borrowers would increase the probability that we would be required to fund indemnification payments to PCCU, which could materially impair our financial condition.

20

Because cannabis remains federally illegal, CRB borrowers generally cannot access bankruptcy protections but instead work through the receivership process, which complicates loan workouts and could increase our loss given default.

Under the applicable bankruptcy laws, debtors engaged in the cultivation, distribution, or sale of a federally illegal substance are generally ineligible for bankruptcy protection. This means that when a CRB borrower defaults, the workout and collateral recovery process must proceed entirely outside of bankruptcy court, typically through foreclosure, deed-in-lieu arrangements, or negotiated settlements. These processes typically take one to three years and yield lower net recovery proceeds than a bankruptcy-supervised liquidation. The result is that our actual loss for a given default on indemnified loans may be materially higher, and our indemnification payments may arise over a longer timeline with greater uncertainty than would be the case for conventional commercial real estate loans.

Service providers to cannabis businesses may be subject to unfavorable U.S. federal income tax treatment, including potential disallowance of ordinary business deductions under Section 280E of the Internal Revenue Code (“Section 280E”).

Section 280E prohibits deductions for ordinary and necessary business expenses incurred by taxpayers who traffic in Schedule I or Schedule II controlled substances. This provision significantly increases the effective federal income tax rate for CRB operators, reducing their after-tax cash flow and their ability to service debt. Although Section 280E applies directly to CRBs rather than to service providers such as us, the financial burden it places on our borrowers affects their creditworthiness and the credit quality of the loan portfolio we indemnify. Any adverse change in federal tax policy applicable to cannabis-related businesses could further impair the financial condition of our CRB clients.

Cannabis businesses may be subject to civil asset forfeiture under federal law, which could result in the loss of collateral securing loans in our portfolio.

Federal law permits the seizure and forfeiture of assets used in connection with, or derived from, violations of the CSA. If federal authorities were to seize cannabis-related assets pledged as collateral for loans in the PCCU portfolio, the collateral available to secure repayment would be lost or materially impaired, increasing the risk that we would be required to fund indemnification payments. The risk of civil forfeiture is difficult to predict and is not fully reflected in our current collateral valuations.

We may have difficulty enforcing certain of our commercial agreements and contracts related to cannabis-adjacent services.

Because cannabis remains federally illegal, certain agreements relating to cannabis industry services may be challenged as unenforceable in federal courts or in states that do not recognize contracts related to federally illegal activities. If any of our material agreements were found to be unenforceable, we could lose the benefit of the relevant contract rights and suffer material financial harm.

Because we serve cannabis-related businesses, we may have difficulty obtaining certain insurance coverages, which could expose us to additional financial liability.

The cannabis industry’s federal legal status limits access to standard commercial insurance products. Many conventional insurers decline to provide coverage to cannabis-adjacent businesses, and the specialized insurance products that are available often carry higher premiums and more limited coverage terms. Gaps in our insurance program could leave us exposed to uninsured losses including those arising from indemnification claims, litigation, cybersecurity incidents, or errors and omissions that could materially impair our financial condition.

21

The conduct of third parties, including our CRB clients and their financial institution providers, may jeopardize our regulatory compliance and business relationships.

Our ability to maintain compliance with applicable laws depends in part on the conduct of the CRBs we serve and the financial institution partners through which we operate. If a CRB client engages in unlicensed activity, money laundering, or other regulatory violations, we could be exposed to regulatory sanctions, reputational harm, or legal liability even if we were unaware of the misconduct. We have what we believe to be effective compliance monitoring procedures in place, but we cannot guarantee that they will detect or prevent all violations by third parties.

Directors, officers, employees, and investors who are not U.S. citizens may face cross-border travel restrictions into the United States due to their involvement in the cannabis industry.

Individuals who are not U.S. citizens and who are associated with the cannabis industry, including through employment, investment, or service on the Board, may be subject to restrictions on entry into the United States. This could limit our ability to attract and retain international talent at the Board and management levels and could affect relationships with international investors. These restrictions create practical operational challenges that do not affect companies operating in federally legal industries.

We may be subject to marketing and advertising constraints on promoting our services to cannabis-related businesses, which could limit our growth.

Restrictions on advertising and marketing to regulated industries, including cannabis, may limit our ability to promote our platform and services to prospective CRB clients or to financial institutions considering offering cannabis banking services. These constraints could slow our ability to grow our client base and expand into new geographic markets, adversely affecting our revenue growth.

Risks Related to Nasdaq Listing Compliance

Our Common Stock has previously traded below $1.00 per share, and if it were to continue to trade below $1.00 in the future, it could create an imminent risk of our securities being delisted from Nasdaq.

On April 22, 2026, the Company received a letter from the listing qualifications department staff of Nasdaq notifying the Company that for the last 30 consecutive business days the Company did not maintain a minimum closing bid price of $1.00 per share for its common stock, as required by Nasdaq Marketplace Rule 5550(a)(2). The notice had no immediate effect on the listing of the Company’s common stock or warrants. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company was provided with a compliance period of 180 calendar days, or until October 19, 2026, to regain compliance with the minimum bid price requirement. The notice states that to regain compliance the closing bid price of the Company’s common stock must meet or exceed $1.00 for a minimum of 10 consecutive business days. If the Company does not regain compliance by October 19, 2026, the Company may be eligible for a second compliance period for up to an additional 180 days.

Our stockholders approved a reverse stock split of the outstanding shares of our Common Stock within the range of 2-for-1 to 12-for-1, which our Board could execute proactively before October 19, 2026. However, if such action is not taken, we may be unable to regain compliance through other means within the required timeframe. Failure to regain compliance could ultimately result in the delisting of our Common Stock from Nasdaq. The Company intends to actively monitor the bid price and may evaluate other available options to resolve the deficiency and regain compliance with the Nasdaq Marketplace Rules, but there can be no assurance that the Company will be able to regain or maintain compliance with the foregoing or other Nasdaq listing standards.

22

A delisting of our Common Stock could materially impair our ability to make future draws under the ELOC.

The ELOC requires that, as a condition precedent to each draw, there has been no suspension of trading in, or notice of delisting of, our Common Stock. The ELOC also requires us to use commercially reasonable efforts to maintain the listing and trading of our Common Stock on Nasdaq or another Eligible Market (as defined below). If we receive a final and non-appealable notice that our Common Stock will be delisted from Nasdaq, we are required to promptly seek listing on a market designated as eligible under the ELOC, which includes the Over The Counter Market (OTC), The New York Stock Exchange American, or any nationally recognized successor to any of the foregoing (each, an “Eligible Market”).

During any period between a delisting from Nasdaq and the successful listing of our Common Stock on an Eligible Market, we would be unable to satisfy the conditions precedent to make draws under the ELOC. There can be no assurance that we will maintain our Nasdaq listing, or that if delisted, we will be able to obtain listing on an Eligible Market in a timely manner or at all. Any inability to make draws under the ELOC, whether temporary or prolonged, could have a material adverse effect on our business, financial condition and results of operations.

A new Nasdaq rule will delist companies whose market capitalization falls below $5 million for 30 or more consecutive trading days.

On July 22, 2026, the SEC approved a new proposed Nasdaq rule filed with the SEC on January 13, 2026 that requires Nasdaq-listed companies to maintain a minimum market value of listed securities of at least $5 million. The rule provides that, if a company fails to comply with this requirement for a period of thirty consecutive business days, it will be immediately subject to suspension and delisting, without any cure or compliance period.

If we fail to satisfy the requirements of this new rule, Nasdaq will commence delisting procedures against the Company. In that event, our Common Stock would likely then trade only in the over-the-counter market and the market liquidity of our Common Stock could be adversely affected and its market price could decrease. If our Common Stock was to trade on the over-the-counter market, selling our Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for the Company; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask price for our Common Stock and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.

In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum market value of listed securities, or prevent future non-compliance with the listing requirements.

Risks Related to Our Capital Structure and Securities

The conversion of our Series B Preferred Stock, exercise of Series B Warrants, and future draws under the ELOC could result in substantial dilution to existing holders of our Common Stock.

In connection with our September 2025 Recapitalization, we issued 31,052 shares of Series B Preferred Stock and Series B Warrants to purchase approximately 1,999,544 shares of Common Stock. As these instruments are converted or exercised, and as we draw on the ELOC, substantial additional shares of Common Stock will be issued and outstanding. This dilution could depress the market price of our Common Stock, making it harder for existing stockholders to sell their shares at or above their purchase price and potentially triggering further Nasdaq compliance issues.

The ELOC is an active financing facility, its pricing and redemption mechanics significantly reduce our net proceeds on each draw and increase dilution to existing stockholders.

We have an active ELOC under which we may raise capital by issuing shares of our Common Stock. However, each draw under the ELOC is subject to the satisfaction of certain conditions precedent, including: (i) no material adverse change in our business, operations, properties, or financial condition; (ii) no suspension of trading in, or notice of delisting of, our Common Stock; (iii) our representations and warranties remaining true and correct in all material respects; and (iv) no occurrence of any event that would reasonably be expected to have a material adverse effect on our ability to perform our obligations under the ELOC. Each draw is also priced at 90% of the lowest intraday trade price on the draw date, meaning we do not receive full market value for the shares we issue. Additionally, each draw is subject to a 25% redemption right, under which the Series B investor returns 25% of the gross draw amount to us as a redemption of Series B Preferred Stock, reducing our net cash proceeds. The combined effect of these features means we retain approximately $0.675 of net cash proceeds for every dollar of shares issued at market. To raise $1.00 of net capital, we must issue shares representing approximately $1.48 of gross market value. This structure, together with the conditions precedent described above, increases dilution to existing common stockholders and reduces the effective capacity and reliability of the ELOC as a liquidity source.

Our Series B Preferred Stock and Series B Warrants contain anti-dilution and reset provisions that could further dilute common stockholders.

The Series B instruments include down-round adjustment provisions and automatic price reset mechanics. The first and final automatic reset has already occurred, resetting the conversion price and exercise price to $1.5528 per share. While no further automatic resets are triggered, the increased share counts resulting from the reset require additional share registration. Additional issuances of Common Stock at prices below the conversion or exercise price, whether under the ELOC or otherwise, may trigger further anti-dilution adjustments, increasing the number of shares issuable to Series B holders and further diluting existing common stockholders.

23

Our Common Stock price may be highly volatile, and stockholders may not be able to sell their shares at or above their purchase price.

Our Common Stock has experienced significant price volatility, including extended periods of trading below $1.00 per share. Factors that have contributed, and may continue to contribute, to this volatility include our financial condition and operating results, changes to the terms of our Second Amended CAA, regulatory developments affecting the cannabis industry, Nasdaq compliance notices, limited analyst coverage, low trading volumes, and broader stock market conditions. This volatility makes it difficult for stockholders to predict when, or whether, they will be able to sell their shares at a price they consider acceptable.

The soundness of our financial institution customers and partners could adversely affect us.

We depend on the financial health and stability of PCCU and any other financial institution partners we may engage with. PCCU is subject to its own regulatory requirements, capital adequacy standards, and examinations by applicable oversight authorities. A regulatory enforcement action against PCCU, a deterioration in PCCU’s financial condition, or a significant adverse event at PCCU could directly and materially impair our ability to provide services to CRB clients, collect fees and interest income, and fund our operations. We have limited ability to anticipate or mitigate risks arising from the financial condition of our banking partners.

Risks Related to Internal Controls and Financial Reporting

The Second Amended CAA introduces significant new accounting complexity that involves material judgment and estimation uncertainty.

The Second Amended CAA requires us to measure and record a stand-ready guarantee liability at fair value at inception under ASC 460, estimate and recognize an initial financial indemnification liability under ASC 326-20, and account for retroactive revenue recognition as a subsequent event for the period from October 1, 2025 through December 31, 2025. Each of these accounting determinations involve significant estimates and management judgment. Errors in our estimates or judgments could result in material misstatements in our financial statements, which could require restatements, damage investor confidence, and adversely affect our ability to timely file required SEC reports.

24

One material weakness in revenue recognition related to our activity fee income from deposits held at PCCU has been remediated, however sufficient time has not passed for us to conclude that it is operating effectively.

As of December 31, 2025, the Company had material weaknesses we have identified, one specifically relates to revenue recognition for activity fee income earned on CRB deposits held at PCCU. This weakness has been remediated however sufficient time has not passed for us to conclude that it is operating effectively. There remains a risk that our reported activity fee revenues may be misstated. A misstatement in this revenue category could adversely affect investor confidence in our financial reporting, attract SEC comment or inquiry, and impair our ability to file required periodic reports on a timely basis. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31, 2025 and 2024-Material Weaknesses in Internal Controls,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31, 2025 and 2024-Internal Control Over Financial Reporting” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Three Months Ended March 31, 2026 and 2025-Internal Control Over Financial Reporting.”

We have identified a material weakness in internal control over financial reporting related to our loan documentation and expected credit loss estimation process, which could result in a material misstatement of our financial statements.

During the fourth quarter of 2025, in connection with the Company’s initial recognition of an indemnification liability under the Second Amended CAA, management identified a material weakness in internal control over financial reporting. Specifically, for the first time, the Company was required to measure a stand-ready guarantee liability at fair value under ASC 460 and an expected credit loss liability under ASC 326-20. Both measurements depend on underlying loan documentation maintained as part of the Company’s credit administration responsibilities under the Second Amended CAA. During the audit, certain loan documentation used in connection with these measurements was found to be out of date or inconsistent with the terms of the underlying loans.

While management concluded that the indemnification and expected credit loss liabilities which together totaled approximately $3.1 million as of December 31, 2025 are fairly stated as of that date, the absence of a formalized loan documentation review and maintenance process represents a control deficiency. If not remediated, this deficiency could result in a material misstatement of the Company’s indemnification liability under ASC 460 or its expected credit loss liability under ASC 326-20 in future periods.

If our financial statements are not accurate, investors may not have a complete understanding of our operations. If we do not file financial statements on a timely basis as required by the SEC, we could face severe consequences. If we are unable to conclude that its internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Common Stock could decline, and we could be subject to sanctions or investigations by the Nasdaq, the SEC or other regulatory authorities. Moreover, responding to such investigations are likely to consume a significant amount of our management resources and cause us to incur significant legal and accounting expenses. Failure to remedy any material weakness in internal control over financial reporting, or to maintain effective control systems, could also restrict our future access to the capital markets. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Our control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31, 2025 and 2024-Material Weaknesses in Internal Controls,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31, 2025 and 2024-Internal Control Over Financial Reporting” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Three Months Ended March 31, 2026 and 2025-Internal Control Over Financial Reporting.”

25

Risks Related to Legal Proceedings and Regulatory Compliance

An adverse outcome in litigation to which we are or may become a party could materially and adversely affect us.

We are currently a party to a declaratory judgment action pending in a Denver County, Colorado District Court (the “District Court”) in connection with our acquisition of Rockview Digital Solutions, Inc. d/b/a Abaca (“Abaca”). On April 23, 2026, the District Court issued an omnibus order on cross-motions for summary judgement, and the District Court denied the Company’s motion for summary judgement in its entirety. See “-Recent developments in shareholder litigation against us on certain counterclaims could result in a material adverse effect on our financial position, results of operations, and cash flows,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31, 2025 and 2024-Litigation” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Three Months Ended March 31, 2026 and 2025-Litigation” for additional details. We cannot predict the timing, outcome, or cost of this litigation. An adverse ruling could result in financial judgments against us, require us to alter our business practices, or damage our reputation. In addition to existing litigation, we may in the future become subject to other legal proceedings in the ordinary course of our business. The cost of defending any litigation, even if we are ultimately successful, could be significant and could divert management attention and resources from our core operations.

Changes in laws, regulations, or rules applicable to cannabis banking, financial services, or public company reporting could adversely affect our business and results of operations.

We operate at the intersection of cannabis regulation, financial services regulation, and public company reporting requirements, all of which are subject to change. Modifications to FinCEN guidance on cannabis banking, changes in SEC reporting requirements, updates to Nasdaq listing standards, or shifts in state cannabis regulations could require us to make significant operational or compliance changes, incur additional costs, or modify or discontinue certain services. The regulatory environment in which we operate is complex and evolving, and we may not be able to adapt quickly enough to avoid adverse consequences.

An interruption in, or breach of security of, our information systems could adversely affect us.

We operate a proprietary compliance technology platform that processes sensitive financial and regulatory compliance data for CRB clients and financial institutions. A cyberattack, data breach, ransomware incident, or systems failure affecting our platform, or the platforms or systems of CRB clients or other third parties we are engaged with, could expose us to significant legal liability, regulatory sanctions, reputational harm, and operational disruption. Recovery from a serious cybersecurity incident could be costly and time-consuming, and our insurance coverage for cyber-related losses may be insufficient to fully cover the resulting damages. Our ability to maintain the trust of our clients and financial institution partners depends on the security and reliability of our technology infrastructure.

We may suffer uninsured losses or losses in excess of our insurance limits.

We carry insurance intended to cover various business risks, but the specialized nature of our cannabis-adjacent business limits our access to certain commercial insurance products. Our insurance policies are subject to coverage exclusions, deductibles, and limits that may be insufficient to fully compensate us for significant losses. In particular, losses arising from indemnification obligations under the Second Amended CAA, professional liability, cyber incidents, or regulatory actions may not be fully covered by our existing policies. Significant uninsured losses could materially impair our financial condition and our ability to continue operating.

Recent developments in shareholder litigation against us on certain counterclaims could result in a material adverse effect on our financial position, results of operations, and cash flows.

As previously disclosed in a Current Report on Form 8-K filed with the SEC, on April 23, 2026 the District Court granted summary judgment against us on counterclaims relating to the validity of the Second Amendment (as defined below) and our payment of the first anniversary parent shares, with damages to be determined at a future hearing. Additional claims, including a counterclaim concerning the $3.0 million second anniversary cash consideration payment and our declaratory judgment claim, are set for trial on August 10th and 11th of this year. We intend to defend our positions vigorously and to pursue all available legal options, but we may not prevail at trial or on any appeal that may become available.

26

The ultimate resolution of the litigation could result in damages, settlement payments, or other obligations that are material to us. Our ability to fund any such payment in cash may be materially constrained by the terms of the ELOC or our Series B Preferred Stock. The $3.0 million previously deposited into the District Court’s registry remains reflected in our condensed consolidated financial statements pending resolution of the related claims and is not currently available for our general operating or strategic use. An adverse outcome could have a material adverse effect on our business, financial position, results of operations, cash flows, liquidity, the trading price of our securities, and our ability to regain or maintain compliance with applicable Nasdaq listing standards. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31, 2025 and 2024-Litigation” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Three Months Ended March 31, 2026 and 2025-Litigation” for additional details.

Risks Related to Our Securities

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

Nasdaq requires that the trading price of its listed stocks remain above $1.00 in order for stock to remain listed. If a listed stock trades below $1.00 for more than 30 consecutive trading days, then it is subject to delisting from the Nasdaq. See “-Risks Related to Nasdaq Listing Compliance-Our Common Stock has previously traded below $1.00 per share, and if it were to continue to trade below $1.00 in the future, it could create an imminent risk of our securities being delisted from Nasdaq” and “-Risks Related to Nasdaq Listing Compliance-A new Nasdaq rule will delist companies whose market capitalization falls below $5 million for 30 or more consecutive trading days.” In addition, to maintain a listing on Nasdaq, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

The market for our securities has been volatile and may continue to be volatile, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to the market’s reaction to sales of shares of Common Stock, including those issued to the holders of our convertible preferred stock upon the conversion thereof, and to general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the Over-the-Counter Markets, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

The Company may issue additional shares of common or preferred stock under the Amended and Restated - 2022 Equity Incentive Plan (the “Equity Incentive Plan” or the “Plan”) or otherwise, any one of which would dilute the interest of the Company’s stockholders and likely present other risks.

The Company’s Second Amended and Restated Certificate of Incorporation authorizes the issuance of up to 1,000,000,000 shares of Common Stock and 1,250,000 shares of preferred stock, par value $0.0001 per share. There were 946,912,687 unissued shares of Common Stock available for issuance as of July 13, 2026, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants and stock options. As of July 13, 2026, there were 12,332,955 shares of Common Stock, 111 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) and 27,134 shares of Series B Preferred Stock issued and outstanding and an aggregate of 601,851 warrants outstanding. The Series B SPA permits the issuance of certain securities, including Common Stock, options and other equity awards, under the Equity Incentive Plan. The Company may issue additional shares of common or preferred stock to under the Equity Incentive Plan or as needed for working capital or other purposes.

27

The issuance of additional shares of common or preferred stock:

●	may significantly dilute the equity interest of existing investors;

●	may subordinate the rights of holders of Common Stock if preferred stock is issued with rights senior to those afforded the Common Stock;

●	could cause a change in control if a substantial number of shares of Common Stock is issued, which may affect, among other things, the Company’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of the Company’s present officers and directors; and

●	may adversely affect prevailing market prices for the Common Stock.

Our operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our operating results may fluctuate significantly because of several factors, including:

●	labor availability and costs for hourly and management personnel;

●	profitability of our services, especially in new markets and due to seasonal fluctuations;

●	changes in interest rates;

●	macroeconomic conditions, both nationally and locally;

●	negative publicity relating to products we serve;

●	changes in consumer preferences and competitive conditions;

●	expansion to new markets; and

●	fluctuations in commodity prices.

If securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding our Common Stock adversely, then the price and trading volume of the Common Stock could decline.

The trading market for our Common Stock may be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If any of the analysts who may cover the Company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover the Company were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause the stock price or trading volume of our Common Stock to decline.

We may be unable to obtain additional financing to fund our operations and growth.

We may require financing to fund our operations or growth in future periods. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the Company. Except as otherwise provided for in the ELOC, none of our officers, directors or stockholders is required to provide any financing to us.

28

Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation and Bylaws, as well as provisions of Delaware law, could impair a takeover attempt, which could limit the price investors might be willing to pay in the future for our Common Stock.

Our Second Amended and Restated Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include:

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	a denial of the right of stockholders to call a special meeting;

●	a vote of 66 2/3% required to approve certain amendments to the Second Amended and Restated Certificate of Incorporation and the Bylaws; and

●	the designation of Delaware as the exclusive forum for certain disputes.

Our Second Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholder’s ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Second Amended and Restated Certificate of Incorporation provides, to the fullest extent permitted by law, that internal corporate claims may be brought only in the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware). In addition, our Second Amended and Restated Certificate of Incorporation provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. This forum selection provision does not apply to claims brought to enforce a duty or liability created by the Exchange Act. Any person or entity purchasing or otherwise acquiring or holding any interest in our stock shall be deemed to have notice of and consented to the forum provision in our Second Amended and Restated Certificate of Incorporation.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Second Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of SOX, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year (1) following July 28, 2026, the fifth anniversary of our initial public offering (“IPO”), (2) in which we have total annual gross revenue of at least $1.07 billion or (3) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock, public warrants and public units that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict if investors will find our Common Stock less attractive if we choose to rely on these exemptions. If some investors find our Common Stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Common Stock and the price of our Common Stock may be more volatile. The Company’s total revenue for the year ended December 31, 2024 was approximately $15.2 million. If the Company expands its business through acquisitions and/or grows revenue organically, we may cease to be an emerging growth company prior to December 31, 2026.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

If some investors find our Common Stock less attractive as a result of the foregoing, there may be a less active trading market for our Common Stock and more stock price volatility.

The Certificate of Designation governing our Series B Preferred Stock contains covenants that may limit our business flexibility.

The Certificate of Designation governing our Series B Preferred Stock requires the consent or cooperation of the holders of Series B Preferred Stock for certain corporate actions. If we are unable to obtain such consent or cooperation, these provisions of the Certificate of Designation governing our Series B Preferred Stock could limit our business flexibility or our ability to take, or refrain from taking, certain actions that management may believe would be in the interest of the Company and its stockholders, which could adversely affect our business and results of operations.

29

USE OF PROCEEDS

We are not selling any securities under this prospectus, and will not receive any proceeds from the sale of Common Stock by the Selling Stockholder pursuant to this prospectus. Upon any exercise of the Series B Warrants by payment of cash, we will receive the exercise price of such Series B Warrants, which, if exercised in cash with respect to all of the Series B Warrants outstanding and held by the Selling Stockholder as of the date hereof, would result in gross proceeds to us of approximately $6.7 million. However, we cannot predict when and in what amounts or if the Series B Warrants will be exercised by payments of cash and it is possible that the Series B Warrants may expire and never be exercised, in which case we would not receive any cash proceeds from their exercise.

We intend to use any net proceeds from the exercise of Series B Warrants for working capital and other general corporate purposes.

30

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Stockholder under this prospectus.

31

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Common Stock is currently listed on Nasdaq under the symbol “SHFS.”

As of July 14, 2026, there were 100 holders of record of our Common Stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. The closing price of our Common Stock as reported on Nasdaq on July 29, 2026 was $0.1735 per share.

Dividend Policy

We have not paid any cash dividends on our Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

32

BUSINESS

Overview

The Company is based in Golden, Colorado. Founded in 2015 by PCCU, SHF was among the first companies to provide compliant banking and lending services to CRBs. Our mission is to provide reliable, compliant financial services to the legal cannabis, hemp, and related industries by enabling financial institution customers to offer compliant banking, lending, and other financial services to CRBs.

We provide compliance and loan origination services to financial institutions that wish to offer business banking, private banking, and commercial banking services to clients operating in or adjacent to the state-legal cannabis industry. Through our proprietary technology platform, which currently operates across 41 states and territories, we enable our financial institution customers to compliantly provide the following services to CRBs:

●	Business checking and savings accounts;

●	Cash management accounts;

●	Savings and investment options;

●	Commercial lending;

●	Courier services (via third-party relationships);

●	Remote deposit services;

●	ACH payments and origination; and

●	Wire payments.

Our core service offerings include:

●	Regulatory compliance consulting and technology - We provide our financial institution customers with the tools and support needed to maintain KYC and BSA compliance, principally delivered through our proprietary financial services platform. Specific compliance services include initial customer due diligence, customer application management, program management support, compliance monitoring, and regulatory examination assistance.

●	Cannabis-related deposit services - We originate, onboard, verify, and service cannabis-related deposit business for and on behalf of our financial institutions, primarily PCCU, and constitute obligations solely of those institutions; the Company is not a financial institution and does not hold customer deposits on its consolidated balance sheet. Because most CRBs transact with high volumes of cash due to the limited availability of traditional banking services, we believe our platform benefits both CRBs and financial institutions by providing CRBs access to compliant banking and giving financial institutions access to increased, compliantly monitored deposits.

●	Lending services - We source, underwrite, service, and administer loans issued to cannabis businesses and related entities, many of which are also clients of our partner financial institutions.

We generate revenue through fee income, investment income, and loan program income earned by providing these compliance and lending services to financial institutions serving the cannabis industry.

33

Financial Services Platform

We have developed and commercialized a proprietary financial services platform, known as the Safe Harbor Program (the “Program”), which enables financial institutions to provide compliant banking services to CRBs. Our platform is currently deployed across 41 states and territories and is designed to guide financial institution customers and CRBs through the full lifecycle of account onboarding, validation, and ongoing compliance monitoring in a manner consistent with applicable banking regulations and regulatory guidance.

The platform serves as an automated management tool that allows our employees to deliver continuity of service while enabling compliance staff to efficiently monitor BSA and AML activities. It is intended to satisfy the compliance standards required by state and federal banking regulators, and since inception, we have assisted in the processing of approximately $35.4 billion in cannabis-related depository funds and successfully supported our financial institution clients through more than 25 state and federal banking examinations.

It is important to note that the Company is not a financial institution and does not include loans or customer deposits, which are associated with financial institutions, on its consolidated balance sheet. All deposit accounts are held by our financial institution customers, and all funds transmitted to and from those accounts are handled directly by those institutions. Our role is to provide the compliance infrastructure, technology, and CRB client relationships that enable our financial institution partners to serve the cannabis industry.

We also license the Program to financial institutions that wish to independently provide compliant cannabis banking services. Under these licensing arrangements, we provide:

●	Initial customer due diligence (e.g., KYC);

●	Program management support;

●	Regulatory examination assistance;

●	Customer application management;

●	Compliance monitoring; and

●	Regulatory examination assistance.

We believe our platform and processes have been implemented in a manner that is consistent with applicable laws and regulations. Our track record in developing compliance processes that satisfy regulatory standards has established a strong reputation with relevant regulatory authorities, which we believe positions us well to continue growing our existing service offerings and to expand into new ones.

CRB Deposits

We maintain relationships with PCCU and other financial institution partners in which CRB funds are deposited and monetary transactions are processed. Our proprietary platform connects with the core banking systems of these institutions, enabling us to monitor deposit accounts we have onboarded and to extract the data necessary to help ongoing compliance. All fund transmissions including wires, ACH transactions, and other transfers are processed directly through our financial institution partners’ infrastructure. The Company itself is not a financial institution and does not hold customer deposits.

How We Generate Revenue from Deposits Maintained at Financial Institutions?

We generate revenue from deposits maintained at financial institutions in three primary ways. First, we may assess an initial onboarding fee when a CRB or ancillary service provider begins banking through one of our financial institution partners. This fee reflects the time and complexity involved in completing the KYC and BSA due diligence that is required before an account can be opened. Second, we earn monthly deposit and account activity fees that are based on business type, account size, and transaction activity. Third, we earn investment income when our financial institution partners invest CRB deposits in low-risk, liquid assets. The amount of investment income we earn is directly influenced by the level of deposits under their management and the prevailing interest rate environment.

34

Our Relationship with PCCU

PCCU is our primary financial institution partner and the holder of the majority of CRB deposit accounts we service, and this relationship is governed by the Second Amended CAA. Under the Second Amended CAA, we provide PCCU with the compliance infrastructure, technology, and CRB client relationships needed to serve the cannabis industry, and in return we earn account servicing fees, investment income on CRB deposits, and a share of loan program income on CRB loans originated through PCCU. We also pay PCCU a monthly asset hosting fee for access to its regulated banking platform and infrastructure. The Second Amended CAA will expire on December 31, 2031, afterwards the agreement will automatically renew for periods of two years unless we or PCCU provides a non-renewal notice twelve months prior to the expiration of the then-current period.

Because PCCU accounts for a significant portion of our revenue, the loss of or a material change to this relationship could have a material adverse impact on our results of operations and financial condition. See “Risk Factors-Risks Related to the Second Amended CAA,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31, 2025 and 2024-Relationship with PCCU,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Three Months Ended March 31, 2026 and 2025-Relationship with PCCU” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31, 2025 and 2024-Related Party Relationship with PCCU.”

Commercial Lending Program

Commercial lending is a key component of our business and an important source of revenue. Our lending program is designed to specifically address the unique financing needs of CRBs, which often have limited access to traditional credit markets. We assist, service, and administer loans on behalf of our financial institution partners, with the majority of lending currently funded through PCCU using CRB deposit balances that we have onboarded and continue to manage.

Our lending program is focused primarily on senior secured loans, with collateral including real estate, equipment, and other business assets. Unsecured lending opportunities are also considered on a selective basis. Our approach to credit is built on three core principles: thorough investigations of both collateral and borrower creditworthiness; disciplined loan-to-value requirements; and a deep knowledge of the cannabis industry, including the operational and business cycle dynamics unique to CRB borrowers.

Our loan operations team is directly involved in each step of the lending process, including initial due diligence, underwriting, loan closing and documentation, ongoing servicing, payment processing, borrower monitoring, risk rating, and workout and collections when necessary. PCCU’s loan committee retains final approval authority over all credit decisions, and PCCU is the legal lender of record under all loan agreements. We earn a share of the loan program income on loans originated through PCCU under the terms of the Second Amended CAA. See “-CRB Deposits” above.

Our available lending capacity is directly tied to the size of our managed deposit base, as the amount we can arrange in loans through PCCU is based on a regulatorily stipulated percentage of average CRB deposits. We are incentivized to deploy available lending capacity, as loan program income on funded loans generally exceeds the investment income that would otherwise be earned on the same deposits. Growing and retaining the CRB deposit base therefore remains central to our ability to expand the lending program.

In 2025, we executed lending program agreements with certain companies that provide us access to private capital sources, including family offices and private equity funds. These agreements provide additional funding channels for CRB loans outside of our PCCU relationship. These agreements are intended to diversify our lending capacity and reduce our dependence on a single funding source. The Company did not have any revenue from these arrangements, however we believe these agreements represent an important avenue for future growth as we continue to build and deploy the lending program.

35

Our Mission

Our mission is to serve as the trusted financial partner to CRBs and the financial institutions that serve them by providing the compliance infrastructure, lending access, and operational support to allow them to operate, grow, and succeed in a highly regulated industry. We are committed to being the most reliable and knowledgeable financial services provider in the cannabis sector, and to expanding the range of services we offer as the industry matures.

We believe our competitive position is based on four strengths that are difficult to replicate: a decade of demonstrated experience navigating the regulatory requirements and passing many audits of cannabis banking; deep cannabis domain expertise amongst our employees and management and long-standing relationships with both CRBs and the financial institutions that serve them; and a proprietary compliance platform that has processed approximately $35.4 billion in cannabis-related deposit activity across 41 states and territories since 2015. These capabilities allow us to serve a broad range of cannabis industry participants, including cultivators, processors, manufacturers, dispensaries, and multi-state operators, as well as the financial institutions that wish to bank them.

Growth Initiatives

We are pursuing growth through four complementary growth initiatives:

●	We are focused on growing our core deposit and lending business organically by increasing the number of CRB accounts we onboard and manage for our financial institutions, deepening relationships with existing and potentially new financial institution partners, and by deploying more of our available lending capacity through PCCU and our expanding network of private capital partners.

●	In December 2025, we acquired substantially all of the assets of 420 IT Solutions, a company that provided on-site due diligence review services to cannabis-friendly financial institutions. This acquisition added capabilities that are complementary to our existing compliance platform and expanded the suite of services we can offer to financial institution customers seeking to enter or grow their cannabis banking programs.

●	We are investing in the development of a managed services business that will offer outsourced consulting and operational support directly to CRBs and financial institutions. These are expected to include outsourced finance, accounting, treasury, information technology, and human resources services, as many CRBs lack the internal infrastructure to operate in these areas efficiently. We generated initial revenue from this business line in 2025, though it was not material. We are actively investing to build this capability and grow it into a meaningful revenue contributor over time.

●	We are growing through strategic partnerships with third parties who can expand our reach, capabilities, and capital base. In 2025, we executed lending program agreements that allow us to access private capital sources, including family offices and private equity funds, to provide additional funding capacity for CRB loans outside of our PCCU relationship. These partnerships are intended to reduce our funding concentration risk and increase the volume of loans we are able to originate and service.

We are also pursuing partnerships with other CRB-focused service providers whose offerings are complementary to ours, with the goal of creating a more integrated set of solutions for cannabis businesses and the financial institutions that serve them. While revenue from these partnership channels was not material in 2025, we believe they represent an important foundation for future growth.

We believe that the combination of our established compliance and banking infrastructure, our expanded on-site review capabilities following the acquisition of the assets of 420 IT Solutions, our emerging managed services business, and our growing network of capital and strategic partnerships positions us to serve cannabis businesses and financial institutions more comprehensively than any other provider in our market.

36

Industry Overview

The U.S. Cannabis Market

The United States cannabis industry has grown into one of the largest and most economically significant emerging sectors in the American economy. In 2025, total U.S. state-licensed cannabis market revenues were estimated at approximately $30.4 billion, with forecasts projecting the market to reach approximately $31.5 billion in 2025 and potentially exceed $76 billion by 2030, reflecting a compound annual growth rate of approximately 19%. The industry supports an estimated 425,000 full-time jobs nationwide and generated more than $4.4 billion in state and local tax revenues in 2025. In addition, the intoxicating hemp market had an estimated value of $21.8 billion in 2025.

The regulatory landscape has continued to evolve at the state level. As of the date hereof, 40 states, three territories, and the District of Columbia permit the medical use of cannabis, and 24 states, two territories, and the District of Columbia have enacted laws permitting adult-use recreational cannabis. Despite this broad state-level acceptance, cannabis remains classified as a Schedule I controlled substance under the CSA for non-medicinal purposes, creating a persistent gap between state and federal law that fundamentally shapes how cannabis businesses operate, including their ability to access banking and financial services, obtain standard business financing, and manage their tax obligations.

Federal Regulatory Developments - Rescheduling to Schedule III

The federal regulatory environment for cannabis has undergone significant and evolving changes recently, and the Company believes these developments are material to an understanding of the industry in which it operates.

In August 2023, the U.S. Department of Health and Human Services (“HHS”) recommended that the Drug Enforcement Administration (“DEA”) reschedule cannabis from Schedule I to Schedule III of the CSA, concluding that cannabis has a currently accepted medical use and a lower potential for abuse than Schedule I or Schedule II substances. In May 2024, the U.S. Department of Justice (the “DOJ”) issued a Notice of Proposed Rulemaking proposing to move cannabis from Schedule I to Schedule III. The proposed rule generated nearly 43,000 public comments. While a formal DEA administrative hearing was initially scheduled for January 2025, that hearing was stayed by the presiding administrative law judge pending resolution of procedural appeals, and the rescheduling process effectively stalled for much of 2025.

On December 18, 2025, President Donald Trump signed an Executive Order titled Increasing Medical Marijuana and Cannabidiol Research, directing the Attorney General of the United States to “take all necessary steps to complete the rulemaking process related to rescheduling marijuana to Schedule III of the CSA in the most expeditious manner in accordance with Federal law.” This Executive Order did not itself reschedule cannabis, as formal rescheduling requires completing the full rulemaking process, which includes DEA issuing a final rule, however we believe it represents one of the most significant federal cannabis policy directives in more than 50 years and signals a clear intent within the executive branch of the federal government to bring the rescheduling process to conclusion.

On April 23, 2026, the DOJ issued a final order implementing a rule that places Food and Drug Administration (“FDA”) approved products containing cannabis and products regulated by state medical marijuana licenses in Schedule III. The DOJ also initiated an expedited administrative hearing process to consider the broader rescheduling of cannabis to Schedule III. The final order creates a pathway for state licensed medical operators to legally cultivate, manufacture, and dispense medical only products, and could also remove Section 280E considerations from the medicinal aspects of CRBs’ operations. The DEA held an expedited administrative hearing between June 29, 2026 and July 15, 2026 to consider broader rescheduling from Schedule I to Schedule III, however the ultimate timing of any final rule remains uncertain.

Legal challenges to the rescheduling process are anticipated. Organizations opposing rescheduling may argue that the proposed rule is procedurally flawed or scientifically unsupported, and litigation under the Administrative Procedure Act is possible after a final rule is published. The ultimate timing of any final rescheduling rule therefore remains uncertain, and investors should not rely on any specific timeline for completion of the rescheduling process.

We believe the most immediate and financially material consequence of rescheduling would be the elimination of Section 280E. Under the current law, cannabis businesses classified as drug traffickers under federal law because of the cannabis’ current Schedule I status are prohibited from deducting ordinary and necessary business expenses, including payroll, rent, and marketing costs. This results in effective federal tax rates for cannabis operators that are materially higher than those faced by businesses in other industries. Rescheduling to Schedule III could eliminate the Section 280E penalty, thereby improving cash flows and profitability for state-legal cannabis operators across the country.

37

Rescheduling could also encourage greater participation by academic institutions and pharmaceutical companies in researching the medicinal properties of cannabis, as we believe such institutions and companies have historically avoided using Schedule I substances in their research.

The Company does not believe that rescheduling, on its own, would eliminate the market for its services. In fact, the Company believes that rescheduling could improve the financial stability of its CRB clients, which would as a result help support higher average account balances. In addition, rescheduling could attract additional financial institutions to join the cannabis banking market, and the Company could partner with some or all of these new entrants.

Banking Access

Despite the growth of state-legal cannabis markets, the vast majority of cannabis-related businesses continue to face constraints in accessing basic banking and financial services. Because non-medicinal cannabis remains a Schedule I controlled substance under federal law, federally regulated financial institutions including banks, credit unions, and payment processors face legal and regulatory risk when providing services to CRBs. Financial institutions that serve CRBs are required to file Suspicious Activity Reports (“SARs”) for cannabis-related transactions under the BSA and related FinCEN guidance, which creates a compliance burden that many financial institutions appear unwilling to assume. As a result, the majority of CRBs continue to operate primarily in cash and in turn this method of operation can create public safety risks, operational inefficiencies, and barriers to tax collection and regulatory oversight.

A bipartisan letter signed by 32 state attorneys general in July 2025 urged Congress to advance the SAFER Banking Act, which is designed to protect federally regulated financial institutions from penalties when they provide services to state-sanctioned cannabis businesses. The SAFER Banking Act has passed the U.S. House of Representatives in prior legislative sessions but has repeatedly failed to advance in the Senate. The bill’s near-term prospects in the current Congress remain uncertain given current legislative dynamics and policy priorities. The Company exists, in part, because of this structural gap in banking access and the need for compliance-driven platforms that enable financial institutions to serve CRBs in a manner that is consistent with applicable federal banking regulations and FinCEN guidance.

Market Headwinds and Industry Pressures

The cannabis industry experienced meaningful financial and operational headwinds during 2024 and 2025. Wholesale cannabis prices declined in some state markets due to oversupply and increasing competition, constraining operator revenues and reducing average deposit balances across the industry. Cannabis operators collectively carry an estimated $2.5 billion in debt and only approximately 27% of cannabis companies were profitable in 2024 compared to 42% of such companies in 2022. In addition, several large multi-state operators are facing significant debt maturities. These pressures have been reflected in lower average account balances and reduced transaction activity across the Company’s portfolio during 2025.

At the same time, the Company believes there are meaningful catalysts for industry recovery. A potential rescheduling of non-medicinal cannabis could materially improve operator cash flows and profitability. See “-Federal Regulatory Developments-Rescheduling to Schedule III.” In addition, broader improvements to the United States’ economy and the growth rate of consumer discretionary spending could support higher cannabis sales volumes. The expansion of state-level markets could increase the number of CRBs as well.

The Company believes that its platform, its established relationships with financial institution customers, and its proprietary compliance infrastructure position it to benefit from an industry recovery as these factors develop.

Regulatory Framework for Cannabis Banking

Under current federal guidance, financial institutions that serve CRBs are required to operate under the framework established in FinCEN’s 2014 guidance memorandum, which outlined our expectations for BSA compliance, ongoing customer due diligence requirements, and SAR filing obligations specific to cannabis banking. The guidance has never been superseded by statute, and financial institutions operating in the cannabis banking space continue to face regulatory examination risk, possible reputational harm in the event of a violation, and the ongoing administrative burden of SAR filings. The Company’s platform and compliance program are designed to address these requirements directly, thereby enabling its financial institution partners to serve CRBs with confidence in their regulatory compliance.

38

The Company has assisted in the processing of approximately $35.4 billion in cannabis-related depository funds since 2015 and has successfully navigated more than 25 state and federal banking examinations through its financial institution relationships. The Company currently operates its platform across 41 states and territories, serving a diversified base of CRB clients and financial institution customers.

Business Strategy

SHF’s mission is to be the leading compliance-driven financial services platform for the U.S. cannabis industry, enabling partner financial institutions to serve CRBs reliably, safely, and in full conformity with applicable federal and state regulatory requirements. Our strategy is based on five priorities: stabilizing and organically growing our core platform business; deepening lending-related revenue through our relationship with PCCU and other capital sources; building complementary service lines; maintaining and expanding financial institution partnerships; and positioning the Company to benefit from anticipated favorable changes in the federal cannabis banking regulatory environment.

Loans are extended to cannabis related businesses, including both licensed cannabis operators and ancillary service providers to the cannabis industry. The cannabis industry continues to grow and expand at a rapid pace due in part to the on-going opening of additional legalized cannabis markets at the state level. Due to the federally status of cannabis, most cannabis-related businesses have experienced years of inability to access capital at reasonable rates, and these circumstances can force them to purchase properties and equipment and fund their businesses from personal investment or reinvestment of cash from operations, which could potentially limit their own growth. This creates a robust opportunity for us to lend to established entities with real estate assets free of debt. Businesses are taking the opportunity to leverage such assets to expand and grow their operations while we build a senior secured portfolio ostensibly collateralized with a real estate or other hard asset such as equipment.

Furthermore, the industry has typically been subject to “hard money” lending with annual rates available between 18-36%. This is yet another opportunity for us to offer refinancing of real estate and equipment loans at more favorable interest rates. Given that the depository relationship is necessary as part of the compliance process, we benefit from servicing, monitoring, and validating compliance of depository relationships, earning fees on deposits. This results in a lower cost of capital when accounting for the fact that we earn interest income on both the depository and lending relationships.

Stabilize and Organically Grow the Core Deposit and Compliance Platform

Our primary business is providing compliance infrastructure, technology platforms, and ongoing monitoring services that allow partner financial institutions to provide banking services to CRBs. Since 2015, we have assisted in the processing of approximately $35.4 billion in cannabis-related depository funds across a platform footprint of 41 states and territories, and through our financial institution relationships, we have successfully navigated more than 25 state and federal banking examinations. These milestones reflect the depth and durability of our compliance expertise and the strength of our established relationships with both CRBs and financial institutions.

Our near-term organic growth strategy focus is on increasing the number of CRB accounts we onboard and manage, deepening relationships with existing financial institution partners, and selectively expanding to new financial institution partners to the extent market conditions and our operational capacity can support it.

Another key component of our organic growth strategy is early entry into emerging cannabis markets. We define “emerging markets” as American states with cannabis programs that have launched or been materially expanded within the past five years. Our emerging market portfolio spans three distinct opportunity categories:

●	New Markets Coming Online: In states that have recently launched or are actively implementing cannabis licensing programs, such as Delaware, Minnesota, Kentucky, Alabama, and Mississippi, we are working to establish banking relationships as operators prepare for launch, with account activity evolving as businesses progress through their respective licensing and operational phases.

39

●	Licensing Expansion in Established Adult-Use States: States expanding their licensing frameworks, such as New York, New Jersey, Maryland, Connecticut, Missouri, and Ohio, increase the demand for compliant banking services as new operators are allowed into these markets.

●	Operator Footprint Expansion: States such as Pennsylvania, Illinois, Virginia, and Florida, where existing operators are scaling their operations, require more sophisticated banking and financial services.

By entering these markets early, often before licensing programs are fully developed, the Company aims to position itself as the partner of choice for licensed operators navigating complex and evolving regulatory environments. In emerging markets, deposit levels naturally fluctuate as operators progress through business cycles, from deploying startup capital during launch phases to building working capital reserves as operations mature. See “-Recent Developments-Emerging Markets” for additional information.

Deepen Lending Revenue Through the Second Amended CAA and Expanding Capital Partnerships

Under the Second Amended CAA, we receive up to 65% of loan program income generated by PCCU’s CRB loan portfolio, an increase from the approximately 35% share in effect from January 1, 2025 until September 30, 2025 under the CAA and the First Amended CAA. In exchange, we are obligated to indemnify PCCU for up to 65% of net losses of a default on any loan covered by the Second Amended CAA. As of December 31, 2025, the CRB loan portfolio totaled approximately $52.1 million across 25 loans, with one non-material loss since the program’s inception in 2023. Our strategy is to grow the loan portfolio responsibly by continuing to originate quality CRB loans through PCCU, maintain rigorous credit underwriting standards, and build the cash reserves and capital access necessary to support our indemnification obligations.

In 2025, we executed lending program agreements with certain companies that provide us access to private capital sources, including family offices and private equity funds. These agreements provide additional funding channels for CRB loans outside of our PCCU relationship. These agreements are intended to diversify our lending capacity and reduce our dependence on a single funding source. The Company did not have any revenue from these arrangements, however we believe these agreements represent an important avenue for future growth as we continue to build and deploy the lending program.

The September 2025 Recapitalization eliminated approximately $18 million in debt and raised gross proceeds of $6.7 million in new capital, and also resulted in the establishment of the $150 million ELOC with an institutional investor (the “ELOC Investor”) that can potentially be expanded to $500 million, thereby meaningfully improving our ability to support our lending commitments and portfolio growth. During the fourth quarter of 2025, the Company issued 1,326,603 shares of Common Stock and received proceeds of approximately $1.8 million.

Build Complementary Service Lines

In December 2025, we acquired substantially all of the assets of 420 IT Solutions, a company that provided on-site due diligence review services to cannabis-friendly financial institutions. This acquisition added capabilities that are complementary to our existing compliance platform and expanded the suite of services we can offer to financial institution customers seeking to enter or grow their cannabis banking programs. On-site reviews are a key component of BSA/AML compliance for cannabis-banking financial institutions, and bringing this capability in-house strengthens both our service offerings and our compliance infrastructure.

In addition, we are investing in the development of a managed services business that will offer outsourced consulting and operational support directly to CRBs and financial institutions. These are expected to include outsourced finance, accounting, treasury, information technology, and human resources services, as many CRBs lack the internal infrastructure to operate in these areas efficiently. We generated initial revenue from this business line in 2025, though it was not material. We are actively investing to build this capability and grow it into a meaningful revenue contributor over time.

40

Maintain and Expand Financial Institution Partnerships

Our business model depends on maintaining strong, trust-based relationships with our financial institution partners. PCCU remains our most significant financial institution customer. We continue to partner with other financial institutions that wish to compliantly provide banking services to CRBs, including with respect to KYC onboarding, ongoing compliance monitoring, program management support, and regulatory examination assistance.

We are also pursuing partnerships with other CRB-focused service providers whose offerings are complementary to ours, with the goal of creating a more integrated set of solutions for cannabis businesses and the financial institutions that serve them. While revenue from these broader partnership channels was not material in 2025, we believe they represent an important foundation for future growth.

Position for Regulatory Tailwinds

We believe the Company is well-positioned to capitalize on any cannabis-related rescheduling developments. As discussed above, we believe that a rescheduling of cannabis from Schedule I to Schedule III would decrease tax burdens for cannabis operators and improve the financial stability of CRBs. See “-Federal Regulatory Developments-Rescheduling to Schedule III.”

The potential impact of such reforms on our current and prospective financial institution partners could be significant. According to FinCEN approximately 998 depository institutions, 816 banks and 182 credit unions, were actively filing marijuana-related SARs, which is the primary indicator that an institution is serving CRBs, as of December 2024. This represents less than 11% of the approximately 9,140 FDIC- and NCUA-insured depository institutions operating in the United States as of December 31, 2024. In addition, industry analysts estimate that less than 200 financial institutions nationwide have a dedicated, actively marketed cannabis banking program.

We believe the primary reason the vast majority of U.S. financial institutions have not entered the cannabis banking market is regulatory risk and the compliance burden. Under current federal law and the 2014 FinCEN guidance, every institution serving a CRB must file initial and continuing SARs on a quarterly basis, establish and maintain enhanced BSA/AML compliance programs, and accept the reputational and examination risk that accompanies providing banking services in connection with a federally controlled substance. This compliance burden represents the market barrier that the Company’s platform is specifically designed to address. We believe that passage of the SAFER Banking Act or related federal cannabis banking legislation, or regulatory relief related to the rescheduling of cannabis to Schedule III, would meaningfully lower that barrier and expand the scope of financial institutions willing to enter the cannabis banking market. An increase in the number of financial institutions seeking to serve CRBs would represent a larger market for our compliance services. Regulatory relief would, in our view, be more likely to accelerate the adoption of cannabis banking programs by financial institutions than to make our compliance infrastructure obsolete, given that state-level regulatory requirements, ongoing due diligence obligations, and BSA program management would remain necessary regardless of federal scheduling changes.

Operational Efficiency and Financial Discipline

Following the September 2025 Recapitalization and the restructuring of the CAA in February 2026, we are focused on operating with greater financial discipline. With no material debt outstanding as of December 31, 2025, and improved liquidity from the recapitalization and the ELOC, our near-term priorities include reducing operating costs, improving cash generation, and maintaining the cash reserves required to support our lending indemnification obligations under the Second Amended CAA.

We believe that the combination of our established compliance and banking infrastructure, our expanded on-site review capabilities through the 420 IT Solutions asset acquisition, our emerging managed services offerings, and our growing network of capital and strategic partnerships positions us to serve cannabis businesses and financial institutions more comprehensively than any other provider in our market.

Sales and Marketing

Our sales and marketing efforts are focused on three audiences: financial institutions seeking to enter or expand their cannabis banking programs, CRBs seeking access to compliant banking and financial services, and the broader regulatory and legislative community whose decisions shape our operating environment.

41

We generate new financial institution relationships primarily through direct outreach, referrals from existing partners, and participation in industry conferences and events. Our leadership team actively engages in speaking opportunities and thought leadership forums that position the Company as a recognized authority in cannabis banking compliance. We also maintain relationships with state regulators, legislators, and attorneys general to support awareness of compliant cannabis banking frameworks and to contribute to policy discussions as they evolve.

CRB customer acquisition is largely driven by referrals from our financial institution partners and from existing CRB customers, reflecting the trust-based nature of our platform. We also support customer acquisition and retention through targeted outreach, referral programs, and success fee arrangements that align our growth incentives with those of our partners.

In 2025, we completed a comprehensive rebrand of the Company and its digital presence, repositioning the Company around a unified value proposition that we are the Company where cannabis businesses can come to bank, borrow, operate, and grow. The rebrand included a full redesign of our website and client-facing materials to reflect the expanded scope of our platform beyond compliance and deposit services.

Also in 2025, we formalized and professionalized our Safe Harbor Partner Program by hiring a Senior Vice President of Strategic Partnerships and enrolling more than a dozen third-party partners. These partners refer CRB clients to our platform in exchange for referral fees, while referred CRB clients receive preferential pricing on our services. Although the program was not a material revenue contributor in 2025, it represents an important investment in our distribution infrastructure and is expected to support client acquisition growth in 2026 and beyond.

The December 2025 acquisition of substantially all of the assets of 420 IT Solutions also meaningfully expanded our field presence. Our team now can conduct on-site reviews at financial institutions and CRB locations across the country, and our established presence in key cannabis markets provides the Company with additional capacity to attend industry events, build relationships with prospective clients, and support business development activity in growth markets where in-person engagement is an important part of building trust.

To support broader brand awareness and investor communications, we work with outside public relations and investor relations advisors and maintain an ongoing program of digital marketing, search engine optimization, and direct outreach to current and prospective clients.

Competition

The market for cannabis-related banking and financial compliance services is competitive and evolving. We face competition from two primary sources: (1) software-as-a-service (“SaaS”) compliance technology providers that enable financial institutions to build and operate their own cannabis banking programs and (2) integrated financial technology (“fintech”) company platforms that combine regulatory compliance solutions with broader financial services offerings. We believe we compete on the basis of our regulatory reputation, compliance track record, depth of cannabis industry expertise, breadth of financial services, quality of client relationships, and the overall value of our platform.

SaaS Compliance Technology Providers

A number of companies offer software platforms designed to provide financial institutions with the compliance infrastructure and monitoring tools necessary to provide banking services to CRBs without engaging a specialized third-party compliance provider. These platforms provide KYC tools, BSA monitoring, SAR preparation, and related compliance workflows that financial institutions can operate internally. By lowering the cost and amount of expertise required for a financial institution to build its own cannabis banking program, these SaaS providers reduce barriers to entry for banks and credit unions that have not historically participated in the cannabis banking market. We believe our competitive advantages over these providers include our more than 10-year operational track record in cannabis banking, our established relationships with state and federal banking regulators, our zero-lending-failure history, and the depth of our full-service platform, which extends well beyond software tooling to include client onboarding, ongoing relationship management, lending support, and regulatory examination assistance.

42

Integrated Fintech Platforms Offering Regulatory Compliance Solutions

A second source of competition comes from fintech companies that bundle regulatory compliance capabilities with complementary financial services, such as payment, supply chain management, or lending, into a vertically integrated suite of services. These platforms seek to serve CRBs through this suite of services, thereby increasing customer switching costs and reducing the need for a standalone compliance and banking infrastructure provider. Competitors in this category include financial institutions that have developed proprietary compliance and banking capabilities specifically tailored to the cannabis industry, as well as specialty lenders that combine capital deployment with advisory services.

Competitive Dynamics and Risks

We expect competition to increase as the cannabis industry matures, as additional states legalize cannabis for medical and/or adult use, and as federal regulatory developments, including the potential rescheduling of cannabis under the CSA, reduce barriers that have historically limited larger financial institutions’ participation in the market. If non-medicinal cannabis is rescheduled to Schedule III, we believe that a broader set of well-capitalized banks, credit unions, and fintech companies would likely seek to enter into or expand their presence in the cannabis banking market, potentially reducing our competitive differentiation and increasing pricing pressure on the fees we charge.

Despite these risks, we believe our primary competitive strengths include the following:

●	Our leadership team’s rare combination of areas of expertise. We believe we are uniquely positioned as the only fintech cannabis financial solution whose executive leadership team, including our Chief Executive Officer, brings together direct, hands-on experience in cannabis operations, financial services, and banking. This integrated expertise allows us to serve cannabis-related businesses with a depth of understanding that we believe no competitor can replicate.

●	Our established regulatory reputation and proven track record. Since our founding in 2015, we have successfully navigated more than 25 state and federal banking examinations, a record we believe is unmatched in our industry and reflects the rigor and integrity of our compliance infrastructure.

●	Our proprietary compliance management platform. Our technology platform, operating across 41 states and territories, has facilitated the processing of approximately $35.4 billion in cannabis-related depository funds since 2015. The platform enables financial institution partners to provide BSA and FinCEN-compliant banking services to CRBs, including KYC onboarding, ongoing transaction monitoring, and regulatory exam support.

●	Our comprehensive suite of financial services for CRBs. Through our financial institution customers and strategic partners, we offer CRBs access to business checking and savings accounts, cash management, commercial lending, ACH and wire payment services, remote deposit, and ancillary compliance consulting, addressing the full spectrum of financial needs that CRBs face in an underserved market.

We cannot assure you, however, that we will be able to compete successfully against current or future competitors, and increased competition could materially and adversely affect our business, financial condition, and results of operations. For additional information, see “Risk Factors.”

Intellectual Property

The acquisition of substantially all of the assets of 420 IT Solutions included the transfer of, among other things, the registered trademark “420 IT Solutions”, domain name registrations, and other intellectual property, including 420 IT Solution’s whitepaper of banking compliance services and site inspection templates.

Except as described above, we do not have any registered intellectual property, and therefore we currently rely on confidentiality, and non-disclosure agreements with our employees and others to protect our proprietary rights. Despite these efforts to protect ourselves from infringement or misappropriation of our intellectual property rights, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual property in violation of our rights. In the event of a successful claim of infringement against us, or our failure or inability to develop non-infringing intellectual property or license the infringed or similar intellectual property on a timely basis, our business could be harmed.

43

Seasonality

Most loan production is generally subject to seasonality, with the lowest volume typically being in the first quarter of each year. This does not necessarily apply to us as we serve the cannabis industry with demands for access to capital at reasonable rates throughout the year. We expect, based upon our pipeline of demand, a methodical and consistent growth in the lending portfolio.

Investments

The Company’s investment activities are limited in scope and are guided by four core principles: investment quality, liquidity, interest-rate risk management, and return on investment. Given the nature of our business and our obligations under the Second Amended CAA, maintaining adequate liquidity is our primary investment objective.

Most of the Company’s liquid assets are held in cash and cash equivalents, including interest-bearing money market accounts. The Company does not maintain a significant portfolio of marketable securities.

During 2025, the Company acquired 1.5 million preferred securities of Aditxt, Inc. (“ADTX”) for $1.5 million, which was accounted for at cost less impairment under ASC 321, as the preferred shares were not actively traded and did not have a readily determinable fair value. During the year ended December 31, 2025, the Company received redemption proceeds of approximately $0.05 million for 43 shares of ADTX. As of December 31, 2025, the Company held 1,457 preferred securities of ADTX having carrying value of $1.45 million. This investment is classified as long-term and will be periodically assessed for impairment or observable price changes.

The Company does not engage in speculative investment activity and does not hold derivative financial instruments for investment purposes.

Regulations and Legislation

Non-medicinal cannabis remains a Schedule I controlled substance under the CSA, making it illegal under federal law despite being legal for medical and/or adult recreational use in a majority of U.S. states. This conflict between federal and state law is the central regulatory reality shaping our business.

The Federal-State Conflict and Its Impact on Banking

Because cannabis remains federally illegal for non-medicinal purposes, most financial institutions are unwilling to provide banking services to CRBs. The risks deterring participation include potential federal prosecution, civil asset forfeiture exposure, reputational risk, and significant BSA compliance obligations. FinCEN issued guidance in February 2014 establishing a framework for how financial institutions may serve the medical cannabis industry while meeting their BSA and AML obligations. While this guidance created a path forward, it also imposed substantial compliance burdens, including detailed customer due diligence, transaction monitoring, and SAR filing obligations, that most financial institutions are unwilling or unable to resource adequately.

We believe the absence of a federal “safe harbor” for financial institutions and their officers and directors who service CRBs remains the single most significant structural barrier to entry in this market, and this was the primary reason the Company was founded and continues to operate.

Pending and Recent Federal Legislation

Congress has made several attempts to address the banking access problem. The SAFE Banking Act of 2021 (the “SAFE Banking Act”) passed the U.S. House of Representatives in April 2021, and an updated version, the SAFER Banking Act, passed the Senate Banking Committee in September 2023. As of the date of this filing, neither bill has been enacted into law. We continue to monitor legislative developments closely.

44

Separately, HHS recommended in 2023 that cannabis be rescheduled from Schedule I to Schedule III under the CSA. This recommendation was forwarded to the DEA and remains pending. However, on April 23, 2026 the DOJ implemented a rule that places FDA-approved products containing cannabis and products regulated by state medical marijuana licenses in Schedule III. If further rescheduling occurs, it could meaningfully impact cannabis businesses, including by modifying the application of Section 280E, which currently prohibits ordinary business deductions for companies trafficking in Schedule I substances. Greater after-tax cash flow for CRBs could increase deposit activity and borrowing capacity both of which would benefit the Company.

We do not believe passage of the SAFE Banking Act or the SAFER Banking Act alone would significantly reduce the barriers to entry that define our competitive advantage. The high cash-intensity of the cannabis business, its illicit history, and the ongoing presence of an illicit market mean that BSA compliance obligations will remain demanding regardless of whether a safe harbor is enacted. We expect many potential competitors will continue to avoid the sector.

Our Compliance Framework

The Company operates in a compliance-first manner aligned with the 2014 FinCEN Guidance and BSA requirements. Although we are not a chartered financial institution, our agreements with financial institution partners require that we provide services consistent with applicable regulatory standards. Our compliance program includes comprehensive written policies and procedures, ongoing and annual employee training, quarterly and annual third-party compliance audits, and continuous assessments by management. These policies are formally reviewed at least annually. The Company has successfully navigated more than 25 state and federal regulatory examinations with no adverse findings attributable to our program.

Competitive Barriers to Entry

The regulatory environment has created both a barrier and an opportunity. While some fintech companies have attempted to enter this space because these companies benefit from less restrictive regulatory requirements than chartered institutions, sustainable cannabis fintech models require deep regulatory expertise, robust BSA programs, and reliable financial institution partnerships. We believe competition remains limited for these reasons and that our established platform, proprietary technology, and compliance track record provide a durable competitive advantage.

We expect most large financial institutions to remain on the sidelines until federal legalization occurs, and even then, the cannabis sector will require specialized compliance expertise that takes years to build. We also anticipate that regulatory requirements applicable to fintechs will increase over time, further reinforcing the value of our established, compliance-tested program.

Concentrations

The Company’s business is currently concentrated in two significant ways:

●	Financial Institution Partner Concentration. Substantially all of the Company’s revenue is derived from services provided to PCCU under Second Amended CAA. For the years ended December 31, 2025, and December 31, 2024, revenue generated under then-in-effect version of the CAA approximated 86.7% and 83.5% of the Company’s total revenue, respectively. PCCU is also a significant related party. In addition, the Company receives revenue from merchant services, which is a shared fee for the use of automated teller machines. Merchant service revenue for the years ended December 31, 2025 and December 31, 2024, was approximately 9.7% and 8.6%, respectively. As of the date of this filing, PCCU holds approximately 25% of the Company’s Common Stock. PCCU also holds approximately 43% of Series B Preferred Stock and Series B Warrants combined, and is the largest holder of those securities. In the aggregate, PCCU’s holdings represent substantial actual and potential ownership of the Company on a fully diluted basis. PCCU also holds substantially all of the cash deposits of CRBs onboarded through the Company’s platform. The loss of, or a material adverse change to, the Company’s relationship with PCCU would have a material adverse impact on the Company’s results of operations and financial condition. The Company is actively working to expand its financial institution partner base to reduce this revenue concentration over time. The Company has other sources of revenue, such as merchant services. During the year ended December 31, 2025, one financial institution terminated its relationship with the Company.

45

●	CRB Deposit Concentration. The Company does not directly hold CRB deposit accounts. All deposit accounts are maintained at PCCU or other financial institutions, and all fund transmissions are handled directly by those institutions. The Company’s fee income from onboarded deposits is well-diversified at the individual CRB level. No one CRB account for the year ended December 31, 2025 represented more than 10% of total fee income from onboarded deposits. The Company monitors account retention as a key indicator of its ability to efficiently and compliantly onboard, validate, and monitor CRB accounts.

Loans Receivables

The Company does not originate or hold loans on its own balance sheet in the ordinary course of business. Loans to CRBs are originated and funded by PCCU pursuant to the Second Amended CAA. The Company’s role is to identify and underwrite loans on PCCU’s behalf, earning a share of loan program income. See “-Overview-Our Relationship with PCCU.”

During the year ended December 31, 2025, the Company’s sole loan receivable, which had a carrying value of approximately $0.4 million as of December 31, 2024, was sold, generating proceeds of approximately $0.4 million. As a result, the Company had no loans on its consolidated balance sheet as of December 31, 2025.

Employees

As of December 31, 2025, we had 39 full-time employees and one part-time employee. None of our employees are represented by a labor union or covered by a collective bargaining agreement. Approximately 70% of our workforce is based in Colorado, with approximately 8% in Arkansas, and the remainder distributed across six additional states. The Company utilizes a remote-capable workforce model that supports client relationship management across the 41 states and territories in which we operate.

Human Capital Management

Our human capital strategy reflects the specialized nature of our business. Serving the cannabis industry at the intersection of financial services and regulatory compliance requires employees with expertise that is difficult to recruit and takes significant time to develop. Cannabis industry knowledge cannot be easily trained, as, although compliance and financial services skills can be taught, deep operational understanding of the cannabis sector must be cultivated over time. Retaining experienced employees is therefore a direct operational priority.

Our human capital management focuses on the following areas:

●	Talent Acquisition and Retention. We recruit for specialized roles spanning cannabis compliance, banking operations, relationship management, and information technology. Our talent acquisition efforts are concentrated in sales, business development, and client-facing roles that directly drive revenue. We offer competitive base compensation, performance-based incentive programs, and equity participation through the Plan, which is intended to align employee interests with long-term shareholder value creation.

●	Performance Management. The Company is transitioning to a performance-based compensation framework that ties cash bonuses and equity grants to defined, measurable outcomes including revenue growth, client acquisition, and operational efficiency. Performance evaluations are conducted quarterly and annually and serve as the basis for compensation decisions and career development planning.

●	Learning and Development. All employees receive ongoing compliance training aligned with BSA/AML requirements and the 2014 FinCEN guidance. New employees complete industry-specific onboarding covering cannabis banking compliance and the Company’s Code of Business Conduct and Ethics, which is available on our website at www.shfinancial.org. We supplement internal training with cannabis industry conferences and continuing education programs.

46

●	Technology and Productivity. We are actively investing in artificial intelligence-enabled compliance management and customer relationship management tools designed to automate routine tasks and increase individual employee output. This allows our team to focus on higher-value client-facing activities as we grow, without a proportional increase in headcount.

●	Compensation and Benefits. We offer a competitive total rewards package including comprehensive medical, dental, and vision coverage, with the Company contributing to employee premiums on a tenure-based scale and funding a portion of employee Health Savings Accounts monthly. Effective in 2025, the Company transitioned to an unlimited paid time off policy, which provides employees with flexibility to manage their personal and professional needs without a fixed accrual cap. The Company offers a 401(k) retirement plan to all eligible employees. The employer matching contribution was suspended in 2024 and discontinued in 2025. The Company intends to reassess the matching contribution as its financial position improves.

Recent Developments

Voluntary Reduction

On May 6, 2026, the Company notified the holders of its Series B Preferred Stock and the Series B Warrants of the Voluntary Reduction. Pursuant to the Voluntary Reduction, the conversion price of the Series B Preferred Stock has been voluntarily reduced from $1.5528 to $0.65 per share until July 31, 2026 and the cash exercise price of the Series B Warrants will be voluntarily reduced to the Voluntarily Reduced Exercise Price from the date on which this registration statement is declared effective by the SEC until July 31, 2026. There can be no assurance that the registration statement will be declared effective prior to July 31, 2026 or that any holders will elect to exercise their Series B Warrants or convert their Series B Preferred Stock during the applicable reduction periods.

Product Developments

In April 2026, the Company announced the launch of the Safe Harbor Retirement Plan, a pooled employer 401(k) plan designed specifically for state-legal cannabis businesses and the companies that serve them, as well as an expansion in the financing solutions we offer to CRBs. These solutions are designed to meet the operational and growth needs of CRBs.

Nasdaq Compliance

On April 22, 2026, the Company received a letter from the listing qualifications department staff of Nasdaq notifying the Company that for the last 30 consecutive business days the Company did not maintain a minimum closing bid price of $1.00 per share for its common stock, as required by Nasdaq Marketplace Rule 5550(a)(2).

On July 22, 2026, the SEC approved a new proposed Nasdaq rule filed with the SEC on January 13, 2026 that requires Nasdaq-listed companies to maintain a minimum market value of listed securities of at least $5 million. The rule provides that, if a company fails to comply with this requirement for a period of thirty consecutive business days, it will be immediately subject to suspension and delisting, without any cure or compliance period.

See “Risk Factors-Risks Related to Nasdaq Listing Compliance.”

Board of Directors and Executive Officers

On April 20, 2026, Sundie Seefried tendered her resignation as a member of our Board. Ms. Seefried’s departure was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

On April 22, 2026, the Board appointed each of Sean Tonner and Tyler Klimas as directors, effective immediately, and the Board also approved an increase in the number of directorships on the Board from five to six.

On May 8, 2026, Richard Carleton informed the Board of Directors of his decision not to be considered for reelection to the Board at the 2026 Annual Meeting.

On June 17, 2026, the Company’s stockholders elected Jonathon F. Niehaus and Sean Tonner to serve as Class II directors of the Company at the 2026 Annual Meeting.

On July 7, 2026, Douglas Beck informed the Company of his decision to resign from his roles at the Company effective July 31, 2026.

On July 15, 2026, Michael Regan was appointed as the Company’s Chief Operating Officer and Secretary.

Emerging Markets

In March 2026, we announced that emerging U.S. market average deposit balances increased 29% over the twelve months ended February 4, 2026, driving total average deposit balances up 4.5%, and that emerging U.S. markets represented 31% of the Company’s average deposit balances at the time of the announcement.

420 IT Solutions Acquisition

On December 19, 2025, Safe Harbor Managed Services LLC, a wholly-owned subsidiary of the Company, completed the acquisition of substantially all of the assets of 420 IT Solutions. 420 IT Solutions is engaged in the business of providing third-party professional advisory and technology services to the cannabis industry. The aggregate purchase price for the acquired assets consisted of 125,000 Earnout Shares, plus the assumption of certain identified liabilities under contracts assigned to the Company. The acquisition included the transfer of customer contracts, the registered trademark “420 IT Solutions”, domain name registrations, and other intellectual property. No cash consideration was paid at closing. In connection with the acquisition, 420 IT Solutions’ founders joined the Company to lead the third-party professional advisory and technology services division. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years ended December 31, 2025 and 2024-Acquisition of 420 IT Solutions.”

47

Second Amended CAA

During the fourth quarter of 2025, SHF LLC, a wholly-owned subsidiary of the Company, and PCCU reached agreement on the material economic terms of the Second Amended CAA on or about October 1, 2025, following completion of the September 2025 Recapitalization. The written agreement was formally executed on February 4, 2026; the intervening period involved only procedural and documentation matters that did not affect the substance of the agreed terms. Accordingly, the Company has given effect to the Second Amended CAA from October 1, 2025, consistent with ASC 606 contract modification guidance. Under the Second Amended CAA, we receive up to 65% of loan program income generated by PCCU’s CRB loan portfolio, an increase from the approximately 35% share in effect under the First Amended CAA. In exchange, we are obligated to indemnify PCCU for up to 65% of net losses on any loan default covered by the Second Amended CAA. See “Risk Factors-Risks Related to the Second Amended CAA” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years ended December 31, 2025 and 2024-Relationship with PCCU.”

September 2025 Recapitalization

On August 27, 2025, the Company issued the Notes to certain accredited investors with an aggregate principal amount of $0.6 million, a 20% OID and maturity date of September 9, 2026. The conversion price of the Notes is the lesser of (i) a twenty percent (20%) discount to the average VWAP of the Common Stock for the twenty (20) consecutive trading days ending on the trading day immediately prior to the execution date of the Note and (ii) a twenty percent (20%) discount to the average VWAP of the Common Stock for the twenty (20) consecutive trading days ending on the trading day immediately preceding the date of a conversion notice, subject to adjustment as provided in the Note. On September 9, 2025, the Company issued an additional Note to an accredited investor in the principal amount of $0.1 million on identical terms, bringing the aggregate principal amount to $0.7 million.

On September 17, 2025, we established the ELOC with CREO, which provided we may sell to CREO up to $150 million of Common Stock and granted us and CREO the mutual right to agree to increase this amount to $500 million.

On September 30, 2025, all outstanding Notes were exchanged for an aggregate of 825 shares of the Series B Preferred Stock and Series B Warrants to purchase 53,127 shares of Common Stock. Also on September 30, 2025, the Company entered into Exchange and Cancellation Agreements with each of Midtown, Verdun and Vellar relating to the FPA that the Company initially entered into on June 16, 2022. In exchange for each counterparty irrevocably cancelling, waiving, and terminating all of their rights under the FPA, the Company issued an aggregate of 5,002 shares of Series B Preferred Stock and Series B Warrants to initially purchase 322,111 shares of Common Stock.

The September 2025 Recapitalization eliminated approximately $18 million in debt and raised over $6.7 million in new capital and also resulted in the establishment of the $150 million ELOC that can potentially be expanded to $500 million, thereby meaningfully improving our ability to support our lending commitments and portfolio growth. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years ended December 31, 2025 and 2024-Relationship with PCCU,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Three Months Ended March 31, 2026 and 2025-Relationship with PCCU” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years ended December 31, 2025 and 2024-Gain on Extinguishment of Debt.”

Corporate History

The Company was founded in 2015 to address the lack of reliable and compliant financial services available to CRBs in Colorado. At that time, many financial institutions were unwilling to serve the industry due to regulatory uncertainty and compliance burdens. Drawing on regulatory and banking experience, we developed a compliance program designed to assist financial institutions in providing services to CRBs while addressing BSA and AML obligations.

Our program provides onboarding, monitoring, and validation services to financial institutions seeking to offer traditional banking products to licensed cannabis, hemp, and CBD operators, as well as ancillary businesses that provide goods and services to the cannabis industry. As cannabis legalization has expanded beyond Colorado, our operations have grown to support financial institutions that provide services in 41 states and territories where cannabis is permitted for medical or adult use.

48

Our principal executive offices are located at 1526 Cole Boulevard, Suite 250, Golden, Colorado 80401, and our telephone number is (303) 431-3435. Our website is www.shfinancial.org; information on our website is not incorporated by reference into this prospectus.

Available Information

We maintain a website at the address shfinancial.org. On our website, you can access, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our annual proxy statement on Schedule 14A, and amendments to those materials filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act. Materials are available online as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, the SEC maintains a website at the address www.sec.gov that contains the information we file or furnish electronically with the SEC. The information contained on our website or on the SEC’s website is not incorporated by reference in, or considered part of, this prospectus. Our principal executive offices are located at 1526 Cole Boulevard, Suite 250, Golden, Colorado 80401, and our telephone number is (303) 431-3435.

Emerging Growth Company

We are an EGC as defined in the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of SOX, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an EGC can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period, for as long as it is available. We will remain an EGC until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which is December 31, 2026, and (b) in which we have total annual gross revenue of at least $1.07 billion, (2) the date on which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning provided in the JOBS Act. The Company will cease to be an EGC on December 31, 2026.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, which allows us to take advantage of certain exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of our Common Stock held by non-affiliates exceeds $250.0 million as of the prior June 30, and (ii) our annual revenue exceeded $100.0 million during such completed fiscal year or the market value of the shares of our Common Stock held by non-affiliates exceeds $700.0 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

49

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

References in this section to “we,” “us,” “our,” “SHF,” or the “Company” refer to SHF Holdings, Inc. References to “management” refer to our officers and Board of Directors. The following discussion and analysis of our financial performance and results of operations should be read in conjunction with our consolidated financial statements and the notes to those financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements.

Overview

The Company was founded in 2015 by PCCU and is headquartered in Golden, Colorado. We operate a proprietary compliance technology platform that enables financial institutions to provide banking and lending services to CRBs operating legally under applicable state law.

Because cannabis remains a federally controlled substance under the CSA, most financial institutions have historically been unwilling to serve CRBs, creating significant demand for the compliance infrastructure and risk management services we provide. We are not a bank or credit union and do not hold customer deposits. Instead, we provide compliance monitoring, onboarding, and reporting services that allow our financial institution clients to accept and maintain CRB deposit accounts in a manner consistent with BSA requirements, FinCEN guidance, and applicable anti-money laundering regulations.

Through our financial institution clients, we facilitate access to business checking and savings accounts, cash management, commercial lending, remote deposit, ACH payments, wire transfers, and courier services through third-party relationships. By enabling CRBs to deposit cash receipts through regulated financial institutions, our platform helps to reduce the safety risks associated with high cash volumes and gives CRBs access to financial tools that help them operate more efficiently. In select markets, we also license our Program to other financial institutions, providing them KYC due diligence tools, compliance monitoring, program management support, and regulatory exam assistance.

We generate revenue primarily through three streams: account fee income based on the number of active accounts and the size of deposit balances in such accounts, loan program income (formerly loan interest income) on CRBs loans we source and service on behalf of our financial institution clients, and investment income earned on CRB-related deposits held at those institutions. Since 2015, the Company has assisted in the processing of more than $35.4 billion in cannabis-related depository funds and has supported its financial institution clients through more than 25 state and federal banking examinations.

Relationship with PCCU

PCCU is our primary financial institution client and the source of a significant majority of our revenue. This relationship is governed by the Second Amended CAA, which replaced the First Amended CAA as of October 1, 2025.

The First Amended CAA introduced several significant changes to the CAA, including (i) the elimination of the Company’s indemnification obligations for loan-related losses, (ii) a reduction in the Company’s loan program income share to approximately 35% to reflect the incremental risk absorbed by PCCU in connection with the elimination of our indemnification obligations, (iii) the replacement of a multiple per-account fee structure with a single asset hosting fee equal to 1.00% of average daily CRB deposit balances that increased to 1.30% in the event balances exceeded $130 million, and (iv) us receiving 100% of investment income on CRB deposits.

50

The Second Amended CAA fundamentally restructured the economics of the PCCU relationship. The primary changes were that (i) the Company’s share of loan program income increased from approximately 35% up to 65%, reflecting the completion the September 2025 Recapitalization; (ii) the Company now receives up to 65% of loan program income generated by PCCU’s CRB loan portfolio in exchange for being obligated to indemnify PCCU for up to 65% of net losses of a default on any loan covered by the Second Amended CAA, with no contractual cap on total exposure; and (iii) the asset hosting fee structure transitioned from a flat rate to a tiered marginal rate schedule based on average daily deposit balances, with rates ranging from 0.50% on the first $25 million to 1.25% on balances above $125 million, resulting in estimated annual savings of approximately $0.3 million compared to the rates contained in the First Amended CAA. See “Business-Recent Developments-September 2025 Recapitalization.”

The concentration of our business with PCCU and the re-assumption of the indemnification obligation each represent material risks to the Company. Any loss of or material adverse change to the PCCU relationship, or any significant loan defaults in the CRB portfolio for which we are required to fund indemnification payments, could have a material adverse impact on our liquidity, financial condition, and results of operations. See “Risk Factors-Risks Related to the Second Amended CAA” and “Certain Relationships and Related Party Transactions-Related Party Transactions” for further detail.

Year Ended December 31, 2025 Performance Summary

Total revenue for the year ended December 31, 2025 was $7.7 million, a decrease of approximately 49.7% compared to $15.2 million for the year ended December 31, 2024. The decline was primarily driven by a 63% reduction in loan program income resulting from revised interest allocation provisions under the First Amended CAA. This decrease was partially offset by approximately $0.4 million in incremental loan program income recognized following the execution of the Second Amended CAA, which had a retroactive effective date of October 1, 2025. Investment income also decreased by 45%, reflecting declining balances, lower prevailing interest rates that ranged from 3.65% to 4.40% in 2025 versus 4.40% to 5.40% in 2024 and the implementation of an interest-bearing deposit program for customers. Additionally, account fee income declined by 39%, which was attributable to a reduction in the number of active accounts following the conclusion of our relationship with Five Star Bank, as well as lower fees associated with merchant services.

Total operating expenses decreased by $9.3 million, or 42%, to $13.1 million for the year ended 2025, compared to $22.3 million in fiscal year 2024, due to the absence of $9.1 million in goodwill and intangible asset impairment charges recorded in 2024 and from ongoing cost reduction actions including workforce restructuring and reduced overhead. The Company reported a net loss of $2.2 million for the year ended December 31, 2025, compared to net loss of $48.3 million in year 2024. The net loss in 2024 was significantly influenced by a large, non-recurring deferred tax asset valuation adjustment of $43.9 million. Excluding that item, the underlying operating performance declined year-over-year consistent with the revenue trends described above.

Material Weaknesses in Internal Controls

Management identified material weaknesses in the Company’s internal control over financial reporting as of December 31, 2024. These weaknesses primarily related to the Company’s application of U.S. generally accepted accounting principles (“GAAP”) to complex transactions, including revenue recognition, accounting for financial instruments, forward purchase arrangements, and stock-based compensation, as well as deficiencies in the going concern evaluation process and information technology access controls. The Company has implemented a remediation plan, including hiring new senior financial leadership with public company experience, engaging external technical accounting advisors, implementing enhanced financial statement review procedures, and upgrading IT access controls.

As of December 31, 2025, management believes these remediation actions have addressed all previously identified material weaknesses; however, a material weakness was identified during the fourth quarter of 2025 related to the Company’s loan documentation and credit loss estimation process.

Additionally, while the material weakness related to the completeness and accuracy of account activity fee income has been remediated, sufficient time has not elapsed to conclude that the related controls are operating effectively. See “-Internal Control Over Financial Reporting” below for further discussion.

51

Industry and Regulatory Environment

Non-medicinal cannabis remains a Schedule I controlled substance under federal law, which creates ongoing legal and compliance risks for us and for the financial institutions we serve. Proposed federal legislation, including the SAFER Banking Act, could expand the availability of banking services to CRBs and increase competition in our market. Conversely, changes in federal or state enforcement priorities could adversely affect our clients and, in turn, our business. We monitor legislative and regulatory developments closely, as they are a primary driver of both the demand for, and the risks associated with, our services. See “Business-Industry Overview” for further discussion of the current and evolving industry and regulatory landscape.

Key Metrics

In addition to the measures presented in our consolidated financial statements, management regularly monitors certain operational and non-GAAP financial measures to evaluate business performance. These metrics are described below.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, this prospectus and the information incorporated herein contain non-GAAP financial measures that management believes are useful in understanding our results of operations and financial position. For each non-GAAP measure presented, we have provided a reconciliation to the most directly comparable GAAP financial measure.

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA) and Adjusted EBITDA

“EBITDA” is defined as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization. “Adjusted EBITDA” is further adjusted to exclude non-cash, unusual, and infrequent items that management does not consider reflective of the Company’s core operating performance.

We present EBITDA and Adjusted EBITDA because management uses these measures to evaluate operating performance, develop forward-looking operating plans, and make strategic decisions regarding resource allocation. We believe these measures provide useful supplemental information to investors evaluating our results in the same manner as management.

These measures have material limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our GAAP results. Specifically, although depreciation and amortization are non-cash charges, the underlying assets may require future replacement and neither EBITDA nor Adjusted EBITDA reflects the associated capital expenditure requirements. In addition, neither measure reflects changes in working capital needs or tax payments that may reduce cash available to the Company. Accordingly, these measures should be considered alongside net income (loss) and other GAAP results.

A reconciliation of net (loss) income to EBITDA and Adjusted EBITDA is as follows:

Year ended December 31,	2025	2024
Net loss	$(2,160,998)	$(48,319,475)
Interest expense	492,643	533,390
Amortization of prepaid consulting associated with Series B	59,857	-
Amortization of contract asset	129,072	-
Depreciation and amortization expense	3,155	711,929
Provision for income taxes (benefit)	(58,470)	43,859,686
EBITDA	(1,534,741)	(3,214,470)
Other adjustments:
Credit loss (benefit) expense	(177,917)	(1,393,131)
Change in the fair value of warrants	(1,320,871)	(2,803,640)
Deferred loan origination fees and costs	-	(63,275)
Change in the fair value of deferred consideration	(79,475)	(361,449)
Gain on extinguishment of forward purchase derivative	(3,336,213)	-
Costs incurred to secure financing	987,621	-
Discount on common stock sold pursuant to the ELOC	76,553	-
Stock based compensation	1,523,489	1,575,952
Goodwill and long-lived intangible assets impairment	-	9,148,881
Adjusted EBITDA	$(3,861,554)	$2,888,868

52

Discussion of Adjusted EBITDA Results

For the year ended December 31, 2025, EBITDA was $(1.5) million, compared to $(3.2) million for the year ended December 31, 2024. Adjusted EBITDA was $(3.9) million and $2.9 million for the years ended December 31, 2025 and December 31, 2024, respectively, a decline of $6.7 million. The decline was driven by three primary factors, each of which is directly connected to structural changes in the Company’s revenue arrangements and market conditions, rather than deterioration in the underlying business operations of the Company.

The most significant factor was the First Amended CAA. This agreement made two economically material changes to the Company’s revenue model:

●	First, it reduced the Company’s share of loan program income from substantially all of the interest earned on the CRB loan portfolio to approximately 35%, with PCCU retaining the remainder to compensate for their absorption of the credit risk that the Company had previously indemnified them against. This structural reduction in loan program income accounted for the majority of the year-over-year revenue decline.

●	Second, the First Amended CAA replaced the prior per-account fee structure with an asset hosting fee equal to 1.00% of average daily CRB deposit balances, which resulted in higher hosting costs relative to the prior structure. Together, these two changes under the First Amended CAA represented the primary explanation for the decline in Adjusted EBITDA and should be understood as a deliberate restructuring of the economic relationship with PCCU rather than an operational shortfall. The revenue impact of these reductions was partially offset in the fourth quarter of 2025 by the Second Amended CAA, which increased the Company’s share of loan program income from approximately 35% up to 65% and has been recognized as a Type 1 subsequent event under ASC 855.

The second factor was a decline in investment income. The Federal Reserve reduced its IORB rate multiple times during 2024 and 2025, from 5.40% at the start of 2024 to 3.65% by the end of 2025. Because the Company’s investment income is directly tied to the IORB rate applied to CRB deposit balances held at PCCU, these rate reductions directly generated lower investment income. This decline was compounded by the full-year impact in 2025 of the Company’s money market account program, introduced in 2024, under which the Company effectively shares a portion of the IORB rate with CRB clients. Although this arrangement improved client retention and deposit growth, it did further reduce the Company’s net investment margin.

The third factor was a reduction in account fee income primarily driven by a decline in the weighted average fee per account during the year. This decline was driven by a shift in the client portfolio to newer accounts that generate fees at a lower rate given either lower initial balances, or large balances across multiple accounts.

Management has identified three primary causes that it believes elevated attrition in 2025:

1)	A portion of the attrition reflected industry-level dynamics, including consolidation among cannabis operators and business closures driven by ongoing market pressures in certain state markets, all of which are outside of the Company’s control.

2)	Competitive pricing pressure from other cannabis banking providers.

3)	More stringent loan underwriting and approval standards, including enhanced collateral requirements and longer processing timelines through PCCU’s loan committee, were implemented by PCCU. These changes reduced the Company’s ability to offer CRB clients competitive lending terms and timely access to credit, both of which are key factors in client retention and acquisition. The resulting decline in loan origination activity contributed to elevated client attrition during this period. The Second Amended CAA increased the Company’s loan program income share to up to 65%, which management believes will support improved loan production and client retention going forward.

53

EBITDA was also impacted by approximately $0.5 million in lost income from a strategic merchant services partner that renegotiated its revenue-sharing arrangement such that it resulted in less favorable terms for the Company in 2025. This is a discrete, identifiable reduction that management does not expect to recur at the same magnitude going forward.

Management’s focus for 2026 is on improving client retention through the Company’s expanding lending capability, enhanced client service technology, and continued new account development driven by new marketing and customer acquisition processes.

The significant non-cash and non-recurring items excluded from Adjusted EBITDA in 2025 include a $3.3 million gain on extinguishment of the FPA, a $1.0 million charge for costs incurred in connection with the September 2025 Recapitalization, a $1.5 million non-cash stock-based compensation charge, and a $1.3 million non-cash gain from the change in fair value of warrant and forward purchase derivative liabilities.

For the year ended December 31, 2024, GAAP net loss figure of $48.3 million in the reconciliation above reflects the impact of significant non-recurring items, including a large deferred tax valuation recognition and subsequent write-off. Management believes that for the year ended December 31, 2024 Adjusted EBITDA of $2.9 million is the more relevant basis for comparison, as it reflects the operating performance of the business under the CAA structure before the entrance into the First Amended CAA.

Other Metrics

Management monitors the following operational metrics to assess the health and trajectory of the core banking services business.

Total account balances, number of accounts and average account balances

Our ability to generate account fee income and investment income is directly tied to the number of active CRB accounts we manage and the total deposit balances maintained at our financial institution clients. We monitor account activity including daily deposits, withdrawals, and ending balances on an ongoing basis. Average account balances represent the average aggregate ending balance of onboarded and monitored CRB deposits held at financial institution clients over the revenue generating period. Average account balance is total account balances divided by total active accounts at period end. Trailing 14-day average balances represent the aggregate ending balance of onboarded and monitored CRB deposits held at financial institution clients over the 14 calendar days at the period end and represent a period end balance that smooths our clients’ two-week payroll cycles.

Account Fees per Average Active Account

Our fee income is generated from active accounts and account-level transaction activity. We track account openings and closings on a daily, weekly, and monthly basis and monitor account fees per average active account as an indicator of pricing efficiency and revenue quality.

Year Ended December 31,		2025	2024	Change	Change (%)
Average deposit balance	(1)	$105,215,252	$117,847,512	$(12,632,260)	(10.7)%
Trailing 14 day average account balance	(2)	$106,800,196	$113,008,693	$(6,208,496)	(5.5)%
Account fees	(3)	$2,741,124	$5,073,186	$(2,332,062)	(46.0)%
Average active accounts	(4)	773	757	16	2.1%
Average account balance	(5)	$136,094	$155,728	$(19,634)	(12.6)%
Average fees per account	(6)	$3,546	$6,704	$(3,158)	(47.1)%

(1)	For the year ended December 31, 2025, represents the average deposit balance over the year; For the year ended December 31, 2024 represents the average of monthly ending account balances. This represents the average balance for the relevant revenue generating period.

54

(2)	Represents the average balance for the 14 calendar days ending on December 31, which represents a period end balance that smooths our clients’ two-week payroll cycles.
(3)	Reported account activity fee revenue
(4)	Represents the average of monthly ending active accounts
(5)	See “-Discussion of our Results of Operations - 2025 Compared to 2024 (Year Ended December 31)” for additional discussion of trends.

Average active accounts increased by 16, or 2.1%, in 2025, and the accounts lost carried higher average balances than the accounts won, resulting in a decline in average account balance and a net decline in account fee revenue despite positive account growth. Management’s primary retention and growth initiatives for 2026 are described above.

Components of our Results of Operations

Revenue

The Company generates revenue through three primary streams. Account fee income consists of fees charged to financial institution clients based on the number of active CRB accounts managed, account-level transaction activity, and deposit balances. These fees compensate the Company for providing BSA compliance monitoring, onboarding, account management, and related regulatory reporting services. Loan program income represents the Company’s contractual share of interest earned on CRB loans originated and serviced by the Company on behalf of its financial institution clients, primarily PCCU. The Company’s share of loan program income is currently determined in accordance with the Second Amended CAA. Investment income represents interest earned on CRB deposit balances held at financial institution clients and is based on the prevailing market rates applied to those balances. In addition, the Company earns fees from licensing its proprietary Program to other financial institutions and from ancillary services provided to businesses serving the cannabis industry.

Operating Expenses

Operating expenses consist of compensation and employee benefits, professional services, general and administrative expenses, rent expense, and provision (benefit) for credit losses.

●	Compensation and employee benefits consist of employee wages, payroll taxes, employee benefits, and non-cash stock-based compensation. Stock-based compensation has increasingly been used as a component of total compensation to preserve cash and align employee and consultant incentives with the performance of the Common Stock.

●	Professional services consist of legal fees, audit and accounting fees, general consulting fees, and Board-related fees. Legal fees include both ongoing corporate legal services and costs associated with the Company’s active litigation matters. Professional services expenses increased materially in 2025 primarily due to legal fees associated with the Abaca litigation described in “-Litigation” below, as well as costs incurred in connection with the September 2025 Recapitalization.

●	General and administrative expenses include the asset hosting fee paid to PCCU under the First Amended CAA or the Second Amended CAA, as applicable, investment hosting fees, bank sharing fees paid to financial institution clients, insurance, advertising and marketing, travel and entertainment, and other office and operating expenses. The asset hosting fee represents consideration paid to PCCU for access to its banking platform, regulated deposit infrastructure, and bank charter and is the largest component of general and administrative expenses. See “Certain Relationships and Related Party Transactions-Related Party Transactions” and “-Related Party Relationships.”

●	Rent expense reflects the cost of the Company’s corporate office. The Company closed its Arkansas office during 2025, thereby reducing its ongoing rent obligations.

55

●	Provision (benefit) for credit losses reflects the Company’s estimated losses on loans it is obligated to indemnify. Under the Second Amended CAA, we receive up to 65% of loan program income generated by PCCU’s CRB loan portfolio. In exchange, we are obligated to indemnify PCCU for up to 65% of net losses of a default on any loan covered by the Second Amended CAA. This obligation has no maximum dollar limit and covers principal, accrued interest, fees, legal costs, collection costs, and collateral disposition costs, net of any recoveries. Because the Company and PCCU reached agreement on the material economic terms of the Second Amended CAA on or about October 1, 2025, and the written agreement was formally executed on February 4, 2026, with the intervening period involving only procedural and documentation matters, the Company has given effect to the Second Amended CAA from October 1, 2025 in accordance with ASC 606-10-25-10 through 25-13. Accordingly, its financial statement impact is reflected in the Company’s consolidated financial statements for the year ended December 31, 2025. See “Certain Relationships and Related Party Transactions-Related Party Transaction and “-Related Party Relationships” for further detail.

Discussion of our Results of Operations -2025 Compared to 2024 (Year Ended December 31)

Revenue

Year Ended December 31,	2025	2024	Change ($)	Change (%)
Account fee income	$3,963,097	$6,447,201	$(2,484,104)	(38.5)%
Safe Harbor Program income	76,920	76,920	-	-
Investment income	1,155,433	2,092,863	(937,430)	(44.8)%
Loan program income	2,478,082	6,625,576	(4,147,494)	(62.6)%
Total revenue	$7,673,532	$15,242,560	$(7,569,028)	(49.7)%

Account fee income

Account fee income decreased by $2.5 million, or 38.5%, for the year ended December 31, 2025 compared to the year ended December 31, 2024. The decline was driven by following factors.

●	During 2025 the Company had limited lending capacity available through PCCU under the First Amended CAA. Access to loans is a meaningful factor in client retention, and this constraint directly contributed to client attrition during the affected period. This attrition was further compounded by broader cannabis industry pressures, including operator consolidation and business closures in certain state markets, which resulted in additional account losses that were partially offset by 227 new account openings during the year. In aggregate, client attrition and the reduction in average fees collected from PCCU-hosted clients accounted for approximately $1.4 million of the year-over-year decline.

●	The termination of the Company’s banking relationship with Five Star Bank in the fourth quarter of 2024. This reduced fee income by approximately $0.5 million during 2025.

●	A strategic merchant services partner renegotiated its revenue-sharing arrangement on less favorable terms during 2025, reducing account fee income by approximately $0.5 million compared to the prior year.

Investment income

Investment income represents interest earned on net investable CRB deposit balances held at our partner financial institutions. The rate of return on these balances is directly benchmarked to the IORB rate published by the Federal Reserve Bank of Kansas City. Under our agreements, investment income is calculated daily on net investable CRB deposit balances and paid to the Company monthly in arrears.

For the year ended December 31, 2025, total investment income was $1.2 million, compared to $2.1 million for the year ended December 31, 2024, a decrease of $0.9 million, or 44.8%. The year-over-year decline was primarily driven by four factors:

1)	Decline in IORB rates. The IORB rate at the beginning of 2025 was 4.40%, which already reflected three rate reductions totaling 100 basis points that were enacted by the Federal Reserve in the second half of 2024. During 2025, the Federal Reserve further reduced the IORB rate by 25 basis points effective September 2025, and by an additional 25 basis points effective December 2025, which brought the IORB rate to 3.65% at year-end. In total, the IORB rate declined by 75 basis points during the 2025 fiscal year, compressing the yield earned on net investable CRB deposit balances throughout the year and directly reducing investment income relative to 2024, when the IORB rate averaged approximately 5.10% across the full year.

56

2)	Launch of interest-bearing money market accounts. In the first quarter of 2025, the Company launched interest-bearing money market accounts for CRB clients. While this product enhances the Company’s competitive deposit offerings, balances held in money market accounts generate interest income that is credited directly to clients rather than recognized as investment income by the Company, which reduced the net investable deposit base upon which the Company earns IORB-benchmarked investment income.

3)	Decline in average daily deposit balances. Average daily CRB deposit balances declined during 2025 compared to 2024, which reduced the principal base upon which investment income is earned. As discussed in “-Discussion of Adjusted EBITDA Results” above, Management has identified three primary causes of the elevated client attrition and deposit outflows experienced during 2025

4)	The Company’s banking relationship with Five Star Bank was terminated in 2024. Five Star Bank contributed $0.2 million to investment income in 2024, which is not material in 2025 results, representing an incremental headwind in the year-over-year comparison.

Loan program income

In 2025, loan program income was generated primarily from CRB loans originated by PCCU and underwritten and serviced by the Company under the First Amended CAA.

For the year ended December 31, 2025, the Company serviced twenty-two loans, compared to twenty-four loans for the year ended December 31, 2024. For the year ended December 31, 2025, the Company recognized $2.5 million loan program income attributable to PCCU activities, compared to $6.3 million for the year ended December 31, 2024. The decrease in loan program income was driven by three primary factors.

1)	The First Amended CAA became effective January 1, 2025, pursuant to which the Company received approximately 35% of loan program income generated by the applicable loans, with the remainder retained by PCCU. This replaced the prior structure in effect in 2024, under which the Company received 100% of loan program income and paid PCCU a servicing fee of 0.25% to 0.35% per annum. This structural change reduced the Company’s effective yield on the portfolio in 2025 relative to the prior year. Due to the Second Amended CAA, the Company’s share of loan program income increased to up to 65%. The Second Amended CAA constitutes a Type 1 subsequent event, and as such the Company recognized approximately $0.4 million in incremental loan program income attributable to the fourth quarter of 2025, partially offsetting the decline in loan program income resulting from the reduced allocation under the First Amended CAA.

2)	The composition of the loan portfolio has not changed materially during 2025. As of December 31, 2025, the portfolio consisted of twenty-two loans with an aggregate outstanding balance of $52.1 million, compared to twenty-four loans with an aggregate outstanding balance of $56.8 million as of December 31, 2024.

3)	The weighted average interest rate on the loan portfolio was approximately 10.6% as of December 31, 2025, compared to approximately 10.2% as of December 31, 2024. All loans in the portfolio carry fixed interest rates. The increase in the weighted average rate reflects changes in portfolio composition resulting from principal repayments on higher-risk rated loans.

57

Operating expenses

Year Ended December 31,	2025	2024	Change ($)	Change (%)
Compensation and employee benefits	$6,266,317	$7,783,331	$(1,517,014)	(19.5)%
General and administrative expenses	3,294,275	4,018,094	(723,819)	(18.0)%
Impairment of goodwill	-	6,058,000	(6,058,000)	(100.0)%
Impairment of long-lived intangible assets	-	3,090,881	(3,090,881)	(100.0)%
Professional services	3,328,222	2,518,394	809,828	32.2%
Rent expense	232,773	258,477	(25,704)	(9.9)%
Amortization of contract asset	129,072	-	129,072	100.0%
Credit loss (benefit) expense	(177,917)	(1,393,131)	1,215,214	(87.2)%
Total operating expenses	$13,072,742	$22,334,046	$(9,261,304)	(41.5)%

Total operating expenses

Total operating expenses decreased by $9.3 million, or 41.5%, to $13.1 million for the year ended December 31, 2025, from $22.3 million for the year ended December 31, 2024. The decrease was driven primarily by the absence of non-cash impairment charges that were recognized in 2024, lower headcount-related costs, and reduced general and administrative expenses, partially offset by higher professional services costs associated with litigation and the September 2025 Recapitalization.

Compensation and employee benefits

Compensation and employee benefits decreased by $1.5 million, or 19.5%, to $6.3 million for the year ended December 31, 2025, from $7.8 million for the year ended December 31, 2024. The decrease reflects several deliberate cost-reduction actions taken during 2025, including a reduction in headcount as the Company continued to optimize its workforce, a reduction in the scope of employee bonus programs, and the termination of the Company’s matching contributions to its 401(k) plan. In addition, non-cash stock-based compensation expense decreased year over year. These decreases were partially offset by executive bonus compensation of approximately $0.5 million awarded during 2025, as well as a one-time settlement payment of approximately $0.3 million to a former employee, which was satisfied through a combination of cash and shares of the Company’s Common Stock. The Company has increasingly used equity-based compensation to preserve cash and align employee and consultant incentives with the performance of its Common Stock.

General and administrative expenses

General and administrative expenses decreased by $0.7 million, or 18.0%, to $3.3 million for the year ended December 31, 2025, from $4.0 million for the year ended December 31, 2024. The decrease was driven by several factors: (i) a decrease of approximately $0.7 million in depreciation and amortization expense as certain intangible assets became fully amortized in 2024; (ii) a reduction of approximately $0.07 million in bank-sharing fees paid to other financial-institution clients due to a lower number of active accounts; and (iii) a reduction in investment relations expense of approximately $0.12 million. These decreases were partially offset by an increase in hosting fees paid to PCCU, as the First Amended CAA resulted in an incremental cost of approximately $0.2 million after netting the savings from the elimination of investment-hosting and loan-services fees.

Subsequent to December 31, 2025, the Second Amended CAA replaced the flat 1.00% asset hosting fee rate with a tiered rate structure. Under the new structure, the rate ranges from 0.50% on the first $25 million of average daily balances to 1.25% on balances above $125 million. The new rates apply retroactively from October 1, 2025, which resulted in a reduction of approximately $0.06 million in asset hosting fee expense for the fourth quarter of 2025. This adjustment has been recognized in the fourth quarter of 2025 financial statements as a Type 1 subsequent event.

Impairment of goodwill and long-lived intangible assets

No impairment of goodwill and long-lived intangible assets charges were recorded during the year ended December 31, 2025. During the year ended December 31, 2024, the Company recognized impairment charges of $6.1 million related to goodwill and $3.1 million related to finite-lived intangible assets, each identified through the Company’s annual impairment assessment as of December 31, 2024. The absence of impairment charges in 2025 accounts for $9.1 million of the total year-over-year decrease in operating expenses.

58

Professional services

Professional services expenses increased by $0.8 million or 32.2%, to $3.3 million for the year ended December 31, 2025, from $2.5 million for the year ended December 31, 2024. The increase reflects a structural shift in how the Company sources and manages certain services, as well as a concentration of non-recurring costs associated with significant corporate events during 2025, partially offset by savings realized from the transition to an outsourced service model and lower ongoing audit fees following the completion of the Company’s auditor transition.

The most significant structural change in 2025 was the elimination of the Company’s internal legal team and the engagement of external general counsel and compliance service providers in its place. This transition reclassified costs previously reported within compensation and employee benefits into professional services and generated one-time transition costs during 2025. Notwithstanding those transition costs, the Company estimates that this change in structure produced annualized savings in excess of $0.3 million relative to the cost of maintaining an internal legal function, the benefit of which is expected to be fully reflected in future periods.

The increase in professional services expense was also attributable to the following during 2025:

●	Legal fees associated with the shareholder litigation described in “-Litigation” below;

●	Costs incurred in connection with the resolution of employment matters with former employees;

●	Advisory, legal, and other fees related to the September 2025 Recapitalization, including the cost of filing required registration statements, the cost of issuance of convertible notes and the solicitation of required shareholder votes;

●	Fees incurred in connection with the transition to a new independent registered public accounting firm, including parallel engagement costs during the transition period; and

●	Accounting and audit fees related to the restatement of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which was a non-recurring event.

In connection with the September 2025 Recapitalization, the Company issued 1,063 shares of Series B Preferred Stock and accompanying Series B Warrants to three independent service providers in exchange for a two-year service arrangement that run through September 30, 2027. This structure reduced the immediate cash cost of those services; however, under GAAP the equity instruments issued were recorded at fair value as a prepaid asset and are being amortized to professional services expense ratably over the two-year service term. The portion of amortization recognized during the year ended December 31, 2025, is included within professional services expense above. The unamortized balance as of December 31, 2025, is reflected as a $0.3 million prepaid asset on the consolidated balance sheet. Partially offsetting these increases, the Company eliminated prior-year external counsel retainer arrangements that were no longer necessary following the outsourcing of its legal function and began to benefit from lower recurring audit and accounting fees following the completion of its auditor transition. The Company expects that, with the majority of these non-recurring items now behind it, ongoing professional services costs will decline in future periods relative to the elevated 2025 levels.

Rent expense

Rent expense decreased by $0.03 million, or 9.9%, to $0.2 million for the year ended December 31, 2025, from $0.3 million for the year ended December 31, 2024, primarily reflecting the closure of the Company’s Arkansas office during 2025.

Amortization of contract asset

The Company capitalized costs as a contract asset to secure the Second Amended CAA related to the (i) stand-ready guarantee liability and (ii) financial indemnification liability discussed elsewhere in this prospectus. Amortization of contract costs was $0.1 million for the year ended December 31, 2025, compared to $0 for the year ended December 31, 2024. It represents the straight-line amortization of the cost to acquire a contract asset recognized as of October 1, 2025, the effective date.

59

Credit loss (benefit) expense

The Company recognized a credit benefit of $0.2 million for the year ended December 31, 2025, compared to a credit benefit of $1.4 million for the year ended December 31, 2024.

For the year ended December 31, 2024, the credit benefit resulted from the full release of the indemnification liability under the CAA. The First Amended CAA eliminated the Company’s obligation to indemnify PCCU for CRB loan losses, and accordingly, the previous indemnification liability was fully reversed.

For the year ended December 31, 2025, the Second Amended CAA, effective October 1, 2025, reinstated indemnification obligations, requiring the Company to cover up to 65% of PCCU CRB loan portfolio. The Company recorded a stand ready guarantee liability of $2.1 million under ASC 460 and a financial indemnification liability of $1.1 million under ASC 326, each with a corresponding contract asset.

In accordance with ASC 460, the liability is recognized on a straight line basis, based on a weighted-average remaining loan maturity of three years. The Company reduced the stand ready guarantee liability by $0.2 million and the consolidated statement of operation reflects $0.2 million as benefit in operating expense. The expected amortization per year is approximately $0.7 million in future periods, which will be reassessed annually.

Other Income (Expenses)

Year Ended December 31,	2025	2024	Change	Change %
Change in the fair value of deferred consideration	$79,475	$361,449	$(281,974)	(78.0)%
Interest expense	(492,643)	(533,390)	40,747	(7.6)%
Gain on extinguishment of forward purchase derivative	3,336,213	-	3,333,213	100.0%
Costs incurred to secure financing	(987,621)	-	(987,621)	100.0%
Discount on Common Stock sold pursuant to the ELOC	(76,553)	-	(76,553)	100.0%
Change in fair value of warrant liabilities	1,320,871	2,803,638	(1,482,767)	(52.9)%
Total Other Income/ (Expenses)	$3,179,742	$2,631,697	$548,045	20.8%

Total other income (expenses) for the year ended December 31, 2025, was $3.2 million, compared to total other expense of $2.6 million for the year ended December 31, 2024, an improvement of $0.5 million. The increase was primarily due to a $3.3 million gain on the extinguishment of the FPA liability, which had been carried on the Company’s balance sheet at $7.3 million since December 31, 2022 and was settled through the issuance of Series B Preferred Stock and Series B Warrants rather than cash or Common Stock. The increase in other income is partially offset by costs incurred to secure financing and shift in the fair value of warrant liabilities. Each component is described below.

Change in Fair Value of Deferred Consideration

The contingent consideration payable to the former shareholders of Abaca was classified as a derivative liability under ASC 815 and remeasured at fair value at each reporting date, with changes recognized in earnings. The liability’s fair value was sensitive to the Company’s stock price, implied volatility, risk-free interest rates, and any amendments to the underlying arrangement.

For the year ended December 31, 2025, the Company recognized a gain of $0.08 million related to the decrease in the fair value of the deferred consideration, compared to a gain of $0.4 million for the year ended December 31, 2024. The gain in 2025 was primarily attributable to the decline in the Company’s stock price during 2025, which reduced the fair value of the third anniversary payment obligation prior to its extinguishment.

60

The third anniversary payment of $1.5 million was settled in full on October 3, 2025 through the non-cash issuance of 37,517 shares of the Company’s Common Stock at the contractual floor value of $40.00 per share. As a result of this settlement, the deferred consideration liability was fully extinguished prior to December 31, 2025, and no balance remains on the consolidated balance sheet as of that date. The last fair value measurement of the liability occurred at the time of settlement in October 2025, at which point the Company’s stock price had declined from $9.00 per share as of December 31, 2024 to $6.90 per share on October 3, 2025. This non-cash settlement is reflected in the supplemental schedule of non-cash investing and financing activities in the consolidated statements of cash flows.

Interest Expense

Interest expense for the year ended December 31, 2025 consisted of (i) interest on the senior secured promissory note with PCCU (the “PCCU Note”) and (ii) non-cash interest expense related to the OID on the Notes. By comparison, interest expense for the year ended December 31, 2024 primarily reflected interest incurred on only the PCCU Note.

During 2024, the Company made $2.2 million in scheduled principal repayments on the PCCU Note, reducing the outstanding balance to approximately $11.0 million as of December 31, 2024. The Company made one additional scheduled principal payment in January 2025. In March 2025, the Company and PCCU amended the PCCU Note to convert it to an interest only structure for a two-year period and to extend the maturity date to October 2030. Following this amendment, the Company remained current on all required interest payments through the date of the September 2025 Recapitalization.

On September 30, 2025, in connection with the Company’s September 2025 Recapitalization, PCCU cancelled the PCCU Note in full pursuant to a Debt Cancellation Agreement (the “Debt Cancellation Agreement”). At the time of debt cancellation, the outstanding principal balance was approximately $10.7 million. In consideration for the cancellation, PCCU received 13,436 shares of Series B Preferred Stock and a Series B Warrant to purchase 865,200 shares of Common Stock. As a result, no balance remained outstanding under the PCCU Note as of December 31, 2025.

The year-over-year decrease in interest expense of $0.04 million was primarily attributable to a lower average principal balance on the PCCU Note during 2025 relative to 2024. This decrease was partially offset by approximately $0.1 million of non-cash interest expense recognized in connection with the OID on the Notes. These Notes were subsequently exchanged for Series B Preferred Stock and Series B Warrants in connection with the Exchange and Cancellation Agreements.

Gain on Extinguishment of Debt

On June 16, 2022, the Company entered the FPA with Midtown, which subsequently assigned the FPA in part to Verdun and Vellar. The FPA was carried as a derivative liability on the Company’s balance sheet at a carrying value of $7.3 million as of the settlement date.

On September 30, 2025, the Company entered into Exchange and Cancellation Agreements with each of Midtown, Verdun, and Vellar under which each counterparty irrevocably cancelled, waived, and terminated all of its rights under the FPA. In full settlement of the FPA liability, the Company issued an aggregate of 5,002 shares of Series B Preferred Stock and Series B Warrants to initially purchase 322,111 shares of Common Stock at an exercise price of $7.7644 per share. In February 2026, the Series B Preferred Stock and Series B Warrants’ exercise price was reduced to $1.5528.

The transaction was accounted for as an extinguishment of a liability under ASC 405-20. The equity instruments issued were measured at their fair value of $800 per unit, consistent with the price paid by unaffiliated third-party investors for identical securities on the same date. Because the aggregate fair value of the equity instruments issued was less than the carrying amount of the FPA liability, the Company recognized a gain on extinguishment of $3.3 million, which is included in Other Income (Expense) for the year ended December 31, 2025.

61

In August and September 2025, the Company issued the Notes in the aggregate principal amount of $0.7 million, with a 20% OID, resulting in net proceeds of $0.6 million. The Notes did not bear stated interest and the OID represented the investors’ yield and was recognized as non-cash interest expense under ASC 835-30.

On September 30, 2025, the Notes were exchanged for Series B Preferred Stock and Series B Warrants at $800 per unit. The exchange was accounted for as an extinguishment of debt under ASC 470-50. To the extent the fair value of the equity instruments issued exceeded the carrying amount of the Notes at the time of settlement, the Company recognized a loss on extinguishment. For the year ended December 31, 2025, the Company recorded a net loss on extinguishment of debt of $0.003 million related to these convertible note exchanges.

Costs Incurred to Secure Financing

For the year ended December 31, 2025, the Company incurred $1.1 million in costs related to establishing its ELOC, of which $0.8 million was in the non-cash form of Series B Preferred Stock issued as commitment consideration. These costs were expensed as incurred in accordance with ASC 505-10-45-2, as the ELOC does not qualify for deferral treatment under GAAP. There were no comparable costs during the year ended December 31, 2024.

Discount on Common Stock sold pursuant to the ELOC

For the year ended December 31, 2025, the Company drew on its ELOC, selling shares of Common Stock at a contractual 10% discount to the lowest intraday stock price on each draw date. This pricing discount, which represents a direct cost of accessing the facility, resulted in a non-cash charge of approximately $0.08 million recognized in the statement of operations for the year ended December 31, 2025. This expense reflects the difference between the fair market value of the shares issued on settlement date and the proceeds received by the Company under the ELOC.

Change in Fair Value of Warrant Liabilities

The Company has outstanding public warrants, private placement warrants, PIPE warrants, and Abaca warrants, each of which is accounted for as a derivative liability because the settlement of these instruments may be in cash or stock depending on conditions such as the Company’s stock price or registration status. Public warrants are remeasured at fair value using observable market prices (Level 1). Private placement warrants, PIPE warrants and Abaca warrants are remeasured using the Black-Scholes-Merton option pricing model (Level 3). Changes in fair value are recognized in earnings for each reporting period.

For the year ended December 31, 2025, the Company recognized a gain of $1.3 million on the change in fair value of warrant liabilities, compared to a loss of $2.8 million for the year ended December 31, 2024. The favorable change of $4.1 million was primarily driven by a reduction in the aggregate fair value of outstanding warrant liabilities, reflecting changes in the Company’s stock price and associated implied volatility during the year. As of December 31, 2025, all outstanding warrants were out of the money.

For the year ended December 31, 2024, the $2.8 million loss was attributable to increases in warrant liability fair values, driven by movements in the Company’s stock price relative to warrant exercise prices during that period.

Income tax (benefit) expense

Year ended December 31,	2025	2024	Change ($)	Change (%)
Income tax (benefit) expense	$(58,470)	$43,859,686	$(43,918,156)	100%

Income tax (benefit)/expense for the year ended December 31, 2025 was $0.06 million, compared to $43.9 million for the year ended December 31, 2024. For the year ended December 31, 2024, income tax expense was primarily due to the recognition of a full valuation allowance against the Company’s net deferred tax assets. As of December 31, 2025 and December 31, 2024, the Company had net deferred tax assets of approximately $45.8 million and $44.4 million, respectively and a full valuation allowance has been recorded in each period.

62

The Company’s net operating loss (“NOL”) carryforwards are subject to limitation under Section 382 of the Internal Revenue Code of 1986, as amended. As of December 31, 2025, the Company had approximately $67.7 million of federal NOL carryforwards.

Financial Condition

Cash and cash equivalents

Cash and cash equivalents totaled $6.8 million and $2.3 million as of December 31, 2025 and 2024, respectively.

Cash flows

For the year ended December 31, 2025, the Company used $3.4 million of cash in operating activities. Operating cash flows for December 31, 2025 decreased from the prior year primarily due to the net loss of $2.2 million and changes to operating assets and liabilities that totaled $0.8 million, which were offset by $2.0 million of non-cash adjustments to reconcile net income to net cash provided by operating activities. For the year ended December 31, 2024, the Company generated approximately $0.4 million of cash from operating activities, including non-cash adjustments to reconcile net income to net cash provided by operating activities of $50.8 million that were offset by a net loss of $48.3 million and $2.0 million of changes to operating cash assets and liabilities.

For the year ended December 31, 2025, the Company generated cash from investing activities of approximately $0.4 million, primarily from the proceeds of a loan and from the sale of investment securities. For the year ended December 31, 2024, cash from investing activities of $0.01 million from the proceeds from a loan.

For the year ended December 31, 2025, the Company had generated $7.4 million of cash from financing activities. This primarily reflects proceeds of $0.6 million from the issuance of the Notes, $6.1 million of gross proceeds from the issuance of Series B Preferred Stock and Series B Warrants to purchase Common Stock, excluding $0.4 million offering cost, and $1.8 million from the sale of Common Stock under the ELOC. This was offset by the repayment of the PCCU Note totaling $0.3 million, $0.1 million repayment of a loan payable for insurance financing and $0.3 million from the redemption of Series B Preferred Stock. For the year ended December 31, 2024, the Company used $3.0 million to repay the PCCU Note.

Liquidity

Liquidity refers to our ability to meet anticipated cash demands, including servicing debt, funding operations, maintaining assets, and covering other routine business expenses. Our primary cash outflows include operating costs, general business expenditures, and, to a lesser extent, debt interest payments following the deferral of principal under the PCCU Note. The primary source of our liquidity is cash generated from operations. As of December 31, 2025, the Company does not have significant capital investment commitments.

Under ASC 205-40, Presentation of Financial Statements, Going Concern, the Company is responsible for evaluating whether conditions or events raise substantial doubt about its ability to meet future financial obligations within one year of the financial statement issuance date. This evaluation involves two steps: (1) assessing whether conditions or events raise substantial doubt about the Company’s ability to continue as a going concern, and (2) if substantial doubt is raised, evaluating whether the Company has plans to mitigate that doubt. Disclosures are required if substantial doubt exists or if the Company’s plans alleviate the doubt.

As of December 31, 2025, the Company has cash and cash equivalents of $6.8 million and net working capital of $5.7 million. The Company has incurred recurring losses from operations and experienced negative cash flows from operations, including an operating loss of $5.4 million and cash used in operating activities of $3.4 million for the year ended December 31, 2025. These conditions raise doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the date these consolidated financial statements are issued.

Management has developed and implemented a series of measures intended to preserve liquidity and support the Company’s ability to meet its obligations during the look-forward period.

63

Strengthened Revenue Profile

The Second Amended CAA increased the Company’s share of loan program income from approximately 35% to 65% of the PCCU’s loan portfolio. This agreement improves the recurring revenue profile of the Company’s core business on a prospective basis. Additionally, the Company is exploring strategic partnerships with other financial institutions.

Access to Additional Capital

The Company has entered into the ELOC, providing contingent access to additional capital subject to customary conditions.

Expense Management

Management has identified and quantified specific, actionable cost reductions that are within its direct operational control and that it would implement should operating conditions deteriorate below base-case expectations.

Cash Flow Monitoring

Management maintains a 52-week rolling cash flow projection that tracks anticipated expenses, revenues, and ending cash balances against budget. Cash positions are reviewed on a bi-weekly basis to ensure the Company maintains adequate liquidity to fund operations.

Notwithstanding the measures described above, the Company continues to incur operating losses and negative cash flows from operations, and uncertainty remains as to whether these conditions will be fully resolved within the look-forward period. As a result, management has concluded that substantial doubt exists about the Company’s ability to continue as a going concern for a period of at least twelve months from the date these consolidated financial statements are issued.

Litigation

On October 17, 2024, the Company filed a complaint in the District Court, captioned SHF Holdings, Inc. v. Daniel Roda, Gregory W. Ellis, and James R. Carroll, Case No. 2024CV33187. The lawsuit arises from a dispute over the terms of the Company’s October 2022 acquisition of Abaca pursuant to a merger agreement (the “Merger Agreement”) that was subsequently amended in November 2022 and in October 2023 (the “Second Amendment”).

The Second Amendment restructured certain merger consideration, including introducing warrants and modifying payment timing. The defendants contend the Second Amendment is invalid under Delaware law and seek to have it set aside, which would reinstate the original payment terms and potentially increase the Company’s obligations. The Company maintains that the Second Amendment was validly executed and is binding.

On November 21, 2024, at the Company’s request, the disputed merger payment of $3.0 million was deposited into the Denver County, Colorado District Court’s registry pending resolution of the dispute. This amount has been reflected in the Company’s consolidated balance sheet.

On December 19, 2024, the defendants filed an answer and counterclaims against the Company. On April 18, 2025, the District Court issued an order denying the Company’s motion to dismiss most of the counterclaims, but the District Court did dismiss claims against the Company’s Chairman, Fred Niehaus, with prejudice. The District Court also clarified that the Delaware statutes cited by the defendants govern pre-closing amendments and do not authorize post-merger amendments altering consideration, a finding that is consistent with the Company’s legal position.

On April 23, 2026, the District Court issued an omnibus order on cross-motions for summary judgment in the matter. The ruling addressed the validity of the Second Amendment entered into in connection with the Company’s October 2022 acquisition of Abaca. The District Court denied the Company’s motion for summary judgment in its entirety.

The District Court granted the counterclaim plaintiffs’ motions for summary judgement regarding the validity of the Second Amendment and the claim that the Company breached the Merger Agreement by using a certain formula in the Second Amendment to calculate the first anniversary cash consideration payment. Damages for these two counterclaims are to be determined at a future hearing. The District Court denied both parties’ motions for summary judgement regarding a claim related to the second anniversary cash consideration payment of $3.0 million. The District Court also denied the counterclaim plaintiffs’ motion for summary judgment on the Company’s declaratory judgment claim.

64

The Company intends to continue defending its positions vigorously. In addition, the Company may evaluate the possibility of a negotiated resolution of the dispute. In the event of a negotiated resolution, the Company’s ability to fund any payments owed in cash may be materially constrained by the terms of the ELOC and the Company’s Series B Preferred Stock. Litigation is inherently uncertain, and there can be no assurance that any negotiated resolution will be reached or that the terms of any such resolution are favorable to the Company.

The $3.0 million previously deposited into the District Court’s registry in November 2024 remains reflected in the Company’s financial statements.

Critical Accounting Estimates

Our consolidated financial statements and accompanying notes are prepared in accordance with GAAP. Preparing consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses, as well as disclosure of contingent assets and liabilities. An appreciation of our critical accounting policies is necessary to understand our financial results. In some cases, we could reasonably use different accounting policies and estimates, and changes in our estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates, and our financial condition or results of operations could be affected. We base our estimates on our experience and other assumptions that we believe are reasonable, and we evaluate these estimates on an ongoing basis. We refer to the following accounting estimates as critical accounting estimates, based on their importance to the financial reporting and potential for changes in future periods:

Revenue recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, by identifying contracts with customers, identifying distinct performance obligations, determining and allocating transaction prices, and recognizing revenue as each performance obligation is satisfied. A critical element of this process is the determination of whether the Company acts as a principal or agent (gross versus net revenue presentation) in each of its revenue streams.

The Company’s primary revenue streams are account fee income, loan program income, and investment income. Each stream involves contractual arrangements with PCCU. Accordingly, the terms of the Second Amended CAA are material to the Company’s revenue recognition policies and estimates. See “-Relationship with PCCU.”

The Company’s revenue recognition process requires management to exercise judgment in three primary areas: determining the transaction price for account fee income, estimating the Company’s allocated share of loan program income under a variable yield formula, and determining average net daily deposit balances for investment income. Each involves assumptions that, if different, could materially affect reported revenue. Except for account fee income, where the Company acts as principal, the Company serves as an agent for loan program income and investment income. Because its primary role is to facilitate the contract with PCCU, the Company recognizes these revenues on a net basis.

Account Fee Income

Account fee income consists of fees charged to CRBs for account maintenance, transaction processing, compliance monitoring, and other ancillary services. Fees are recognized as services are performed. The Company presents this revenue on a gross basis because it bears primary responsibility for compliance monitoring, account management, and reporting, and retains sole discretion over fee pricing.

65

The key estimation challenge is the transaction price, which varies by account type, deposit balance tier, and customer activity. Management determines the appropriate fee tier each period and evaluates any adjustments for credits, waivers, or usage-based fluctuations. Following the revised fee schedule effective January 1, 2025, changes in customer mix and average deposit levels directly affect recognized revenue.

Loan Program Income

The Company earns income from CRB loans originated and funded by PCCU and primarily serviced by the Company. Revenue is recognized over the loan’s term as interest is earned, reflecting only the Company’s allocated share of net interest income. Management has concluded this arrangement is best characterized as a collaborative arrangement under ASC 808, given the bidirectional flow of consideration, shared credit risk, and the absence of a traditional customer-vendor relationship between the Company and PCCU. The timing and amount of income recognized are identical regardless of whether ASC 808 or ASC 606 governs how the Company accrues its allocated share monthly as earned.

Effective December 31, 2024, the Company’s allocated share of net interest income is determined under a loan yield allocation formula that combines the externally observable Constant Maturity U.S. Treasury Rate with a proprietary internal risk rating assigned to each loan. The risk rating is a management estimate that directly drives the income split between the Company and PCCU, and changes in risk ratings across the portfolio will increase or decrease the Company’s recognized share of interest income accordingly.

Investment Income

Investment income represents interest earned on CRB deposit balances held at PCCU at the IORB rate, classified as a return on a financial instrument under ASC 310 and outside the scope of ASC 606. Income is accrued monthly based on average net daily deposit balances and the prevailing IORB rate, both of which are externally determinable. To the extent ASC 606 were determined to apply, the recognition outcome would be identical, and accordingly no change in previously reported amounts would arise from this classification. Pursuant to each of the First Amended CAA and the Second Amended CAA, the Company is entitled to 100% of this investment income, replacing the prior structure under which 25% was remitted to PCCU as an investment hosting fee. This change is a material factor in the comparability of investment income between 2024 and 2025.

Stock-Based Compensation

The Company grants stock options and restricted stock units (“RSUs”) to employees, directors, and consultants under the Plan, which was originally approved by stockholders on June 28, 2022. During 2025, the Plan was amended to provide that the total number of shares of Common Stock authorized for issuance under the Plan will automatically increase upon the occurrence of a Dilution Event (as defined in the Plan) and on the first trading day of each calendar year, beginning January 1, 2026, by the number of shares necessary to bring the total authorized shares under the Plan equal to fifteen percent (15%) of total outstanding shares of Common Stock as of the last day of the immediately preceding calendar year, subject to a maximum annual increase of 50,000 shares. The Company also filed a Registration Statement on Form S-8 during 2025 to register the shares of Common Stock issuable under the Plan, ensuring that shares delivered to grantees upon exercise or settlement of awards are freely tradeable. The Company has not issued stock appreciation rights, restricted stock, stock bonus awards, or performance compensation awards in the year ended December 31, 2025 and December 31, 2024. As of December 31, 2025, a total of 626,749 shares of Common Stock were authorized for issuance under the Plan, of which 78,799 shares remained available for future issuances.

The Company accounts for all equity-based awards under ASC 718, Compensation-Stock Compensation. Stock-based compensation is considered a critical accounting estimate because the fair value of option awards is determined at the grant date using valuation models and assumptions that are inherently uncertain. Changes in those assumptions, particularly expected stock price volatility, can materially affect the amount of compensation expense recognized over the requisite service period.

66

Stock Options

Stock options are granted to incentivize employee and director ownership of the Company’s Common Stock and to help align compensation with the long-term performance of the Company. Options generally have a 10-year contractual term and permit net-share settlement upon exercise. The exercise price, vesting schedule, and exercise period for each grant are determined by the Plan administrator at the time of grant.

The fair value of each option award is measured on the grant date using the Black-Scholes-Merton option valuation model. The key assumptions applied during the year ended December 31, 2025 were as follows:

●	Expected volatility. The Company estimates volatility based on its historical stock price over a period commensurate with the expected term of each award. For options granted during the year ended December 31, 2025, expected volatility ranged from 93.42% to 115.54%. This represents a refinement from the approach used in prior periods, which applied a fixed 100% volatility assumption given the Company’s limited post-listing trading history. As the Company has accumulated additional trading history, the volatility assumption is now grounded in observed historical price data. Expected volatility is the assumption with the greatest sensitivity to the fair value output, and changes in this estimate can materially affect the compensation expense recognized in current and future periods.

●	Expected term. The expected term is calculated using the simplified method, the average of the contractual term and the vesting period, because the Company does not yet have sufficient historical exercise data to support a more refined estimate.

●	Risk-free interest rate. The risk-free rate is based on U.S. Treasury security yields for maturities approximating the expected term of each award at the grant date. For options granted during the year ended December 31, 2025, the risk-free rate ranged from 3.54% to 4.47%.

●	Dividend yield. A zero dividend yield is assumed, consistent with the Company’s history of not paying dividends and its current expectation that it will not do so in the foreseeable future.

Compensation cost for service-based options is recognized on a straight-line basis over the requisite service period. During 2025, the Company also granted performance-based stock options that vest upon the Company’s successful completion of an equity transaction generating proceeds in excess of $4.0 million. This performance condition is non-market-based as defined under ASC 718-10-20. Compensation cost for such performance-based awards is recognized only when it becomes probable that the performance condition will be achieved, with cumulative expense adjusted prospectively as management’s estimates evolve. Forfeitures are recognized as they occur. Changes in any of the valuation assumptions described above, or in management’s assessment of the probability of achieving a performance condition, could produce materially different compensation expense amounts in current and future reporting periods.

Restricted Stock Units

RSUs are valued at the closing market price of the Company’s Common Stock on the grant date. Compensation cost is recognized on a straight-line basis over the requisite service period. Because RSU fair value is based on an observable market price rather than a valuation model, estimation uncertainty is lower than for stock options. As of December 31, 2025, RSU activity under the Plan had substantially wound down, with no units remaining outstanding.

Plan Share Pool - Dilution Event and Annual Reset Provisions

The automatic share pool expansion mechanic introduced by the 2025 amendment to the Plan requires management to assess on a continuous basis whether a Dilution Event has occurred, which in turn determines the number of shares available for future grants and the scope of future equity compensation arrangements. An incorrect assessment of whether a Dilution Event has been triggered could affect the calculation of available shares and, indirectly, the trajectory of future compensation expense. The Company monitors its equity issuance activity on an ongoing basis to ensure compliance with the Plan’s terms.

67

Warrants Liability

The Company’s accounting for its outstanding warrant liabilities, comprised of public warrants, private placement warrants, PIPE warrants, and Abaca warrants, constitutes a critical accounting estimate because of the significant judgment and assumptions required in their valuation and the potential impact on our financial statements. These warrants are carried at fair value on a recurring basis, with changes in fair value recognized in the consolidated statements of operations each reporting period.

●	For public warrants, the Company uses Level 1 inputs, relying on exchange-traded prices to determine fair value. This approach minimizes estimation uncertainty for this class of warrants.

●	For private placement warrants and PIPE warrants, fair value is determined using the Black-Scholes-Merton option pricing model, which incorporates Level 3 unobservable inputs. Key assumptions include the expected volatility of the Company’s Common Stock, the exercise price of each warrant, the fair market value of the underlying Common Stock, the risk-free interest rate, the expected remaining life of the warrants, and an assumed zero dividend yield.

●	For Abaca warrants, the Company has 250,000 warrants outstanding, each exercisable to purchase one share of Common Stock at an exercise price of $40.00 per share. The Abaca warrants are classified as a liability and carried at fair value using Level 3 inputs. Fair value is assessed at each reporting period end.

In connection with the issuance of Series B Preferred Stock on September 30, 2025, the Company also issued Series B Warrants to purchase 1,999,544 shares of Common Stock. After evaluation under ASC 815-40 and ASC 480, the Series B Warrants were determined to qualify for equity classification and will not be subsequently remeasured at fair value.

The key assumptions driving the Level 3 warrant valuations are stock price volatility, the risk-free rate, and the expected remaining life of each warrant each are inherently uncertain and subject to change. Fluctuations in the Company’s stock price, shifts in market volatility, changes in prevailing interest rates, or changes in the holders’ expected exercise behavior could lead to significant period-to-period movements in the recorded fair values of these warrant liabilities and, correspondingly, material swings in the Company’s reported results of operations. The Company closely monitors these assumptions and market conditions at each reporting date to ensure the warrant valuations reflect current fair market value.

Deferred Consideration

The Company’s accounting for deferred consideration arising from the acquisition of Abaca represents a critical accounting estimate. In accordance with ASC 815, Derivatives and Hedging, this obligation is classified as a derivative liability and is carried on the balance sheet at fair value, with changes in fair value reflected in the consolidated statements of operations at each reporting period end.

The deferred consideration arrangement includes cash payments scheduled at various anniversaries of the merger closing and the potential issuance of Common Stock based on specified conditions. The third anniversary payment of $1.5 million, which was due in October 2025, was settled on October 3, 2025, through the issuance of 37,517 shares of Common Stock, using a floor value of $40.00 per share at the Company’s election.

The fair value of the deferred consideration was determined using a Monte Carlo Simulation model and influenced by several factors, including the Company’s stock price, stock price volatility, the risk-free interest rate, the timing and structure of remaining payment obligations, and the specific terms of the Abaca merger agreement and its amendments. Changes in the Company’s stock price, fluctuations in market volatility, or shifts in the risk-free interest rate could produce material adjustments to the recorded fair value of this derivative liability in future periods, with a corresponding impact on the Company’s financial position and results of operations. These estimates and assumptions are subject to inherent uncertainty and the exercise of management’s judgment, and the Company monitors related developments and market conditions closely to ensure the liability is accurately valued at each reporting date.

68

Forward Purchase Agreement and Forward Purchase Derivative

As previously disclosed, the Company entered the FPA with Midtown, which subsequently assigned the FPA in part to Verdun and Vellar. The FPA gave rise to both a FPA receivable, which had been carried on the balance sheet, and an FPA derivative liability.

During the first quarter of 2025, the Company reclassified the FPA receivable balance of $4.6 million to additional paid-in capital after determining that the arrangement met the conditions for equity classification under ASC 815-40 and ASC 480.

On September 30, 2025, all three FPA holders entered into Exchange and Cancellation Agreements with the Company, pursuant to which they irrevocably cancelled, waived, and terminated all of their rights under the FPA in exchange for shares of Series B Preferred Stock and Series B Warrants to purchase Common Stock. This transaction extinguished the FPA derivative liability, which had been carried at $7.3 million since December 31, 2022 without change, and was accounted for as a debt extinguishment under ASC 405-20. The fair value of the equity instruments issued was measured at $800 per unit, consistent with the cash price paid by unaffiliated third-party investors for identical instruments on the same date. The carrying amount of the FPA liability exceeded the aggregate fair value of the instruments issued, resulting in a gain on extinguishment of $3.3 million, which is included in Other Income (Expense) in the consolidated statements of operations for the year ended December 31, 2025.

As a result of these transactions, the FPA receivable and FPA derivative liability are fully settled as of December 31, 2025, and no amounts remain on the balance sheet related to the FPA. Accordingly, FPA and forward purchase derivative are not expected to constitute critical accounting estimates in future periods.

Investment in Preferred Securities - Valuation and Impairment Assessment

The Company holds an investment in preferred securities of ADTX with a carrying value of $1.45 million as of December 31, 2025, and this is accounted for under the measurement alternative permitted by ASC 321-10-35-2. Because ADTX’s preferred shares are not actively traded and lack a readily determinable fair value, the investment is carried at cost, less any impairment, adjusted for observable price changes in orderly transactions for identical or similar instruments.

This accounting policy requires management to exercise judgment in two key areas: (i) assessing at each reporting date whether qualitative indicators of impairment exist, and (ii) identifying and evaluating any observable price changes in orderly transactions involving identical or similar instruments. Both assessments involve significant judgment given the limited liquidity and publicly available financial information regarding ADTX.

As of December 31, 2025, management identified no indicators of impairment and no qualifying observable price changes. However, future changes in ADTX’s financial condition or business prospects could require the Company to recognize impairment charges that may be material to its results of operations.

Stand Ready Guarantee Obligation

In connection with the Second Amended CAA with PCCU, the Company assumed an obligation to indemnify PCCU for up to 65% of credit losses on PCCU’s CRB loan portfolio, which had a total outstanding balance of approximately $52.1 million as of December 31, 2025. Under ASC 460, the issuance of a guarantee creates a noncontingent obligation to stand ready to perform, requiring the Company to recognize a liability at fair value at inception regardless of whether losses are probable. Because no observable market exists for cannabis lending guarantee obligations, the Company measured the stand-ready liability using a Level 3 insurance-pricing methodology under ASC 820, estimating the premium a knowledgeable, willing third-party surety or specialty financial guarantor would charge to assume the same obligation in an arm’s-length transaction. The fair value incorporates three components: (i) probability-weighted expected credit losses at the Company’s 65% indemnification share, applying a pooled probability of default of 7.25% and loss given default of 25.0% for performing loans, and a 35% probability of default and 50% loss given default for the individually evaluated criticized credit; (ii) a stand-ready risk premium of 120% of expected losses, reflecting the uncertainty, volatility, and duration of the commitment and the illiquidity of cannabis real estate collateral; and (iii) a time value discount at a risk-adjusted rate of 4.0%. The resulting fair value at inception was $2.1 million, which is recognized as a stand-ready guarantee liability with an offsetting contract asset, resulting in a net zero equity impact on Day 1. The liability is released to income on a systematic basis as the Company is progressively released from risk through loan paydowns and maturities.

69

Financial Indemnification Liabilities

In connection with the Second Amended CAA with PCCU, the Company assumed an obligation to indemnify PCCU for up to 65% of credit losses on PCCU’s CRB loan portfolio, which had a total outstanding balance of approximately $52.1 million as of December 31, 2025. The Company recognizes a financial indemnification liability under ASC 326-20 representing the contingent component of its obligation, management’s estimate of the Company’s share of lifetime expected credit losses on PCCU’s CRB loan portfolio. A corresponding contract asset of equal amount was recognized under ASC 340-40 at inception, resulting in a net zero equity impact on Day 1. Expected credit losses are estimated using a probability of default times loss given default framework applied to the portfolio segmented into three tranches: pass-rated loans evaluated on a pooled basis, elevated-risk loans evaluated on a pooled basis at higher loss rates, and a single past-maturity commercial loan that is individually evaluated due to its credit profile and limited collateral coverage. Because the portfolio consists entirely of cannabis-use real estate, management applies a two-step collateral discount, eliminating the cannabis license premium embedded in appraised values and reducing the residual to proceeds realizable by a non-cannabis buyer in a liquidation sale resulting in adjusted collateral coverage that is less than the gross portfolio balance. A qualitative loss given default premium is applied across all pooled tranches to reflect the portfolio’s complete concentration in a single industry operating under federal illegality, constrained collateral marketability, and the absence of conventional refinancing markets. The financial indemnification liability is dynamic and remeasured quarterly based on changes in portfolio credit quality, economic conditions, and forward-looking assumptions, with all changes recognized in credit loss expense or income in the period of remeasurement. This estimate is inherently uncertain due to the portfolio’s complete concentration in cannabis-related borrowers, limited industry loss history, and the potential for adverse changes in borrower credit quality, collateral values, or the regulatory environment governing cannabis; such changes could materially affect the carrying amount of this liability in future periods.

Emerging Growth Company Status

We are an EGC as defined in the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of SOX, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an EGC can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period, for as long as it is available. We will remain an EGC until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which is December 31, 2026, and (b) in which we have total annual gross revenue of at least $1.07 billion, (2) the date on which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning provided in the JOBS Act. The Company will cease to be an EGC on December 31, 2026.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, which allows us to take advantage of certain exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of our Common Stock held by non-affiliates exceeds $250.0 million as of the prior June 30, and (ii) our annual revenue exceeded $100.0 million during such completed fiscal year or the market value of the shares of our Common Stock held by non-affiliates exceeds $700.0 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

70

Internal Control Over Financial Reporting

In connection with management’s assessment of internal control over financial reporting as of December 31, 2025, the Company identified material weaknesses in prior periods related to the application of U.S. GAAP to complex transactions, the going concern evaluation process, and information technology access controls.

During 2025, the Company executed a comprehensive remediation plan to address these weaknesses, and management believes all previously identified material weaknesses have been remediated as of December 31, 2025. Additionally, while the material weakness related to the completeness and accuracy of account activity fee income has been remediated, sufficient time has not elapsed to conclude that the related controls are operating effectively.

However, a material weakness was identified during the fourth quarter of 2025 related to the Company’s loan documentation and credit loss estimation process.

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are designed to ensure that information required to be disclosed by us in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that their objectives are met. The design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation can provide absolute assurance that all control deficiencies and instances of fraud, if any, have been detected.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2025. Based upon this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, solely due to the material weakness described below, the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as of December 31, 2025.

Management’s Annual Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

●	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles;

●	provide reasonable assurance that receipts and expenditures are being made only in accordance with management and director authorization; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on the consolidated financial statements.

71

Because of its inherent limitations, internal control over financial reporting may not prevent or detect all misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2025 using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control - Integrated Framework (2013). Based on this assessment, management concluded that, due to the material weakness described below, our internal control over financial reporting was not effective as of December 31, 2025.

Material Weakness

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Previously Reported Material Weaknesses and Remediation

As initially reported in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the period ended September 30, 2025, management identified several material weaknesses in the Company’s internal control over financial reporting. These weaknesses primarily related to the Company’s ability to appropriately apply GAAP and SEC reporting requirements to complex transactions, including revenue recognition, accounting for financial instruments, forward purchase arrangements, and stock-based compensation. Additional weaknesses existed in management’s going-concern evaluation process and information technology access controls.

During 2025, the Company implemented a comprehensive remediation plan focused on strengthening technical accounting expertise, enhancing review controls, and improving documentation and segregation of duties. Key remediation actions included:

●	Hiring a Chief Executive Officer, who also serves as Chief Financial Officer, and a Senior Vice President of Finance and Controller, who serves as Principal Accounting Officer, both with extensive SEC-registrant experience to oversee technical accounting, financial reporting, and internal controls;
●	Engaging a financial advisory firm with expertise in financial reporting to assist management in evaluating and accounting for complex and non-routine transactions, including the Series B Preferred Stock and related Series B Warrant issuances;
●	Implementing enhanced review procedures over financial statement preparation, including secondary reviews of all complex accounting analyses; and
●	Upgrading information technology access controls and removing unnecessary privileged user access within key financial systems.

As of December 31, 2025, management believes the remediation actions described above adequately address all previously identified material weaknesses. Management notes that while the material weakness related to the completeness and accuracy of account activity fee income has been remediated, sufficient time has not elapsed to conclude that the related controls are operating effectively.

Material Weakness Identified During the Year Ended December 31, 2025

Loan Documentation and Credit Loss Estimation Process: In connection with the Company’s initial recognition of indemnification liabilities under the Second Amended CAA, the Company was required for the first time to measure a stand-ready guarantee liability at fair value under ASC 460 and an expected credit loss liability under ASC 326-20. Both measurements rely on underlying CRB loan documentation maintained in connection with the Company’s credit administration responsibilities under the agreement. During the audit, certain loan documentation used in connection with these measurements was identified as out of date or inconsistent with the terms of the underlying loans. While the Company’s valuation conclusions were determined to be fairly stated as of December 31, 2025, the absence of a formalized loan documentation review and maintenance process represents a control deficiency that, if not remediated, could result in a material misstatement of the indemnification and expected credit loss liabilities in future periods.

72

To remediate this material weakness, management is in the process of developing a standardized documentation checklist to ensure that all relevant inputs are consistently captured and considered in the expected credit loss estimation under ASC 326. Full implementation of these procedures is expected to be completed by the second quarter of 2026, after which the controls will be subject to ongoing monitoring by management to assess operating effectiveness.

A failure to maintain effective internal controls over financial reporting could result in errors in our financial statements that could require us to restate past financial statements, cause us to fail to meet our reporting obligations, and cause investors to lose confidence in our reported financial information, all of which could materially and adversely affect the Company.

Changes in Internal Control Over Financial Reporting

Other than the remediation actions described above, there were no changes in our internal control over financial reporting that occurred during the year ended December 31, 2025 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

The Company’s management has expended, and will continue to expend, a substantial amount of effort and resources for the remediation of the remaining material weakness and the continued improvement of our internal control over financial reporting. While we have processes to properly identify and evaluate the appropriate accounting guidance and other literature for all significant or unusual transactions, we have expanded and will continue to improve these processes to ensure that the nuances of such transactions are effectively evaluated in the context of the increasingly complex accounting standards.

Related Party Relationship with PCCU

PCCU is a related party because it held approximately 25.2% of the Company’s Common Stock as of December 31, 2025, holds approximately 43.3% of the Series B Preferred Stock and Series B Warrants as of the date hereof, and serves as the federally regulated credit union through which the Company’s CRB clients hold their deposit accounts and obtain loans. Because PCCU holds the majority of the Company’s client deposits and has the ability to significantly influence the Company’s management and operating policies, all transactions and arrangements between the Company and PCCU are disclosed as related party transactions in accordance with ASC 850 and SEC Regulation S-X. However, as of May 21, 2025, PCCU no longer has contractual rights to appoint members to the Board of Directors.

Revenue Concentration

In 2025, the Company derived substantially all of its revenue from services provided to PCCU under the First Amended CAA. For the years ended December 31, 2025 and December 31, 2024, revenue generated under the then-applicable agreements totaled $6.7 million and $12.6 million, and represented 86.7% and 83.5% of total revenue, respectively. As of December 31, 2025 and December 31, 2024, amounts due from PCCU totaled $1.0 million and $1.0 million, representing 97.0% and 87.8% of total accounts receivable, respectively.

The loss of or a material adverse change to this relationship could have a material adverse impact on the Company’s results of operations and financial condition. Management monitors this concentration risk on an ongoing basis.

Commercial Alliance Agreement

The Company’s commercial relationship with PCCU is currently governed by the Second Amended CAA, which sets forth the complete terms and conditions governing the relationship between the Company and PCCU, including account-related services, lending activities, fee arrangements, and loan capacity parameters. Under the CAA, the First Amended CAA, and the Second Amended CAA, as applicable, the Company originates, underwrites, and services CRB loans on PCCU’s behalf. PCCU, as the federally regulated credit union, is the legal holder of CRB deposits and the maker of CRB loans. The Company provides all compliance analysis, credit analysis, due diligence, underwriting, and administration required to onboard and service CRB accounts and loans. The CAA also includes default procedures designed to ensure that neither party takes title to or possession of cannabis-related assets, including real property that may serve as collateral.

73

The CAA was originally executed on March 29, 2023, and was subsequently amended and restated by the First Amended CAA on December 31, 2024. The CAA and the First Amended CAA were further amended and restated by the Second Amended CAA, which was executed on February 4, 2026 with a retroactive effective date of October 1, 2025. The Company and PCCU reached agreement on the material economic terms of the Second Amended CAA on or about October 1, 2025, following completion of the September 2025 Recapitalization. The written agreement was formally executed on February 4, 2026; the intervening period involved only procedural and documentation matters that did not affect the substance of the agreed terms. The Second Amended CAA extended the customer agreement with PCCU through December 31, 2031, with an automatic renewal for subsequent periods of two years each, unless notice of non-renewal is provided no later than twelve (12) calendar months prior to the expiration of the then-current term. This is an extension from the First Amended CAA’s termination date of December 31, 2028.

The Differences Between the Agreements

The Second Amended CAA increases the Company’s share of CRBs loan program income to up to 65% of total interest, compared to approximately 35% received under the Amended CAA. The Second Amended CAA also shifts the calculation the asset hosting fee to a graduated scale based on deposits, which is expected to result in a reduction of fees between approximately $0.2 million to $0.3 million annually compared to the First Amended CAA.

Under the CAA, which was effective for the year ended December 31, 2024, the Company was entitled to receive all of loan program income while bearing 100% of the indemnification risk on loans originated through PCCU. The Company was also obligated to pay PCCU asset hosting fees based on a fixed fee per account from $26.08 to $28.69, investment hosting fees calculated based upon 25% of investment income earned on the monthly closing CRB deposit balance, and loan servicing fees based upon 0.25% of the total loans serviced by PCCU but managed by the Company.

The First Amended CAA introduced significant changes to this arrangement. The Company’s share of loan program income was reduced from 100% to 35%, with the introduction of a yield and loss allocation framework, while the Company’s indemnification liability was fully eliminated. Investment hosting fees and loan servicing fees were also eliminated, and the method of calculating asset hosting fees was revised from a fixed per-account fee to a percentage applied to average daily balances of deposits held at PCCU.

The Second Amended CAA now determines the revenue the Company receives from its relationship with PCCU from October 1, 2025 until at least the end of 2031. Under the Second Amended CAA, the Company receives up to 65% of net interest income on applicable loans and correspondingly indemnifies up to 65% of default-related losses, with PCCU indemnifying the remaining 35%. The asset hosting fee structure was also revised from a flat rate of 1.0% to a sliding scale ranging from 0.50% for average daily deposit balances below $25.0 million to 1.25% for average daily deposit balances exceeding $125.0 million.

The Company is required to deposit into escrow a current copy of the source code and technical documentation for the Company’s proprietary software that the Company uses to provide its services under the Second Amended CAA (the “Escrowed Software”). In the event of certain defaults by the Company under the Second Amended CAA or if the Company enters into, among other things, bankruptcy, then the Escrowed Software will be released from escrow and transferred to PCCU. In the event of such a release, PCCU will receive a nonexclusive, royalty-free, fully-paid, non-transferrable, non-sub licensable license to (a) use the Escrowed Software for the purpose of maintaining, supporting, performing, and operating an equivalent of the services as had otherwise been provided to PCCU by the Company and (b) modify, enhance, and create derivative works of the Escrowed Software.

Key Economic Terms Under the Agreements

Asset Hosting Fees

Under the First Amended CAA in 2025, the Company paid PCCU a single asset hosting fee in exchange for access to PCCU’s Jack Henry core banking platform, regulated deposit infrastructure, and related operational support. This fee replaced all prior per-account servicing fees, investment hosting fees, and loan servicing fees that existed under earlier agreements.

74

The asset hosting fee was calculated as 1.00% per annum applied to the average daily balances of CRB account relationships generated by the Company and hosted at PCCU, divided by the number of days in the year and multiplied by the number of days in the applicable month. The fee increases to 1.30% per annum on the entire average daily balances once deposits exceed $130 million. For the year ended December 31, 2025, the Company incurred $1.2 million in asset hosting fees payable to PCCU.

On February 4, 2026, the Company and PCCU executed the Second Amended CAA with a retroactive effective date of October 1, 2025. The Second Amended CAA replaced the flat 1.00% rate in the First Amended CAA with a tiered marginal rate structure (ranging from 0.50% on the first $25 million of average daily balances to 1.25% on balances above $125 million) and increased the Company’s share of loan program income from approximately 35% to up to 65%, with a corresponding indemnification obligation of up to 65% for loan defaults. The execution of the Second Amended CAA is a Type 1 recognized subsequent event under ASC 855-10-25-1. As a result, the retroactive reduction in asset hosting fees of $0.06 million for the period October 1 through December 31, 2025 has been recognized as a reduction of operating expense in the year ended December 31, 2025. On a prospective basis, the tiered rate structure is expected to generate annualized savings of approximately $0.3 million compared to First Amended CAA rates beginning in the first quarter of 2026.

Investment Income

Under both the First Amended CAA and the Second Amended CAA, the Company receives 100% of the investment income earned on CRB funds invested on its behalf by PCCU. The 25% investment hosting fee that was paid to PCCU under the CAA ceased on January 1, 2025.

Loan Program Income

The Second Amended CAA provides that each loan covered by the Second Amended CAA is subject to an allocation of yield and default-related losses among the Company and PCCU. Pursuant to this yield and loss allocation, the Company will receive up to 65% of all net interest income on the applicable loans and will also indemnify up to 65% of default-related losses of such loans, with PCCU indemnifying the other 35%. However, if the Company determines that adjustments to its indemnity obligations are required in order to maintain compliance with the listing requirements of Nasdaq, then the amount of loan program income the Company receives will also be adjusted (but not above 65%) to match the Company’s new indemnification obligation on a go-forward basis for the applicable loans. This applies retroactively starting October 1, 2025, and this change is expected to materially increase the Company’s loan program income.

Under the First Amended CAA, the Company’s 2025 share of interest income on CRB loans originated and serviced was determined using a loan yield allocation formula that incorporated the Constant Maturity U.S. Treasury Rate and a proprietary risk-rating formula. Under this formula, the Company’s interest income split was approximately 35% of total loan program generated during the year ended December 31, 2025, with the remainder retained by PCCU. For the year ended December 31, 2025, the Company recognized $2.4 million in loan program income attributable to PCCU activities, compared to $6.3 million for the year ended December 31, 2024.

Financial Indemnification Liability

The Company’s obligation to indemnify PCCU against default-related loan losses, which existed under the original CAA, was eliminated in its entirety when the First Amended CAA took effect on January 1, 2025. As a result, the Company recorded no provisions for financial indemnification liability on indemnified loans during the period January 1, 2025 through September 30, 2025.

The Second Amended CAA, executed on February 4, 2026 with a retroactive effective date of October 1, 2025, reinstated an indemnification obligation on restructured terms. Under the Second Amended CAA, the Company is obligated to indemnify PCCU for up to 65% of net losses on any CRB loan default, the same proportional percentage as the Company’s increased share of loan program income under that agreement. This structure aligns risk and reward, as the higher income share is paired with a proportional assumption of credit loss exposure.

75

The associated obligations under the Agreement are recognized in the Company’s December 31, 2025 financial statements at its October 1, 2025 inception date, consistent with the Type 1 recognized subsequent event framework under ASC 855-10-25-1. The obligation comprises two independent, coexisting liabilities that do not offset or true-up to each other:

●	ASC 460 Stand-Ready Guarantee Liability: At inception, the Company recognized a stand-ready guarantee liability of approximately $2.1 million measured at fair value under ASC 820-10, representing the noncontingent obligation to stand ready to perform in the event of borrower default on PCCU’s cannabis-related business loan portfolio. Under ASC 460-10-25-3, the issuance of a guarantee imposes a noncontingent obligation to stand ready to perform, and initial recognition is required regardless of the probability that payments will be required. A corresponding contract asset of equal amount was recognized under ASC 340-40.

●	ASC 326-20 Financial Indemnification Liability: Separately, the Company recognized a contingent expected liability of approximately $1.1 million under ASC 326-20, representing management’s estimate of SHF’s up to 65% share of lifetime expected credit losses on the PCCU loan portfolio based on current portfolio conditions and reasonable and supportable forecasts. A corresponding contract asset of equal amount was recognized under ASC 340-40.

The net Day 1 equity impact is zero, as each liability is fully offset by its corresponding contract asset at inception, consistent with ASC 340-40-25-2 and the treatment of these costs as incremental costs incurred to fulfill the Commercial Alliance Agreement.

The ASC 460 stand-ready liability is fixed at inception and released to income on a systematic and rational basis consistent with the reduction in guarantee exposure over the contract term per ASC 460-10-35-2. The ASC 326-20 financial indemnification liability is dynamic and remeasured quarterly based on changes in portfolio credit quality, economic conditions, and forward-looking assumptions, with changes recognized in credit loss expense or income. The two liabilities are governed by different measurement objectives under US GAAP and do not substitute for one another.

As of December 31, 2025, the Company’s incremental loan capacity, representing the difference between the regulatorily stipulated lending limit and the gross amount of loans currently outstanding, was approximately $12.0 million. The Company is economically incentivized to minimize incremental loan capacity, as the interest income earned on deployed loans exceeds the income that could otherwise be generated on uninvested deposits.

Related Party Balances

The table below summarizes the cash and cash equivalents held at PCCU, along with the amounts due from and payable to PCCU as reported on the Company’s consolidated balance sheets:

	December 31, 2025	December 31, 2024
Cash and cash equivalents	$6,779,040	$2,202,895
Accounts receivable	1,009,483	968,023
Accounts payable	171,365	75,608
Senior Secured Promissory Note	$-	$11,004,173

76

Summary of Operating Expenses Paid to PCCU

The following table summarizes operating expenses incurred by the Company under its agreements with PCCU:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Asset hosting fee	$1,153,637	$452,371
Prior agreement fees (superseded)	-	600,322
Total	$1,153,637	$1,052,693

See “Certain Relationships and Related Party Transactions-Related Party Transactions” for further discussion of the related party transactions we have entered into with PCCU.

Acquisition of 420 IT Solutions

On December 19, 2025, Safe Harbor Managed Services LLC, a wholly-owned subsidiary of the Company, completed the acquisition of substantially all of the assets of 420 IT Solutions. 420 IT Solutions is engaged in the business of providing third-party professional advisory and technology services to the cannabis industry. The aggregate purchase price for the acquired assets consisted of 125,000 Earnout Shares, plus the assumption of certain identified liabilities under contracts assigned to the Company. The Earnout Shares are subject to performance-based vesting over a two-year earnout period ending December 31, 2027, as follows:

●	2026 Tranche: 50% of the Earnout Shares (62,500 shares) vest if the acquired business generates net revenue of at least $5.0 million for the calendar year ending December 31, 2026.

●	2027 Tranche: 50% of the Earnout Shares (62,500 shares) vest if the acquired business generates net revenue of at least $6.0 million for the calendar year ending December 31, 2027. If the 2026 target is not met but the 2027 target is achieved, all 125,000 Earnout Shares vest in 2027.

Earnout Shares that have not yet vested are held by the Company (or its transfer agent) during the earnout period and may not be sold, transferred, pledged, or assigned by 420 It Solutions. The Earnout Shares will be issued as restricted securities under Rule 144. The acquisition included the transfer of customer contracts, the registered trademark “420 IT Solutions”, domain name registrations, and other intellectual property. No cash consideration was paid at closing.

This acquisition added capabilities that are complementary to our existing compliance platform and expanded the suite of services we can offer to financial institution customers seeking to enter or grow their cannabis banking programs. On-site reviews are a key component of BSA/AML compliance for cannabis-banking financial institutions, and bringing this capability in-house strengthens both our service offerings and our compliance infrastructure. In addition, 420 IT Solutions’ founders joined the Company to lead the third-party professional advisory and technology services division following the acquisition.

77

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

References in this section to “we,” “us,” “our,” “SHF,” or the “Company” refer to SHF Holdings, Inc. References to “management” refer to our officers and Board of Directors. The following discussion and analysis of our financial performance and results of operations should be read in conjunction with our consolidated financial statements and the notes to those financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements.

Overview

The Company was founded in 2015 by PCCU and is headquartered in Golden, Colorado. We operate a proprietary compliance technology platform that enables financial institutions to provide banking and lending services to CRBs operating legally under applicable state law.

Because cannabis remains a federally controlled substance under the CSA, most financial institutions have historically been unwilling to serve CRBs, creating significant demand for the compliance infrastructure and risk management services we provide. We are not a bank or credit union and do not hold customer deposits. Instead, we provide compliance monitoring, onboarding, and reporting services that allow our financial institution clients to accept and maintain CRB deposit accounts in a manner consistent with BSA requirements, FinCEN guidance, and applicable anti-money laundering regulations.

Through our financial institution clients, we facilitate access to business checking and savings accounts, cash management, commercial lending, remote deposit, automated clearing house payments, wire transfers, and courier services through third-party relationships. By enabling CRBs to deposit cash receipts through regulated financial institutions, our platform helps to reduce the safety risks associated with high cash volumes and gives CRBs access to financial tools that help them operate more efficiently. In select markets, we also license our Program to other financial institutions, providing them know your customer due diligence tools, compliance monitoring, program management support, and regulatory exam assistance.

We generate revenue primarily through account fee income based on the number of active accounts and the size of deposit balances in such accounts, loan program income on CRB loans we source and service on behalf of our financial institution clients, and investment income earned on CRB-related deposits held at those institutions. Since 2015, the Company has assisted in the processing of more than $36.0 billion in cannabis-related depository funds and has supported its financial institution clients through more than 25 state and federal banking examinations.

Relationship with PCCU

PCCU is the Company’s primary financial institution client and the source of a significant majority of its revenue. The relationship is governed by the Second Amended CAA, which replaced the First Amended CAA effective October 1, 2025.

The First Amended CAA introduced several significant changes to the CAA, including (i) the elimination of the Company’s indemnification obligations for loan-related losses, (ii) a reduction in the Company’s loan program income share to approximately 35% to reflect the incremental risk absorbed by PCCU in connection with the elimination of our indemnification obligations, (iii) the replacement of a multiple per-account fee structure with a single asset hosting fee equal to 1.00% of average daily CRB deposit balances that increased to 1.30% in the event balances exceeded $130 million, and (iv) us receiving 100% of investment income on CRB deposits.

The Second Amended CAA fundamentally restructured the economics of the PCCU relationship. The primary changes were that (i) the Company’s share of loan program income increased from approximately 35% to up to 65%, reflecting the completion the September 2025 Recapitalization; (ii) the Company now receives up to 65% of loan program income generated by PCCU’s CRB loan portfolio in exchange for being obligated to indemnify PCCU for up to 65% of net losses of a default on any loan covered by the Second Amended CAA, with no contractual cap on total exposure; and (iii) the asset hosting fee structure transitioned from a flat rate to a tiered marginal rate schedule based on average daily deposit balances, with rates ranging from 0.50% on the first $25 million to 1.25% on balances above $125 million, resulting in estimated annual savings of approximately $0.3 million compared to the rates contained in the First Amended CAA.

78

The concentration of our business with PCCU and the re-assumption of the indemnification obligation each represent material risks to the Company. Any loss of or material adverse change to the PCCU relationship, or any significant loan defaults in the CRB portfolio for which we are required to fund indemnification payments, could have a material adverse impact on our liquidity, financial condition, and results of operations.

Industry and Regulatory Environment

Cannabis remains a Schedule I controlled substance under federal law, which creates ongoing legal and compliance risks for us and for the financial institutions we serve. Proposed federal legislation, including the SAFER Banking Act, could expand the availability of banking services to CRBs and increase competition in our market. Conversely, changes in federal or state enforcement priorities could adversely affect our clients and, in turn, our business. We monitor legislative and regulatory developments closely, as they are a primary driver of both the demand for, and the risks associated with our services.

Federal Regulatory Developments - Rescheduling to Schedule III

The federal regulatory environment for cannabis continues to evolve in ways the Company believes are material to its industry. In August 2023, the U.S. Department of Health and Human Services recommended that the DEA reschedule cannabis from Schedule I to Schedule III of the CSA, and in May 2024 the DOJ issued a Notice of Proposed Rulemaking to that effect, although the rescheduling process was stayed and effectively stalled for much of 2025. On December 18, 2025, President Trump signed an Executive Order directing the Attorney General to expeditiously complete the rulemaking process to reschedule cannabis to Schedule III. On April 23, 2026, the DOJ issued a final order rescheduling FDA-approved cannabis products and products regulated under state medical marijuana licenses to Schedule III, and the DEA is scheduled to hold an expedited administrative hearing beginning on June 29, 2026 and concluding not later than July 15, 2026 to consider broader rescheduling from Schedule I to Schedule III. Legal challenges are anticipated, and the ultimate timing of any final rule remains uncertain. The Company believes the most financially material consequence of rescheduling would be the elimination of Section 280E of the Internal Revenue Code, which currently prohibits cannabis businesses from deducting ordinary and necessary business expenses and results in effective federal tax rates materially higher than those of other industries, and its elimination could improve cash flows and profitability for state-legal cannabis operators.

Key Metrics

In addition to the measures presented in our consolidated financial statements, management regularly monitors certain operational and non-GAAP financial measures to evaluate business performance. These metrics are described below.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, this prospectus contains non-GAAP financial measures that management believes are useful in understanding our results of operations and financial position. For each non-GAAP measure presented, we have provided a reconciliation to the most directly comparable GAAP financial measure.

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA) and Adjusted EBITDA

“EBITDA” is defined as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization. “Adjusted EBITDA” is further adjusted to exclude non-cash, unusual, and infrequent items that management does not consider reflective of the Company’s core operating performance.

We present EBITDA and Adjusted EBITDA because management uses these measures to evaluate operating performance, develop forward-looking operating plans, and make strategic decisions regarding resource allocation. We believe these measures provide useful supplemental information to investors evaluating our results in the same manner as management.

These measures have material limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our GAAP results. Specifically, although depreciation and amortization are non-cash charges, the underlying assets may require future replacement and neither EBITDA nor Adjusted EBITDA reflects the associated capital expenditure requirements. In addition, neither measure reflects changes in working capital needs or tax payments that may reduce cash available to the Company. Accordingly, these measures should be considered alongside net income (loss) and other GAAP results.

79

A reconciliation of net loss to EBITDA and Adjusted EBITDA is as follows:

For The Three Months Ended March 31,	2026	2025
Net loss	$(1,779,217)	$(827,199)
Interest expense	4,580	112,786
Amortization of share-based consulting services	52,750	-
Amortization of contract asset	129,072	-
Depreciation and amortization	-	1,441
EBITDA	(1,592,815)	(712,972)
Other adjustments:
Credit benefit	(316,576)	-
Change in the fair value of warrants	(16,599)	(1,116,082)
Change in the fair value of deferred consideration	-	(161,000)
Loss on ELOC share settlements	27,880	-
Stock based compensation	58,908	762,811
Adjusted EBITDA	$(1,839,202)	$(1,227,243)

Discussion of Adjusted EBITDA Results

For the three months ended March 31, 2026, EBITDA was $(1.6) million, compared to $(0.7) million for the three months ended March 31, 2025. Adjusted EBITDA was $(1.8) million and $(1.2) million for the three months ended March 31, 2026 and March 31, 2025, respectively, reflecting a decrease of $0.6 million. The decrease was driven by higher operating expenses, primarily reflecting increased compensation from strategic hires, alongside higher marketing spend and reduction in options grants to the board of directors vested immediately.

Management’s focus for the remainder of 2026 is on improving client retention through the Company’s expanded lending capabilities, enhanced client service technology, and continued new account development supported by new marketing initiatives and customer acquisition processes.

Other Metrics

Management monitors the following operational metrics to assess the health and trajectory of the core banking services business.

Total account balances, number of accounts and average account balances

Our ability to generate account fee income and investment income is directly tied to the number of active CRB accounts we manage and the total deposit balances maintained at our financial institution clients. We monitor account activity including daily deposits, withdrawals, and ending balances on an ongoing basis. Average account balances represent the average aggregate ending balance of onboarded and monitored CRB deposits held at financial institution clients over the revenue generating period. at period end. Average account balance is total account balances divided by total active accounts at period end. Trailing 14-day average balances represent the aggregate ending balance of onboarded and monitored CRB deposits held at financial institution clients over the 14 calendar days at the period end and represent a period end balance that smooths our clients’ two-week payroll cycles.

Account Fees per Average Active Account

Our fee income is generated from active accounts and account-level transaction activity. We track account openings and closings on a daily, weekly, and monthly basis and monitor account fees per average active account as an indicator of pricing efficiency and revenue quality.

For The Three Months Ended March 31,		2026	2025	Change	Change (%)
Average deposit balance	(1)	$105,360,624	$97,023,799	$8,336,825	8.6%
Trailing 14-day average account balance	(2)	$104,605,687	$107,781,165	$(3,175,478)	(2.9)%
Account fees	(3)	$723,224	$882,840	$(159,616)	(18.1)%
Average active accounts	(4)	763	782	$(19)	(2.4)%
Average account balance	(5)	$138,027	$124,071	$13,956	11.2%
Average fees per account	(6)	$947	$1,129	$(182)	(16.1)%

(1)	For the three-month ended March 31, 2026, represents the average deposit balance over the period; For the period ended March 31, 2025 represents the average of monthly ending account balances. This represents the average balance for the relevant revenue generating period.
(2)	Represents the average balance for the 14 calendar days ending on March 31, which represents a period end balance that smooths our clients’ two-week payroll cycles.
(3)	Reported account activity fee revenue.
(4)	Represents the average of ending active accounts for each of the three months therein.
(5)	See “-Discussion of our Results of Operations Three Months Ended March 31, 2026 Compared to the Three Months Ended March 31, 2025” for additional discussion of trends.
(6)	Represents the average of account activity fee revenue for the three months therein.

80

Average active accounts decreased by 2.4% as of March 31, 2026. The accounts lost had lower average balances than the accounts added, resulting in an increase in the average account balance. However, average account fee revenue declined despite growth in total deposit balances, primarily due to the reduction in average fee revenue per account.

Components of our Results of Operations

Revenue

The Company generates revenue through four primary streams. Account fee income consists of fees charged to financial institution clients based on the number of active CRB accounts managed, account-level transaction activity, and deposit balances. These fees compensate the Company for providing BSA compliance monitoring, onboarding, account management, and related regulatory reporting services. Loan program income represents the Company’s contractual share of interest earned on CRB loans originated and serviced by the Company on behalf of its financial institution clients, primarily PCCU. The Company’s share of loan program income is currently determined in accordance with the Second Amended CAA. Investment income represents interest earned on CRB deposit balances held at financial institution clients and is based on the prevailing market rates applied to those balances. In addition, the Company earns fees from licensing its proprietary Program to other financial institutions and from ancillary services provided to businesses serving the cannabis industry.

Operating Expenses

Operating expenses consist of compensation and employee benefits, professional services, general and administrative expenses, rent expense, and provision (benefit) for credit losses.

●	Compensation and employee benefits consist of employee wages, payroll taxes, employee benefits, and non-cash stock-based compensation. Stock-based compensation has increasingly been used as a component of total compensation to preserve cash and align employee and consultant incentives with the performance of the Common Stock.

●	Professional services consist of legal fees, audit and accounting fees, general consulting fees, and board-related fees. Legal fees include both ongoing corporate legal services and costs associated with the Company’s active litigation matters.

●	General and administrative expenses include the asset hosting fee paid to PCCU under the First Amended CAA or the Second Amended CAA, as applicable, insurance, advertising and marketing, travel and entertainment, and other office and operating expenses. The asset hosting fee represents consideration paid to PCCU for access to its banking platform, regulated deposit infrastructure, and bank charter and is one of the largest components of general and administrative expenses. See “-Related Party Relationships.”

●	Rent expense reflects the cost of the Company’s corporate office. The Company closed its Arkansas office during 2025, thereby reducing its ongoing rent obligations.

●	Provision (benefit) for credit losses reflects the Company’s estimated losses on loans it is obligated to indemnify. Under the Second Amended CAA, we receive up to 65% of loan program income generated by PCCU’s CRB loan portfolio. In exchange, we are obligated to indemnify PCCU for up to 65% of net losses of a default on any loan covered by the Second Amended CAA. This obligation has no maximum dollar limit and covers principal, accrued interest, fees, legal costs, collection costs, and collateral disposition costs, net of any recoveries.

Discussion of our Results of Operations Three Months Ended March 31, 2026 Compared to the Three Months Ended March 31, 2025

Revenue

For The Three Months Ended March 31,	2026	2025	Change ($)	Change (%)
Account fee income	$868,629	$1,072,465	$(203,836)	(19.0)%
Safe Harbor Program income	19,230	19,230	-	0.00%
Investment income	246,908	300,435	(53,527)	(17.8)%
Loan program income	840,672	540,222	300,450	55.6%
Total revenue	$1,975,439	$1,932,352	$43,087	2.2%

Account fee income

Account fee income decreased by $0.2 million, or 19.0%, for the three months ended March 31, 2026, compared to the same period in 2025. The decline was primarily due to a merchant service partner renegotiating its revenue-sharing arrangement on less favorable terms, which reduced account fee income by approximately $0.15 million year over year. In addition, client attrition and lower average fees collected from PCCU-hosted clients contributed approximately $0.05 million to the overall decrease.

81

Investment income

Investment income represents interest earned on net investable CRB deposit balances held at partner financial institutions. The rate of return on these balances is directly benchmarked to the IORB rate published by the Federal Reserve Bank of Kansas City. Under the Company’s agreements, investment income is calculated daily on net investable CRB deposit balances and paid monthly in arrears.

Investment income was $0.2 million for the three months ended March 31, 2026, compared to $0.3 million for the three months ended March 31, 2025, a decrease of $0.05 million, or 17.8%. The net average daily investable deposit base grew to $45.0 million from $34.5 million between those periods, but the benefit of that growth was more than offset by a decline in the IORB rate from 4.40% to 3.65%.

Loan program income

Loan program income was generated primarily from CRB loans originated by PCCU and underwritten and serviced by the Company under the First Amended CAA for the period ended March 31, 2025 and the Second Amended CAA for the period ended March 31, 2026.

For the three months ended March 31, 2026, the Company serviced twenty-two loans, compared to twenty-three loans for the same period in 2025. Loan program income attributable to PCCU activities totaled $0.8 million for the three months ended March 31, 2026, compared to $0.5 million for the three months ended March 31, 2025. The increase was primarily driven by the Second Amended CAA, which increased the Company’s share of loan program income to 65% from approximately 35% under the First Amended CAA. In addition, the loan portfolio was $51.5 million as of March 31, 2026, compared to $56.8 million as of March 31, 2025, a decrease of $5.3 million. The weighted average interest rate for the three months ended March 31, 2026 was approximately 10.3% and was 10.2% for the three months ended March 31, 2025.

Operating expenses

For The Three Months Ended March 31,	2026	2025	Change ($)	Change (%)
Compensation and employee benefits	$1,660,658	$1,372,481	$288,177	21.0%
General and administrative expenses	1,068,400	990,826	77,574	7.8%
Professional services	1,145,809	1,499,534	(353,725)	(23.6)%
Rent expense	51,432	61,006	(9,574)	(15.7)%
Amortization of contract asset	129,072	-	129,072	100%
Credit loss (benefit) expense	(316,576)	-	(316,576)	100%
Total operating expenses	$3,738,795	$3,923,847	$(185,052)	(4.7)%

Total operating expenses

Total operating expenses decreased by $0.2 million, or 4.7%, to $3.7 million for the three months ended March 31, 2026, compared to $3.9 million for the same period in 2025. The decrease was primarily driven by lower professional services expenses due to reduced stock awards to directors and a release of credit loss provisions resulting from the systematic release of liability and remeasurement reflecting changes in risk ratings. These reductions were partially offset by higher amortization of contract assets in line with scheduled amortization and increased compensation and employee benefits expenses, driven by higher average staff costs and employee bonus accruals.

Compensation and employee benefits

Compensation and employee benefits expenses increased by $0.3 million, or 21.0%, to $1.7 million for the three months ended March 31, 2026, compared to $1.3 million for the same period in 2025. The increase was primarily driven by higher bonus accruals and increased employee salaries, including costs associated with the acquisition of LBMW LLC (d/b/a 420 IT Solutions), which contributes approximately $0.5 million annually plus fringe benefits to compensation expense. The rise in expenses also reflects the full-period impact of hiring of additional personnel to support the Company’s strategic initiatives, including expanding lending capabilities, developing managed business solutions, and enhancing beyond-banking services. These increases were partially offset by a decrease in stock-based compensation expense related to a prior stock grant issued to an executive.

General and administrative expenses

General and administrative expenses increased by $0.07 million, or 7.8%, to $1.1 million for the three months ended March 31, 2026, compared to $1.0 million for the three months ended March 31, 2025. The increase was primarily due to marketing activities and was offset by lower asset hosting fees under the Second Amended CAA.

Professional services

Professional services expenses decreased by $0.4 million, or 23.6%, to $1.1 million for the three months ended March 31, 2026, compared to $1.5 million for the same period in 2025. The decrease was primarily driven by a reduction in fully vested stock-based awards issued to the board of directors, as no stock options were issued during the three months ended March 31, 2026. This reduction was partially offset by an increase in one-time cash bonuses awarded to directors and higher legal fees associated with the Abaca litigation.

82

Rent expense

Rent expense decreased by $0.01 million, or 15.7%, to $0.05 million for the three months ended March 31, 2026, from $0.06 million for the three months ended March 31, 2025, primarily due to the closure of the Company’s Arkansas office during 2025.

Amortization of contract asset

The Company capitalized costs as a contract asset to secure the Second Amended CAA related to the (i) stand-ready guarantee liability and (ii) financial indemnification liability discussed in Note 6 to the Company’s unaudited condensed consolidated financial statements in this Form 10-Q. Amortization of contract costs was $0.1 million for the three months ended March 31, 2026, compared to $0 for the three months ended March 31, 2025. It represents the straight-line amortization of the cost to acquire a contract asset recognized as of October 1, 2025, the effective date of the Second Amended CAA.

Credit loss (benefit) expense

The Company recognized a benefit of $0.3 million for the three months ended March 31, 2026, compared to no credit loss benefit for the three months ended March 31, 2025.

In accordance with ASC 460, the stand-ready guarantee liability is recognized on a straight-line basis over a weighted-average remaining loan maturity of three years. During the three months ended March 31, 2026, the Company reduced the stand-ready guarantee liability by $0.2 million, which was recognized as a benefit within operating expenses in the consolidated statement of operations. In addition, the Company remeasured its expected credit loss liability under ASC 326 and identified a downward change in the internal risk ratings of a loan as of March 31, 2026, resulting in a $0.1 million reduction in the liability, which was also recognized as a credit benefit in operating expenses.

Other Income (Expenses)

For The Three Months Ended March 31,	2026	2025	Change	Change %
Change in the fair value of deferred consideration	$-	$161,000	$(161,000)	100.0%
Interest expense	(4,580)	(112,786)	108,206	95.9%
Loss on ELOC share settlements	(27,880)	-	(27,880)	100.0%
Change in fair value of warrant liabilities	16,599	1,116,082	(1,099,483)	(98.5)%
Total Other Income (Expenses)	$(15,861)	$1,164,296	$(1,180,157)	(101.4)%

Total other income (expenses) was ($0.02) million for the three months ended March 31, 2026, compared to total other income (expenses) of $1.1 million for the three months ended March 31, 2025, representing a decline of $1.2 million year over year. This change was primarily attributable to a $1.1 million decrease in the change in fair value of the warrant liability.

Change in Fair Value of Deferred Consideration

The contingent consideration payable to the former shareholders of Abaca was classified as a derivative liability under ASC 815 and remeasured at fair value at each reporting date, with changes recognized in earnings. The liability’s fair value was sensitive to the Company’s stock price, implied volatility, risk-free interest rates, and any amendments to the underlying arrangement.

For the three months ended March 31, 2025, the Company recognized a gain of $0.2 million, primarily resulting from a decline in the Company’s stock price during 2025, which reduced the fair value of the third-anniversary payment obligation prior to its settlement. The third-anniversary payment of $1.5 million was settled in full on October 3, 2025 through the non-cash issuance of 37,517 shares of the Company’s Common Stock at the contractual floor price of $40.00 per share. As a result of this settlement, the deferred consideration liability was fully extinguished.

Interest Expense

Interest expense for the period ended March 31, 2026 primarily relates to financing an insurance policy. For the three months ended March 31, 2025 interest expense was due to the PCCU Note.

Loss on ELOC share settlements

For the period ended March 31, 2026, loss on ELOC share settlements were $0.03 million. This represents the difference between the stock price on the trading date and the settlement date, multiplied by the number of shares.

Change in Fair Value of Warrant Liabilities

The Company has outstanding public warrants, private placement warrants, PIPE warrants, and Abaca warrants, each of which is accounted for as a derivative liability because the settlement of these instruments may be in cash or stock depending on conditions such as the Company’s stock price or registration status. Public warrants are remeasured at fair value using observable market prices (Level 1). Private placement warrants, PIPE warrants and Abaca warrants are remeasured using the Black-Scholes-Merton option pricing model (Level 3). Changes in fair value are recognized in earnings for each reporting period.

83

For the period ended March 31, 2026, the Company recognized a gain of $0.02 million from changes in the fair value of warrant liabilities, compared to a gain of $1.1 million for the period ended March 31, 2025. The $1.0 million decrease year over year was due to a reduction in the aggregate fair value of outstanding warrant liabilities, driven by changes in the Company’s stock price during the period. As of March 31, 2026, all outstanding warrants were out of the money.

Financial Condition

Cash and cash equivalents

Cash and cash equivalents totaled $5.9 million as of March 31, 2026, and $6.8 million as of December 31, 2025.

Cash flows

For the three months ended March 31, 2026, the Company used $1.1 million of cash in operating activities. Operating cash flows for the three months ended March 31, 2026 improved as compared to the three months ended March 31, 2025 primarily due to changes to operating assets and liabilities that totaled $0.8 million, which were offset by net loss of $1.8 million and $0.07 million reduction from non-cash adjustments to reconcile net loss to net cash used in operating activities. For the period ended March 31, 2025, the Company used approximately $1.1 million of cash from operating activities, including net loss of $0.8 million and non-cash adjustments to reconcile net income to net cash used in operating activities of $0.5 million that were offset by $0.2 million of changes to operating cash assets and liabilities.

For the three months ended March 31, 2026 and March 31, 2025, the cash flow from investing activities was nil.

For the period ended March 31, 2026, the Company had $0.2 million of cash from financing activities. This was mainly from the proceeds from sales under the ELOC. For the period ended March 31, 2025, the Company used $0.3 million for the repayment of the PCCU Note.

Liquidity

Liquidity refers to our ability to meet anticipated cash demands, including funding operations, servicing contractual obligations, and covering other routine business expenditures. Our primary cash outflows include operating costs and general business expenditures. The main source of our liquidity continues to be cash inflows generated from operational performance. As of March 31, 2026, we do not have significant capital investment commitments.

Under ASC 205-40, Presentation of Financial Statements: Going Concern, we are required to evaluate at each annual and interim reporting period whether there are conditions or events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern within one year after the date the financial statements are issued, and, if substantial doubt is raised, whether our plans to mitigate those conditions, when considered in the aggregate, alleviate that doubt.

As of March 31, 2026, we had cash and cash equivalents of $5.9 million and net working capital of $5.5 million. We have incurred recurring losses from operations and negative cash flows from operations, including an operating loss of $1.8 million and net cash used in operating activities of $1.1 million for the three months ended March 31, 2026, and an accumulated deficit of $124.7 million as of March 31, 2026. These conditions, considered in the aggregate, raise substantial doubt about our ability to continue as a going concern for a period of at least twelve months from the date these unaudited condensed consolidated financial statements are issued.

Management has developed and is implementing a series of measures intended to preserve liquidity, including (i) the increased share of loan program income under the Second Amended CAA, effective October 1, 2025, (ii) access to the $150.0 million ELOC entered into on September 17, 2025 (subject to customary conditions, including the absence of a Material Adverse Effect), (iii) identified cost-reduction measures available to management if operating conditions deteriorate, and (iv) bi-weekly cash flow monitoring against a 52-week rolling forecast.

Notwithstanding these measures, we continue to incur operating losses and negative cash flows from operations, and our ability to access the ELOC and execute on our expense-management plans involves elements outside of management’s sole control. Accordingly, management has concluded that its plans, considered in the aggregate, do not alleviate the substantial doubt about our ability to continue as a going concern for a period of at least twelve months from the date these unaudited condensed consolidated financial statements are issued.

84

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis and do not include any adjustments that might result from the outcome of this uncertainty.

Litigation

On October 17, 2024, the Company filed a complaint in the District Court, captioned SHF Holdings, Inc. v. Daniel Roda, Gregory W. Ellis, and James R. Carroll, Case No. 2024CV33187. The lawsuit arises from a dispute over the terms of the Company’s October 2022 acquisition of Abaca pursuant to the Merger Agreement that was subsequently amended in November 2022 and by the Second Amendment.

The Second Amendment restructured certain merger consideration, including introducing warrants and modifying payment timing. The defendants contend the Second Amendment is invalid under Delaware law and seek to have it set aside, which would reinstate the original payment terms and potentially increase the Company’s obligations. The Company maintains that the Second Amendment was validly executed and is binding.

On November 21, 2024, at the Company’s request, the disputed merger payment of $3.0 million was deposited into the Denver County, Colorado District Court’s registry pending resolution of the dispute. This amount has been reflected in the Company’s unaudited condensed consolidated balance sheet.

On December 19, 2024, the defendants filed an answer and counterclaims against the Company. On April 18, 2025, the District Court issued an order denying the Company’s motion to dismiss most of the counterclaims, but the District Court did dismiss claims against the Company’s Chairman, Fred Niehaus, with prejudice. The District Court also clarified that the Delaware statutes cited by the defendants govern pre-closing amendments and do not authorize post-merger amendments altering consideration, a finding that is consistent with the Company’s legal position.

On April 23, 2026, the District Court issued an omnibus order on cross-motions for summary judgment in the matter.

The Court denied the Company’s motion for summary judgment in its entirety. The Court granted the counterclaim plaintiffs’ cross-motion in part, primarily ruling that the Second Amendment to the Merger Agreement is void ab initio under Section 251(d) of the Delaware General Corporation Law, and because of that ruling, that the Company breached the original Merger Agreement with respect to the first anniversary parent shares. Damages on this counterclaim is set for trial on August 10-11, 2026. The Court also denied both parties’ motions on the counterclaim concerning the second anniversary cash consideration payment of $3.0 million and denied the counterclaim plaintiffs’ motion on the Company’s declaratory judgment claim; those claims are also set for trial on August 10-11, 2026. The Court’s order is not a final, appealable order under C.R.C.P. 54(b).

The $3.0 million previously deposited into the Court’s registry in November 2024 remains reflected in the Company’s condensed consolidated financial statements. The Company intends to continue defending its positions vigorously. Given the preliminary stage of the damages proceedings and the matters remaining for trial, the range of loss is $0 to $7.8 million. An adverse resolution could have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

In addition, the Company may evaluate the possibility of a negotiated resolution of the dispute. In the event of a negotiated resolution, the Company’s ability to fund any payments owed in cash may be materially constrained by the terms of the previously disclosed ELOC, and the Company’s Series B Preferred Stock. Litigation is inherently uncertain, and there can be no assurance that any negotiated resolution will be reached or that the terms of any such resolution are favorable to the Company. See “Risk Factors-Risks Related to Legal Proceedings and Regulatory Compliance-Recent developments in shareholder litigation against us on certain counterclaims could result in a material adverse effect on our financial position, results of operations, and cash flows.”

Critical Accounting Estimates

As of March 31, 2026, there were no significant changes in the application or the nature of accounting estimates that are considered critical in nature from those presented in our Annual Report on Form 10-K.

Emerging Growth Company Status

We are an EGC as defined in the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of SOX, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an EGC can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period, for as long as it is available. We will remain an EGC until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which is December 31, 2026, and (b) in which we have total annual gross revenue of at least $1.07 billion, (2) the date on which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning provided in the JOBS Act. The Company will cease to be an EGC on December 31, 2026.

85

Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, which allows us to take advantage of certain exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of our Common Stock held by non-affiliates exceeds $250.0 million as of the prior June 30, and (ii) our annual revenue exceeded $100.0 million during such completed fiscal year or the market value of the shares of our Common Stock held by non-affiliates exceeds $700.0 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparisons of our financial statements with other public companies difficult or impossible.

Internal Control Over Financial Reporting

In connection with our management assessment of internal control over financial reporting as of and for the three months ended March 31, 2026, the Company has identified material weaknesses within our internal controls over financial reporting.

For the three months ended March 31, 2026, the material weakness related to the completeness and accuracy of account activity fee income has been remediated, however sufficient time has not elapsed to conclude that the related controls are operating effectively.

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are designed to ensure that information required to be disclosed by us in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer / Chief Financial Officer and our Principal Accounting Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon their evaluation, our Chief Executive Officer / Chief Financial Officer and Principal Accounting Officer concluded that, solely due to the below-mentioned material weaknesses, the Company’s disclosure controls and procedures (as defined in Rules 13a-15 (e) and 15d-15 (e) under the Exchange Act) were not effective as of March 31, 2026.

Material Weaknesses

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

As disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, management identified, during the fourth quarter of 2025, a material weakness in internal control over financial reporting related to the Company’s loan documentation and expected credit loss estimation process (the “Loan Documentation Material Weakness”). This material weakness arose in connection with the Company’s initial recognition, under the Second Amended CAA effective October 1, 2025, of a stand-ready guarantee liability at fair value under ASC 460 and an expected credit loss liability under ASC 326-20. Both measurements rely on underlying CRB loan documentation maintained as part of the Company’s credit administration responsibilities under the Second Amended CAA. In connection with the year-end audit, certain loan documentation used in connection with these measurements was identified as out of date or inconsistent with the terms of the underlying loans. The Loan Documentation Material Weakness remained outstanding as of March 31, 2026.

86

While the Company’s valuation conclusions with respect to the stand-ready guarantee liability and the expected credit loss liability were determined to be fairly stated as of March 31, 2026, the absence of a formalized loan documentation review and maintenance process represents a control deficiency that, if not remediated, could result in a material misstatement of the Company’s indemnification liability under ASC 460 or its expected credit loss liability under ASC 326-20 in future periods.

Status of Previously Remediated Material Weakness

As also disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, the previously identified material weakness related to the completeness and accuracy of account activity fee income earned on CRB deposits held at PCCU has been remediated. As of March 31, 2026, sufficient time has not yet elapsed to enable management to conclude that the related controls are operating effectively. Management will continue to monitor the operating effectiveness of these controls during 2026.

Remediation of Loan Documentation Material Weakness

Management is actively engaged in remediating the Loan Documentation Material Weakness. As described in the Company’s Annual Report on Form 10-K, the remediation plan includes the design and implementation of a standardized loan documentation checklist intended to ensure that all relevant inputs are consistently captured and considered in the Company’s measurement of the stand-ready guarantee liability under ASC 460 and the expected credit loss liability under ASC 326-20. During the three months ended March 31, 2026, the Company hired a consultant to review the loan program. Management expects to complete the full implementation of the remediation plan by the third quarter of 2026. The material weakness will not be considered remediated until the applicable controls have been designed and have operated effectively for a sufficient period of time, and management has concluded, through testing, that the controls are operating effectively.

A failure to maintain effective internal controls over financial reporting could result in errors in our financial statements that could require us to restate past financial statements, cause us to fail to meet our reporting obligations, and cause investors to lose confidence in our reported financial information, all of which could materially and adversely affect the Company.

Changes in Internal Control Over Financial Reporting

Other than the remediation activities described above with respect to the Loan Documentation Material Weakness, there were no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that occurred during the three months ended March 31, 2026 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Related Party Relationships

PCCU is a related party because it held approximately 24% of the Company’s Common Stock as of March 31, 2026, holds approximately 43.3% of the Series B Preferred Stock and Series B Warrants as of the date hereof, and serves as the federally regulated credit union through which the Company’s CRB clients hold their deposit accounts and obtain loans. Because PCCU holds the majority of the Company’s client deposits and has the ability to significantly influence the Company’s management and operating policies, all transactions and arrangements between the Company and PCCU are disclosed as related party transactions in accordance with ASC 850 and SEC Regulation S-X. However, as of May 21, 2025, PCCU no longer has contractual rights to appoint members to the Board of Directors.

87

MANAGEMENT

Executive Officers and Directors

As of the date hereof, our directors and executive officers were as follows:

Name	Age	Class of Director	Position
Terrance E. Mendez	51	Class I	Director, Chief Executive Officer and Chief Financial Officer
Francis A. Braun III	65	Class I	Independent Director
Jonathon F. Niehaus	70	Class II	Independent Director
Sean Tonner	55	Class II	Independent Director
Tyler Klimas	40	Class III	Independent Director
Douglas Beck	65	-	Principal Accounting Officer, SVP of Finance, Controller
Jeffrey Kay	57	-	Chief Marketing Officer
Michael Regan	49	-	Chief Operating Officer & Secretary

Directors

Terrance E. Mendez. Mr. Mendez currently serves as the Chief Executive Officer and Chief Financial Officer for the Company, a position he has held since February 2025 after initially being appointed Co-Chief Executive Officer in January 2025. Mr. Mendez has also served as the Company’s Chief Financial Officer since the resignation of the Company’s prior Chief Financial Officer, James H. Dennedy, in June 2025. Mr. Mendez also serves as the Chief Executive Officer of Amos Advisory Solutions (“AMOS”) since August 2016, a management and outsource consulting firm through which he has held executive leadership roles in several cannabis and cannabis-related business. In connection with his employment with AMOS, Mr. Mendez served from November 2023 to May 2025 as the Chief Financial Officer of 42 Degrees, a cannabis extractor and distributor. From February 2022 to February 2024, he served as the Chief Executive Officer of Devi Holdings, a vertically integrated multi-state cannabis operator. From December 2019 to April 2021, he served as the Chief Executive Officer, of Dalwhinnie Enterprises, a single state vertical integrated cannabis operator. Mr. Mendez was employed from July 2017 to August 2019, as the Vice President of Finance and Chief Accounting Officer by Hitachi Vantara, a subsidiary of Hitachi, Ltd. (OTCMKTS: HTHIY), a technology conglomerate. From March 2014 to November 2016, Mr. Mendez served as Vice President and Chief Audit Executive by Arrow Electronics Inc. (NYSE: ARW), an electronics components manufacturer. From September 2011 to March 2014, Mr. Mendez was employed as Vice President of FP&A and was a Segment Financial Controller by Broadridge Financial Solutions Inc. (NYSE:BR). Mr. Mendez spent 14 years in public accounting with Arthur Andersen & Co. and Deloitte & Touche LLP. Mr. Mendez is a Certified Public Accountant in the States of New York, New Jersey and Colorado and a Chartered Global Management Accountant. He holds a Bachelor of Science in Economics from the University of Pennsylvania’s Wharton School of Business. Mr. Mendez’s finance and accounting expertise is a strong asset to the Board of Directors, and he also has extensive management and industry experience.

88

Francis A. Braun III. Francis A. (Skip) Braun III was appointed to the Board of Directors in May 2025. He has served as a senior advisor to Stout since April 2024 and as a member of CrossCountry Consulting’s advisory council since February 2024. Mr. Braun was appointed to the Board of Directors of Polaryx Therapeutics, Inc. in January 2026 and serves as the chair of its audit committee. Mr. Braun was appointed to the Board of Directors of Elite Express Holdings Inc. in August 2025 and served through October 2025. Mr. Braun also serves as a director of Crown Bank in New Jersey since October 2024 and is the chairman of the bank’s audit committee. From July 2024 to July 2025 Mr. Braun served as a consultant to Kohlberg Kravis Roberts & Co. L.P., and from December 2016 to July 2023, Mr. Braun served as a Partner at Grant Thornton LLP. Mr. Braun is considered a financial expert under the Sarbanes-Oxley rules and has 40 years of diversified experience serving public and private companies during his time in public accounting with Arthur Andersen LLP, Deloitte & Touche LLP and Grant Thornton LLP. He holds a Bachelor of Science in Commerce, Accounting from Rider University.

Jonathon F. Niehaus. On September 28, 2022, Mr. Niehaus was appointed as a member of the Board of Directors in connection with the closing of the initial business combination. Mr. Niehaus currently serves as the Managing Partner of Interactive Global Solutions, a global consulting company, a position he has held since January 2011. Mr. Niehaus previously served as a member of the board of managers of SHF, LLC d/b/a Safe Harbor Financial (“SHF Predecessor”) from February 2022 until September 2022. From 2003 until 2011, Mr. Niehaus served as a Global SVP for First Data Corporation and the Western Union Company. In this capacity, Mr. Niehaus was responsible for international government relations and public affairs. In addition, he spearheaded outreach to US attorneys general in matters relating to compliance and anti-money laundering activities. Mr. Niehaus was thereafter appointed to be a senior advisor to the Alliance Partnership, an international rule of law initiative run by the Attorney General Alliance. Mr. Niehaus is an active board member, serving as the chair of the Farnsworth Group, a multi-state architecture and engineering firm and chair of the Make A Difference Foundation which focuses on green energy initiatives internationally. He has also served as advisor to other private companies as well as serving 10 years on the board of the Colorado Great Outdoors Trust Fund. Mr. Niehaus received his Bachelor of Science in Journalism Communications from the University of Iowa. Mr. Niehaus’ background enables him to share his expertise in legal, regulatory, and compliance matters with the Board of Directors.

Tyler Klimas. Mr. Klimas brings extensive experience in cannabis regulation, public policy and industry advisory fields. He has served as the founder of Leaf Street Strategies, a consulting firm focused on market strategy, regulatory engagement, issue advocacy and public relations in cannabis and hemp, since December 2023. Prior to this, Mr. Klimas served as executive director of the Nevada Cannabis Compliance Board from October 2019 to December 2023, where he led the agency’s creation and oversight of Nevada’s medical and adult-use cannabis markets. He is also a co-founder of the Cannabis Regulators Association (CANNRA), a nonprofit organization of chief cannabis regulators spanning more than 45 U.S. states and territories, Canada and the Netherlands. Mr. Klimas earned a bachelor’s degree in political science from the University of Nevada, Las Vegas. Mr. Klimas was originally appointed to the Board on April 22, 2026. Mr. Klimas was identified as a candidate by other members of our Board. The Nominating and Governance Committee assessed all candidates and recommended to the Board that Mr. Klimas be appointed to the Board.

Sean Tonner. Mr. Tonner has served as a partner at Fulcrum Group since December 2017 and is a seasoned strategic communications and public affairs leader. He has advised governments and corporations globally and served in senior staff roles for Presidents, Prime Ministers and Governors. His experience includes high-profile political campaigns, global reputation management for major brands and leadership roles across Colorado business and civic organizations. He is also a U.S. Army veteran and was awarded the Army Commendation Medal for Valor during Desert Storm. Mr. Tonner earned a bachelor’s degree in history from the Metropolitan State University of Denver. Mr. Tonner was originally appointed to the Board on April 22, 2026. Mr. Tonner was identified as a candidate by other members of the Board. The Nominating and Governance Committee assessed all candidates and recommended to the Board that Mr. Tonner be appointed to the Board.

Executive Officers

Mr. Mendez’ biographical information is set forth above in “-Directors.”

Douglas Beck. On September 24, 2025, Mr. Beck was appointed Principal Accounting Officer and will continue to serve as the Company’s Senior Vice President of Finance, Controller, a position that he has held since May 2025. Prior to his appointment as the Company’s Senior Vice President of Finance, Controller, Mr. Beck served as the Chief Financial Officer of AiAdvertising, Inc. from November 2024 to April 2025 and the Chief Financial Officer of ShiftPixy, Inc. from January 2023 to March 2024. Mr. Beck also served as a consultant to Beyond Air Inc. from September 2021 to December 2022 and as its Chief Financial Officer from November 2018 to August 2021. He received a Bachelor of Science in Accounting from Fairleigh Dickinson University and is also a licensed Certified Public Accountant. On July 7, 2026, Mr. Beck informed the Company of his decision to resign from his roles at the Company effective July 31, 2026.

89

Jeffrey Kay. On September 24, 2025, Mr. Kay was appointed Chief Marketing Officer. Mr. Kay joined the Company in April 2025 as Senior Vice President of Marketing. Mr. Kay has more than 30 years of marketing and brand leadership experience across the cannabis, financial services and consumer products industries. Prior to that, Mr. Kay founded and served as Chief Executive Officer of Brandfan, a marketing agency providing strategic and creative services to clients across various industries from July 2012 to April 2025. He has also served as Chief Marketing Officer for multiple cannabis operators, including 42 Degrees from September 2024 to March 2025 and Devi Holdings from April 2023 to April 2025, where he oversaw brand development, product strategy, and growth initiatives. Earlier in his career, he held senior positions with The Marketing Arm (Omnicom), EastWest Marketing Group, and DDB Needham. Mr. Kay has also served on the boards of Devi Holdings and AFC Warehouse Holdings, both cannabis-related companies, and Fifth Street Floating Rate Corp. (NASDAQ: FSFR), a publicly traded financial services company, where he contributed to strategic planning and governance matters. Mr. Kay earned a Bachelor of Science degree from the University of Maryland College of Business and Management.

Michael Regan. On July 15, 2026, Mr. Regan was appointed Chief Operating Officer and Secretary. Mr. Regan joined the Company in March 2025 and previously held the position of Head of Investor Relations and Data Science from March 2025 to June 2025, the position of Vice President, Strategic Finance and Corporate Development from June 2025 to September 2025 and the position of Chief Investment & Strategy Officer from September 2025 to July 2026. Prior to joining the Company in March 2025, Mr. Regan served as the Director of Research and Founding Partner of Excelsior Equities, LLC from December 2022 to December 2024, and Founder of MJResearchCo LLC from May 2020 to December 2022. While at MJResearchCo, Mr. Regan served as a consultant to HAL Extraction from November 2020 to December 2022. Mr. Regan has extensive capital markets and investment experience, with over 13 years of experience at hedge funds Roubaix Capital, Hawkshaw Capital, and Copper Arch Capital, and 5 years of experience at investment banks Excelsior Equities, Deutsche Bank, Credit Suisse, and DLJ. He received a Bachelor of Science in Business Administration, major in finance, from Georgetown University, and a Master of Business Administration from the Massachusetts Institute of Technology’s Sloan School of Management. He holds FINRA Series 7, Series 24, Series 86, and Series 87 licenses (inactive; expiration 2026).

Family Relationships

There are no family relationships between our Board of Directors and any of our executive officers.

Board of Directors

Our Board of Directors directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and its standing committees.

In accordance with our Certificate of Incorporation, our Board of Directors consists of three classes of directors, with the first class consisting of two directors with a term that will expire at the annual meeting of stockholders held in 2028; the second class consisting of two directors with a term that expires at the annual meeting of stockholders held in 2029; and the third class consisting of one director with a term that will expire at the annual meeting of stockholders held in 2027. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

During the fiscal year ended December 31, 2025, exclusive of committee meetings, our Board of Directors held 9 meetings. In 2025, each person serving as director attended at least 75% of the total number of meetings of our Board of Directors and any committee of the Board of Directors on which he or she served. During 2025, the independent members of the Board of Directors held 4 executive sessions.

Corporate Governance Overview

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our stockholders and will positively aid in the governance of the Company. To that end, we regularly review our corporate governance policies and practices and compare them to the practices of other peer institutions and public companies. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board of Directors determines that it would benefit our Company and our stockholders.

90

In this section, we describe the roles and responsibilities of our Board of Directors and its committees and describe our corporate governance policies, procedures and related documents. The charters of the Audit, Nominating and Corporate Governance, and Compensation Committees of our Board of Directors, and Code of Ethics and Business Conduct (the “Code of Ethics”) can be accessed electronically by clicking the “Investor Relations” page on our website, www.shfinancial.org, and selecting “Governance” under the “Company Information” tab. We will also provide a copy of the committee charters, our Corporate Governance Guidelines and our Code of Ethics without charge upon written request sent to Michael Regan in writing at 1526 Cole Blvd., Suite 250, Golden, Colorado 80401 or by telephone at 720-826-6282.

Board Composition and Leadership Structure

Jonathon F. Niehaus, a Class II director, serves as the chair of the Company’s Board of Directors and lead independent director. Mr. Niehaus, in his capacity as lead independent director, helps to ensure that the Board of Directors provides effective independent oversight of management.

Our Board of Directors has determined that our leadership structure is appropriate for the Company and our stockholders as it helps to ensure that the Board of Directors and management act with a common purpose and provides a single, clear chain of command to execute our strategic initiatives and business plans.

Director Independence

Applicable rules of Nasdaq require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees, that neither the director nor any of his or her family members has engaged in various types of business dealings with us and that the director is not associated with the holders of more than five percent of our Common Stock. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In February 2026, the Board of Directors, upon recommendation from the Nominating and Corporate Governance Committee, formally adopted and approved the use of the Nasdaq independence definition as the Company’s standard for evaluating a director’s independence.

Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment and affiliations, our Board of Directors has determined that five of our six current directors do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq. In making such determination, our Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Each of Messrs. Niehaus, Braun, Klimas, and Tonner would be considered “independent” members of our Board of Directors as “independence” is defined in Nasdaq Marketplace Rule 5605(a)(2). The Board has determined that Mr. Mendez is not “independent” because he is an executive officer of the Company. The Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee each consist entirely of each of the independent directors, in accordance with Nasdaq listing standards and applicable SEC rules.

91

Board’s Role in Risk Oversight and Management

Our Board of Directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from committees and members of senior management to enable our Board of Directors to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board of Directors as a whole.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. While the Audit Committee has primary responsibility for risk oversight, both the Audit Committee and the entire Board of Directors are actively involved in risk oversight on behalf of the Company and both receive reports on the Company’s risk management activities from the Company’s executive management team on a regular basis. The members of both the Audit Committee and the Board of Directors also engage in periodic discussions with the Company’s Chief Executive Officer and Chief Financial Officer, as well as other senior employees as they deem appropriate to ensure that risk is being properly managed at the Company. In addition, it is expected that each committee of the Board of Directors will consider risks associated with its respective area of responsibility.

From time to time, the Board of Directors forms special committees as circumstances arise where the Board of Directors believes that such a committee is called for.

Audit Committee

The Audit Committee currently consists of Mr. Braun, Mr. Niehaus, and Mr. Klimas. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the Audit Committee, all of whom must be independent. Mr. Braun, Mr. Niehaus, and Mr. Klimas each meet the independent director standard under Nasdaq listing standards and under Rule 10A-3(b)(1) of the Exchange Act, and Mr. Braun serves as chairperson of the Audit Committee. Our Board of Directors has determined that Mr. Braun qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

92

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues, and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The Audit Committee has also established a procedure whereby complaints or concerns regarding accounting, internal controls or auditing matters may be submitted anonymously to the Audit Committee by email.

The Audit Committee held 6 meetings during the year ended December 31, 2025.

Compensation Committee

Messrs. Tonner, Niehaus, and Klimas currently serve as members of the Compensation Committee. Under Nasdaq listing standards, the Compensation Committee must consist of all independent members. Mr. Tonner, Mr. Niehaus, and Mr. Klimas meet the independent director standard under Nasdaq listing standards, and Mr. Tonner serves as chairperson of the Compensation Committee.

The Compensation Committee acts on behalf of and in conjunction with the Board of Directors to establish or recommend the compensation of executive officers of the Company and to provide oversight of the Company’s overall compensation programs and philosophy.

We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

93

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

The Compensation Committee held 3 meetings during the year ended December 31, 2025.

During 2025, there was no interlocking relationship between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Tonner, Klimas, and Braun. Under Nasdaq listing standards, the Nominating and Corporate Governance Committee must consist of all independent members. Messrs. Tonner, Klimas, and Braun meet the independent director standard under Nasdaq listing standards, and Mr. Klimas serves as chairperson of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for evaluating the composition, size and governance of the Board of Directors and its committees and making recommendations regarding future planning and the appointment of directors to the committees, establishing a policy for considering stockholder nominees to the Board of Directors, reviewing the corporate governance principles and making recommendations to the Board of Directors regarding possible changes; and reviewing and monitoring compliance with the Company’s Code of Ethics.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background, variety of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Stockholders wishing to submit the name of a person as a potential nominee to the Board of Directors must send the name, address, and a brief (no more than five hundred words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o SHF Holdings, Inc., 1526 Cole Blvd., Suite 250, Golden, Colorado 80401. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a stockholder will not be evaluated differently from any other potential nominee.

The Nominating and Corporate Governance Committee held 3 meetings during the year ended December 31, 2025.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of Nasdaq. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. You may review this document by accessing our public filings, including this registration statement, at the SEC’s website at www.sec.gov or on our website at https://ir.shfinancial.org/corporate-governance/. In addition, a copy of the Code of Ethics will be provided without charge upon request to Michael Regan in writing at 1526 Cole Blvd., Suite 250, Golden, Colorado 80401 or by telephone at 720-826-6282. We intend to disclose any waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. In the event we adopt amendments to or amend and restate the Code of Ethics, we intend to make the revised Code of Ethics available on our website at https://ir.shfinancial.org/corporate-governance/.

Hedging Policy

In connection with the Company’s Insider Trading Policy, “Covered Persons,” which includes all officers, directors, and employees of the Company, including any such person’s spouse, other persons living in such person’s household and minor children and entities over which such person exercises control, are prohibited from engaging in the practice of hedging or monetization transactions or similar arrangements with respect to Company securities, without prior written consent from the Chief Operating Officer, Michael Regan.

Insider Trading Policy

The Company’s Insider Trading Policy governs the purchase, sale and other acquisitions and dispositions of the Company’s securities by the Company and all of its directors, officers and employees. This policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. A copy of the Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Shareholder Nominees

There have been no material changes to the procedures by which our security holders may recommend nominees to the Company’s Board of Directors since the filing of the definitive proxy statement for the 2026 Annual Meeting with the SEC on May 8, 2026.

94

EXECUTIVE AND DIRECTOR COMPENSATION

We qualify as both a “smaller reporting company” and an “emerging growth company” under the rules promulgated by the SEC, and we have elected to comply with the disclosure requirements applicable to smaller reporting and emerging growth companies. Accordingly, this executive compensation summary is not intended to meet the disclosure requirements of larger reporting companies.

As a smaller reporting company, we are required to disclose the executive compensation of our named executive officers, which consist of the following individuals, for the fiscal years ended December 31, 2025 and December 31, 2024, respectively: (i) any individual serving as our principal executive officer or acting in a similar capacity, during the fiscal year ended December 31, 2025; (ii) the two other most highly compensated executive officers of the Company serving as executive officers at the end of the most recently completed fiscal year; and (iii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the most recently completed fiscal year.

As an emerging growth company, we are not required to provide the executive compensation Pay versus Performance disclosure described in Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act or Item 402(v) of Regulation S-K.

Our named executive officers for the fiscal year ended December 31, 2025 were Terrance E. Mendez, our Chief Executive Officer and Chief Financial Officer, Jeffrey Kay, our Chief Marketing Officer, James H. Dennedy, our former Chief Financial Officer, Michael Regan, our Chief Operating Officer & Secretary, Douglas Beck, our Principal Accounting Officer and Senior Vice President of Finance, and Sundie Seefried, our former Chief Executive Officer.

Summary Compensation Table

The following table discloses compensation paid or to be paid to our named executive officers for the fiscal years ended December 31, 2025 and December 31, 2024.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)

Terrance E. Mendez(2)(3)(4)	2025	326,967	360,000	373,569	143,211	1,203,747
Chief Executive Officer and Chief Financial Officer	2024	-	-	-	72,827	72,827

Jeffrey Kay	2025	175,194	50,000	50,000	-	275,194
Chief Marketing Officer	2024	-	-	-	-	-

James H. Dennedy(5)	2025	121,470	-	-	-	121,470
Former Chief Financial Officer	2024	334,699	38,000	26,459	-	399,158

Michael Regan	2025	93,304	50,000	123,446	-	266,750
Chief Operating Officer & Secretary	2024	-	-	-	-	-

Douglas Beck(6)	2025	106,452	-	86,371	-	192,823
Principal Accounting Officer, Senior Vice President of Finance, Controller	2024	-	-	-	-	-

Sundie Seefried (7)(8)	2025	16,544	-	-	7,376	23,920
Former Chief Executive Officer	2024	316,728	46,667	32,518	-	395,913

Donnie Emmi (9)	2025	126,982	22,500	-	-	149,482
Former Chief Legal Officer	2024	331,508	38,000	26,459	-	395,967

(1)	Amounts represent the aggregate grant date fair value of stock awards or option awards, as applicable, granted during the year measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718 (Topic 718), the basis for computing stock-based compensation in our financial statement.
(2)	Prior to becoming the co-Chief Executive Officer on January 21, 2025, and for the year 2024 all income earned by Mr. Mendez was through his engagement as an independent contractor.
(3)	Mr. Mendez became our Chief Financial Officer on June 6, 2025 following Mr. Dennedy’s resignation.
(4)	Pursuant to the terms of Mr. Mendez’s employment agreement, if the agreement is not renewed or is terminated without cause, the Company is obligated to pay severance equal to the CEO’s then-current annual base salary. The severance is considered a nonretirement postemployment benefit that is accounted for under ASC 712-10, and a liability is accrued when it becomes probable that a payment will be made, and the amount is estimable. Since the amount is defined and the amount is probable, an accrual is deemed required. See “Narrative Disclosure to Summary Compensation Table-Employment Agreements-Agreement with Terrance E. Mendez.”
(5)	Mr. Dennedy resigned as Chief Financial Officer on June 6, 2025.
(6)	On July 7, 2026, Mr. Beck informed the Company of his decision to resign from his roles at the Company effective July 31, 2026.
(7)	Ms. Seefried resigned as co-Chief Executive Officer on February 28, 2025 and as a member of the Board on April 20, 2026.
(8)	Pursuant to Ms. Seefried’s employment agreement, in 2025 the Company paid for her participation in the Consolidated Omnibus Budget Reconciliation Act insurance program following her resignation as co-Chief Executive Officer on February 28, 2025.
(9)	Mr. Emmi resigned as Chief Legal Officer on June 6, 2025.

Narrative Disclosure to Summary Compensation Table

Overview

The Company has developed an executive compensation program which is designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, motivate and retain individuals who contribute to the long-term success of the Company.

Decisions on the executive compensation program, as described below, are determined and/or ratified by the Board of Directors with recommendations given by the Compensation Committee.

The decisions regarding executive compensation reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. The Compensation Committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

The compensation for our executive officers has three primary components: base salary, an annual cash incentive bonus, and long-term incentive compensation in the form of equity awards.

Base Salary

The Company’s practice has been to ensure that base salary is fair to the executive officers, competitive within the industry and reasonable in light of the Company’s cost structure. The Compensation Committee determines base salaries and manages the base salary review process, subject to existing employment agreements.

Annual Bonuses

The Company uses annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The Company expects that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.

95

Equity Awards

The Company uses equity awards to reward long-term performance of the executive officers. The Company believes that providing a meaningful portion of the total compensation package in the form of equity awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain the individual executive officers. Equity awards are awarded under the Plan, which has been adopted by the Board of Directors.

In connection with the Company’s executive compensation program, the Company has granted equity awards to its executives.

Other Compensation

The Company maintains various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the executive officers participate.

Employment Agreements and Offer Letters

Agreement with Sundie Seefried

On February 11, 2022, the Company entered into an executive employment agreement with Sundie Seefried which became effective September 28, 2022, pursuant to which Ms. Seefried serves as the Chief Executive Officer of the Company. The executive employment agreement provides for an annual base salary of $0.4 million, an initial incentive equity grant of options exercisable for 27,500 shares of the Company’s Common Stock at $133.40 per share that will vest over two years and other customary benefits. The executive employment agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Ms. Seefried for good reason, of one year’s base salary. Ms. Seefried resigned as co-Chief Executive Officer of the Company effective on February 28, 2025. Ms. Seefried resigned as a member of the Board on April 20, 2026.

Agreement with Terrance E. Mendez

On January 21, 2025, the Company entered into an executive employment agreement with Mr. Mendez which became effective immediately, pursuant to which Mr. Mendez now serves as the Chief Executive Officer of the Company. Under the terms of the agreement, if the contract is not renewed or is terminated without cause, the Company is obligated to pay severance equal to the Chief Executive Officer’s then-current annual base salary. The agreement also provides for an annual cash bonus opportunity of up to 100% of base salary, and for long-term incentive compensation, the terms of which are to be determined by the Board of Directors. On January 21, 2025, the Company’s Board of Directors granted Mr. Mendez an option to purchase 32,700 shares of our Common Stock at an exercise price of $8.00 per share. The option has a ten-year term. One-third of the option vested immediately upon grant, one-third will vest on the first anniversary of the grant date, and the remaining one-third will vest on the second anniversary of the grant date. The terms of this agreement were not altered in connection with Mr. Mendez assuming the title of the Company’s sole Chief Executive Officer on February 28, 2025 or in connection with Mr. Mendez assuming the title of the Company’s Interim Chief Financial Officer on June 6, 2025. Effective January 1, 2026, Mr. Mendez’s annual base salary was increased to $0.5 million per year.

Agreement with James H. Dennedy

On January 10, 2023, the Company entered into an executive employment agreement with James Dennedy, pursuant to which Mr. Dennedy serves as the Chief Financial Officer of the Company. The executive employment agreement provides for an annual base salary of $0.3 million, an initial incentive equity grant of options exercisable for 17,500 shares of the Company’s Common Stock at $133.40 per share that will vest over two years and other customary benefits. The executive employment agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Mr. Dennedy for good reason, of one year’s base salary.

On April 2, 2024, the Company entered into an amendment to its original agreement with Mr. Dennedy to facilitate business continuity and stagger contract expirations to accommodate the Company’s public reporting schedule. The amendment to Mr. Dennedy’s executive employment extends the term of his employment to May 16, 2026. In addition, the amendment contains a provision that, effective April 1, 2024, deletes and replaces Section 4(b) of Mr. Dennedy’s original agreement such that all PTO that Mr. Dennedy accrued through March 31, 2024, but had not taken, shall be paid to him during the month of April 2024. As a result, no PTO shall accrue or be paid out at the time of termination of Mr. Dennedy’s employment with the Company for any reason. The amendment also adds a provision that Mr. Dennedy shall be entitled to receive supplemental severance in an amount equivalent to six months of his then-current base salary, provided that he executes a release of claims against the Company and its affiliated entities, executives, and employees (including claims related to any non-compete and non-solicit covenants), for the six-month period after the termination of his employment.

96

Mr. Dennedy resigned as Chief Financial Officer on June 6, 2025.

Agreement with Donnie Emmi

On January 10, 2023, the Company entered into an executive employment agreement with Donnie Emmi, pursuant to which Mr. Emmi serves as the Chief Legal Officer of the Company. The executive employment agreement provides for an annual base salary of $285,000, an initial incentive equity grant of options exercisable for 350,000 shares of the Company’s Common Stock at $6.67 per share that will vest over two years and other customary benefits. The executive employment agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Mr. Emmi for good reason, of one year’s base salary.

On April 2, 2024, the Company entered into an amendment to its original agreement with Mr. Emmi to facilitate business continuity and stagger contract expirations to accommodate the Company’s public reporting schedule. The amendment to Mr. Emmi’s executive employment agreement extends the term of his employment to August 22, 2026. In addition, the amendment contains a provision that, effective April 1, 2024, deletes and replaces Section 4(b) of Mr. Emmi’s original agreement such that all PTO that Mr. Emmi accrued through March 31, 2024, but had not taken, shall be paid to him during the month of April 2024. As a result, no PTO shall accrue or be paid out at the time of termination of Mr. Emmi’s employment with the Company for any reason. The amendment also adds a provision that Mr. Emmi shall be entitled to receive supplemental severance in an amount equivalent to six months of his then-current base salary, provided that he executes a release of claims against the Company and its affiliated entities, executives, and employees (including claims related to any non-compete and non-solicit covenants), for the six month period after the termination of his employment.

Mr. Emmi resigned as Chief Legal Officer on June 6, 2025

Offer Letter with Jeffrey Kay

Mr. Jeffrey Kay joined the Company in April 2025 as Senior Vice President of Marketing. His annual salary is $0.3 million per annum and an initial incentive equity grant of options exercisable for 23,781 shares of the Company’s Common Stock at $2.22 per share that will vest over three years and other customary benefits. On September 24, 2025, Mr. Kay was appointed Chief Marketing Officer. Mr. Kay is an at-will employee.

Offer Letter with Michael Regan

Mr. Michael Regan joined the Company in March 2025 as Head of Investor Relations and Data Science and then served as the Vice President, Strategic Finance and Corporate Development from June 2025. On September 24, 2025, Mr. Regan was appointed Chief Investment and Strategy Officer. On July 15, 2026, Mr. Regan was appointed Chief Operating Officer and Secretary. Mr. Regan’s annual salary was $0.1 million per annum and an initial incentive equity grant of options exercisable for 7,326 shares of the Company’s Common Stock at $6.40 per share that will vest over three years and other customary benefits. On January 1, 2026, Mr. Regan’s annual salary was increased to $0.2 million per annum. Mr. Regan is an at-will employee.

Offer Letter with Douglas Beck

Mr. Douglas Beck joined the Company in May 2025 as the Senior VP and Controller of the Company. On September 24, 2025, Mr. Beck was appointed Principal Accounting Officer and will continue to serve as the Company’s Senior Vice President of Finance, Controller, a position that he has held since May 2025. Mr. Beck’s annual salary was $0.18 million per year and he is eligible to participate in the Company’s benefits. On January 1, 2026, Mr. Beck’s annual salary was increased to $0.2 million per year. Mr. Beck is an at-will employee.

97

Director Compensation

The following table sets forth for the year ended December 31, 2025, certain information as to the total remuneration we paid to our non-employee directors.

In 2025, each director received a quarterly cash payment in the amount of $0.006 million and fees in the amount of $0.005 million per committee. In addition, the chair of the Audit Committee received an annual retainer of $20,000; the chair of Compensation Committee received an annual retainer of $0.01 million; the chair of the Nominating and Corporate Governance Committee received an annual retainer of $0.01 million; and the chair of the Board of Directors received an additional $0.015 million. Mr. Mendez did not receive fees for his service as a member of the Board of Directors, and Ms. Seefried did not receive fees for her service as a member of the Board of Directors until after her resignation from her position as co-Chief Executive Officer of the Company.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Jonathon Niehaus	55,000	84,142	-	139,142
Sundie Seefried(2)	25,000	84,142	-	109,142
Richard Carleton(3)	39,600	84,142	-	123,742
Francis A. Braun III	39,167	100,000	-	139,167
Douglas Fagan(4)	6,250	84,142	-	90,392
Jennifer Meyers(5)	6,250	84,142	-	90,392
Jonathan Summers(6)	23,791	84,142	-	107,933
Karl Racine(7)	8,750	84,142	-	92,892

(1)	Amounts represent the aggregate grant date fair value of option awards granted during the year measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718 (Topic 718), the basis for computing stock-based compensation in our financial statement.
(2)	Ms. Seefried resigned from her position as a director of the Company on April 20, 2026.
(3)	Mr. Carleton was not considered for reelection to the Board at the 2026 Annual Meeting.
(4)	Mr. Fagan resigned from his position as a director of the Company on May 15, 2025.
(5)	Ms. Meyers resigned from her position as a director of the Company on May 15, 2025.
(6)	Mr. Summers did not stand for reelection at the 2025 annual meeting of the Company’s stockholders.
(7)	Mr. Racine resigned from his position as a director of the Company on May 2, 2025.

Outstanding Equity Awards at December 31, 2025

The following table sets forth information regarding outstanding stock options or unvested equity awards as of December 31, 2025.

	Option Awards					Restricted Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Terrance E. Mendez	32,700	32,700	32,700	8.00	January 21, 2035	-	-	-	-
	91,751	91,751	91,751	2.40	August 7, 2035	-	-	-	-

Jeffrey Kay	23,781	23,781	23,781	2.22	April 7, 2035	-	-	-	-
	25,825	25,825	25,825	2.40	August 7, 2035	-	-	-	-

Michael Regan	7,326	7,326	7,326	6.40	March 10, 2035	-	-	-	-
	45,875	45,875	45,875	2.40	August 7, 2035	-	-	-	-

Douglas Beck	45,875	45,875	45,875	2.40	August 7, 2035	-	-	-	-

Sundie Seefried	27,500	27,500	27,500	133.40	October 13, 2032	-	-	-	-
	11,628	11,628	11,628	9.68	March 3, 2035

There were no outstanding stock options or unvested equity awards as of December 31, 2025 for either Mr. Emmi or Mr. Dennedy.

98

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of July 14, 2026, except as noted, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. Our only class of voting securities is our Common Stock. To our knowledge, none of the shares listed below is held under a voting trust or similar agreement. To our knowledge, there are no pending arrangements, including any pledges by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. There were 12,332,955 shares of Common Stock issued and outstanding on July 14, 2026.

Unless otherwise indicated in the following table, the address for each person named in the table is 1526 Cole Blvd., Suite 250, Golden, Colorado 80401. Pursuant to SEC rules, we have included shares of Common Stock that the person has the right to acquire within 60 days after July 14, 2026.

Name and Address of Beneficial Owner	Shares of Class A Common Stock		% of Total Voting Power(1)
Terrance E. Mendez	102,651	(2)	*	%
Jonathon Niehaus	16,596	(3)	*	%
Francis A. Braun III	53,144	(4)	*	%
Tyler Klimas	0		*	%
Sean Tonner	0		*	%
Michael Regan	48,317	(4)(5)	*	%
Douglas Beck(6)	45,875	(4)	*	%
Jeffrey Kay	8,608	(4)	*	%
Sundie Seefried(7)	96,795	(8)	*	%
Donnie Emmi(9)	18,460	(10)	*	%
James H. Dennedy(11)	5,834	(12)	*	%
(All Current Executive Officers and Directors as a Group (8 persons)):	275,191		2.23%

Five Percent and Other Holders:
Partner Colorado Credit Union	1,080,807	(13)	8.76%
M3 FUNDS, LLC	308,000	(14)	2.50%

* Indicates ownership of less than 1% of the outstanding shares of our Common Stock.

(1)	The percentage of beneficial ownership of the Company is calculated based on 12,332,955 shares of Common Stock outstanding as of July 14, 2026, plus vested but unexercised options.
(2)	Includes (i) 10,900 incentive stock options that are vested, or vest in the next 60 days, to purchase shares of Common Stock and have an exercise price per share equal to $8.00, and (ii) 91,751 incentive stock options that are vested, or vest in the next 60 days, to purchase shares of Common Stock and have an exercise price per share equal to $2.40.
(3)	Includes 11,628 incentive stock options that are vested, or vest in the next 60 days, to purchase shares of Common Stock and have an exercise price per share equal to $9.68.
(4)	Composed entirely of incentive stock options that are vested, or vest in the next 60 days, to purchase shares of Common Stock and have an exercise price per share equal to $2.40.
(5)	Includes 2,442 incentive stock options that are vested, or vest in the next 60 days, to purchase shares of Common Stock and have an exercise price per share equal to $6.40.
(6)	On July 7, 2026, Mr. Beck informed the Company of his decision to resign from his roles at the Company effective July 31, 2026.
(7)	Ms. Seefried resigned as co-Chief Executive Officer on February 28, 2025. Ms. Seefried also resigned from the Board of Directors on April 20, 2026.
(8)	Includes (i) 27,500 incentive stock options that are vested, or vest in the next 60 days, to purchase shares of common stock and have an exercise price per share equal to $133.40, and (ii) 11,628 incentive stock options that are vested, or vest in the next 60 days, to purchase shares of common stock and have an exercise price per share equal to $9.68.
(9)	Mr. Emmi resigned as Chief Legal Officer on June 6, 2025.
(10)	Based solely on information from a Non-Objecting Beneficial Owner list as of March 31, 2026.
(11)	Mr. Dennedy resigned as Chief Financial Officer on June 6, 2025.
(12)	Based solely on information from a Non-Objecting Beneficial Owner list as of March 31, 2026.
(13)	Based solely on information contained in a Schedule 13D filed with the SEC on July 21, 2023. The business address of Partner Colorado Credit Union is 6221 Sheridan Blvd, Arvada, CO 80003.
(14)	Based solely on information contained in a Schedule 13G filed with the SEC on December 30, 2025. The business address of M3 Funds, LLC is 2070 E 2100 S, Suite 250, Salt Lake City, UT 84109.

99

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the Selling Stockholder of up to 10,537,418 shares of our Common Stock that have been or may be issued by us to the Selling Stockholder under the Issuance Agreement, under the Series B SPA or in connection with the De-SPAC Transaction, as applicable. For additional information regarding the issuance of the Series B Warrants, the shares issued pursuant to the Issuance Agreement, as well as the De-SPAC Transaction, see “Private Placement.” We are registering the shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except as described elsewhere in this prospectus, the Selling Stockholder has not had a material relationship with us within the past three years. See “Certain Relationships and Related Party Transactions” for additional information.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by the Selling Stockholder.

The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder, based on its ownership of shares of Common Stock and Series B Warrants as of July 14, 2026, assuming exercise of the Series B Warrants held by the Selling Stockholder on that date but taking account of any limitations on conversion and exercise set forth therein. Under the terms of the Series B Warrants, a Selling Stockholder may not exercise the Series B Warrants to the extent (but only to the extent) such Selling Stockholder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 4.99% of the outstanding shares of the Company (the “Maximum Percentage”). The number of shares in the second column reflects these limitations.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholder.

The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

The Selling Stockholder may sell all, some or none of their shares in its offering. See “Plan of Distribution.”

100

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock to be Offered Pursuant to this	Number of Shares of Common Stock Owned After Offering(2)(3)
	Number	Percent	Prospectus(2)	Number	Percent
Partner Colorado Credit Union(4)	1,080,807	8.76%	1,080,807	-	*

*	Indicates ownership of less than 1% of the outstanding shares of our common stock.

(1)	Applicable beneficial ownership percentage is based on 12,332,955 shares of our Common Stock outstanding as of July 14, 2026, after giving effect to the Maximum Percentage.
(2)	Assumes the sale of all shares of Common Stock being offered pursuant to this prospectus.
(3)	Represents the amount of shares that will be held by the Selling Stockholder after completion of this offering based on the assumptions that (a) all shares of Common Stock underlying the Series B Warrants will be registered for sale by the registration statement of which this prospectus is part of will be sold and (b) no other shares of Common Stock are acquired or sold by the Selling Stockholder prior to completion of this offering. However, the Selling Stockholder may sell all, some or none of such shares offered pursuant to this prospectus and may sell other shares of Common Stock that it may own pursuant to another registration statement under the Securities Act or sell some or all of its shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.
(4)	The business address of PCCU is 6221 Sheridan Blvd, Arvada, CO 80003.

101

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Family Relationships

There are no family relationships between or among our executive officers and directors.

Related Party Transactions

The Company’s Board of Directors has adopted a written Related Party Transaction Policy that requires the Audit Committee of the Board to review and approve or ratify any transaction between the Company and a “related party,” which is defined as any director, executive officer, nominee for director, or holder of more than 5% of the Company’s outstanding Common Stock, or any immediate family member of any such person in which the amount involved exceeds the lesser of $0.12 million since the Company’s last fiscal year or 1% of the average of the Company’s total assets at year-end for the Company’s last two completed fiscal years. The Audit Committee of the Board evaluates the material facts of each such transaction and determines whether approval or ratification is in the best interests of the Company and its stockholders. Our related party transactions entered into between January 1, 2024 and the date hereof, all of which were previously approved by our Audit Committee, are described below.

For the fiscal year ended December 31, 2025, the Company identified one related party as defined under ASC 850 and SEC Regulation S-K Item 404. PCCU held approximately 25.2% and 8.76% of the Company’s Common Stock as of December 31, 2025 and July 14, 2026, respectively, making it both a significant stockholder and the Company’s most significant commercial counterparty. PCCU also holds the majority of the Company’s cash deposits.

Commercial Alliance Agreements

The Company’s wholly-owned subsidiary, SHF, LLC, operates substantially all of its business with PCCU. This relationship is governed by the Second Amended CAA, which replaced the First Amended CAA as of October 1, 2025. The Company and PCCU had agreed to the terms for the Second Amended CAA in October 2025, and it was executed on February 4, 2026.

The First Amended CAA introduced several significant changes to the CAA, including (i) the elimination of the Company’s indemnification obligations for loan-related losses, (ii) a reduction in the Company’s loan program income share to approximately 35% to reflect the incremental risk absorbed by PCCU in connection with the elimination of our indemnification obligations, (iii) the replacement of a multiple per-account fee structure with a single asset hosting fee equal to 1.00% of average daily CRB deposit balances that increased to 1.30% in the event balances exceeded $130 million, and (iv) us receiving 100% of investment income on CRB deposits.

The Second Amended CAA fundamentally restructured the economics of the PCCU relationship. The primary changes were that (i) the Company’s share of loan program income increased from approximately 35% up to 65%, reflecting the completion the Company’s September 2025 recapitalization-related transactions; (ii) the Company now receives up to 65% of loan program income generated by PCCU’s CRB loan portfolio in exchange for being obligated to indemnify PCCU for up to 65% of net losses of a default on any loan covered by the Second Amended CAA, with no contractual cap on total exposure; and (iii) the asset hosting fee structure transitioned from a flat rate to a tiered marginal rate schedule based on average daily deposit balances, with rates ranging from 0.50% on the first $25 million to 1.25% on balances above $125 million, resulting in estimated annual savings of approximately $0.3 million compared to the rates contained in the First Amended CAA.

The Company derives substantially all of its revenue from services performed under the CAA. For the year ended December 31, 2025, revenue generated under the then-in effect agreement with PCCU approximated 86.7% of total Company revenues. As of December 31, 2025, amounts due from PCCU approximated 97% of total accounts receivable. PCCU holds the majority of the Company’s cash and cash equivalents. As of December 31, 2025, and December 31, 2024, $6.8 million and $2.2 million of the Company’s cash was held on deposit at PCCU, respectively.

On September 30, 2025, the Company entered into the Debt Cancellation Agreement whereby PCCU cancelled the PCCU Note. At the time of cancellation, the outstanding principal balance was approximately $10.7 million. In consideration for the cancellation, PCCU received 13,436 shares of Series B Preferred Stock and a Series B Warrant to purchase 865,200 shares of Common Stock. As a result, no balance remained outstanding under the PCCU Note as of December 31, 2025. Under the terms of the Series B Preferred Stock and Series B Warrants, PCCU may not convert its preferred shares or exercise its warrant to the extent such action would result in PCCU beneficially owning more than 4.99% of the Company’s Common Stock. Holders of the Series B Preferred Stock have no voting rights and no right to appoint directors of the Company.

102

Series B Preferred Stock Offering

On September 30, 2025, Terrance Mendez, Chief Executive Officer, Chief Financial Officer and director of the Company, Michael Regan, Chief Operating Officer and Secretary of the Company, Jeffrey Kay, Chief Marketing Officer of the Company, Richard Carleton, a now-former director of the Company, and Margaret Williams, an employee of the Company, all participated in the Company’s offering of Series B Preferred Stock pursuant to the Series B SPA. Their participation was subject to stockholder approval in accordance with Nasdaq Rule 5635(c), which was obtained on November 6, 2025. In the aggregate, these participants purchased 284 shares of Series B Preferred Stock and received accompanying Series B Warrants to purchase an aggregate of 18,290 shares of Common Stock. On May 6, 2026, the Company announced that it would be voluntarily reducing the conversion and exercise prices of the Series B Preferred Stock and the Series B Warrants, respectively, for a limited period of time. See “Prospectus Summary-Recent Developments-Voluntary Reduction.”

The individual participants and their respective purchases were as follows:

Participant	Position	Series B Convertible Preferred Shares Owned	Series B Warrant Shares Owned	Amount Paid
Terrance E. Mendez	Chief Executive Officer and Chief Financial Officer	125	8,050	$100,000
Michael Regan	Chief Operating Officer and Secretary	63	4,057	$50,400
Jeffrey Kay	Chief Marketing Officer	63	4,057	$50,400
Margaret Williams	VP, BSA and Compliance	20	1,228	$16,000
Richard Carleton(1)	Former Director	13	837	$10,400	(2)

(1)	Mr. Carleton was not considered for reelection to the Board at the 2026 Annual Meeting.
(2)	Mr. Carleton agreed to cancel $10,400 of his Board compensation as consideration for his Series B Preferred Stock and Series B Warrants.

Because the issuance of shares of Common Stock underlying the Series B Preferred Stock and Series B Warrants to members of management and the Board constituted compensation under Nasdaq Listing Rule 5635(c), such issuances were conditioned upon and subject to stockholder approval. On November 6, 2025, at a special meeting of stockholders, the Company’s stockholders approved the issuances to members of management and the Board of Directors.

The terms of the Series B Preferred Stock and Series B Warrants purchased by management and director participants are identical to those available to all other buyers under the Series B SPA. No preferential terms, discounts beyond the standard $800 per $1,000 stated-value purchase price, or other special arrangements were extended to any management or board participant.

Policies and Procedures for the Company’s Related Party Transactions

The Company’s Board of Directors has adopted a written Related Party Transaction Policy that requires the Audit Committee of the Board to review and approve or ratify any transaction between the Company and a “related party,” which is defined as any director, executive officer, nominee for director, or holder of more than 5% of the Company’s outstanding Common Stock, or any immediate family member of any such person in which the amount involved exceeds the lesser of $120,000 since the Company’s last fiscal year or 1% of the average of the Company’s total assets at year-end for the Company’s last two completed fiscal years. The Audit Committee of the Board evaluates the material facts of each such transaction and determines whether approval or ratification is in the best interests of the Company and its stockholders. Our related party transactions entered into between January 1, 2024 and the date hereof, all of which were previously approved by our Audit Committee, are described above.

103

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to our Second Amended and Restated Certificate of Incorporation, our Bylaws and the Series B Warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of our Second Amended and Restated Certificate of Incorporation, the Bylaws and the Series B Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of 1,001,250,000 shares of capital stock, consisting of (i) 1,000,000,000 shares of Common Stock and (ii) 1,250,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of July 14, 2026, there were 12,332,955 shares of Common Stock, 111 shares of Series A Preferred Stock, and 27,134 shares of Series B Preferred Stock outstanding and an aggregate of 601,851 warrants outstanding.

Common Stock

The Common Stock has such rights as are provided in the Second Amended and Restated Certificate of Incorporation.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Certificate of Incorporation, the holders of Common Stock possess or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. Subject to certain limited exceptions, the holders of Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock under the Second Amended and Restated Certificate of Incorporation.

Preemptive or Other Rights

The Second Amended and Restated Certificate of Incorporation does not provide for any preemptive or other similar rights.

Election of Directors

Our Second Amended and Restated Certificate of Incorporation establishes that there can be a maximum of seven members of our Board, although this number may be increased or decreased from time to time by the Board. Currently, our Board consists of six directors. The Board is divided into three classes, with the first class consisting of two directors with a term that expires in 2028, the second class consisting of three directors with a term that expires in 2026, and the third class consisting of one director with a term that expires in 2027. The directors shall serve until their respective successors are duly elected and qualified, or until their earlier resignation, removal, or death.

Under our Second Amended and Restated Certificate of Incorporation, directors are elected by a plurality voting standard, whereby each of our stockholders may not give more than one vote per share towards any one director nominee.

Preferred Stock

The Company is authorized to issue 1,250,000 shares of preferred stock, with a par value of $0.0001 per share, with such designation rights and preferences as may be determined from time to time by the Company’s Board of Directors.

104

Series A Preferred Stock

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (the “Certificate of Designation”), the Series A Preferred Stock has a stated value of $1,000 per share and will convert into shares of Common Stock at a price of $10.00 per share of Common Stock (the “Conversion Price”). The Conversion Price is subject to downward adjustment on each of the dates that are ten days, fifty-five days, one hundred days, one hundred forty-five days and one hundred ninety-days after the effectiveness of a registration statement registering the shares of Common Stock issuable upon conversion of the PIPE Shares to the lower of the Conversion Price and the greater of (i) 80% of the volume weighted average price of the Common Stock for the prior five trading days and (ii) $2.00 (the “Floor Price”); provided that, so long as a PIPE Investor continues to hold any PIPE Shares, such PIPE Investor will be entitled to receive the aggregate shares of Common Stock that would be issuable based upon its initial purchase of PIPE Shares at the adjusted Conversion Price. Additionally, the Floor Price will be reduced to $1.25 if and only if the Company’s stockholders provide the approval contemplated by Nasdaq Listing Standard Rule 5635(d) with respect to the issuance of the Conversion Shares based on a reduction of the Floor Price to $1.25 (the “Requisite Stockholder Approval”); provided, however, that no holder of Conversion Shares issued prior to obtaining the Requisite Stockholder Approval will be allowed to vote such Conversion Shares for or against such proposal. Further, pursuant to the Certificate of Designation, as soon as practicable, but in any event not later than one hundred and twenty days after September 28, 2022, the Company will call a special meeting of its stockholders to obtain the Requisite Stockholder Approval for the reduction of the Floor Price to $1.25 and (ii) the Board will recommend approval of such proposal. If the Requisite Stockholder Approval is received and, on the date that the Requisite Stockholder Approval is received, if a prior scheduled downward adjustment of the Conversion Price would have resulted in a Conversion Price lower than the prior Floor Price (the “Theoretical Adjustment Price”), then such Conversion Price shall be downwardly adjusted to the Theoretical Adjustment Price effective, automatically and without further action of the Company or any PIPE Investor, on the trading day immediately following the trading day upon which the Requisite Stockholder Approval is obtained regardless of whether a scheduled downward adjustment of the Conversion Price would have otherwise occurred on such trading day; provided, however, in no event shall the Theoretical Adjustment Price be less than $1.25. The Company obtained the Requisite Stockholder Approval at a special meeting of its stockholders on January 25, 2023.

In addition, until the Price Protection Expiration Date (as such term is defined in the Certificate of Designation), the Conversion Price is subject to adjustment for certain issuances of Common Stock at a price per share less than the Conversion Price such that the Conversion Price will be adjusted to equal the price at which the new shares are issued. The Conversion Price is also subject to other customary adjustments for stock dividends, stock splits and similar corporate actions.

As of July 14, 2026, there were 111 shares of Series A Preferred Stock issued and outstanding.

Series B Preferred Stock

Our Board of Directors amended our articles of incorporation on September 30, 2025, to authorize the issuance of Series B Preferred Stock by the filing of a certificate of designation (as amended as of the date hereof, the “Series B Certificate of Designation”), with each such share having a stated value of $1,000 as described below.

General

Each share of Series B Preferred Stock has a stated value of $1,000 per share and, when issued, the Series B Preferred Stock will be fully paid and non-assessable.

Ranking

Series B Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the Required Holders (as defined in the Series B Certificate of Designation) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series B Preferred Stock.

105

Dividends

The holders of Series B Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of the Company’s Common Stock, when and if actually paid.

Purchase Rights

If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series B preferred stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights at the Alternate Conversion Price (as defined below); subject to certain limitations on beneficial ownership.

Conversion Rights

●	Conversion at Option of Holder. Each holder of Series B Preferred Stock may convert all, or any part, of the outstanding Series B Preferred Stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) at the fixed “Conversion Price” of $7.7644 which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. As of July 13, 2026, 3,198 shares of Series B Preferred Stock have been converted into shares of Common Stock.

●	Voluntary Adjustment Right. Subject to the rules and regulations of Nasdaq, the Company has the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

●	Other Adjustments. The Company agreed to seek stockholder approval at a special meeting of stockholders of the issuance of conversion shares at a conversion price below the conversion price (the date of such approval, the “Stockholder Approval Date”), and such approval was obtained on November 6, 2025.

If 60 days, 90 days and 180 days following the occurrence of the later of (x) the Stockholder Approval Date and (y) the earlier of (a) the effective date of the registration statement to be filed pursuant to the registration rights agreement and (b) the date that the Series B Preferred Stock is eligible to be resold without restriction under Rule 144 of the Securities Act, the Conversion Price then in effect is greater than the greater of $1.5528 and the Market Price (as defined in the Certificate of Designations) then in effect (each, an “Adjustment Price”), the conversion price shall automatically lower to such Adjustment Price.

Change of Control Exchange

Upon a change of control of the Company, each holder may require the Company to exchange the holder’s shares of Series B preferred stock for consideration equal to the Change of Control Election Price (as defined in the Series B Certificate of Designation), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Company Optional Redemption

At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series B preferred stock then outstanding at a redemption price equal to 120% of the greater of (i) the Conversion Amount being redeemed as of the Company optional redemption date and (ii) the product of (1) the conversion rate with respect to the Conversion Amount being redeemed as of the Company optional redemption date multiplied by (2) the greatest closing sale price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company optional redemption notice date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made.

Fundamental Transactions

The Series B Certificate of Designation prohibits the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Certificate of Designations and the other Transaction Documents (as defined in the Series B Certificate of Designation).

Voting Rights

The holders of the Series B preferred stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Certificate of Designations (or as otherwise required by applicable law).

106

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issued to PCCU pursuant to the Issuance Agreement and in connection with the De-SPAC Transaction, as well as the shares issuable upon exercise of the Series B Warrants, to permit the resale of these shares of Common Stock by the Selling Stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of Common Stock, although we will receive the exercise price of any Series B Warrants not exercised by the Selling Stockholder on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholder may sell all or a portion of the shares of Common Stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Stockholder may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Stockholder effects such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the resale of the 520,807 shares of Common Stock it received in connection with the De-SPAC Transaction.

107

The Selling Stockholder may pledge or grant a security interest in some or all of the Series B Warrants or shares of Common Stock owned by it and, if it default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholder also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholder is, and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be, an “underwriter” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $69,518 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. This amount excludes the estimated expenses related to the Series B Warrants that were reflected in the “Plan of Distribution” section of the Prior Registration Statement. We will indemnify the Selling Stockholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Stockholder will be entitled to contribution. We may be indemnified by the Selling Stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

Our Common Stock is currently listed on Nasdaq under the symbol “SHFS.”

108

LEGAL MATTERS

Duane Morris LLP, Los Angeles, California has acted as our securities counsel. In addition, counsel that will be named in the applicable prospectus supplement will pass upon the validity of any securities offered under the applicable prospectus supplement for any underwriters or agents.

EXPERTS

The consolidated financial statements of Company as of and for the year ended December 31, 2025 have been audited by Macias Gini & O’Connell LLP (“MGO”), an independent registered public accounting firm, as set forth in their report, which includes an explanatory paragraph as to SHF’s ability to continue as a going concern, and the consolidated financial statements of the Company as of and for the year ended December 31, 2024 have been audited by Marcum LLP (“Marcum”), an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to SHF’s ability to continue as a going concern. We have included our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of MGO and Marcum, given their respective authority as experts in accounting and auditing. As previously reported, on April 15, 2025, Marcum notified the Audit Committee that the auditor relationship between the Company and Marcum was terminated, effective April 14, 2025.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about the Company is contained at our website, www.shfinancial.org. Information on our website is not incorporated by reference into this prospectus. We make available, without charge, on our website, www.shfinancial.org, our SEC filings as soon as reasonably practicable after those reports are filed with the SEC. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

1526 Cole Boulevard

Suite 250

Golden, Colorado 80401

Attn: Michael Regan

Telephone: 303-431-3435

You may also obtain additional information about us by visiting our website, www.shfinancial.org. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus. We have included our website addresses in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

As a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into the prospectus.

109

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

SHF HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and

Board of Directors of

SHF Holdings, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of SHF Holdings, Inc. and subsidiaries (the “Company”) as of December 31, 2025, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended, the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses from operations and experienced negative cash flows from operating activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management’s plans to address these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matter - Customer Concentration

Note 2 to the financial statements describes the Company’s significant concentration of revenue from a single customer. During the year ended December 31, 2025, approximately 86.7% of the Company’s total revenue was generated from a single customer, which is a related party. The loss of this customer could have a material adverse effect on the Company’s operations and financial position. Our opinion is not modified in respect of this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Macias Gini & O’Connell LLP

Macias Gini & O’Connell LLP

We have served as the Company’s auditor since 2025

Sacramento, California

April 15, 2026

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

SHF Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of SHF Holdings, Inc. and subsidiaries (the “Company”) as of December 31, 2024 the related consolidated statement of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and may need to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor from 2022 through 2025.

Hartford, CT

April 10, 2025

F-3

SHF Holdings, Inc.

CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024

ASSETS
Current Assets:
Cash and cash equivalents	$6,779,040	$2,324,647
Accounts receivable - trade	31,376	134,609
Accounts receivable - related party	1,009,483	968,023
Prepaid expenses	862,400	659,536
Accrued interest receivable	-	16,319
Forward purchase receivable	-	4,584,221
Loans receivable, net	-	13,332
Contract asset	516,283	-
Other current assets	3,000,000	3,000,000
Total Current Assets	12,198,582	11,700,687
Long-term loans receivable, net	-	378,854
Operating lease right to use assets	547,186	703,524
Investment in preferred securities	1,450,000	-
Prepaid expenses	414,329	412,500
Contract asset	2,581,417	-
Other assets	15,510	22,722
Total Assets	$17,207,024	$13,218,287

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$189,828	$140,723
Accounts payable-related party	171,365	75,608
Accrued expenses	1,310,463	1,301,378
Deferred revenue	15,415	28,335
Lease liabilities	181,963	161,952
Senior secured promissory note	-	255,765
Deferred consideration	3,000,000	3,338,343
Forward purchase derivative liability	-	7,309,580
Stand-ready guarantee liability	711,667	-
Financial indemnification liability	433,968	-
Other current liabilities	485,055	72,836
Total Current Liabilities	6,499,724	12,684,520
Warrant liabilities	39,620	1,360,491
Senior secured promissory note	-	10,748,408
Stand-ready guarantee liability	1,245,416	-
Financial indemnification liability	657,804	-
Lease liabilities	528,552	712,882
Total Liabilities	8,971,116	25,506,301
Commitment and Contingencies (Note 20)
Stockholders’ Equity (Deficit)
Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 111 and 111 shares issued and outstanding on December 31, 2025, and December 31, 2024, respectively	-	-
Series B Convertible Preferred Stock, 35,000 authorized, shares, par value $.0001, 30,808 and 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024	3	-
Class A Common Stock, $.0001 par value, 1 billion and 130 million shares authorized, 4,281,523 and 2,783,666 issued and outstanding on December 31, 2025, and December 31, 2024, respectively	428	278
Additional paid-in capital	131,152,020	108,467,253
Accumulated deficit	(122,916,543)	(120,755,545)
Total Stockholders’ Equity (Deficit)	$8,235,908	$(12,288,014)
Total Liabilities and Stockholders’ Equity (Deficit)	$17,207,024	$13,218,287

See accompanying notes to consolidated financial statements

F-4

SHF Holdings, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Year Ended December 31,
	2025	2024
Revenue	$7,673,532	$15,242,560

Operating expenses
Compensation and employee benefits	6,266,317	7,783,331
General and administrative expenses	3,294,275	4,018,094
Professional services	3,328,222	2,518,394
Lease expense	232,773	258,477
Amortization of contract asset	129,072	-
Credit loss (benefit) expense	(177,917)	(1,393,131)
Impairment of goodwill	-	6,058,000
Impairment of long-lived intangible assets	-	3,090,881
Total operating expenses	13,072,742	22,334,046
Operating loss	(5,399,210)	(7,091,486)
Other (income) expenses
Interest expense	(492,643)	(533,390)
Change in fair value of warrant liabilities	1,320,871	2,803,638
Gain on extinguishment of forward purchase derivative	3,336,213	-
Costs incurred to secure financing	(987,621)	-
Discount on common stock sold pursuant to the ELOC	(76,553)	-
Change in the fair value of deferred consideration	79,475	361,449
Total other income	3,179,742	2,631,697
Net loss before provision (benefit) for income taxes	(2,219,468)	(4,459,789)
Provision (benefit) for income taxes	(58,470)	43,859,686
Net loss	(2,160,998)	(48,319,475)
Deemed dividend on Series B Preferred Stock redemption	(241,435)	-
Net loss attributable to common stockholders	$(2,402,433)	$(48,319,475)
Weighted average shares outstanding, basic and diluted	2,921,648	2,772,867
Basic and diluted net loss per share	$(0.82)	$(17.43)

See accompanying notes to consolidated financial statements

F-5

SHF Holdings, Inc.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Preferred Stock		Series B Convertible Preferred Stock		Class A Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2024	111	$-	-	$-	2,783,667	$278	$108,467,253	$(120,755,545)	$(12,288,014)
Reclassification of forward purchase receivable	-	-	-	-	-	-	(4,584,221)	-	(4,584,221)
Issuance of Class A Common Stock for restricted stock awards, net of tax	-	-	-	-	4,292	-	8,768	-	8,768
Issuance of Class A Common Stock for legal settlement	-	-	-	-	89,308	9	199,991	-	200,000
Shares of Class A Common Stock withheld for net share settlement	-	-	-	-	(1,421)	-	-	-	-
Issuance of Series B Convertible Preferred Stock and Series B Warrants, net of offering costs	-	-	31,052	3	-	-	23,918,189	-	23,918,192
Redemption of Series B Convertible Preferred Stock	-	-	(244)	-	-	-	(474,177)	-	(474,177)
Issuance of common stock due to reverse stock split	-		-	-	40,110	4	(4)	-	-
Stock compensation expense	-		-	-	-	-	1,501,950	-	1,501,950
Issuance of Class A Common Stock to Abaca Shareholders	-		-	-	37,517	4	258,864	-	258,868
Issuance of Class A Common Stock for restricted stock awards	-		-	-	1,448	-	-	-	-
Issuance of Class A Common from the Equity Line of Credit (ELOC)	-	-	-	-	1,326,603	133	1,778,854	-	1,778,987
Discount on common stock sold pursuant to the ELOC	-		-	-	-	-	76,553	-	76,553
Net loss	-	-	-	-	-	-	-	(2,160,998)	(2,160,998)
Balance December 31, 2025	111	$-	30,808	$3	4,281,523	$428	$131,152,020	$(122,916,543)	$8,235,908

F-6

SHF Holdings, Inc.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Preferred Stock		Class A Common Stock		Additional Paid-in	Accumulated	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)
Balance, December 31, 2023	1,101	$-	2,728,168	$273	$105,924,859	$(71,569,821)	$34,355,311

Issuance of Class A Common Stock for marketing services	-	-	12,117	1	149,999	-	150,000
Conversion of PIPE shares	(990)	-	39,600	4	866,245	(866,249)	-
Issuance of Class A Common Stock for restricted stock awards	-	-	3,781	-	63,784	-	63,784
Stock compensation cost	-	-	-	-	1,462,366	-	1,462,366
Net loss	-	-	-	-	-	(48,319,475)	(48,319,475)
Balance, December 31, 2024	111	$-	2,783,667	$278	$108,467,253	$(120,755,545)	$(12,288,014)

See accompanying notes to consolidated financial statements

F-7

SHF Holdings, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,160,998)	$(48,319,475)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	3,155	711,929
Amortization of contract asset	129,072	-
Stock compensation expense	1,523,489	1,575,952
Gain on extinguishment of forward purchase derivative	(3,336,213)	-
Amortization of prepaid consulting from the issuance of Series B Convertible Preferred Stock and Series B Warrants	59,857	-
Net deferred indemnified loan origination fees	-	(63,275)
Discount on common stock sold pursuant to the ELOC	76,553	-
Other non-cash issuance costs related to the ELOC	800,000	-
Shares issued in settlement of a legal dispute	200,000	-
Non-cash interest on issuance of convertible notes	137,500	-
Lease expense	(7,981)	23,181
Credit loss (benefit) expense	(177,917)	(1,393,131)
Impairment of goodwill	-	6,058,000
Impairment of long-lived intangible assets	-	3,090,881
Deferred tax expense, net	-	43,859,686
Marketing expense settled via Common Stock	-	100,000
Change in fair value of warrant liabilities	(1,320,871)	(2,803,638)
Change in the fair value of deferred consideration	(79,475)	(361,449)
Changes in operating assets and liabilities:
Accounts receivable - trade	103,233	(12,734)
Accounts receivable - related party	(41,460)	1,127,297
Prepaid expenses	561,913	86,901
Other current liabilities	(48,960)	527
Accrued interest receivable	16,319	(2,542)
Other current assets	4,057	(2,968,061)
Accounts payable	49,105	(76,672)
Accounts payable - related party	95,757	(501,709)
Accrued expenses	9,085	292,396
Deferred revenue	(12,920)	6,413
Net cash (used in) provided by operating activities	(3,417,700)	430,477
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of preferred securities	50,000	-
Proceeds from loan repayment and sale	392,186	12,394
Net cash provided by investing activities	442,186	12,394
CASH FLOWS FROM FINANCING ACTIVITIES:
Tax withholding payments on vesting of restricted stock units	(12,771)	-
Proceeds from convertible debt	550,000	-
Redemption of Series B Convertible Preferred Stock	(292,800)	-
Gross proceeds from issuance of Series B Convertible Preferred Stock and Series B Warrants	6,130,000	-
Offering cost	(351,646)	-
Proceeds from the sale of Class A Common Stock	1,778,987	-
Repayment of financed insurance contract	(116,098)	-
Repayment of senior secured promissory note	(255,765)	(3,006,993)
Net cash provided by (used in) financing activities	7,429,907	(3,006,993)

Net increase (decrease) in cash and cash equivalents	4,454,393	(2,564,122)
Cash and cash equivalents - beginning of period	2,324,647	4,888,769
Cash and cash equivalents - end of period	$6,779,040	$2,324,647
Supplemental disclosure of cash flow information
Interest paid	$388,457	$416,852
Non cash transactions:
Reclassification of forward purchase receivable	$(4,584,221)	$-
Marketing expense settled by the issuance of Common Stock	$-	$50,000
Investment in preferred securities	$1,500,000	$-
Prepaid consulting expense from the issuance of the Series B Convertible Preferred Stock and Series B Warrants	$371,307	$-
Extinguishment of debt for issuance of Series B Convertible Preferred Stock and Series B Warrants	$10,748,408	$-
Exchange of forward purchase derivative liability for the issuance of Series B Convertible Preferred Stock and Series B Warrants	$4,000,867	$-
Exchange of convertible notes for Series B Convertible Preferred Stock and Series B warrants	$659,997	$-
Financed insurance contract (classified in accrued expense)	$395,900	$-
Issuance of stock to Abaca shareholders	$258,868	$-
Accrued redemption payable to Series B holders	$181,378	$-
Recognition of contract asset with corresponding stand-ready guarantee liability	$2,135,000	$-
Recognition of contract asset with corresponding financial indemnification liability	$1,091,772	$-

See accompanying notes to consolidated financial statements

F-8

Notes to Consolidated Financial Statements

Note 1 - Organization and Business Operations

Business Description

SHF Holdings, Inc. (the “Company” or “SHF”) is a Delaware corporation headquartered in Golden, Colorado, whose Class A Common Stock (“Common Stock”) is listed on the Nasdaq Capital Market under the ticker symbol “SHFS.” The Company was founded in 2015 by Partner Colorado Credit Union (“PCCU”) and was among the first financial services companies to provide compliant banking services to Cannabis Related Businesses (“CRBs”).

SHF’s mission is to provide reliable and compliant financial services to the legal cannabis, hemp, and related industries by enabling its financial institution (“FI”) customers to deliver compliance-driven banking, lending, and other financial services to CRB clients.

The Company operates a proprietary fintech platform across 41 states and territories in the United States. Through this platform, SHF enables its FI customers to compliantly offer the following banking-related services to CRBs:

●	Business checking and savings accounts;	●	Cash management accounts	●	Savings and investment options

●	Commercial lending	●	Courier services (via third-party relationships)	●	Remote deposit services

●	Automated Clearing House (“ACH”) payments and origination	●	Wire payments.

Because many CRBs have historically operated on a largely cash basis due to limited access to traditional banking services, SHF’s platform benefits both CRBs and financial institutions. CRBs gain access to compliant banking services, while financial institutions gain access to a validated, compliantly monitored deposit base.

The Company generates revenue primarily from compliance service fees, account based fee income, investment income on custodied deposits, and interest income on loans made to or on behalf of financial institutions serving the cannabis industry.

Note 2 - Basis of Presentation and Summary of Significant Accounting Policies

Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of SHF Holdings, Inc. and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of the Company’s financial condition and results of operations for the periods presented.

In connection with the preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, management identified conditions that raised substantial doubt about the Company’s ability to continue as a going concern. Those conditions included recurring operating losses, a net loss of approximately $48.3 million (inclusive of significant non-cash charges), limited liquidity relative to near-term obligations, and uncertainty regarding the Company’s ability to satisfy its then-existing indemnification obligations under its Commercial Alliance Agreement (“CAA”) with PCCU.

F-9

Liquidity and Going Concern

Liquidity refers to our ability to meet anticipated cash demands, including servicing debt, funding operations, maintaining assets, and covering other routine business expenses. Our primary cash outflows include debt principal and interest repayments, operating costs, and general business expenditures. The main source of our liquidity continues to be cash inflows generated from operational performance. As of December 31, 2025, the Company does not have significant capital investment commitments.

Under Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements, Going Concern, the Company is responsible for evaluating whether conditions or events raise substantial doubt about its ability to meet future financial obligations within one year of the financial statement issuance date. This evaluation involves two steps: (1) assessing whether conditions or events raise substantial doubt about the Company’s ability to continue as a going concern, and (2) if substantial doubt is raised, evaluating whether the Company has plans to mitigate that doubt. Disclosures are required if substantial doubt exists or if the Company’s plans alleviate the doubt.

As of December 31, 2025, the Company has cash and cash equivalents of $6.8 million and net working capital of $5.7 million. The Company has incurred recurring losses from operations and experienced negative cash flows from operations, including an operating loss of $5.4 million and cash used in operating activities of $3.4 million for the year ended December 31, 2025. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the date these consolidated financial statements are issued. As of December 31, 2025, management believes our cash and cash equivalents is sufficient enough to meet our financial obligations for the next twelve months.

Management has developed and implemented a series of measures intended to preserve liquidity and support the Company’s ability to meet its obligations during the look-forward period.

Strengthened Revenue Profile. The Second Amended CAA increased the Company’s share of loan program income from approximately 35% to 65% of the PCCU’s loan portfolio. This agreement improves the recurring revenue profile of the Company’s core business on a prospective basis. Additionally, the Company is exploring strategic partnerships with other financial institutions.

Access to Additional Capital. The Company has entered into a $150 million Equity Line of Credit, providing contingent access to additional capital subject to customary conditions.

Expense Management. Management has identified and quantified specific, actionable cost reductions that are within its direct operational control and that it would implement should operating conditions deteriorate below base-case expectations.

Cash Flow Monitoring. Management maintains a 52-week rolling cash flow projection that tracks anticipated expenses, revenues, and ending cash balances against budget. Cash positions are reviewed on a bi-weekly basis to ensure the Company maintains adequate liquidity to fund operations.

Notwithstanding the measures described above, the Company continues to incur operating losses and negative cash flows from operations, and uncertainty remains as to whether these conditions will be fully resolved within the look-forward period. As a result, management has concluded that substantial doubt exists about the Company’s ability to continue as a going concern for a period of at least twelve months from the date these consolidated financial statements are issued.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-10

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and the disclosure of contingent assets and liabilities. Material estimates particularly subject to change in the near term include the financial indemnification liability, valuation allowance for deferred tax assets and the fair value of financial instruments including warrant liabilities. Actual results could differ from those estimates.

Reverse Stock Split

The Company effected a reverse stock split of 1-for-20 on March 14, 2025. Unless otherwise stated, all share and per share amounts for all periods presented have been adjusted to reflect the reverse stock split.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, balances due from financial institutions, and investments with original maturities of three months or less.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Revenue is recognized when control of promised services is transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services, following the five-step model under ASC 606.

●

Account Fee Income

The Company earns fees for compliance services provided to financial institution customers, including account onboarding fees, account maintenance fees, transaction processing fees, and other account activity fees. These fees are recognized at the point in time when the performance obligation is satisfied and no contingencies exist.

●

Investment Income

The Company earns investment income based on interest earned on daily average deposit balances maintained by CRBs at financial institution customers. This income is recognized as earned over the applicable period.

●

Loan Program Income

Revenue from loan program income is recognized over the loan period as earned. Under the Commercial Alliance Agreement with PCCU, as amended (the “Amended CAA”), the Company’s share of loan interest income is determined by a loan yield allocation formula and recognized as earned.

●

Master Program Agreement Revenue

The Company licenses its proprietary Safe Harbor Program to financial institutions under a Master Program Agreement, which grants a non-exclusive, non-transferable right to use the platform. Revenue under these agreements is recognized over the term of the arrangement as services are provided.

Stock-Based Compensation

The Company measures all equity-based payment arrangements to employees, directors, and non-employee consultants in accordance with ASC 718, Compensation - Stock Compensation. The grant-date fair value of stock-based awards is determined using either the quoted market price of the Company’s Common Stock or the Black-Scholes option valuation model, as appropriate for the instrument type.

F-11

Compensation cost for service-based awards is recognized on a straight-line basis over the requisite service period. For performance-based awards, compensation cost is recognized when it becomes probable that the performance condition will be achieved. Forfeitures are recognized as they occur.

For non-employee awards settled in equity including Series B Preferred Stock and warrants issued to consultants, the Company measures the fair value at the grant date and recognizes the cost over the service period. Where awards are partially vested at issuance, the vested fair value is recorded as a prepaid asset and amortized to expense over the remaining service period.

The Black-Scholes option model incorporates the following assumptions: expected term (using the simplified method as the average of contractual term and vesting period); expected stock price volatility (based on the Company’s historical stock price); risk-free interest rate (based on U.S. Treasury rates for maturities approximating expected lives); and expected dividend yield of zero (as the Company has not paid dividends and does not anticipate doing so in the foreseeable future). Changes in assumptions used to estimate fair value could result in materially different results.

Convertible Debt and Original Issue Discount

The Company accounts for convertible debt instruments under ASC 470-20, Debt with Conversion and Other Options. Debt issuance costs and original issue discounts are recorded as a direct reduction to the carrying amount of the related debt instrument and amortized to interest expense over the contractual term using the effective interest method in accordance with ASC 835-30.

Warrant Liabilities and Derivative Instruments

The Company evaluates all financial instruments, including warrants and conversion features, at issuance to determine whether they should be classified as equity or liabilities under ASC 815-40, Derivatives and Hedging - Contracts in an Entity’s Own Equity, and ASC 480, Distinguishing Liabilities from Equity.

Warrants that do not meet the criteria for equity classification are recorded as liabilities at fair value on the date of issuance. These warrant liabilities are remeasured at fair value at each subsequent reporting date, with changes in fair value recognized in the consolidated statements of operations. Warrants are valued using the Black-Scholes-Merton model.

Preferred Stock - Classification and Measurement

The Company evaluates preferred stock instruments under ASC 480 and ASC 815-40 to determine the appropriate classification between liabilities, mezzanine equity, and permanent equity.

Extinguishment of Liabilities

When a financial liability is extinguished through the issuance of equity instruments, the Company accounts for the transaction under ASC 405-20, Liabilities - Extinguishments of Liabilities, and ASC 470-50, Debt - Modifications and Extinguishments. The equity instruments issued are measured at fair value, and any difference between the carrying amount of the extinguished liability and the fair value of the equity issued is recognized as a gain or loss on extinguishment in the consolidated statements of operations.

F-12

Fair Value Measurements

The Company utilizes the fair value hierarchy to apply fair value measurements. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair values that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The basis for fair value measurements for each level within the hierarchy is described below:

Level 1: Quoted prices for identical assets or liabilities in active markets.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3: Valuations derived from techniques in which one or more significant inputs are unobservable.

Segment Reporting

The Company operates as one reportable segment providing financial services and banking solutions to CRBs under ASC 280, Segment Reporting. The chief operating decision maker, the Company’s Chief Executive Officer, reviews financial information on a consolidated basis when allocating resources and assessing performance.

Financial Assets Measured at Amortized Cost

For financial assets within the scope of ASC 326, the Company measures the allowance for credit losses based on relevant information about past events, current conditions, and reasonable and supportable forecasts of future economic conditions that affect the collectability of the reported amounts. The allowance is deducted from the amortized cost basis of the financial asset on the consolidated balance sheet, and the net amount represents management’s best estimate of the cash flows expected to be collected. Changes in the allowance for credit losses are recognized as credit loss expense or reversal in the consolidated statements of operations.

The Company considers the following factors, among others, in estimating expected credit losses:

●	Historical loss experience and default rates for instruments with similar risk characteristics;
●	The creditworthiness and financial condition of the counterparty;
●	Current and forecasted macroeconomic conditions over the reasonable and supportable forecast period, reverting to historical averages beyond that period; and
●	Collateral arrangements, recourse provisions, and other credit enhancements.

Financial assets are written off against the allowance when management determines that the asset is uncollectible and all reasonable collection efforts have been exhausted. Subsequent recoveries, if any, are credited to the allowance for credit losses.

Contract Asset

The contract asset recognized in connection with the Second Amended CAA with PCCU are not financial asset within the scope of ASC 326. This asset represent costs incurred to fulfill the contract specifically, the cost of assuming the stand-ready guarantee obligation (ASC 460) and the contingent indemnification exposure (ASC 326). The contract asset is amortized on a systematic and rational basis over the contract term consistent with the release of the underlying guarantee exposure. Contract asset are evaluated for impairment under ASC 340-40-35-2 when facts and circumstances indicate the carrying amount may not be recoverable; any impairment is recognized in the period identified and may not be subsequently reversed.

Stand Ready Guarantees - ASC 460

The Company accounts for financial guarantees in accordance with ASC 460, Guarantees. At the inception of a guarantee, the Company recognizes a liability equal to the fair value of the stand-ready obligation assumed. This non-contingent liability represents the value of the obligation undertaken by the Company to stand ready to perform under the guarantee, irrespective of the likelihood that a payment will actually be required.

Subsequent to initial recognition, the stand-ready liability is amortized over the contractual term of the guarantee on a systematic basis that reflects the Company’s release from risk. If, at any reporting date, a contingent loss accrual required under ASC 450, Contingencies, exceeds the unamortized ASC 460 carrying amount, the Company records the higher contingent loss estimate in accordance with that guidance.

Financial Indemnification Liabilities

Under ASC 326-20, the Company recognizes a financial indemnification liability for its indemnification obligation to PCCU under the Second Amended CAA. This liability represents the Company’s up to 65% share of the lifetime expected credit losses on the covered CRB loan portfolio, measured on a probability-weighted basis and updated each reporting period to reflect current conditions and reasonable and supportable forecasts of future economic conditions. The financial indemnification liability methodology considers historical loss experience, borrower-specific credit quality, collateral values, and forward-looking economic assumptions including conditions specific to the cannabis industry.

The financial indemnification liability is measured independently from, and recognized in addition to, the ASC 460 stand-ready guarantee liability. The two liabilities coexist separately on the consolidated balance sheet and do not offset or true up to each other. The ASC 460 liability is fixed at inception and released over the guarantee term, while the financial indemnification liability is dynamic and remeasured each quarter. Changes in the financial indemnification liability are recognized as credit loss expense or credit loss income in the consolidated statements of operations in the period of remeasurement.

F-13

Concentration of Risk

The Company’s revenues are concentrated in the United States with a single customer, PCCU, which represented the substantial majority of revenues for the years ended December 31, 2025 and 2024 (see Note 10). Substantially all CRB client deposits are maintained at PCCU, and all fund transmissions to and from those deposit accounts are handled directly by PCCU.

Financial instruments that potentially subject the Company to concentrations of credit risk consist accounts receivable and cash accounts maintained at financial institutions. At times, account balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) coverage limit of $0.3 million.

As of December 31, 2025 and December 31, 2024, the Company had approximately $6.5 million and $2.0 million, respectively, in excess of FDIC coverage. Additionally, amounts due from PCCU represented approximately 97.0% and 87.8% of total accounts receivable as of December 31, 2025 and December 31, 2024, respectively, with balances of approximately $1.0 million at each date. The Company has not experienced losses on these accounts or receivables, and management does not believe the Company is exposed to significant credit risk on such accounts.

Recently Issued Accounting Standards

Standards Adopted in 2025

ASU 2023-09 - Income Taxes (Topic 740): In December 2023, the FASB issued ASU 2023-09, which requires additional disaggregated disclosures in the income tax rate reconciliation and disclosures of income taxes paid by jurisdiction. The standard is effective for annual periods beginning after December 15, 2024. The Company adopted this standard prospectively as of January 1, 2025. Adoption did not have a material impact on the Company’s financial statements. This is reported on a prospective basis.

ASU 2024-02 - Codification Improvements: In March 2024, the FASB issued ASU 2024-02, which removes references to the FASB Concepts Statements from the Codification. The standard is effective for public entities for years beginning after December 15, 2024. The Company adopted this standard prospectively as of January 1, 2025. Adoption did not have a material impact on the Company’s financial statements.

ASU 2024-01 - Compensation - Stock Compensation (Topic 718): Profits Interest and Similar Awards: In March 2024, the FASB issued ASU 2024-01, which clarifies whether profits interest and similar awards are subject to ASC 718. The standard is effective for years beginning after December 15, 2024. The Company adopted this standard prospectively as of January 1, 2025. Adoption did not have a material impact on the Company’s financial statements.

Standards Not Yet Adopted

ASU 2024-03 / ASU 2025-01 - Disaggregation of Income Statement Expenses (Subtopic 220-40): In November 2024, the FASB issued ASU 2024-03, subsequently clarified by ASU 2025-01 (January 2025), requiring entities to disaggregate certain income statement expense line items in the footnotes, including purchases of inventory, employee compensation, depreciation, and amortization. The standard is effective for annual periods beginning after December 15, 2026, and interim periods within annual periods beginning after December 15, 2027. Early adoption is permitted. The Company plans to adopt prospectively and does not anticipate a material impact on its financial reporting.

ASU 2024-04 - Debt - Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions: In November 2024, the FASB issued ASU 2024-04, which clarifies the accounting for induced conversions of convertible debt. The standard is effective for annual periods beginning after December 15, 2025. The Company plans to adopt prospectively and does not anticipate a material impact on its financial reporting.

ASU 2025-05 - Financial Instruments - Credit Losses (Topic 326): Accounts Receivable and Contract Assets: In July 2025, the FASB issued ASU 2025-05, which provides a practical expedient allowing entities to assume current credit conditions remain unchanged for the remaining life of current accounts receivable and current contract assets under ASC 606. The standard is effective for years beginning after December 15, 2025. The Company is currently evaluating the potential impact on its consolidated financial statements.

ASU 2025-08 - Financial Instruments - Credit Losses (Topic 326): Purchased Loans: In December 2025, the FASB issued ASU 2025-08, which expands the population of acquired financial assets subject to the gross-up approach for recognizing credit losses at acquisition. The standard introduces the concept of “purchased seasoned loans” and requires acquired loans (other than credit cards) that have not experienced significant credit deterioration since origination to follow the gross-up approach. The amendments are effective for annual periods beginning after December 15, 2026. Due to the Company’s Second Amended CAA with PCCU, management believes this standard may have a material impact on the Company’s financial statements upon adoption. The Company is currently evaluating the scope and magnitude of that impact.

The Company will continue to monitor the development of accounting standards and intends to adopt them in accordance with their respective effective dates. Additional disclosures will be provided in future filings as the Company completes its assessment.

F-14

Note 3 - Deferred Consideration

On November 11, 2022, the Company entered into the first Amendment to the Merger Agreement with Rockview Digital Solutions, Inc. (“Abaca”) and other parties. The Merger Agreement included a $30 million payment through a mix of cash and stock, including $9 million in cash over three annual installments and 105,000 Common Stock (“Common Stock”), alongside deferred stock considerations based on a 10-day volume weighted average price (“VWAP”) formula.

A Second Amendment to the Merger Agreement, dated October 26, 2023, introduced deferred stock consideration of 291,791 shares of Common Stock at a recalculated value of $40.00 per share. No changes were made to the cash payments. Additionally, 250,000 stock warrants at $40.00 per share were issued, and a third-anniversary consideration payment of $1.5 million due October 5, 2025 was introduced, payable in cash or Common Stock with a floor value of $40.00 per share, at the Company’s discretion. The Company issued 37,517 unregistered shares of Common Stock in lieu of cash, computed using the floor value on October 3, 2025. On October 21, 2025, the Company filed Form S-1 to register the 37,517 shares of Common Stock issued on October 3, 2025 and the 250,000 common shares underlying the Abaca warrants to purchase Common Stock with an exercise price of $40.00 per share.

On November 21, 2024, the Company deposited the $3.0 million second annual cash payment into the registry of the Denver County, Colorado District Court pending resolution of a dispute among former Abaca shareholders regarding the party authorized to receive the payment. See Note 20 Commitments and Contingencies.

The adjustments and changes to deferred consideration have been valued and recorded according to ASC 815 in the Company’s consolidated financial statements.

The change in the amount of deferred consideration from January 1, 2024, to December 31, 2025:

	Cash Considerations	Third Anniversary Consideration Payment	Total
Balance, January 1, 2024	$2,889,792	$810,000	$3,699,792
Fair value adjustment	126,551	(488,000)	(361,449)
Balance, December 31, 2024	3,016,343	322,000	3,338,343
Fair value adjustment	(16,343)	(63,132)	(79,475)
Shares issued to Abaca shareholders	-	(258,868)	(258,868)
Balance, December 31, 2025	$3,000,000	$-	$3,000,000

The fair value of the third anniversary payment consideration, at the time of settlement, was determined using the Monte Carlo Simulation. model.

The following table provides quantitative information regarding Level 3 fair value measurements inputs for the third anniversary payment consideration as of their measurement dates:

December 31, 2024

Stock price	$9.00
Payment date	10/15/2025
Third anniversary consideration	$1,500,000
Risk free interest rate	4.2%
Market discount rate	5.8%
Remaining term in years	0.75
Expected volatility	86.2%

On October 3, 2025, the Company issued 37,517 shares of Common Stock in full settlement of the third anniversary consideration payment, resulting in a zero balance for all remaining deferred consideration obligations as of December 31, 2025. The only remaining balance in the table above represents the $3.0 million deposited with the District Court registry, which is carried as a restricted asset pending resolution of the shareholder litigation described in Note 20 Commitments and Contingencies.

F-15

Note 4 - Goodwill and Finite-lived Intangible Assets

2024 Impairment

As of December 31, 2024, the Company recorded full impairment charges against all remaining goodwill and finite-lived intangible assets, which were derived primarily from the October 2022 acquisition of Abaca. The impairment charges totaled $3.1 million, comprised of $0.05 million for market-related intangible assets, $0.05 million for customer relationships, and $3.0 million for developed technology. Impairment expense for the year ended December 31, 2024 was $6.1 million. Following these charges, the carrying values of all such assets were zero as of December 31, 2024.

420 IT Asset Acquisition

In December 2025, the Company’s wholly-owned subsidiary, Safe Harbor Managed Services LLC, completed an asset acquisition from LBMW LLC, doing business as 420 IT Solutions (“420 IT Solutions”), a managed services business. The purchased assets consist primarily of intellectual property, including a registered trademark, and certain assigned customer contracts and goodwill. No cash consideration was paid. The aggregate purchase price consisted of 125,000 shares of the Company’s Common Stock (the “Earnout Shares”), which vest based on the achievement of net revenue performance targets during the periods ending December 31, 2026 and December 31, 2027, and the assumption of certain specified liabilities.

The transaction was accounted for as an asset acquisition under ASC 805-50. The total consideration transferred was measured at the fair value of the Earnout Shares at the acquisition date. Because vesting is contingent solely on future performance conditions, the Earnout Shares are accounted for as contingent consideration and recognized as the performance conditions become probable of achievement. Therefore, the Company did not record any intangible assets and contingent liability as of December 31, 2025. If circumstances change when the revenue target is probable, then the intangible assets and a contingent liability will be recorded within one year from the acquisition date.

Note 5 - Loans Receivable

As of December 31, 2024, the Company held one commercial real estate loan receivable with a gross carrying value of $0.4 million, net of no allowance for credit losses. On July 31, 2025, the Company sold this loan to PCCU, a related party to improve liquidity. Prior to the sale, the Company received a principal payment of $0.008 million, reducing the outstanding balance to $0.4 million. The loan was sold at carrying value, and no gain or loss was recognized on the sale. See Note 10 Related Party Transactions for further information regarding the Company’s relationship with PCCU.

The following table summarizes the activity in commercial real estate loans receivable for the years ended December 31, 2025 and December 31, 2024:

	December 31, 2025	December 31, 2024
Commercial real estate loans receivable, gross	$392,186	$392,186
Payment	(7,659)	-
Sale of loans	(384,527)	-
Transferred to held for sale	-	-
Commercial real estate loans receivable, net	-	392,186
Current portion	-	(13,332)
Non-current portion	$-	$378,854

Note 6 - Investment in Preferred Securities

On September 30, 2025, as partial consideration received in connection with the issuance of 1,875 shares of Series B Convertible Preferred Stock and Series B Warrants to purchase Common Stock (see Note 19), the Company received preferred shares of Aditxt, Inc. (“ADTX”), a publicly traded company. The Series B Convertible Preferred Stock was issued at $800 per share. No cash was exchanged in this transaction. The ADTX preferred securities had an estimated fair value and carrying value of $1.5 million at the date of receipt.

The investment represents less than 20% of the voting interests in ADTX, and the Company does not have the ability to exercise significant influence or control over ADTX. Accordingly, the investment is accounted for under ASC 321, Investments - Equity Securities. Because ADTX’s preferred shares are not actively traded and lack a readily determinable fair value, the Company has elected to measure the investment at cost, less any impairment, adjusted for observable price changes in orderly transactions for identical or similar instruments, as permitted under ASC 321-10-35-2.

During the year ended December 31, 2025, ADTX redeemed approximately 43 shares of its preferred stock held by the Company pursuant to the preferred share terms, resulting in cash proceeds of $0.05 million. No gain or loss was recognized on this redemption. No impairments or other observable price adjustments were recognized during the year ended December 31, 2025.

The following table summarizes the activity in the investment during the year ended December 31, 2025:

	Shares	Amount
Initial recognition at fair value (September 30, 2025)	1,500	$1,500,000
Proceeds from redemption	(43)	(50,000)
Impairment charges	-	-
Observable price adjustments	-	-
Balance, December 31, 2025	1,457	$1,450,000

As of December 31, 2025, the investment is classified as a long-term asset on the consolidated balance sheet and continues to be measured in accordance with ASC 321. Any future gains or losses resulting from dispositions or impairments will be recognized in Other Income (Expense) in the consolidated statements of operations.

F-16

Note 7 - Prepaid Expenses

Prepaid expenses as of December 31, 2025 and December 31, 2024 consists of the following:

	Year Ended December 31,
	2025	2024
Insurance	$791,423	$808,480
Consulting	325,100	-
Marketing	-	91,667
Others	160,206	171,889
	1,276,729	1,072,036
Less: Current portion	862,400	659,536
Total non-current portion	$414,329	$412,500

Insurance

The Company maintains several insurance policies. In addition, in connection with the Company’s de-SPAC transaction, the Company obtained a Directors and Officers liability run-off policy providing coverage through September 2028.

Consulting

In connection with the September 30, 2025 recapitalization, the Company issued 1,063 shares of Series B Convertible Preferred Stock and accompanying Series B Warrants to purchase 68,453 shares of Common Stock to three independent service providers in exchange for professional and marketing services to be rendered through September 30, 2027. The instruments were measured at grant-date fair value of approximately $0.8 million using a third-party valuation specialist and are classified within stockholders’ equity. The fair value was recorded as a prepaid consulting asset and is being amortized to professional services expense on a straight-line basis over the two-year service term. As of December 31, 2025, the unamortized balance was approximately $0.3 million. There are claw back features for certain consultants as of December 31, 2025, and the prepaid balance is approximately $0.2 million.

Marketing

In September 2024, the Company entered into a six-month marketing services agreement with an independent third-party marketing services provider for social media, investor engagement, and influencer-related marketing services covering the period September 4, 2024 through March 3, 2025. Compensation consisted of $0.2 million in Common Stock, valued at the Nasdaq closing price on September 3, 2024, and a $0.1 million cash marketing budget. The stock-based portion was recorded as a prepaid asset and amortized to marketing expense on a straight-line basis over the service term. As of December 31, 2024, the unamortized balance was approximately $0.1 million. The arrangement was fully amortized by March 3, 2025.

Note 8 - Loan Portfolio Indemnification Obligations

Under the Second Amended CAA, the Company indemnifies PCCU for up to 65% of Default-Related Losses on PCCU’s CRB loan portfolio. The Agreement has a stated effective date of October 1, 2025. The Company, and PCCU reached agreement on the material economic terms of the Second Amended CAA on or about October 1, 2025, following completion of the September 2025 Recapitalization. The written agreement was formally executed on February 4, 2026; the intervening period involved only procedural and documentation matters that did not affect the substance of the agreed terms. Accordingly, the Company has given effect to the Second Amended CAA from October 1, 2025, consistent with ASC 606 contract modification guidance.

The obligation is recognized as two independent, coexisting liabilities that do not offset each other: (i) a noncontingent stand-ready guarantee liability under ASC 460, measured at fair value at inception, and (ii) a contingent expected credit loss liability under ASC 326-20, representing the Company’s up to 65% share of estimated lifetime expected credit losses on the PCCU CRB portfolio. Each liability is recognized with a corresponding contract asset under ASC 340-40-25-2, as the indemnification costs are directly related to the Agreement and are expected to be recovered through the Company’s up to 65% share of loan program income. The net Day 1 equity impact is zero.

F-17

The following table summarizes the October 1, 2025, inception date, consolidated balance sheet impact of ASC 460 and ASC 326.

	ASC 460	ASC 326	Total
Contract asset	$2,135,000	$1,091,772	$3,226,772
Financial indemnification liability	-	1,091,772	1,091,772
Stand-ready guarantee liability	$2,135,000	$-	$2,135,000

ASC 460 - Guarantee Liability

The issuance of a guarantee imposes a noncontingent obligation to stand ready to perform; initial recognition is required at inception regardless of whether payment is probable. The stand-ready liability is recognized separately from the ASC 326 liability.

The stand-ready liability is measured at fair value at inception under ASC 820-10 using a market-based insurance pricing approach, classified as Level 3 due to the absence of observable market inputs for cannabis lending guarantees. The fair value of a guarantee at inception reflects the premium that a market participant (analogized to a specialty insurance carrier) would charge in an arm’s-length transaction to underwrite the same risk. Because no direct market comparable exist for cannabis CRB loan portfolio guarantees, management estimated the standalone selling price by constructing the premium components a specialty financial guarantor would require. The fair value incorporates three components: (a) the expected loss element, representing the probability-weighted losses the guarantor expects to absorb; (b) a stand-ready risk premium, representing the additional compensation a market participant would require for uncertainty, volatility, and the uncapped nature of the commitment beyond expected losses; and (c) a time value adjustment. Key Level 3 inputs are as follows:

Significant Unobservable Input	Value
Pooled Probability of Default or PD (Ratings 2-5)	7.25%
Pooled Loss Given Default or LGD (inclusive of 13% cannabis qualitative premium)	35%
Tranche C PD (Rating 9, individually evaluated)	35%
Tranche C LGD on uncollateralized gap	50%
Stand-ready risk premium loading	120% of expected loss
Discount rate	4.0%
Weighted average pay out year - Tranche A	4 years
Weighted average pay out year - Tranche B	3 years
Weighted average pay out year - Tranche C	2 years
Weighted average pay out year - Stand Ready Premium	3 years

The maximum potential number of future payments under the guarantee is approximately $33.8 million, representing 65% of the total outstanding CRB loan portfolio balance. The indemnification percentage is subject to reduction under the Agreement’s Listing-Related Adjustment Clause.

The stand-ready guarantee liability is reduced through amortization on a straight-line basis over three years, representing the weighted average life of the underlying loan portfolio at inception. The release period and pattern are reassessed at least annually and will be adjusted prospectively if material changes in portfolio composition, paydowns, or maturities indicate that the weighted average life assumption is no longer appropriate. The corresponding contract asset is amortized on the same basis as operating expense partially offset by the liability release to income each period.

F-18

ASC 326-20 - Financial Indemnification Liability

Financial indemnification liability are estimated using a PD × LGD framework segmented by PCCU’s internal risk rating scale. Management uses PCCU’s reserve methodology as a baseline and independently evaluates key assumptions, with adjustments where management’s estimates differ from PCCU’s. The cannabis industry specific risk is reflected through a 16.6% qualitative LGD premium and management’s independent assessment of Tranche C.

The indemnified portfolio is segmented into three tranches. Loans rated 9 or 10 are individually evaluated rather than included in the pooled analysis:

Tranche	Ratings	Loan Balance	Loss Method	Reserve
Tranche A - Pass Rated	2-5	$35,544,024	Pooled; rates 0.453%-1.81%	$406,066
Tranche B - Elevated Risk	6-8	7,168,435	Pooled; rates 3.17%-9.21%	296,304
Tranche C - Specific Risk	9	9,346,394	Individual evaluation	389,402
Total		$52,058,853		$1,091,772

There is a single loan in Tranche C that is individually evaluated due to its past-maturity status (original maturity July 2024) and commercial and industrial or C&I structure secured solely by a UCC filing on business assets with certain personal guarantees. Management applied a 35% PD and 50% LGD on the uncollateralized gap of approximately $3.4 million.

Loans in the portfolio are secured primarily by real estate used for cannabis-specific purposes, including cultivation facilities, processing facilities, and retail dispensaries, and in certain cases by business assets under UCC filings. Because cannabis-use properties have limited alternative-use marketability under current federal law, management applies a two-step discount to collateral values: (i) elimination of the cannabis license premium (the “green tax”), reflecting that a non-cannabis buyer would not ascribe value to the cannabis operating license embedded in the appraised value; and (ii) a reduction to the remaining value to reflect proceeds realizable from a liquidation sale to a non-cannabis buyer. This methodology results in adjusted portfolio collateral of approximately $44.1 million against a gross balance of $52.1 million.

The portfolio has experienced zero credit losses since program inception. Management supplements this limited loss history with cannabis industry benchmarks and peer data. Cannabis industry-specific risk including 100% single-industry concentration, Schedule I federal status, and collateral marketability constraints is reflected through an embedded 16.6% qualitative LGD premium across all pooled tranches.

Expected credit losses are estimated using historical loss rates derived from a five-year lookback period, reflecting 2 restructured loans out of 28 over that period. Management determined that reasonable and supportable forecasts of future economic conditions beyond the historical loss experience could not be made for this portfolio, given its limited loss history and the significant uncertainty surrounding the cannabis regulatory and legal environment. Accordingly, the historical loss rates are applied without forward-looking adjustment, with immediate reversion to historical rates.

The financial indemnification liability is remeasured quarterly; changes are recognized as credit loss expense or income per ASC 326-20-35-8. The inception-date contract asset is reduced as underlying loans pay down or mature and is not subject to straight-line amortization. The 65% indemnification percentage is subject to reduction under the Agreement’s Listing-Related Adjustment Clause if the Company fails to maintain NASDAQ listing standards. A reduction would result in a partial release of the ASC 460 liability to income, a downward remeasurement of the financial indemnification liability, and an impairment assessment of the related contract assets.

For the year ended December 31, 2025, the Company recognized a reversal of provision of $0.2 million, representing the systematic release of the ASC 460 stand-ready guarantee liability computed over the weighted-average remaining life of three years of the covered CRB loan portfolio. As of December 31, 2025, the Company did not change its financial indemnification liability, as such there was no impact on the consolidated statements of operations.

As of December 31, 2024, there was no financial indemnification liability as the Company ceased indemnifying the loan portfolio subject to the first amendment to the PCCU CAA. As of December 31, 2024, the Company favorably reversed a $1.4M indemnification liability. For the period between January 1, 2025 and September 30, 2025, the Company did not indemnify loan portfolio.

The following table summarizes the changes of the contract asset for the year ended December 31, 2025 and December 31, 2024:

	For the Year Ended December 31, 2025			For the Year Ended December 31, 2024
	ASC460	ASC 326	Total	ASC 460	ASC 326	Total
Beginning balance	$-	$-	$-	$-	$-	$-
Initial recognition as per Second Amended CAA	2,135,000	1,091,772	3,226,772	-	-	-
Amortization	(85,401)	(43,671)	(129,072)	-	-	-
Ending balance	2,049,599	1,048,101	3,097,700	-	-	-
Less: current portion	(341,600)	(174,683)	(516,283)	-	-	-
Total non-current portion	$1,707,999	$873,418	$2,581,417	$-	$-	$-

The following table summarizes the changes of the liabilities for the year ended December 31, 2025 and December 31, 2024:

	For the Year Ended December 31, 2025			For the Year Ended December 31, 2024
	ASC460	ASC 326	Total	ASC 460	ASC 326	Total
Beginning balance	$-	$-	$-	$-	$1,393,131	$1,393,131
Initial recognition as per Second Amended CAA	2,135,000	1,091,772	3,226,772	-	-	-
Benefit	(177,917)	-	(177,917)	-	(1,393,131)	(1,393,131)
Ending balance	1,957,083	1,091,772	3,048,855	-	-	-
Less: current portion	(711,667)	(433,968)	(1,145,635)	-	-	-
Total non-current portion	$1,245,416	$657,804	$1,903,220	$-	$-	$-

F-19

Note 9 - Revenue

The following table presents the Company’s revenue disaggregated by type for the years ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
Account fee income	$3,963,097	$6,447,201
Loan program income	2,478,082	6,625,576
Investment income	1,155,433	2,092,863
Safe Harbor Program income	76,920	76,920
Total	$7,673,532	$15,242,560

Account fee income consists of fees earned from cannabis-related businesses maintaining accounts with the Company’s financial institution partners, including deposit account fees, account activity fees, and onboarding income. These fees are recognized periodically in accordance with the fee schedules established with financial institution partners. Account fee income also includes merchant income earned through referral arrangements with third-party payment processors, under which the Company receives a percentage of net revenue generated by referred merchants, recognized as earned.

Loan program income represents the Company’s allocated share of interest earned on cannabis-related business loans originated by PCCU. Under the First Amended Commercial Alliance Agreement, effective January 1, 2025, the Company’s share of loan program income is determined by a loan yield allocation formula that incorporates the Constant Maturity U.S. Treasury Rate published by the Federal Reserve, along with a proprietary risk rating formula to determine the allocation between the Company and PCCU. Loan program income is recognized over the loan term as earned.

Investment income represents the Company’s share of interest earned on net investable cannabis-related business deposit balances held at PCCU, recognized monthly based on the average net daily deposit balance. Under the CAA, investment income was reduced by an investment hosting fee paid to PCCU. Under the First Amended CAA, effective January 1, 2025, the hosting investment fee was eliminated and the Company receives all investment income earned on CRB funds invested on its behalf by PCCU.

Safe Harbor Program income represents fees earned under the Company’s Master Program Agreement, which grants licensees a non-exclusive, non-transferable right to implement and utilize the Safe Harbor Program. Revenue is recognized over the term of the agreement as the performance obligation is satisfied.

Note 10 - Related Party Transactions

The Company identifies related parties in accordance with ASC 850 and Rule 1-02(u) of Regulation S-X.

Partner Colorado Credit Union (“PCCU”) - Related Party Status

PCCU is a related party because it held approximately 25.2% and 38.8% of the Company’s Common Stock as of December 31, 2025 and 2024, respectively. PCCU is also the largest holder of the Company’s Series B Convertible Preferred Stock (approximately 43% of outstanding shares and associated warrants) and holds the majority of the Company’s cash deposits. These factors give PCCU the ability to significantly influence the Company’s management and operating policies.

F-20

Debt Cancellation Agreement

On September 30, 2025, the Company and PCCU entered into a Debt Cancellation Agreement under which the approximately $10.7 million outstanding principal balance on the Senior Secured Promissory Note (originally dated March 29, 2023) was fully satisfied. In exchange, PCCU received:

●	13,436 shares of Series B Convertible Preferred Stock; and

●	A Series B Warrant to purchase 865,200 shares of Common Stock at an exercise price of $7.7644 per share.

PCCU’s conversion and warrant exercise rights are subject to a 4.99% beneficial ownership cap. See Note 11 for the accounting treatment of this transaction.

Commercial Alliance Agreement (“CAA”) - Major Customer Concentration

The Company derives substantially all of its revenue from services provided to PCCU. Revenue under the CAA was $6.7 million and $12.7 million represented 86.7% and 83.5% of total revenue for the years ended December 31, 2025 and 2024, respectively. Amounts due from PCCU represented 97.0% and 87.8% of total accounts receivable at those dates. The loss of, or a material change to, this relationship could have a material adverse effect on the Company’s results of operations and financial condition.

Agreement history and key terms:

Version	Effective Date	Key Terms
Original CAA	March 29, 2023	Per-account servicing fees ($26.08-$28.69/month in 2024); Company indemnified PCCU against loan losses; investment income split 75% Company / 25% PCCU.
First Amended CAA	December 31, 2024	Term extended to December 31, 2028; indemnification eliminated; per-account fees replaced by a fixed asset hosting fee (0.01 × average daily deposit balance); Company receives 100% of investment income on CRB funds; loan program income split introduced using a Constant Maturity Treasury-based yield allocation formula which was approximately 35%.
Second Amended CAA	October 1, 2025	Material economic terms agreed on or about October 1, 2025, following completion of the September 2025 Recapitalization; written agreement formally executed on February 4, 2026 following resolution of procedural and documentation matters only. Term extended to December 31, 2031; Company’s loan program income share increased from approximately 35% to up to 65%; indemnification reinstated at the Company’s 65% income share, supported by a minimum cash reserve tied to PCCU’s financial indemnification liability estimate; asset hosting fee changed to a graduated (tiered) structure; NASDAQ compliance provision added (see below).

NASDAQ compliance provision. If maintaining the Company’s NASDAQ listing requires a reduction in its indemnification percentage, the loan program income share will adjust downward by a corresponding amount. The Company is actively monitoring its NASDAQ compliance obligations in connection with this provision. See Note 20 - Commitments and Contingencies.

Second Amended CAA. Although the Second Amended CAA was formally executed on February 4, 2026, after the balance sheet date, the Company and PCCU reached agreement on the material economic terms on or about October 1, 2025, following completion of the September 2025 Recapitalization. The intervening period between October 1, 2025 and the February 4, 2026 execution date involved only procedural and documentation matters that did not affect the substance of the agreed terms. Accordingly, the Company has given effect to the Second Amended CAA from October 1, 2025, in accordance with ASC 606-10-25-10 through 25-13, and the agreement’s financial statement impacts are treated as a Type 1 recognized subsequent event under ASC 855-10-25-1, as the economic terms relate to conditions existing as of December 31, 2025. Accordingly, the financial effects were recognized in the financial statements for the year ended December 31, 2025, including:

●	A retroactive reduction in asset hosting fees of approximately $0.06 million (difference between the First Amended CAA flat rate of 1.00% and the tiered rates under the Second Amended CAA for Q4 2025); and

●	Recognition of approximately $0.4 million in incremental loan program income for Q4 2025, reflecting the increase in the Company’s share from approximately 35% up to 65%.

Related Party Balances

The following amounts with PCCU are included in the consolidated balance sheets:

	December 31, 2025	December 31, 2024
Cash and cash equivalents	$6,779,040	$2,202,895
Accounts receivable	1,009,483	968,023
Accounts payable	171,365	75,608
Senior Secured Promissory Note	-	11,004,173

F-21

The Company evaluates its related party relationships at each reporting date in accordance with ASC 850 and SEC Regulation S-X Rule 4-08(k).

Note 11- Senior Secured Promissory Note and Debt Cancellation Agreement with PCCU

The outstanding amounts under the Senior Secured Promissory Note are as follows:

	December 31, 2025	December 31, 2024
Senior Secured Promissory Note -current	$-	$255,765
Senior Secured Promissory Note -long-term	-	10,748,408
Total	$-	$11,004,173

The Company and PCCU entered into a Senior Secured Promissory Note and Security Agreement (together, the “PCCU Note”) on March 29, 2023, under which PCCU agreed to lend $14.5 million to the Company.

On March 1, 2025, SHF executed an Amended and Restated Senior Secured Promissory Note with PCCU, replacing the original note dated March 29, 2023. The principal balance on the amended note remained $10.7 million, accruing interest at 4.25% annually. This amended and restated agreement allows for interest-only payments until January 5, 2027, postponing principal payments, with full repayment due by October 5, 2030

On September 30, 2025, the Company entered into a Debt Cancellation Agreement with PCCU. Under the terms of the Debt Cancellation Agreement, the outstanding balance of $10.7 million due under the Loan Agreements was deemed fully repaid and satisfied. In exchange, PCCU received:

●	13,436 shares of the Company’s Series B Convertible Preferred Stock, and
●	a warrant (the “Series B warrant”) to purchase 865,200 shares of the Company’s Common Stock, subject to adjustment as provided in the warrant agreement.

The transaction was accounted for under ASC 470-50, Debt - Modifications and Extinguishments. The fair value of the Series B Convertible Preferred Stock and Series B Warrants to purchase Common Stock issued was estimated at $800 per unit, which represented the cash price paid by unaffiliated third-party investors on the same day for identical instruments in accordance with ASC 505, Equity Issuances for Non-Cash Consideration. Because the total fair value of the equity instruments issued equaled the carrying amount of the debt extinguished, the Company did not recognize a gain (loss) on extinguishment of debt. As a result of the Debt Cancellation Agreement, there was no outstanding balance on the Senior Secured Promissory Note as of December 31, 2025.

Note 12- Convertible Promissory Notes

On August 27, 2025 and September 9, 2025, the Company issued unsecured Convertible Promissory Notes (the “Notes”) to accredited investors in two closings under identical terms. The Notes had an aggregate principal amount of $0.7 million, an original issue discount (“OID”) of 20%, and a maturity date of September 9, 2026. The Company received aggregate cash proceeds of $0.6 million, with the $0.1 million difference representing the OID. The Notes did not bear stated interest; the OID represented the investors’ entire yield and was recognized as interest expense over the term of the Notes under ASC 835-30.

On September 30, 2025, prior to their maturity date, the Notes were exchanged for Series B Convertible Preferred Stock and Series B Warrants to purchase Common Stock (together, the “Series B instruments”) in connection with the Company’s broader recapitalization. The Series B instruments were issued to the noteholders at $800 per unit, the same price paid by unaffiliated third-party investors for identical instruments on the same date.

The transaction was accounted for as an extinguishment under ASC 470-50. The carrying amount of the Notes at the exchange date was $0.7 million.

The fair value of the Series B instruments issued $0.8 million exceeded the carrying amount of the Notes extinguished $0.7 million. Accordingly, the total financing cost associated with the Notes consisted of (i) the $0.1 million OID recognized as interest expense over the period from issuance to exchange, and (ii) the $0.1 million net loss on extinguishment recognized upon the exchange of the Notes for Series B instruments, reflecting the excess of the fair value of equity issued over the carrying amount of the debt extinguished.

F-22

Note 13 - Leases

The Company has a non-cancellable operating lease for its corporate office space in Golden, Colorado which qualifies for capitalization under ASC 842 Leases. As of December 31, 2025, the Golden, Colorado lease has a remaining term of approximately three-and-two-quarter years and includes an option to extend for up to ten additional years; however, the extension option is not recognized as part of the right-of-use asset as it is not reasonably certain to be exercised. As of December 31, 2025, and December 31, 2024, the net right-of-use asset “ROU” recorded under the operating lease was $0.5 million and $0.7 million, respectively, and the corresponding lease liability was $0.7 million and $0.9 million, respectively.

During the third quarter of 2025, the property owner of the Golden, Colorado facility became subject to a court-appointed receivership. Throughout the receivership period, the Company continued to occupy the premises and made all rental payments in accordance with the existing lease terms. During the fourth quarter of 2025, the receivership process concluded with the sale of the property to a new owner. The Company’s lease was assumed by the new property owner and continues in full force and effect under its existing terms and conditions. The change in property ownership did not result in a lease modification, reassignment, or early termination, and had no material impact on the Company’s operations or financial position. Management evaluated the assumption of the lease by the new owner under ASC 842-10-35 and concluded that the event did not constitute a lease modification requiring remeasurement. No impairment of the right-of-use asset was identified in connection with this matter.

As of December 31, 2025, management has not identified any impairment indicators related to the ROU asset, and no changes to the lease term or measurement have been recorded. The lease was not modified as a result of the new land lord. The Company will continue to monitor the status of the receivership and evaluate whether the event results in a lease modification, remeasurement, or impairment in future periods in accordance with ASC 842-10-35.

The Company analyzes contracts above certain thresholds to identify leases and lease components. Lease and non-lease components are not separated for facility space leases. The Company uses its contractual borrowing rate to determine lease discount rates when an implicit rate is not available. Lease cost for the year ended December 31, 2025, and December 31, 2024, included in consolidated statements of operations, is as follows:

	Year Ended
	December 31
	2025	2024
Operating lease cost	$232,773	$258,477

The following represents the activity for the right of use assets:

	December 31, 2025	December 31, 2024
Beginning balance	$703,524	$859,861
Amortization charge for the period	(156,338)	(156,337)
Ending balance	$547,186	$703,524

Other information relating to the operating lease is as follows:

Weighted average remaining lease term in years	3.5	2.4
Weighted average discount rate	6.9%	6.9%

Future minimum lease payments as of December 31, 2025 are as follows:

Year	Amount
2026	$222,275
2027	226,705
2028	231,216
Thereafter	117,709
Total future minimum lease payments	797,905
Less: imputed interest	87,390
Operating lease liabilities	710,515
Less: current portion	181,963
Non-current portion of lease liabilities	$528,552

F-23

Note 14 - Earnings Per Share

Basic net loss per common share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. Net loss attributable to common stockholders represents net loss adjusted for deemed dividends on preferred stock. When the Company redeems shares of Series B Convertible Preferred Stock, the excess of the cash redemption price paid over the carrying value of the shares redeemed is treated as a deemed dividend to the preferred stockholders. This deemed dividend is not recognized in the consolidated statements of operations but is deducted from net loss in computing net loss attributable to common stockholders for purposes of the basic and diluted loss per share calculation.

Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares and potentially dilutive securities outstanding for the period. For the Company’s diluted loss per share calculation, the Company uses the “if-converted method” for the Series B Convertible Preferred Stock and the “treasury stock method” for warrants and stock options. The Company applies the more dilutive of the two-class method or the if-converted / treasury stock method for each class of potentially dilutive instruments. Because the Company incurred a net loss in both periods presented, all potentially dilutive securities have been excluded from the computation of diluted net loss per share as their inclusion would be anti-dilutive. Accordingly, basic and diluted weighted-average shares outstanding are identical for both periods presented.

During the year ended December 31, 2025, the Company redeemed 244 shares of its Series B Convertible Preferred Stock for total cash consideration of $0.5 million, pursuant to the mandatory use-of-proceeds provision of its ELOC agreement. The Series B Convertible Preferred Stock was originally issued at a fair value of $589 per share, reflecting the relative fair value allocation of the $800 per unit transaction price between the Series B preferred shares and the accompanying Series B Warrants, based on standalone fair values determined using a Monte Carlo simulation model. The redemption price of $0.5 million exceeded the aggregate carrying value of the redeemed shares of $0.3 million by $0.2 million. This excess represents a deemed dividend to the preferred stockholders and has been deducted from net loss in computing net loss attributable to common stockholders for purposes of loss per share. The deemed dividend is a non-cash item and does not affect the Company’s net loss, stockholders’ equity (deficit), or cash flows from operations.

The schedule of loss per shares, basic and diluted is as follows:

For The Year Ended December 31,	2025	2024
Net loss	$(2,160,998)	$(48,319,475)
Deemed dividend on Series B Preferred Stock redemption	(241,435)	-
Net loss attributable to common stockholders	(2,402,433)	(48,319,475)
Weighted average shares outstanding - basic and diluted	2,921,648	2,772,867
Basic and diluted net loss per share	$(0.82)	$(17.43)

The following is a schedule of the weighted average shares outstanding - basic and diluted, for the year ended December 31, 2025 and December 31, 2024.

Weighted Average Shares Calculation - Basic and Diluted	Year Ended December 31,
	2025	2024
Weighted average shares	2,921,648	2,772,867

Certain share-based equity awards and warrants were excluded from the computation of dilutive loss per share because inclusion of these awards would have had an anti-dilutive effect. The following table reflects the awards that were excluded from diluted net loss per share:

	Year Ended December 31,
	2025	2024
Shares to be issued to Abaca shareholders	-	37,500
Stock options	538,618	113,673
Conversion of Series B Convertible Preferred Stock	3,999,291	-
Conversion of preferred stock	4,440	4,440
Warrants	2,601,374	601,829
Total	7,112,296	757,442

F-24

Note 15 - Forward Purchase Agreement

On June 16, 2022, the Company entered into a Forward Purchase Agreement (“FPA”) with Midtown East Management NL, LLC (“Midtown East”), which subsequently assigned obligations to purchase Common Stock each to Verdun Investments LLC (“Verdun”) and Vellar Opportunity Fund SPV LLC - Series 1 (“Vellar”) through assignment and novation agreements (collectively the “FPA Holders”). Under the FPA, the FPA Holders agreed not to exercise their stock redemption rights in exchange for $7.3 million payable in stock or cash at the option of the Company on or before September 28, 2025 (the “FPA Liability”).

Forward Purchase Receivable

The FPA provided the Company with the right to receive the Reset Price, which is $25.00 per share as of June 30, 2025, if the FPA Holders elect to sell their shares prior to the agreement’s maturity on September 28, 2025. Upon sale, the FPA Holders are required to remit the Reset Price per share sold to the Company, and they retain any proceeds in excess of the Reset Price. If the shares are not sold before maturity, the Company will receive the shares back. The Company does not have control over the timing of any share sales and does not share in any price appreciation.

The Reset Price was subject to monthly downward adjustment to the lowest of (a) the prior Reset Price, (b) $200.00, and (c) the volume-weighted average price (“VWAP”) of the Company’s shares over the ten most recent trading days of the prior month, but not below $100.00. Additionally, if the Company issues shares or convertible securities at a price lower than the then-current Reset Price, the Reset Price was adjusted to match that lower offering price.

If the FPA Holders sell shares prior to maturity, the Company was entitled to receive $25.00 per share sold. As of March 31, 2025, the Company’s stock closed at $4.2945 per share, and management considered that it was highly improbable that the FPA Holders will sell any shares before the September 28, 2025 settlement date, as doing so would not be economically beneficial. During the first quarter of 2025, the Company reclassified the forward purchase receivable to additional paid-in capital, as the arrangement met the criteria for equity classification under ASC 815-40 and ASC 480.

The reconciliation statement of the Common Stock held by the FPA holders is as follows:

	Vellar		Midtown East		Verdun		Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2023 and December 31, 2024	48,560	$1,214,005	75,896	$1,897,405	58,912	$1,472,811	183,368	$4,584,221
Less: reclassification to additional paid-in capital	-	(1,214,005)	-	(1,897,405)	-	(1,472,811)	-	(4,584,221)
Less: issuance of Series B Convertible Preferred Stock and Series B Warrants as per the Exchange and Cancellation Agreements	(48,560)	-	(75,896)	-	(58,912)	-	(183,368)	-
Balance, December 31, 2025	-	$-	-	$-	-	$-	-	$-

Forward Purchase Derivative Liability

On September 28, 2025, the Company was required to either (a) make a cash payment or (b) issue Common Stock sufficient to satisfy the FPA derivative liability of $7.3 million. However, in September 2025, each of the FPA holders agreed to Exchange and Cancellation Agreements under which they irrevocably cancelled and terminated all of their rights under the FPA, extinguishing the Company’s FPA derivative liability. In return, the holders received Series B Convertible Preferred Stock and Series B Warrants to purchase Common Stock. On September 30, 2025, the Company issued the following securities in full satisfaction of its FPA derivative liability:

Seller	Series B Convertible Preferred Stock (shares)	Series B Warrants
Verdun	1,607	103,485
Midtown	2,070	133,301
Vellar	1,325	85,325
Total	5,002	322,111

At December 31, 2025, the Series B Warrants to purchase Common Stock had an exercise price of $7.7644 per share and include customary anti-dilution and adjustment provisions. The Company accounted for the issuance of the Series B Convertible Preferred Stock and Series B Warrants as equity instruments under U.S. GAAP.

The exchange of the FPA obligation for Series B Convertible Preferred Stock and Series B Warrants was accounted for as an extinguishment of a liability. The equity instruments issued were measured at their fair value of $800 per unit, consistent with the cash price paid by unaffiliated third-party investors for identical securities on the same date.

The FPA Liability had been carried on the Company’s balance sheet at $7.3 million since December 31, 2022 and, if settled in the ordinary course, would have required the Company to satisfy the amount due either in cash or through the issuance of Class A Common Stock. On September 30, 2025, all three FPA holders agreed to cancel and terminate all of their rights under the FPA in exchange for 5,002 shares of Series B Convertible Preferred Stock and warrants to purchase 322,111 shares of Common Stock, valued at $800 per unit, consistent with the price paid by unaffiliated third-party investors for identical instruments on the same date. The aggregate fair value of the equity instruments issued was $4.0 million, which was less than the $7.3 million carrying amount of the FPA derivative liability. Accordingly, the Company recognized a gain on extinguishment of $3.3 million, which is included in Other Income (Expense) in the consolidated statements of operations for the year ended December 31, 2025. This transaction simultaneously preserved the Company’s cash and protected existing stockholders from dilution.

Under the terms of the Series B Convertible Preferred Stock Purchase Agreement, each holder’s conversion rights are subject to a 4.99% beneficial ownership limitation, such that no holder may convert its Series B shares or exercise related warrants to the extent that doing so would cause its ownership of the Company’s Common Stock to exceed 4.99%. This limitation may be increased to 9.99% upon 61 days’ written notice but may not be waived entirely. As a result, the conversion and exercise rights of each of Verdun, Midtown, and Vellar are limited at any given time to the extent that doing so would exceed the 4.99% beneficial ownership threshold.

Note 16 -Warrants

Public and Private Placement Warrants

As of December 31, 2025, and December 31, 2024, the Company had 287,500 public warrants and 13,205 private placement warrants to purchase Common Stock are outstanding, respectively, each with an adjusted exercise price of $230 per share.

The public and private placement warrants may only be exercised for a whole number of Common Stock.

The public and private placement warrants are exercisable and expire on September 28, 2027, or earlier upon redemption or liquidation.

F-25

No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

Redemption of warrants will become effective when the price per share of the Common Stock equals or exceeds $360.00 per share. Once the warrants become redeemable, the Company may redeem the warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $360.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Common Stock and equity-linked securities) for any 20 trading days within a 30-trading day period commencing no earlier than the date the warrants become exercisable and ending on the third business day before the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrant becomes redeemable by the Company, the Company may exercise its redemption rights; this is also the case if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the warrants for redemption, management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for the issuance of Common Stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants.

The private placement warrants are identical to the public warrants, except that the private placement warrants and the Common Stock issuable upon the exercise of the private placement warrants were not transferable, assignable or saleable, subject to certain limited exceptions. Additionally, the private placement warrants are exercisable on a cashless basis and non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the private placement warrants are held by someone other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

F-26

PIPE Warrants

As of December 31, 2025 and December 31, 2024, there were 51,125 outstanding PIPE warrants to purchase Common Stock.

The PIPE warrants have an adjusted exercise price of $100.00 per share of Common Stock to be paid in cash except if the shares underlying the warrants are not covered by an effective registration statement after the nine-month anniversary of the closing date, in which case cashless exercise is permitted. The PIPE warrants are also subject to adjustment for other customary adjustments for stock dividends, stock splits and similar corporate actions. The PIPE warrants are exercisable for a period of five years following the Closing, or September 28, 2027. After the exercise of a PIPE Warrant, the Company may be required to pay certain penalties if it fails to deliver the Common Stock within a specified period of time.

Abaca Warrants

As of December 31, 2025, and December 31, 2024, the Company had 250,000 Abaca warrants outstanding, each exercisable to purchase one share of the Company’s Common Stock at an exercise price of $40.00 per share, payable in cash. The Abaca Warrants become exercisable one year after the effective date of the registration statement covering the underlying shares and expire five (5) years after that date.

The Company may, at its sole discretion, settle exercises of the Abaca warrants in either (i) shares of Common Stock or (ii) cash equal to the intrinsic value of the Warrants (the difference between the fair market value of the Common Stock on the date of exercise and the $40.00 exercise price, multiplied by the number of Warrants exercised).

On November 10, 2025, the registration statement on Form S-1 covering the shares issuable upon exercise of the Abaca Warrants became effective, thereby satisfying the Company’s commitment to register such shares for resale.

Series B Warrants

On September 30, 2025, in connection with the issuance of the Company’s Series B Convertible Preferred Stock, the Company also issued Series B Warrants to purchase an aggregate of 1,999,544 shares of Common Stock at an initial exercise price of $7.7644 per share, subject to adjustment.

The Series B Warrants become exercisable on the date that is six months and one day after the effective date of the Company’s Form S-1 registration statement filed on October 21, 2025 (the “Initial Exercisability Date”), and expire on the third anniversary of the Initial Exercisability Date. Each holder is subject to a 4.99% beneficial-ownership limitation, which may be increased to up to 9.99% upon 61 days’ prior written notice to the Company. If a registration statement covering the resale of the underlying shares is not effective at the time of exercise, the holder may elect to exercise the warrants on a cashless basis.

The Series B Warrants include down-round and anti-dilution provisions under which the exercise price is subject to reduction if the Company issues shares of Common Stock, or common stock equivalents, at a price below the then-current exercise price. The exercise price and/or number of warrant shares are also subject to automatic resets on the 60th, 90th, and 180th calendar days following the issuance date, and upon standard corporate events such as stock splits, combinations, and stock dividends. All automatic resets occur prior to the Initial Exercisability Date; accordingly, the exercise price and warrant share count in effect on that date will already reflect any adjustments triggered during the pre-exercisability period.

The Company evaluated the Series B Warrants under ASC 815-40 and ASC 480. Management concluded that the warrants are indexed to the Company’s own stock and satisfy all conditions for equity classification in stockholders’ equity. In reaching this conclusion, management noted that: (i) the beneficial-ownership limitation is a timing deferral and does not introduce a non-equity observable index; (ii) the down-round feature is disregarded in the indexation analysis under ASC 815-10-15-75A; and (iii) the automatic reset provisions are fully operative before the warrants become exercisable, such that the settlement amount upon exercise is determined solely by reference to a fixed number of shares and a fixed exercise price, subject only to standard anti-dilution adjustments. Because the Series B Warrants are classified in equity, they will not be subsequently remeasured at fair value. This treatment differs from the Company’s other outstanding warrants which are classified as derivative liabilities and remeasured each reporting period (see Note 19).

The aggregate fair value of each unit of Series B Convertible Preferred Stock and accompanying Series B Warrant was established at $800, representing the price paid by unaffiliated third-party investors in an arm’s-length transaction on September 30, 2025. Because both instruments are recorded separately on the balance sheet, the Company allocated the $800 unit price between them on a fair value basis in accordance with ASC 470-20-30-5. The fair value of each Series B Warrant was estimated using a Monte Carlo simulation model provided by a third-party. The model produced an estimated fair value of $211 per Series B Warrant and $589 per share of Series B Convertible Preferred Stock. Both instruments are classified in permanent equity and will not be subsequently remeasured.

F-27

Note 17 - Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The fair value hierarchy ranks the inputs used in measuring fair value as follows:

○	Level 1 - Observable, unadjusted quoted prices in active markets
○	Level 2 - Inputs other than quoted prices included in Level 1 that are directly or indirectly observable for the asset or liability
○	Level 3 - Unobservable inputs with little or no market activity that require the Company to use reasonable inputs and assumptions

The Company uses fair value measurements to record adjustments to certain financial assets and liabilities on a recurring basis. The Company may be required to record certain assets at fair value on a nonrecurring basis in specific circumstances, such as evidence of impairment. Methodologies used to determine fair value might be highly subjective and judgmental in nature; therefore, valuations may not be precise. If the Company determines that a valuation technique change is necessary, the change is assumed to have occurred at the end of the respective reporting period.

Assets and Liabilities Reported at Fair Value on a Recurring Basis

Public Warrants:

Public warrants are recorded at fair value on a recurring basis. The Company obtains exchange traded price, of Level 1 inputs, based on observable data to value these warrants.

Private Placement Warrants:

Private Placement Warrants are recorded at fair value on a recurring basis based upon an internal Company assessed value of these derivatives with Level 3 inputs, which are derived from the Black-Scholes model.

PIPE Warrants:

PIPE Warrants are recorded at fair value on a recurring basis based upon an internal Company assessed value of these derivatives with Level 3 inputs, which are derived from the Black-Scholes model.

Abaca Warrants:

Abaca Warrants are recorded at fair value on a recurring basis. The Company assessed the value of these derivatives with Level 3 inputs. Level 3 inputs, based on unobservable data derived from the Black-Scholes model.

Third anniversary payment consideration:

The third anniversary payment consideration was classified as a derivative liability under ASC 815, Derivatives and Hedging, and was recorded at fair value on a recurring basis using Level 3 inputs. On October 3, 2025, the third anniversary payment of $1.5 million, which was due in October 2025, was settled in full through the issuance of 37,517 shares of Common Stock at a floor value of $40.00 per share at the Company’s election. As a result of this settlement, the liability was fully extinguished during the year ended December 31, 2025.

Forward purchase option derivatives:

Forward purchase option derivatives are recorded at fair value on a recurring basis. On September 30, 2025, all three FPA holders entered into Exchange and Cancellation Agreements with the Company, pursuant to which they irrevocably cancelled, waived, and terminated all of their rights under the FPA in exchange for shares of Series B Convertible Preferred Stock and Series B Warrants to purchase Class A Common Stock. This transaction extinguished the FPA derivative liability in its entirety and was accounted for as a debt extinguishment under ASC 405-20, resulting in a gain on extinguishment of $3.3 million recognized in Other Income (Expense) for the year ended December 31, 2025.

F-28

The following tables summarize financial assets and liabilities recorded at fair value on a recurring basis, by the level of valuation inputs in the fair value hierarchy on December 31, 2025 and December 31, 2024:

	December 31, 2025			December 31, 2024
	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Unobservable Inputs (Level 3)	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Unobservable Inputs (Level 3)
Description
Liabilities:
PIPE warrants	$280	$-	$280	$79,512	$-	$79,512
Public warrants	10,896	10,896	-	246,445	246,445	-
Private placement warrants	14	-	14	9,632	-	9,632
Abaca warrant	28,430	-	28,430	1,024,900	-	1,024,900
Forward purchase derivative liability	-	-	-	7,309,580	-	7,309,580
Third anniversary payment consideration	-	-	-	322,000	-	322,000

Assets Measured at Fair Value on a Nonrecurring Basis

Assets that are measured at fair value on a nonrecurring basis primarily comprises of property, plant and equipment, right-to-use assets, finite lived intangible assets and goodwill. The Company does not record these at fair value on a recurring basis, however, the carrying value of the assets may be reduced to fair value when the Company determines that impairment has occurred.

As of December 31, 2024, the Company had no assets or liabilities measured at fair value on a non-recurring basis. During the year ended December 31, 2025, the Company recognized the ASC 460 stand-ready guarantee liability under the Second Amended CAA at fair value on a non-recurring basis upon initial recognition on October 1, 2025. This liability was measured at inception only and is not remeasured at fair value in subsequent reporting periods. The carrying amount as of December 31, 2025 was $2.1 million, reflecting the systematic release of the liability as the Company is progressively released from risk on the underlying loan portfolio. The fair value measurement for stand-ready guarantee liability was prepared internally by management using an insurance-pricing methodology, reflecting the premium that a knowledgeable, willing third-party surety or specialty insurer would charge to assume the indemnification obligation in an arm’s-length transaction, consistent with the market participant framework of ASC 820-10-35-9.

The following table summarizes this non-recurring fair value measurement as of the initial recognition date:

	December 31, 2025
	Carrying amount $	Fair value $	Fair value measurement using
			Level 1 $	Level 2 $	Level 3 $
Liabilities
Stand-ready guarantee liability	$2,135,000	$2,135,000	$-	$-	$2,135,000

Level 3 Measurement - Significant Unobservable Inputs

The ASC 460 Guarantee liability was classified as Level 3 because its fair value was determined using significant unobservable inputs for which there is no active market. The following table summarizes the valuation methodology and significant unobservable inputs used in the Level 3 measurement:

Input	Value Used	Sensitivity
Probability of Default -Tranches A & B (Ratings 2-5, pooled)	7.25%, derived from loan level analysis of the portfolio.	An increase raises fair value
Probability of Default - Tranche C (Rating 9, individually evaluated)	35%, based on Rating 9 definition, past-maturity status, and personal guarantees	An increase raises fair value
Loss Given Default - Tranches A & B	25.00% for Tranche A and 35% for Tranche B, inclusive of 13% cannabis-specific qualitative premium reflecting court access limitations, collateral possession restrictions, and refinancing risk	An increase raises fair value
Loss Given Default - Tranche C (uncollateralized gap)	50%, representing the midpoint of the Rating 9 anticipated loss range applied to the uncollateralized exposure	An increase raises fair value
Stand-Ready Risk Premium	120% loading applied to total expected loss, reflecting compensation for uncapped exposure, cannabis concentration risk, portfolio illiquidity, and six-year guarantee term commitment	An increase raises fair value
Discount Rate	4.0% risk-free rate (6-year Treasury)	An increase reduces fair value
Weighted Average Payout Timing	Tranche A: 4 years; Tranche B: 3 years; Tranche C: 2 years; Stand-ready premium: 3 years - based on the portfolio’s contractual maturity profile	A longer weighted average payout timing reduces fair value

F-29

Fair Value of Financial Instruments

The following tables present the carrying amounts and fair values of financial instruments on a non-recurring basis, by the level of valuation inputs in the fair value hierarchy, as of December 31, 2025 and December 31, 2024:

	December 31, 2025
	Carrying amount $	Fair value $	Fair value measurement using
			Level 1 $	Level 2 $	Level 3 $
Assets
Cash and cash equivalents	$6,779,040	$6,779,040	$6,779,040	$-	$-
Investment in preferred securities	1,450,000	1,450,000	-	-	1,450,000
Liabilities
Deferred consideration	3,000,000	3,000,000	3,000,000	-	-
Public warrants	10,896	10,896	10,896	-	-
Private placement warrants	14	14	-	-	14
PIPE warrants	280	280	-	-	280
Abaca warrants	28,430	28,430	-	-	28,430

	December 31, 2024
	Carrying amount $	Fair value $	Fair value measurement using
			Level 1 $	Level 2 $	Level 3 $
Assets
Cash and cash equivalents	$2,324,647	$2,324,647	$2,324,647	$-	$-
Forward purchase agreement	4,584,221	4,584,221	4,584,221	-	-
Loans	360,552	359,505	-	-	359,505
Liabilities
Deferred consideration	3,016,343	3,016,343	3,016,343	-	-
Senior secured promissory note	11,004,173	10,221,652	-	-	10,221,652
Public warrants	246,445	246,445	246,445	-	-
Private placement warrants	9,632	9,632	-	-	9,632
PIPE warrants	79,512	79,512	-	-	79,512
Abaca warrants	1,024,900	1,024,900	-	-	1,024,900
Third anniversary payment consideration	322,000	322,000	-	-	322,000
Forward purchase derivative	7,309,580	7,309,580	-	-	7,309,580

The change in the liability measured at fair value on a recurring basis for which the Company has utilized Level 3 inputs to determine fair value are presented in the following table:

	For the Year Ended December 31, 2025
	PIPE Warrants	Abaca Warrant	Private Placement Warrants	Third anniversary payment consideration	Forward Purchase Derivative
Balance, January 1, 2025	$79,512	$1,024,900	$9,632	$322,000	$7,309,580
Fair value adjustment	(79,232)	(996,470)	(9,618)	(63,133)	-
Exchanged for Common Stock	-	-	-	258,867	-
Exchanged for Series B Convertible Preferred Stock and Series B Warrants	-	-	-	-	(7,309,580)
Balance, December 31, 2025	$280	$28,430	$14	$-	$-

	For the Year ended December 31, 2024
	PIPE Warrants	Abaca Warrant	Private Placement Warrants	Third anniversary payment consideration	Forward Purchase Derivative
Balance, January 1, 2024	$273,124	$3,384,085	$25,070	$810,000	$7,309,580
Fair value adjustment	(193,612)	(2,359,185)	(15,438)	(488,000)	-
Balance, December 31, 2024	$79,512	1,024,900	$9,632	$322,000	$7,309,580

F-30

As of December 31, 2025 and on December 31, 2024, the fair market of the private placement warrants, Abaca warrants and PIPE warrants, were based on Black-Scholes Merton option pricing model. The valuation was performed by the Company as of December 31, 2025, and by a third-party prior for prior periods.

During the year ended December 31, 2025 and December 31, 2024, there were no changes in the classification of financial instruments within Level 2 and Level 3 of the fair value hierarchy.

The following table provides quantitative information regarding Level 3 fair value measurements inputs as it relates to the private placement warrants, public warrants, third anniversary payment consideration and Abaca warrants as of their measurement dates:

	As on December 31, 2025				As on December 31, 2024
	PIPE Warrants	Private Warrants	Third Anniversary Payment Consideration	Abaca Warrants	PIPE Warrants	Private Warrants	Third Anniversary Payment Consideration	Abaca Warrants
Exercise price	$100	$230.00	$-	$40.00	$100.00	$230.00	$-	$40.00
Share price	$1.06	$1.06	$-	$1.06	$9.00	$9.00	$9.00	$9.00
Expected term (years)	1.7	1.7	-	2.8	2.7	2.7	0.8	3.87
Volatility	115%	115%	-	115%	103%	103%	103%	103%
Risk-free rate	3.5%	3.5%	-	3.5%	4.3%	4.3%	4.3%	4.3%

On October 3, 2025, the Company issued 37,517 shares of Common Stock to the Abaca shareholders as part of the third anniversary consideration payment under the acquisition agreement (see Note 3), valued at $0.3 million.

Note 18 - Income Taxes

The major components of income tax expense (benefit) for the year ended December 31, 2025 and December 31, 2024 as follows:

For The Year Ended December 31,	2025	2024
Current income tax:
Current (benefit) tax on profits	$(58,470)	$30,665
Deferred tax:	-
Deferred taxation - current year	-	43,829,019
Income tax (benefit) expense	$(58,470)	$43,859,686

The tables below reconcile the United States effective tax rate of 21% to the Company’s income tax (benefit) for the years ended December 31, 2025 (pursuant to ASU 203-09) and December 31, 2024.

	December 31, 2025

Net loss before income taxes	$(2,219,468)
United States federal statutory tax rate	(466,088)	21.0%
Arkansas tax benefit, net of federal tax benefit	(58,470)	2.6%
Deferred state income taxes, no federal benefit	(172,158)	7.8%
Changes in valuation allowance	1,476,893	(66.5)%
Non-taxable or non-deductible items
Change in fair market value of warrant liability	(277,383)	12.5%
Gain on extinguishment of forward purchase derivative and exchange of debt	(700,605)	31.6%
Costs incurred to secure financing	168,000	(7.6)%
Other	(52,114)	2.4%
Prior year true up of deferred taxes	23,455	(1.0)%
Income tax benefit	$(58,470)	2.6%

December 31, 2024

Net loss before income taxes	$(4,459,789)
United States federal statutory income tax rate of 21%	(936,555)
State income tax benefit, net of federal benefit	(8,418)
Permanent differences, net	583,678
Valuation allowance charges affecting the provision for income taxes	44,277,923
Other	(56,942)
Total	$43,859,686

F-31

As of December 31, 2025 and December 31, 2024, the significant component of the Company’s deferred tax assets and liabilities as follows:

	December 31, 2025	December 31, 2024	Change
Deferred tax assets:
Capital loss carryover	$70,627	$70,627	$-
Stock option expense	2,043,599	1,674,554	369,045
Deferred revenue	3,774	6,935	(3,161)
Fixed assets	8,794	23,992	(15,198)
Transaction costs	924,764	942,062	(17,298)
Forward purchase contract	-	8,155,953	(8,155,953)
Goodwill	26,180,613	28,404,108	(2,223,495)
NOL carry forward	16,551,647	5,030,672	11,520,975
Accrued expenses	3,917	-	3,917
Contract assets	789,914	-	789,914
Right of use assets	173,934	214,124	(40,190)
Total deferred tax assets	46,751,583	44,523,027	2,228,556
Deferred tax liabilities:
Lease liabilities	(133,944)	(172,195)	38,251
Financial indemnification liability	(267,266)	-	(267,266)
Stand ready liability	(522,648)	-	(522,648)
Total deferred tax liabilities	(923,858)	(172,195)	(751,663)
Net deferred tax assets	45,827,725	44,350,832	1,476,893
Valuation allowance	(45,827,725)	(44,350,832)	(1,476,893)
Deferred tax asset	$-	$-	$-

The Company offsets tax assets and liabilities only if it has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same tax authority. The Company does not consider their deferred tax assets to be realizable and has established full valuation allowance during the year ended December 31, 2025 and December 31, 2024. As of December 31, 2025, the Company has US federal tax loss carryovers $67.7 million. The Company has US federal tax loss carryovers $20.4 million arising from 2020 through 2022 which have an unlimited carryover period. The Company has State of Colorado loss carryovers arising in 2022 of $21.4 million which begin to expire in 2042. The Company currently has no tax examinations in progress. The Company has open years for examination from Federal, State of Arkansas and Colorado for the years ending December 31, 2020 and forward and from State of Colorado from December 31, 2021 and forward. The Company does not have any uncertain tax positions as of December 31, 2025. The Company has open years for examination from Federal and State of Arkansas for the years ended December 31, 2020 and forward and from State of Colorado from December 31, 2021 and forward.

Section 382 Limitations on Net Operating Loss Carryforwards

Pursuant to Section 382 of the Internal Revenue Code of 1986, as amended, a corporation that undergoes an “ownership change,” generally defined as a cumulative increase of more than 50 percentage points in the stock ownership of 5% shareholders within a rolling three-year period may have its ability to utilize pre-change net operating loss (“NOL”) carryforwards and certain other tax attributes significantly limited on an annual basis.

Since inception, the Company has undergone a number of significant equity transactions, including its initial public offering, the reverse acquisition of Northern Lights Acquisition Corp., the acquisition of Abaca, various share issuances to settle obligations, and its September 2025 recapitalization. The Company has not completed a Section 382 analysis to determine whether one or more ownership changes have occurred or to quantify any resulting annual limitation. If it is determined that an ownership change has occurred, the annual limitation could materially reduce the Company’s ability to utilize its existing NOL carryforwards and other deferred tax assets to offset future taxable income.

F-32

Note 19 - Stockholders’ Equity (Deficit)

Preferred Stock

The Company is authorized to issue up to 1,250,000 shares of preferred stock, par value $0.0001 per share. The Board of Directors has the authority to establish the specific rights, preferences, and designations of any series of preferred stock.

As of December 31, 2025 and December 31, 2024, there were 111 shares of convertible preferred stock issued and outstanding. Holders of preferred stock are entitled to receive dividends only if and when dividends are paid on the Company’s Common Stock. In that event, preferred stockholders receive dividends on an as-converted-to-Common-Stock basis, in the same form as dividends paid to the Common Stockholders. No additional or separate dividends are payable on the preferred stock.

The preferred stock is convertible into shares of Common Stock. The initial conversion price was $200 per share. The conversion price is subject to downward adjustment at five specified intervals 10, 55, 100, 145, and 190 days after the effectiveness of a registration statement covering the shares issuable upon conversion. At each adjustment date, the conversion price resets to the lower of (i) the then-current conversion price and (ii) the greater of 80% of the five-day volume weighted average price of the Common Stock and $50 (the “Floor Price”). Regardless of any price resets, each preferred stockholder retains the right to receive the total number of shares of Common Stock that would have been issuable at the adjusted conversion price based on their original investment amount.

On January 25, 2023, stockholders approved a further reduction in the Floor Price from $40.00 per share to $25.00 per share at a special meeting.

Series B Convertible Preferred Stock

On September 30, 2025, the Company entered into a Series B SPA with certain institutional and accredited investors (the “Buyers”). Under the Series B SPA, the Company issued 31,052 shares of Series B Convertible Preferred Stock (out of 35,000 authorized shares) and accompanying Series B Warrants to purchase 1,999,544 shares of Common Stock. The purchase price was $800 per $1,000 stated value per unit, representing the arm’s-length transaction price established by independent ELOC investors. The aggregate consideration received was $24.3 million, consisting of $6.1 million from the Company’s Series B Convertible Preferred Stock and warrant financing (approximately $5.9 million from third-party accredited investors and $0.2 million from management and board participation, with stockholder approval obtained on November 6, 2025), approximately $0.6 million in cash proceeds from unsecured Notes issued in August and September 2025 that were subsequently exchanged for Series B Convertible Preferred Stock and warrants at closing, along with $10.7 million from the cancellation of debt and $7.3 million from the termination of the FPA. Offering costs of $0.4 million were charged to additional paid-in capital. The Series B Convertible Preferred Stock, including its reset and anti-dilution provisions, was evaluated and determined to meet the criteria for classification within permanent stockholders’ equity, as the reset features are indexed to the Company’s own stock and the instrument does not embody an unconditional obligation to transfer assets. Both the Series B Convertible Preferred Stock and the accompanying Series B Warrants were measured at fair value at issuance at $800 per unit, consistent with the price paid by unaffiliated third-party investors for identical instruments on the same date in accordance with ASC 820. No subsequent remeasurement is performed.

The Series B Convertible Preferred Stock has a stated value of $1,000 per share and ranks senior to all classes of Common Stock with respect to dividends and distributions upon liquidation. Dividends accrue only when declared by the Board of Directors, calculated on an as-converted basis. Each share is convertible at the holder’s option into Common Stock at an initial conversion price of $7.7644 per share, subject to proportional adjustment for stock splits, stock dividends, combinations, and similar events.

The Series B Convertible Preferred Stock includes automatic price reset and anti-dilution provisions that are substantially similar to those in the Series B Warrants. The conversion price resets automatically at 60, 90, and 180 days after the applicable date to the lower of the then-current market price or the prior conversion price, subject to a floor of $1.5528 per share as defined in the Certificate of Designation. Additional downward adjustments apply if the Company subsequently issues equity at a price below the then-current conversion price. Holders are subject to a 4.99% beneficial ownership cap, which may be increased to 9.99% upon 61 days’ written notice. With the consent of the Required Holders (as defined in the Series B instruments), the Board may also voluntarily reduce the conversion price for any period permitted under Nasdaq rules.

Because the Series B Convertible Preferred Stock and Series B Warrants were issued together as a unit, the $800 per unit of proceeds was allocated between the two instruments on a relative fair value basis in accordance with ASC 470-20-30-5. To perform this allocation, the Company used a Monte Carlo simulation model to estimate the standalone fair value of each instrument, arriving at approximately $589 per share of Series B Convertible Preferred Stock and $211 per Series B Warrant. These standalone fair values were used solely to calculate each instrument’s proportionate share of the $800 unit proceeds; they do not represent the transaction price of either instrument individually. Both instruments were determined to qualify for equity classification under ASC 815-40 and ASC 480 and will not be remeasured in subsequent periods.

F-33

At a special meeting of stockholders held on November 6, 2025, the Company’s stockholders approved four actions relevant to the Company’s capital structure. First, stockholders approved the issuance of Common Stock upon conversion of the Series B Convertible Preferred Stock and exercise of the Series B Warrants, including participation by members of management and the Board of Directors. Because those issuances constituted compensation under Nasdaq Listing Rule 5635(c), they were conditioned upon and subject to this stockholder approval. No preferential pricing or special terms were extended to management or director participants beyond those available to all other Buyers. Second, stockholders approved the issuance of shares of Common Stock to the counterparty under the Company’s ELOC agreement (see Common Stock section below). Third, stockholders approved an increase in the number of authorized shares of Common Stock from 130,000,000 to 1,000,000,000 shares. This increase was necessary to ensure the Company maintains a sufficient reserve of authorized but unissued shares to satisfy its obligations upon conversion of the Series B Convertible Preferred Stock, exercise of the Series B Warrants, and future draws under the ELOC, and to maintain the flexibility to issue Common Stock or securities convertible into common stock for general corporate purposes if an attractive opportunity to do so arises. Fourth, stockholders authorized the Board of Directors, in its sole discretion, to affect a reverse stock split of the Company’s outstanding Common Stock at any ratio between 2-for-1 and 12-for-1, if and when the Board determines such action to be in the best interests of the Company and its stockholders. As of December 31, 2025, no reverse stock split had been effected pursuant to this authorization.

The Company filed registration statements on Form S-1 on October 17 and October 21, 2025 to register the resale of shares issuable upon conversion of the Series B Convertible Preferred Stock and exercise of the Series B Warrants, as well as shares issuable under its ELOC. The registration statement covering the ELOC became effective on November 7, 2025, and the registration statement covering the Series B Convertible Preferred Stock and Series B Warrants became effective on November 12, 2025.

In January 2026, the first automatic price reset under the Series B Convertible Preferred Stock and Series B Warrants occurred, 60 days after the applicable date as provided in the Certificate of Designation and warrant agreements. Because the Company’s Common Stock was trading below the floor price at the time of the reset, the conversion price of the Series B Convertible Preferred Stock and the exercise price of the Series B Warrants each reset to the floor price of $1.5528 per share. No further automatic resets remain under the 60, 90, and 180-day reset schedule. The reset to the floor price significantly increases the number of shares of Common Stock potentially issuable upon conversion and exercise of these instruments. The Company is required to register the additional shares resulting from the reset and has initiated the necessary steps to do so. Failure to timely complete that registration would constitute a breach of the Company’s obligations to the Series B holders.

Common Stock

As of December 31, 2025, the Company is authorized to issue up to 1,000,000,000 shares of Common Stock, par value $0.0001 per share. Holders of Common Stock are entitled to one vote for each share held. As of December 31, 2025 and December 31, 2024, there were 4,281,523 and 2,783,666 shares of Common Stock issued and outstanding, respectively.

Equity Line of Credit and Related Series B Redemption Obligation

On September 17, 2025, the Company entered into the ELOC with an institutional investor (the “ELOC Investor”), pursuant to which the Company, at its sole discretion, may issue and sell up to $150.0 million of newly issued shares of Common Stock from time to time. The facility is subject to customary conditions and limitations, including a 4.99% beneficial ownership cap and a 19.99% exchange cap applicable to the ELOC Investor. The facility expires on September 17, 2028. The Company filed a registration statement on Form S-1 to register the resale of shares issuable under the facility. That registration statement became effective on November 7, 2025, at which point the Company became eligible to draw on the facility. On November 6, 2025, stockholders approved the issuance of shares of Common Stock under the ELOC in excess of 19.99% of the Company’s shares outstanding as of the date of the agreement, as required under Nasdaq Listing Rule 5635.

F-34

Each sale of Common Stock under the ELOC will be priced at a 10% discount to the lowest intraday stock price on the draw date. This discount represents a cost to the Company and will be recognized as an expense in the period in which the shares are sold.

The ELOC provides that, with the mutual consent of the Company and the ELOC Investor, the total facility commitment may be expanded up to $500.0 million. Any such increase would require the Company to issue additional commitment shares equal to 0.75% (75 basis points) per $100 million of incremental commitment, payable in shares of Common Stock valued at the average closing price for the five trading days preceding the date of issuance.

As consideration for the ELOC Investor’s purchase commitment, the Company issued to the ELOC Investor 1,000 shares of Series B Convertible Preferred Stock and a Series B Warrant to purchase 64,369 shares of Common Stock on September 30, 2025, valued at $800 per unit, or $0.8 million in aggregate. This commitment fee was recorded within Other Expense and expensed in full upon issuance. In addition, the Company incurred $0.2 million in other ELOC-related issuance costs, which were also expensed as incurred. Accordingly, the Company’s initial commitment-fee obligation under the ELOC has been satisfied in full.

On September 30, 2025, the Company and the ELOC Investor executed Amendment No. 1 to the ELOC Agreement, which requires the Company to apply 25% of the net cash proceeds received from each draw under the facility toward the redemption of outstanding shares of Series B Convertible Preferred Stock. Pursuant to the Certificate of Designation governing the Series B Convertible Preferred Stock, such redemptions are permitted only at 120% of the $1,000 stated value per share, plus any accrued but unpaid dividends, resulting in a cash redemption price of $1,200 per share. As a result, for each dollar of shares sold under the ELOC at market, the Company retains approximately $0.675 in net cash after the 10% pricing discount and the 25% Series B redemption obligation. Redemptions of Series B Convertible Preferred Stock does not create treasury stock, rather these redeemed shares are considered retired and cancelled per our Certificate of Designation.

This mandatory use-of-proceeds provision represents a contractual earmark of future equity proceeds but does not create a separate liability at issuance, because no redemption obligation arises until the Company actually receives proceeds by electing to draw under the facility. Consistent with ASC 480-10-25-4 through 25-14, the Series B Convertible Preferred Stock continues to be classified in permanent equity, as any redemption remains conditional on the Company’s discretionary decision to utilize the ELOC and does not constitute an unconditional obligation to transfer assets.

Under the ELOC, Material Adverse Effect includes any material adverse change in the enforceability of the agreement, our results of operations, assets, business, or financial condition taken as a whole, or our ability to perform our material obligations in a timely manner. Company specific deterioration including a significant decline in revenues or cash flows, loss of key customers or contracts, material litigation or regulatory action, failure to maintain required licenses or permits, a material weakness in internal controls, or loss of key management personnel is not excluded from this definition and could independently trigger the Investor’s termination rights.

The Company’s representations and warranties regarding the absence of a Material Adverse Effect must remain true and correct not only at the initial closing of the facility, but also at the time of each subsequent VWAP Purchase Notice throughout the term of the agreement. As a result, even after the facility has commenced and initial drawings have been made, any supervening adverse development could prevent us from accessing the remaining unfunded commitment.

If a Material Adverse Effect occurs and is continuing, the Investor has the right to terminate the Purchase Agreement upon ten (10) Trading Days’ written notice. In that event, we would lose access to any remaining unfunded portion of the $150 million commitment. While the ELOC excludes certain broad macroeconomic, industry-wide, and geopolitical events from the definition of Material Adverse Effect, no such exclusion applies to adverse developments that are specific to our business or operations.

There can be no assurance that a Material Adverse Effect will not occur during the term of the Purchase Agreement. Should one occur, and should we be unable to secure alternative financing on acceptable terms, or at all, our liquidity position, business operations, financial condition, and results of operations could be materially and adversely affected.

During the year ended December 31, 2025, the Company issued 1,326,603 shares of Common Stock under the ELOC, generating net proceeds of $1.8 million, equivalent to an average price of $1.341 per share. In connection with these draws, the Company sold shares of Common Stock at a contractual 10% discount to the lowest intraday stock price on each draw date. This pricing discount represents a direct cost of accessing the ELOC facility and resulted in a non-cash charge of approximately $0.08 million, which was recognized in the statement of operations for the year ended December 31, 2025. The recorded expense reflects the difference between the fair market value of the shares issued on the settlement date and the proceeds received pursuant to the ELOC Agreement.

2022 Equity Incentive Plan

The Amended and Restated - 2022 Equity Incentive Plan (the “Plan”) was approved by the Company’s stockholders on June 28, 2022. On April 30, 2025, the Plan was amended to provide that the total number of shares of Common Stock that may be issued, under the Plan will automatically increase upon the occurrence of a Dilution Event (as defined in the Plan) and on the first trading day of each calendar year, beginning with calendar year 2026, by such number of shares of Common Stock necessary to make the total shares of Common Stock authorized under the Plan equal to fifteen percent (15%) of the total outstanding shares of Common Stock on the last day of the prior calendar year (subject to a maximum annual increase of 50,000 shares of Common Stock). The Plan permits the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock units, stock bonus awards, and performance compensation awards. The Company has not issued stock appreciation rights, restricted stock, stock bonus awards, or performance compensation awards in the year ended December 31, 2025 and December 31, 2024. As of December 31, 2025, a total of 626,749 shares of Common Stock were authorized for issuance under the Plan, of which 78,799 shares remained available for future issuances.

F-35

Stock Options

Stock options are awarded to encourage ownership of the Company’s Common Stock by employees and to provide incentives for employees to render services and to exert maximum effort for the success of the Company. The Company’s incentive stock options generally permit net-share settlement upon exercise. The option exercise price, vesting schedule and exercise period are determined for each grant by the administrator (person appointed by board to administer the stock plans) of the applicable plan. The Company’s stock options generally have a 10-year contractual term.

The assumptions used to determine the fair value of options granted in the year ended December 31, 2025 using the Black-Scholes-Merton option model are as follows:

Schedule of Fair Value of Options Granted Black-Scholes-Merton Model

Dividend yield	-
Risk-free interest rate	3.5% to 4.4%
Expected volatility	93.4% to 115.5%
Expected term in years	5 to 6.5

The assumptions used to determine the fair value of options granted in the year ended December 31, 2024 using the Black-Scholes-Merton model are as follows:

Dividend yield	0%
Risk-free interest rate	3.6% to 4.2%
Expected volatility	100%
Expected term in years	6 to 6.5

A summary of the Company’s stock option activities and related information for the year ended December 31, 2025 is as follows:

Stock Option	No. of Stock Option	Weighted-Average Grant Date Exercise Price	Weighted-Average Remaining Contractual Life (In Years)
Balance, January 1, 2025	105,090	$98.55	0.65
Granted	540,827	3.89	9.5
Forfeited	(107,299)	-	-
Balance, December 31, 2025	538,618	$11.25	9.3
Vested and expected to vest December 31, 2025	538,618	$11.25	9.3

Stock Option	No. of Stock Option	Weighted-Average Grant Date Exercise Price	Weighted- Average Remaining Contractual Life (In Years)
January 1, 2024	114,301	$108.62	1.65
Granted	-	-	-
Forfeited	-	-	-
Cancelled / Forfeited	(9,211)	(76.60)	-
December 31, 2024	105,090	$98.55	0.65

The options forfeited during the period were associated with awards previously granted to former officers and employees whose service with the Company terminated prior to vesting or exercise.

On August 7, 2025, the Company granted 183,501 performance-based stock option awards to certain executive officers, including the Chief Executive Officer, Chief Investment and Strategic Officer, and Principal Accounting Officer. These options were issued under the 2022 Stock Option and Incentive Plan and are performance-based awards that vest only upon the Company’s successful completion of an equity transaction resulting in proceeds in excess of $4 million. The performance condition is non-market based as defined in ASC 718-10-20.

F-36

The performance condition was satisfied on September 30, 2025 upon the closing of the Company’s Series B Convertible Preferred Stock financing, gross cash proceeds of $6.7 million, exceeding the $4.0 million threshold required for vesting. Accordingly, the Company recognized $0.3 million of stock-based compensation expense during the year ended December 31, 2025 in connection with these awards.

The following options were outstanding as of December 31, 2025, at their respective exercise price:

Exercise Price Options Outstanding	December 31, 2025
$1.27	25,000
$2.22	23,781
$2.40	364,893
$6.40	7,326
$7.80	5,731
$8.00	32,700
$9.68	34,884
$31.20	9,978
$62.54	6,825
$133.40	27,500
Total	538,618

Stock compensation expense recognized for stock options for the year ended December 31, 2025 and December 31, 2024 was $1.5 million and $1.6 million.

Stock compensation expenses is comprised of the following:

	Year Ended December 31
	2025	2024
Compensation and employee benefits	$796,565	$1,575,952
Professional services	688,993	-
Total	$1,485,558	$1,575,952

As of December 31, 2025, there was $0.3 unrecognized stock compensation expense related to stock options. The unrecognized compensation expense is expected to be recognized over a weighted-average period of approximately 1.6 years based on vesting under the award service conditions. The weighted-average fair value of the stock options granted for the year ended December 31, 2025 was $3.00 per share. There were no stock options granted for the year ended December 31, 2024.

Restricted Stock Units (“RSUs”)

A summary of the Company’s RSU activities and related information for the year ended December 31, 2025 and December 31, 2024 is as follows:

Restricted Stock Units	No. of RSU	Weighted- Average Grant Date Fair Value Per RSU	Weighted- Average Remaining Contractual Life (in Years)
January 1, 2025	8,583	$26.20	1.00
Granted		-	-
Vested	(5,740)	-	-
Expired	-	-	-
Cancelled / Forfeited	(2,843)	-	-
December 31, 2025	-	-	-

F-37

Restricted Stock Units	No. of RSU	Weighted- Average Grant Date Fair Value Per RSU	Weighted- Average Remaining Contractual Life (in Years)
January 1, 2024	16,175	$26.20	2.00
Granted	-	-	-
Vested	(5,392)	26.20	-
Expired	-	-	-
Cancelled / Forfeited	(2,200)	26.20	-
December 31, 2024	8,583	26.20	1.00

Stock compensation expense for RSU for the year ended December 31, 2025 and December 31, 2024 $0.04 million and $0.06 million, respectively.

All RSU awards recognized during the year ended December 31, 2025, and 2024 relate to employee stock awards.

For the year ended December 31, 2025 and December 31, 2024, the Company completed a net share settlement for 4,292 and 5,392, restricted shares on behalf of certain employees that participate in the Plan upon the vesting of the restricted shares pursuant to the terms of the Plan, respectively. The net share settlement was in connection with payroll taxes incurred on restricted shares that vested and were transferred to the employees during the year ended December 31, 2025 and December 31, 2024 which created taxable income for the employees. At the employees’ request, the Company has paid these taxes on behalf of the employees in exchange for the employees returning an equivalent value of restricted shares to the Company. These transactions resulted in a decrease of $0.00 million and $0.1 million for the year ended December 31, 2025 and December 31, 2024, to stockholders’ deficit on the consolidated balance sheets as the cash payment of the taxes effectively were a repurchase of the restricted shares granted in previous years.

As of December 31, 2025, there was $0.0 million of unrecognized stock compensation expense related to RSU awards.

Note 20 - Commitments and Contingencies

Contractual Commitments

The Company has an employment agreement with its Chief Executive Officer. Under the terms of the agreement, if the contract is not renewed or is terminated without cause, the Company is obligated to pay severance equal to the CEO’s then-current annual base salary. The agreement also provides for an annual cash bonus opportunity of up to 100% of base salary, based on performance criteria established by the Board of Directors, and for long-term incentive compensation, the terms of which are to be determined by the Board of Directors.

The Company is party to contractual obligations, including lease liabilities related to operating leases, and stipulated cash bonus arrangements with employees. These obligations are time-based and are reflected in the accompanying consolidated financial statements. The Company expects to meet these commitments in the ordinary course of business.

In addition, the Company has entered into deferred bonus agreements with certain non-executive employees. These agreements provide for cash bonus payments upon the employee’s continued employment through specified payment dates as set forth in each individual arrangement. As of December 31, 2025, the aggregate amount of deferred bonuses outstanding under these agreements was approximately $0.1 million. The Company expects to fund these obligations from operating cash flows in the ordinary course of business.

Acquisition of 420 IT Solutions

On December 19, 2025, Safe Harbor Managed Services LLC, a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement with 420 IT Solutions and its founders. The Company accounted for this transaction as an asset purchase pursuant to ASC 805, Business Combinations.

F-38

The aggregate purchase price consisted of 125,000 Earnout Shares, plus the assumption of certain identified liabilities under contracts assigned to the Company. The Earnout Shares are subject to performance-based vesting over a two-year earnout period ended December 31, 2027. Intangible assets and contingent consideration are recognized as the performance conditions become probable of achievement. The Company evaluated the achievement of the performance obligation and deemed this unlikely to be reached. Therefore, the intangible assets and contingent liability were not recorded as of December 31, 2025. If circumstances change when the revenue target is probable, then the intangible assets and a contingent liability will be recorded. The Company has one year to evaluate this transaction.

Legal and Related Matters

The Company is involved in, or has been involved in, arbitrations or various other legal proceedings that arise from the normal course of its business. The ultimate outcome of any litigation is uncertain, and either an unfavorable or favorable outcome could have a material impact on the Company’s results of operations, balance sheets, and cash flows due to defense costs, and could divert management resources. The Company cannot predict the timing or outcome of these claims and other proceedings. With respect to the cases described below, the Company evaluates associated developments on a regular basis and accrues a liability when it believes a loss is probable and the amount can be reasonably estimated.

Abaca - Denver County District Court

On October 17, 2024, the Company filed a complaint in the District Court for the City and County of Denver, Colorado, captioned SHF Holdings, Inc. v. Daniel Roda, Gregory W. Ellis, and James R. Carroll, Case No. 2024CV33187. The lawsuit arises from a dispute over the terms of the Company’s October 2022 acquisition of Abaca, which was subsequently amended by a First Amendment in November 2022 and a Second Amendment in October 2023. The Second Amendment restructured certain merger consideration, including introducing warrants and modifying payment timing. The defendants contend the Second Amendment is invalid under Delaware law and seek to have it set aside, which would reinstate the original payment terms and potentially increase the Company’s obligations. The Company maintains that the Second Amendment was validly executed and is binding.

On November 21, 2024, at the Company’s request, the disputed merger payment of $3.0 million was deposited into the Denver County District Court’s registry pending resolution of the dispute. This amount is reflected in the Company’s financial statements.

On December 19, 2024, the defendants filed an answer and counterclaims against the Company alleging breach of contract and related causes of action, and a third-party claim was asserted against Fred Niehaus, the Company’s Chairman.

On January 16, 2025, the Company filed a motion to dismiss all counterclaims.

On April 18, 2025, the Court issued an order denying the Company’s motion to dismiss most counterclaims, while dismissing the claims against Mr. Niehaus with prejudice. The Court also dismissed Gregory W. Ellis as a counter-plaintiff and third-party plaintiff because Mr. Ellis lacked standing to bring any claim, and denied a third-party’s request to intervene in the litigation. The Court further clarified that the Delaware statutes cited by the defendants (DGCL §§ 251(d) and 264(b)) govern pre-closing amendments and do not authorize post-merger amendments altering consideration a finding consistent with the Company’s legal position.

F-39

The case is currently in active discovery. The Company filed a motion for summary judgment on December 16, 2025, covering Counterclaims I through IV. The defendants filed cross-motions for summary judgment on January 23, 2026, covering Counterclaims I through V and a declaratory judgment claim. All briefing on summary judgment is complete as of the date of this filing, and rulings are pending. A court date is scheduled for May 2026.

The Company is vigorously defending against the counterclaims and continues to monitor the proceedings and potential financial exposure. If the District Court upholds the Second Amendment, its cash obligation is limited to the $3.0 million already deposited in the District Court’s registry, with additional exposure limited primarily to legal fees. The Company currently considers an adverse outcome reasonably possible but not probable. The estimated range of loss is $0 to $7.8 million. Accordingly, no accrual has been recorded for this contingency beyond the $3.0 million already reflected in the financial statements.

Nasdaq Listing Compliance

As a condition of continued listing, the Company is required to maintain (i) a minimum of $2.5 million in stockholders’ equity under Nasdaq Listing Rule 5550(b)(1), and (ii) a minimum closing bid price of $1.00 per share for 30 consecutive business days under Nasdaq Listing Rule 5550(a)(2).

The Company continuously monitors its compliance with these requirements. As of December 31, 2025, the Company’s stockholders’ equity was approximately $8.2 million, which exceeds the $2.5 million minimum. However, the Company’s Class A common stock is currently trading below $1.00 per share. If the closing bid price remains below $1.00 for 30 consecutive business days, Nasdaq may issue a deficiency notice, and the Company would have 180 days to regain compliance.

In addition, the Company is aware of a new Nasdaq rule filed with the SEC on January 13, 2026, that would require listed companies to maintain a minimum market value of listed securities of at least $5 million. Under the rule, if a company’s market value of listed securities falls below $5 million for 30 consecutive business days, Nasdaq would immediately suspend trading and delist the company’s securities without a cure period and without a stay of suspension during any appeal. The SEC has extended its review period and is expected to make a decision on this rule by April 29, 2026. If adopted, the rule would become effective 60 days after SEC approval. Based on the Company’s current stock price and number of shares outstanding as of the date of this filing, the Company may not be in compliance with this requirement at the time of its adoption and could be subject to immediate delisting as soon as 30 business days after the rule takes effect.

There can be no assurance that the Company will maintain compliance with these or any other Nasdaq listing requirements in the future. Failure to do so could ultimately result in the delisting of the Company’s common stock, which would adversely affect stockholders’ ability to trade their shares and the Company’s ability to raise capital. Furthermore, as described elsewhere in this Annual Report, a delisting event or a compliance failure that triggers the Listing-Related Adjustment Clause in the Second Amended CAA would simultaneously reduce the Company’s loan program income share, compounding the adverse financial impact of any such event.

Note 21 - Subsequent Events

The Company has evaluated events and transactions occurring after December 31, 2025, through the date these financial statements were issued, and has identified the following matters requiring disclosure. Unless otherwise noted, these are non-recognized subsequent events under ASC 855-10 that do not adjust amounts in the December 31, 2025 financial statements but are material enough to warrant disclosure.

Second Amended and Restated Commercial Alliance Agreement

On February 4, 2026, SHF LLC, a wholly owned subsidiary of the Company, executed the Second Amended CAA with PCCU, a related party. The agreement carries a retroactive effective date of October 1, 2025. The Company had agreed to the terms for the Second Amended CAA in October 2025 and was executed on February 4, 2026, see Note 10 - Related Party Transactions.

Price Reset of Series B Convertible Preferred Stock and Warrants

Subsequent to December 31, 2025, the first and only automatic price reset under the Company’s Series B Convertible Preferred Stock and accompanying Series B Warrants occurred, see Note 19 Stockholders’ Equity (Deficit).

ELOC

Subsequent to December 31, 2025, the Company has continued to draw on its ELOC, under which the Company may raise up to $150.0 million through the issuance of shares of its common stock. The Company issued 223,962 shares of Common Stock under the ELOC after December 31, 2025, receiving gross proceeds of approximately $0.2 million at average share price of $0.77. These transactions will be reflected in the Company’s first quarter 2026 financial statements.

No Other Material Subsequent Events

The Company has evaluated all other events and transactions occurring after December 31, 2025, through the date these financial statements were issued, and has determined that no other events or transactions have occurred that would require recognition or disclosure in these financial statements.

F-40

SHF Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2026	December 31, 2025

ASSETS
Current Assets:
Cash and cash equivalents	$5,897,470	$6,779,040
Accounts receivable - trade	30,267	31,376
Accounts receivable - related party	724,900	1,009,483
Prepaid expenses	787,189	862,400
Contract asset	516,283	516,283
Investment in preferred securities	1,424,983	-
Other current assets	3,000,000	3,000,000
Total Current Assets	12,381,092	12,198,582
Operating lease right to use asset	508,101	547,186
Investment in preferred securities	-	1,450,000
Prepaid expenses	330,386	414,329
Contract asset	2,452,345	2,581,417
Other assets	15,767	15,510
Total Assets	$15,687,691	$17,207,024

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$873,652	$189,828
Accounts payable-related party	161,751	171,365
Accrued expenses	1,072,132	1,310,463
Deferred revenue	15,518	15,415
Operating lease liability	185,899	181,963
Deferred consideration	3,000,000	3,000,000
Stand-ready guarantee liability	709,667	711,667
Financial indemnification liability	414,868	433,968
Other current liabilities	417,384	485,055
Total Current Liabilities	6,850,871	6,499,724
Warrant liabilities	23,021	39,620
Stand-ready guarantee liability	1,064,499	1,245,416
Financial indemnification liability	543,245	657,804
Operating lease liability	480,774	528,552
Total Liabilities	8,962,410	8,971,116
Commitment and Contingencies (Note 15)
Stockholders’ Equity
Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 111 shares issued and outstanding on March 31, 2026, and December 31, 2025, respectively	-	-
Series B Convertible Preferred Stock, 35,000 authorized, shares, par value $.0001, 30,808 shares issued and outstanding as of March 31, 2026 and December 31, 2025	3	3
Class A Common Stock, $.0001 par value, 1,000,000,000 and 1 billion shares authorized, 4,505,485 and 4,281,523 issued and outstanding on March 31, 2026, and December 31, 2025, respectively	451	428
Additional paid-in capital	131,420,587	131,152,020
Accumulated deficit	(124,695,760)	(122,916,543)
Total Stockholders’ Equity	$6,725,281	$8,235,908
Total Liabilities and Stockholders’ Equity	$15,687,691	$17,207,024

See accompanying notes to unaudited condensed consolidated financial statements

F-41

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Revenue	$1,975,439	$1,932,352

Operating Expenses
Compensation and employee benefits	1,660,658	1,372,481
General and administrative expenses	1,068,400	990,826
Professional services	1,145,809	1,499,534
Rent expense	51,432	61,006
Amortization of contract asset	129,072	-
Credit benefit	(316,576)	-
Total operating expenses	3,738,795	3,923,847
Operating loss	(1,763,356)	(1,991,495)
Other income (expenses)
Change in the fair value of deferred consideration	-	161,000
Loss on ELOC share settlements	(27,880)	-
Interest expense	(4,580)	(112,786)
Change in fair value of warrant liabilities	16,599	1,116,082
Total other income (expenses)	(15,861)	1,164,296
Net loss	(1,779,217)	(827,199)
Deemed dividend on Series B Preferred Stock redemption	(87,612)	-
Net loss attributable to common stockholders	$(1,866,829)	$(827,199)
Weighted average shares outstanding, basic and diluted	4,353,099	2,786,538
Basic and diluted net loss per share	$(0.43)	$(0.30)

See accompanying notes to unaudited condensed consolidated financial statements

F-42

SHF Holdings, Inc.

Condensed Consolidated Statements of Stockholders’ Equity

(Unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2026

	Preferred Stock		Series B Convertible Preferred Stock		Class A Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2025	111	$-	30,808	$3	4,281,523	$428	$131,152,020	$(122,916,543)	$8,235,908
Stock compensation expense	-		-	-	-	-	58,908	-	58,908
Issuance of Class A common stock sold from the equity line of credit or ELOC	-	-	-	-	223,962	23	172,047	-	172,070
Loss on ELOC share settlements	-		-	-	-	-	27,880	-	27,880
Amortization of share-based consulting services	-		-	-	-	-	52,750	-	52,750
Accrued redemption of Series B Convertible Preferred Stock	-		-	-	-	-	(43,018)	-	(43,018)
Net loss	-	-	-	-	-	-	-	(1,779,217)	(1,779,217)
Balance March 31, 2026	111	$-	30,808	$3	4,505,485	$451	$131,420,587	$(124,695,760)	$6,725,281

SHF Holdings, Inc.

Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

(Unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2025

	Preferred Stock		Class A Common Stock		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2024	111	$-	2,783,667	$278	$108,467,253	$(120,755,545)	$(12,288,014)
Stock compensation expense	-	-	-	-	741,259	-	741,259
Issuance of Class A common stock for restricted stock awards, net of tax	-	-	2,871	-	8,768	-	8,768
Reclassification of forward purchase receivable	-	-	-	-	(4,584,221)	-	(4,584,221)
Net loss	-	-	-	-	-	(827,199)	(827,199)
Balance, March 31, 2025	111	$-	2,786,538	$278	$104,633,059	$(121,582,744)	$(16,949,407)

See accompanying notes to unaudited condensed consolidated financial statements

F-43

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For The Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,779,217)	$(827,199)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	-	1,441
Amortization of contract asset	129,072	-
Stock compensation expense	58,908	750,027
Loss on ELOC share settlements	27,880	-
Amortization of share-based consulting services	52,750	-
Amortization of marketing costs settled with common stock	-	50,000
Lease expense	(4,757)	892
Credit benefit	(316,576)	-
Change in the fair value of deferred consideration	-	(161,000)
Change in fair value of warrant liabilities	(16,599)	(1,116,082)
Changes in operating assets and liabilities:
Accounts receivable - trade	1,109	43,813
Accounts receivable - related party	284,583	333,947
Prepaid expenses	158,897	101,005
Accrued interest receivable	-	13,418
Other current liabilities	(110,689)	17,016
Accounts payable	683,824	126,924
Accounts payable - related party	(9,614)	82,220
Accrued expenses	(238,331)	(535,902)
Contract liabilities	103	(19,230)
Other assets	-	(236)
Net cash used in operating activities	(1,078,657)	(1,140,730)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from loan repayment	-	3,245
Proceeds from redemption of investment	25,017	-
Net cash provided by investing activities	25,017	3,245
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of senior secured promissory note	-	(255,765)
Proceeds from the sale of Class A Common Stock	172,070	-
Net cash provided by (used in) financing activities	172,070	(255,765)
Net decrease in cash and cash equivalents	(881,570)	(1,393,250)
Cash and cash equivalents - beginning of period	6,779,040	2,324,647
Cash and cash equivalents - end of period	$5,897,470	$931,397
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Reclassification of forward purchase receivable	$-	$4,584,221
Accrued redemption payable to Series B holders	43,018	-
Supplemental Disclosure of Cash Flows Information
Interest paid	$4,580	$113,561

See accompanying notes to unaudited condensed consolidated financial statements

F-44

SHF Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1. Organization and Business Operations

Business Description

SHF Holdings, Inc. (the “Company” or “SHF”) is a Delaware corporation headquartered in Golden, Colorado, whose Class A Common Stock (“Common Stock”) is listed on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “SHFS.” The Company was founded in 2015 by Partner Colorado Credit Union (“PCCU”) and was among the first financial services companies to provide compliant banking and lending services to cannabis related businesses (“CRBs”).

SHF’s mission is to provide reliable and compliant financial services to the legal cannabis, hemp, and related industries by enabling its financial institution (“FI”) customers to offer compliance-driven banking, lending, and other financial services to CRB clients.

The Company operates a proprietary fintech platform across 41 states and territories in the United States. Through this platform, SHF enables its FI customers to compliantly offer the following banking-related services to CRBs:

●	Business checking and savings accounts;	●	Cash management accounts	●	Savings and investment options
●	Commercial lending	●	Courier services (via third-party relationships)	●	Remote deposit services
●	Automated Clearing House payments and origination	●	Wire payments.

The Company’s platform benefits both CRBs and financial institutions by providing CRBs access to compliant banking and giving financial institutions access to increased, compliantly monitored deposits.

The Company generates revenue through fee income, investment income, loan program income and safe harbor program income earned by providing these compliance and lending services to financial institutions serving the cannabis industry.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

Significant Accounting Policies

The accompanying interim unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and results of operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

Refer to Note 2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for a description of the Company’s significant accounting policies. The Company has included disclosures below regarding basis of presentation and other accounting policies that (i) are required to be disclosed quarterly, (ii) have material changes or (iii) the Company views as critical as of the date of this report.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP” or “GAAP”) for interim financial information and the rules and regulations of the SEC.

The accompanying unaudited condensed consolidated financial statements contain all normal and recurring adjustments necessary to state fairly the consolidated financial condition, results of operations, statements of shareholders’ deficit, and cash flows of the Company for the interim periods presented. Except as otherwise disclosed, all such adjustments consist only of those of a normal recurring nature. Operating results for the three months ended March 31, 2026 are not necessarily indicative of the results that may be expected for the current year ending December 31, 2026 or other interim periods.

The condensed unaudited consolidated financial statements include the accounts of SHF Holdings, Inc. and its subsidiaries where the Company has controlling financial interests. All significant intercompany balances and transactions have been eliminated.

F-45

Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to the rules and regulations of the SEC and the instructions to Form 10-Q.

Liquidity and Going Concern

Liquidity refers to our ability to meet anticipated cash demands, including servicing debt, funding operations, maintaining assets, and covering other routine business expenses. Our primary cash outflows include operating costs, and general business expenditures. The main source of our liquidity continues to be cash inflows generated from operational performance. As of March 31, 2026, the Company does not have significant capital investment commitments.

As of March 31, 2026, the Company had cash and cash equivalents of $5.9 million and net working capital of $5.5 million. The Company has incurred recurring losses from operations and negative cash flows from operations, including an operating loss of $1.8 million and net cash used in operating activities of $1.1 million for the three months ended March 31, 2026, and an accumulated deficit of $124.7 million as of March 31, 2026. These conditions, considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern.

Management has developed and is implementing a series of measures intended to preserve liquidity and support the Company’s ability to meet its obligations during the look-forward period:

Strengthened Revenue Profile: The Second Amended Commercial Alliance Agreement (“Second Amended CAA”) with PCCU, effective October 1, 2025, increased the Company’s share of loan program income from approximately 35% to up to 65% of the loan program income generated by PCCU’s CRB loan portfolio, improving the recurring revenue profile of the Company’s core business on a prospective basis. The Company is also exploring strategic relationships with additional financial institutions.

Access to Additional Capital: On September 17, 2025, the Company entered into the Equity Line of Credit (“ELOC”) with an institutional investor the (“ELOC Investor”), under which the Company may, at its sole discretion and subject to customary conditions, sell up to $150.0 million of newly issued shares of Common Stock to the investor party thereto. The ELOC expires on September 17, 2028. The Company’s ability to access the ELOC is subject to a number of conditions, including the absence of any Material Adverse Effect (as defined below), and there can be no assurance that the Company will be able to draw the full amount of the commitment. See Note 14, Stockholders’ Equity.

Expense Management: Management has identified specific actionable cost reductions that are within its direct operational control and that it would implement should operating conditions deteriorate below base-case expectations.

Cash Flow Monitoring: Management maintains a 52-week rolling cash flow projection that tracks anticipated expenses, revenues, and ending cash balances against budget. Cash positions are reviewed on a bi-weekly basis to ensure the Company maintains adequate liquidity to fund operations.

Notwithstanding the measures described above, the Company continues to incur operating losses and negative cash flows from operations, and the Company’s ability to access the ELOC and to execute on its expense-management plans involves elements outside of management’s sole control. Accordingly, management has concluded that management’s plans, considered in the aggregate, do not alleviate the substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the date these unaudited condensed consolidated financial statements are issued.

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

F-46

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and the disclosure of contingent assets and liabilities. Material estimates particularly subject to change in the near term include the Company’s financial indemnification liability, valuation allowance for deferred tax assets and the fair value of financial instruments including warrant liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, balances due from financial institutions, and investments with original maturities of three months or less.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). Revenue is recognized when control of promised services is transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services, following the five-step model under ASC 606.

●

Account Fee Income

Account fee income consists of fees earned from cannabis-related businesses maintaining accounts with the Company’s financial institution partners, including deposit account fees, account activity fees, and onboarding income. These fees are recognized periodically in accordance with the fee schedules established with financial institution partners. Account fee income also includes merchant income earned through referral arrangements with third-party payment processors under which the Company receives a percentage of net revenue generated by referred merchants, recognized as earned.

●

Investment Income

Investment income represents the Company’s share of interest earned on net investable cannabis-related business deposit balances held at PCCU and is recognized monthly based on the average net daily deposit balance. Under the First Amended Commercial Alliance Agreement (“Amended CAA”), effective January 1, 2025, investment income was reduced by an investment hosting fee paid to PCCU.

●

Loan Program Income

Loan program income represents the Company’s allocated share of interest earned on cannabis-related business loans originated by PCCU. Under the Amended CAA, the Company’s share of loan program income was determined by a loan yield allocation formula that incorporated the Constant Maturity U.S. Treasury Rate published by the Federal Reserve, along with a proprietary risk rating formula to determine the allocation between the Company and PCCU. Under this formula, the Company received approximately 35% of net interest income on applicable loans, with the remainder retained by PCCU.

Effective October 1, 2025, the Second Amended CAA superseded the yield allocation formula and replaced it with a fixed split under which the Company receives up to 65% of net interest income on applicable loans, with PCCU retaining the remaining 35%. The fixed split is not subject to variation by risk rating or risk-based pricing methodology. If the Company determines that an adjustment to its indemnification obligation is required to maintain compliance with Nasdaq listing requirements, the Company’s share of loan program income will be adjusted by a corresponding amount on a go-forward basis for the applicable loans.

●

Master Program Agreement Revenue

The Company licenses its proprietary Safe Harbor Program to financial institutions under a Master Program Agreement, which grants a non-exclusive, non-transferable right to use the platform. Revenue under these agreements is recognized over the term of the arrangement as services are provided.

Stock-Based Compensation

The Company measures all equity-based payment arrangements to employees, directors, and non-employee consultants in accordance with ASC 718, Compensation - Stock Compensation. The grant-date fair value of stock-based awards is determined using either the quoted market price of the Company’s Common Stock or the Black-Scholes option valuation model, as appropriate for the instrument type.

Compensation cost for service-based awards is recognized on a straight-line basis over the requisite service period. For performance-based awards, compensation cost is recognized when it becomes probable that the performance condition will be achieved. Forfeitures are recognized as they occur.

F-47

For non-employee awards settled in equity, including shares of the Company’s Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) and warrants issued to consultants, the Company measures the fair value at the grant date and recognizes the cost over the service period. Where awards are partially vested at issuance, the vested fair value is recorded as a prepaid asset and amortized to expense over the remaining service period.

The Black-Scholes option model incorporates the following assumptions: expected term (using the simplified method as the average of contractual term and vesting period); expected stock price volatility (based on the Company’s historical stock price); risk-free interest rates (based on U.S. Treasury rates for maturities approximating expected lives); and expected dividend yield of zero (as the Company has not paid dividends and does not anticipate doing so in the foreseeable future). Changes in assumptions used to estimate fair value could result in materially different results.

Warrant Liabilities and Derivative Instruments

The Company evaluates all financial instruments, including warrants and conversion features, at issuance to determine whether they should be classified as equity or liabilities under ASC 815-40, Derivatives and Hedging - Contracts in an Entity’s Own Equity, and ASC 480, Distinguishing Liabilities from Equity.

Warrants that do not meet the criteria for equity classification are recorded as liabilities at fair value on the date of issuance. These warrant liabilities are remeasured at fair value at each subsequent reporting date, with changes in fair value recognized in the consolidated statements of operations. Warrants are valued using the Black-Scholes-Merton model.

Preferred Stock - Classification and Measurement

The Company evaluates preferred stock instruments under ASC 480 and ASC 815-40 to determine the appropriate classification between liabilities, mezzanine equity, and permanent equity.

Fair Value Measurements

The Company utilizes the fair value hierarchy to apply fair value measurements. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair values that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The basis for fair value measurements for each level within the hierarchy is described below:

Level 1: Quoted prices for identical assets or liabilities in active markets.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3: Valuations derived from techniques in which one or more significant inputs are unobservable.

F-48

Segment Reporting

The Company operates as one reportable segment, providing financial services and banking solutions to CRBs, under ASC 280, Segment Reporting. The chief operating decision maker, the Company’s Chief Executive Officer, reviews financial information on a consolidated basis when allocating resources and assessing performance.

Financial Assets Measured at Amortized Cost

For financial assets within the scope of ASC 326, the Company measures the allowance for credit losses based on relevant information about past events, current conditions, and reasonable and supportable forecasts of future economic conditions that can affect the collectability of the reported amounts. The allowance is deducted from the amortized cost basis of the financial asset on the unaudited condensed consolidated balance sheet, and the net amount represents management’s best estimate of the cash flows expected to be collected. Changes in the allowance for credit losses are recognized as credit loss expense or reversal in the unaudited condensed consolidated statements of operations.

The Company considers the following factors, among others, in estimating expected credit losses:

●	Historical loss experience and default rates for instruments with similar risk characteristics;
●	The creditworthiness and financial condition of the counterparty;
●	Current and forecasted macroeconomic conditions over the reasonable and supportable forecast period, reverting to historical averages beyond that period; and
●	Collateral arrangements, recourse provisions, and other credit enhancements.

Financial assets are written off against the allowance when management determines that the asset is uncollectible and all reasonable collection efforts have been exhausted. Subsequent recoveries, if any, are credited to the allowance for credit losses.

Contract Asset

Contract asset was recognized in connection with the Second Amended CAA within the scope of ASC 326. This asset represents costs incurred to fulfill the contract specifically, the cost of assuming the stand-ready guarantee obligation, ASC 460 and the contingent indemnification exposure, ASC 326. The contract asset is amortized on a systematic and rational basis over the contract term consistent with the release of the underlying guarantee exposure. Contract asset is evaluated for impairment under ASC 340-40-35-2 when facts and circumstances indicate the carrying amount may not be recoverable and any impairment is recognized in the period identified and may not be subsequently reversed.

Stand Ready Guarantees - ASC 460

The Company accounts for financial guarantees in accordance with ASC 460, Guarantees. At the inception of a guarantee, the Company recognizes a liability equal to the fair value of the assumed stand-ready obligation. This non-contingent liability represents the value of the obligation undertaken by the Company to stand ready to perform under the guarantee, irrespective of the likelihood that a payment will actually be required.

Subsequent to initial recognition, the stand-ready liability is amortized over the contractual term of the guarantee on a systematic basis that reflects the Company’s release from risk. If, at any reporting date, a contingent loss accrual required under ASC 450, Contingencies, exceeds the unamortized ASC 460 carrying amount, the Company records the higher contingent loss estimate in accordance with that guidance.

F-49

Financial Indemnification Liabilities

Under ASC 326-20, the Company recognizes a financial indemnification liability for its indemnification obligation to PCCU under the Second Amended CAA. This liability represents the Company’s up to 65% share of the lifetime expected credit losses on the covered CRB loan portfolio, measured on a probability-weighted basis and updated each reporting period to reflect current conditions and reasonable and supportable forecasts of future economic conditions. The financial indemnification liability methodology considers historical loss experience, borrower-specific credit quality, collateral values, and forward-looking economic assumptions including conditions specific to the cannabis industry.

The financial indemnification liability is measured independently from, and recognized in addition to, the ASC 460 stand-ready guarantee liability. The two liabilities coexist separately on the consolidated balance sheet and do not offset or true up to each other. The ASC 460 liability is fixed at inception and released over the guarantee term, while the financial indemnification liability is dynamic and remeasured each quarter. Changes in the financial indemnification liability are recognized as credit loss expense or credit income in the unaudited condensed consolidated statements of operations in the period of remeasurement.

Concentration of Risk

The Company’s revenues are concentrated in the United States with a single customer, PCCU, which represented the substantial majority of revenue for the three months ended March 31, 2026 and March 31, 2025, see Note 8. Substantially all CRB client deposits are maintained at PCCU, and all fund transmissions to and from those deposit accounts are handled directly by PCCU.

Financial instruments that potentially subject the Company to concentrations of credit risk consist of accounts receivable and cash accounts maintained at financial institutions. At times, account balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) coverage limit of $0.25 million.

As of March 31, 2026 and December 31, 2025, the Company had approximately $5.6 million and $6.5 million of account balances, respectively, in excess of FDIC coverage. Additionally, amounts due from PCCU represented approximately 96.0% and 97.0% of total accounts receivable as of March 31, 2026 and December 31, 2025, respectively, with balances of approximately $0.8 million and $1.0 million, respectively. The Company has not experienced losses on these accounts or receivables, and management does not believe the Company is exposed to significant credit risk on such accounts.

Recently Issued Accounting Standards

Standards Adopted in 2026

ASU 2024-04 - Debt - Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions: In November 2024, the Financial Accounting Standards Board (“FASB”) issued ASU 2024-04, which clarifies the accounting for induced conversions of convertible debt. The standard is effective for annual periods beginning after December 15, 2025. The Company adopted this standard prospectively and the adoption did not have an impact on its unaudited condensed consolidated financial statements.

ASU 2025-05 - Financial Instruments - Credit Losses (Topic 326): Accounts Receivable and Contract Assets: In July 2025, the FASB issued ASU 2025-05, which provides a practical expedient by allowing entities to assume current credit conditions will remain unchanged for the remaining life of current accounts receivable and current contract assets under ASC 606. The standard is effective for years beginning after December 15, 2025. The Company adopted this standard prospectively and the adoption did not have an impact on its unaudited condensed consolidated financial statements.

Standards Not Yet Adopted

ASU 2024-03 / ASU 2025-01 - Disaggregation of Income Statement Expenses (Subtopic 220-40): In November 2024, the FASB issued ASU 2024-03, subsequently clarified by ASU 2025-01 (January 2025), requiring entities to disaggregate certain income statement expense line items in the footnotes, including purchases of inventory, employee compensation, depreciation, and amortization. The standard is effective for annual periods beginning after December 15, 2026, and interim periods within annual periods beginning after December 15, 2027. Early adoption is permitted. The Company plans to adopt this standard prospectively and does not anticipate a material impact on its financial reporting.

F-50

The Company will continue to monitor the development of accounting standards and intends to adopt them in accordance with their respective effective dates. Additional disclosures will be provided in future filings as the Company completes its assessment of these standards’ impact.

Note 3 - Deferred Consideration

On November 21, 2024, the Company deposited the $3.0 million second annual cash payment into the registry of the Denver County, Colorado District Court (the “District Court”) pending resolution of a dispute among former shareholders of Rockview Digital Solutions, Inc. (d/b/a Abaca) regarding the party authorized to receive the payment. See Note 15, Commitments and Contingencies.

The change to deferred consideration for the three months ended March 31, 2026 and March 31, 2025 was $0 and $0.2 million, respectively. Deferred consideration as of March 31, 2026 and December 31, 2025 was $3.0 million. This amount has been deposited with the District Court registry, which is carried as a restricted asset pending resolution of the shareholder litigation described in Note 15, Commitments and Contingencies.

Note 4 - Prepaid Expenses

Prepaid expenses as of March 31, 2026 and December 31, 2025 consists of the following:

	As of March 31, 2026	As of December 31, 2025
Insurance	$626,706	$791,423
Consulting	278,657	325,100
Others	212,212	160,206
Prepaid expenses	1,117,575	1,276,729
Less: Current portion	787,189	862,400
Total non-current portion	$330,386	$414,329

Insurance

The Company maintains several insurance policies. In addition, in connection with the Company’s de-SPAC transaction, the Company obtained a Directors and Officers liability run-off policy that provides coverage through September 2028.

Consulting

In connection with the September 30, 2025 Recapitalization (as defined below), the Company issued 1,063 shares of Series B Convertible Preferred Stock and Common Stock purchase warrants (as amended and restated, the “Series B Warrants”) to purchase 68,453 shares of Common Stock to three independent service providers in exchange for professional and marketing services to be rendered through September 30, 2027. The equity instruments were measured at their grant-date fair value of approximately $0.8 million based on a valuation performed by a third-party specialist and are classified within stockholders’ equity. The grant-date fair value was recorded as prepaid consulting and is being amortized to professional services expense on a straight-line basis over the two-year service period.

Note 5 - Investment in Preferred Securities

During the year ended December 31, 2025, as partial consideration received in connection with the issuance of 1,875 shares of Series B Convertible Preferred Stock and Series B Warrants to purchase Common Stock, the Company received preferred shares of Aditxt, Inc. (“ADTX”), a publicly traded company. The Series B Convertible Preferred Stock was issued at $800 per share. No cash was exchanged in this transaction. The ADTX preferred securities had an estimated fair value and carrying value of $1.5 million at the date of receipt.

The investment represents less than 20% of the voting interests in ADTX, and the Company does not have the ability to exercise significant influence or control over ADTX. Accordingly, the investment is accounted for under ASC 321, Investments - Equity Securities. Because ADTX’s preferred shares are not actively traded and lack a readily determinable fair value, the Company has elected to measure the investment at cost, less any impairment, adjusted for observable price changes in orderly transactions for identical or similar instruments, as permitted under ASC 321-10-35-2.

F-51

During the periods ended March 31, 2026 and December 31, 2025, ADTX redeemed approximately 23 and 43 shares, respectively, of its preferred stock held by the Company in accordance with the terms of the preferred shares. These redemptions resulted in cash proceeds of approximately $0.03 million and $0.05 million for the respective periods. No gain or loss was recognized upon redemption. Additionally, no impairments or other observable price changes were identified as of March 31, 2026 or December 31, 2025.

The following table summarizes the activity in the investment during the period ended March 31, 2026 and December 31, 2025:

	March 31, 2026		December 31, 2025
	Shares	Amount	Shares	Amount
Beginning balance	1,457	$1,450,000	-	-
Initial recognition at fair value (September 30, 2025)	-	-	1,500	$1,500,000
Proceeds from redemption	(23)	(25,017)	(43)	(50,000)
Impairment charges	-	-	-	-
Observable price adjustments	-	-	-	-
Ending balance	1,434	$1,424,983	1,457	$1,450,000

During the three months ended March 31, 2026, the Company reclassified the investment from a long-term asset to a short-term asset on the unaudited condensed consolidated balance sheets to reflect management’s intent to dispose of the investment within the next twelve months. As of December 31, 2025, the investment was classified as a long-term asset. The investment continues to be measured in accordance with ASC 321, and any future gains or losses resulting from dispositions or impairments will be recognized in Other Income (Expenses) in the condensed consolidated statements of operations.

Note 6 - Loan Portfolio Indemnification Obligations

Under the Second Amended CAA, the Company indemnifies PCCU for up to 65% of default-related losses on PCCU’s CRB loan portfolio.

The obligation is recognized as two independent, coexisting liabilities that do not offset each other: (i) a noncontingent stand-ready guarantee liability under ASC 460, measured at fair value at inception, and (ii) a contingent expected credit loss (benefit) liability under ASC 326-20, representing the Company’s up to 65% share of estimated lifetime expected credit losses (benefit) on the PCCU CRB portfolio. Each liability is recognized with a corresponding contract asset under ASC 340-40-25-2, as the indemnification costs are directly related to the Second Amended CAA and are expected to be recovered through the Company’s up to 65% share of loan program income.

ASC 460 - Guarantee Liability

The issuance of a guarantee imposes a noncontingent obligation to stand ready to perform and initial recognition is required at inception regardless of whether payment is probable. The stand-ready liability is recognized separately from the ASC 326 liability.

The stand-ready liability is measured at fair value at inception under ASC 820-10 using a market-based insurance pricing approach that is classified as Level 3 due to the absence of observable market inputs for cannabis lending guarantees. The fair value of a guarantee at inception reflects the premium that a market participant (analogized to a specialty insurance carrier) would charge in an arm’s-length transaction to underwrite the same risk. Because no direct market comparable exist for cannabis CRB loan portfolio guarantees, management estimated the standalone selling price by constructing the premium components a specialty financial guarantor would require. The fair value incorporates three components: (a) the expected loss element, representing the probability-weighted losses the guarantor expects to absorb; (b) a stand-ready risk premium, representing the additional compensation a market participant would require for uncertainty, volatility, and the uncapped nature of the commitment beyond expected losses; and (c) a time value adjustment. Key Level 3 inputs as of March 31, 2026 and December 31, 2025 are as follows:

Significant Unobservable Input	March 31, 2026	December 31, 2025
Pooled Probability of Default or PD (Ratings 2-5)	7.25%	7.25%
Pooled Loss Given Default or LGD (inclusive of 17.5% and 16.6% cannabis qualitative premium as of March 31, 2026 and December 31, 2025, respectively)	35%	35%
Tranche C PD (Rating 9, individually evaluated)	35%	35%
Tranche C LGD on uncollateralized gap	50%	50%
Stand-ready risk premium loading	120% of expected loss	120% of expected loss
Discount rate	4.35%	4.0%
Weighted average pay out year - Tranche A	3.8 years	4 years
Weighted average pay out year - Tranche B	2.8 years	3 years
Weighted average pay out year - Tranche C	1.8 years	2 years
Weighted average pay out year - Stand Ready Premium	2.8 years	3 years

The maximum potential amount of future payments under the guarantee is approximately $33.5 million and $33.8 million, as of March 31, 2026 and December 31, 2025, respectively, representing 65% of the total outstanding CRB loan portfolio balance. The indemnification percentage is subject to reduction, at the discretion of management, under the Second Amended CAA’s listing-related adjustment clause.

The stand-ready guarantee liability is reduced through amortization on a straight-line basis over three years, representing the weighted average life of the underlying loan portfolio at inception. The release period and pattern are reassessed at least annually and will be adjusted prospectively if material changes in portfolio composition, paydowns, or maturities indicate that the weighted average life assumption is no longer appropriate. The corresponding contract asset is amortized on the same basis as operating expense partially offset by the liability release to income each period.

F-52

ASC 326-20 - Financial Indemnification Liability

The financial indemnification liability is estimated using a probability of default (“PD”) × loss given default (“LGD”) framework, with the indemnified portfolio segmented by management’s internal risk rating scale into three tranches. Key assumptions are independently developed by management, incorporating cannabis industry-specific risk factors through a 17.5% qualitative LGD premium applied across all pooled tranches and individual evaluation of Tranche C loans.

The indemnified portfolio is segmented into three tranches. Loans rated 9 or 10 are individually evaluated rather than included in the pooled analysis.

The expected credit loss liability as of March 31, 2026 is as follows:

Tranche	Ratings	Loan Balance	Loss Method	Reserve
Tranche A - Pass Rated	2-5	$35,376,181	Pooled; rates 0.5%-1.8%	$404,218
Tranche B - Elevated Risk	6-8	6,803,605	Pooled; rates 3.2%-4.4%	164,493
Tranche C - Specific Risk	9	9,346,394	Individual evaluation	389,402
Total		$51,526,180		$958,113

The expected credit loss liability as of December 31 2025 is as follows:

Tranche	Ratings	Loan Balance	Loss Method	Reserve
Tranche A - Pass Rated	2-5	$35,544,024	Pooled; rates 0.5%-1.8%	$406,066
Tranche B - Elevated Risk	6-8	7,168,435	Pooled; rates 3.2%-9.2%	296,304
Tranche C - Specific Risk	9	9,346,394	Individual evaluation	389,402
Total		$52,058,853		$1,091,772

There is a single loan in Tranche C that is individually evaluated due to its past-maturity status, as the original maturity date was in July 2024, and its commercial and industrial (C&I) structure, which is secured solely by a UCC filing on business assets and with certain personal guarantees. Management has assigned this exposure a risk rating of 9, indicating that full collection or liquidation is highly questionable and improbable. A probability of default (PD) of 35% and a loss given default (LGD) of 50% have been applied to the uncollateralized portion of approximately $3.4 million. Collection efforts have been escalated, including the initiation of foreclosure proceedings, with anticipated losses estimated to range from 20% to 50% of the outstanding balance. Interest income continues to be recognized on this loan, and there have been no defaults in scheduled repayments to date.

Loans in the portfolio are secured primarily by real estate used for cannabis-specific purposes, including cultivation facilities, processing facilities, and retail dispensaries, and in certain cases by business assets under UCC filings. Because cannabis-use properties have limited alternative-use marketability under current federal law, management applies a two-step discount to collateral values: (i) elimination of the cannabis license premium (the “green tax”), reflecting that a non-cannabis buyer would not ascribe value to the cannabis operating license embedded in the appraised value; and (ii) a reduction to the remaining value to reflect proceeds realizable from a liquidation sale to a non-cannabis buyer. As of March 31, 2026 and December 31, 2025, this methodology results in adjusted portfolio collateral of approximately $44.1 million and $44.1 million against a gross balance of $51.5 million and $52.1 million, respectively.

The portfolio has experienced minimal credit losses since program inception. Management supplements this limited loss history with cannabis industry benchmarks and peer data. Cannabis industry-specific risk including 100% single-industry concentration, Schedule I federal status, and collateral marketability constraints is reflected through an embedded 17.5% and 16.6% qualitative LGD premium across all pooled tranches as of March 31, 2026 and December 31, 2025, respectively.

Expected credit losses are estimated using historical loss rates derived from a five-year lookback period, reflecting 2 restructured loans out of 28 over that period. Management determined that reasonable and supportable forecasts of future economic conditions beyond the historical loss experience could not be made for this portfolio given its limited loss history and the significant uncertainty surrounding the cannabis regulatory and legal environment. Accordingly, the historical loss rates are applied without forward-looking adjustment, with immediate reversion to historical rates.

The financial indemnification liability is remeasured quarterly; changes are recognized as credit loss expense or income per ASC 326-20-35-8. The inception-date contract asset is reduced as underlying loans pay down or mature and is not subject to straight-line amortization. The 65% indemnification percentage is subject to reduction under the Second Amended CAA’s listing-related adjustment clause if the Company fails to maintain Nasdaq listing standards. A reduction would result in a partial release of the ASC 460 liability to income, a downward remeasurement of the financial indemnification liability, and an impairment assessment of the related contract assets.

For the three months ended March 31, 2026, the Company recognized $0.2 million from the systematic amortization of its ASC 460 stand-ready guarantee liability, based on a weighted-average remaining term of three years for the covered CRB loan portfolio. Additionally, the Company recorded $0.1 million from the remeasurement of its ASC 326 financial indemnification liability, driven by changes in the underlying risk ratings of the CRB loan portfolio due to the upgrade of one loan.

F-53

The following table summarizes the change of the contract asset for the three months ended March 31, 2026:

	Stand-ready guarantee liability	Financial indemnification liability	Total
Beginning, December 31, 2025	$2,049,599	$1,048,101	$3,097,700
Amortization	(85,401)	(43,671)	(129,072)
Balance, March 31, 2026	1,964,198	1,004,430	2,968,628
Less: current portion	(341,600)	(174,683)	(516,283)
Total non-current portion	$1,622,598	$829,747	$2,452,345

The following table summarizes the changes of the contract asset for the year ended December 31, 2025:

	Stand-ready guarantee liability	Financial indemnification liability	Total
Balance, December 31, 2024	$-	$-	$-
Initial recognition as per Second Amended CAA	2,135,000	1,091,772	3,226,772
Amortization	(85,401)	(43,671)	(129,072)
Balance, December 31, 2025	2,049,599	1,048,101	3,097,700
Less: current portion	(341,600)	(174,683)	(516,283)
Total non-current portion	$1,707,999	$873,418	$2,581,417

The following table summarizes the changes of the liabilities for the three months ended March 31, 2026.

	Stand-ready guarantee liability	Financial indemnification liability	Total
Balance, December 31, 2025	$1,957,083	$1,091,772	$3,048,855
Benefit	(182,917)	(133,659)	(316,576)
Balance, March 31, 2026	1,774,166	958,113	2,732,279
Less: current portion	(709,667)	(414,868)	(1,124,535)
Total non-current portion	$1,064,499	$543,245	$1,607,744

The following table summarizes the changes of the liabilities for the year ended December 31, 2025:

	Stand-ready guarantee liability	Financial indemnification liability	Total
Balance, December 31, 2024	$-	$-	$-
Initial recognition as per Second Amended CAA	2,135,000	1,091,772	3,226,772
Benefit	(177,917)	-	(177,917)
Balance, December 31, 2025	1,957,083	1,091,772	3,048,855
Less: current portion	(711,667)	(433,968)	(1,145,635)
Total non-current portion	$1,245,416	$657,804	$1,903,220

Note 7 - Revenue

The following table presents the Company’s revenue disaggregated by type for the three months ended March 31, 2026 and March 31, 2025:

	Three Months Ended March 31,
	2026	2025
Account fee income	$868,629	$1,072,465
Loan program income	840,672	540,222
Investment income	246,908	300,435
Safe Harbor Program income	19,230	19,230
Total	$1,975,439	$1,932,352

F-54

Note 8 - Related Party Transactions

Partner Colorado Credit Union (“PCCU”) - Related Party Status

The Company identifies related parties in accordance with ASC 850 and Rule 1-02(u) of Regulation S-X.

PCCU is a related party because it held approximately 24.0% and 25.2% of the Company’s Common Stock as of March 31, 2026 and December 31, 2025, respectively. PCCU is also the largest holder of the Company’s Series B Convertible Preferred Stock and holds approximately 43.3% of outstanding shares and associated Series B Warrants as of March 31, 2026 and December 31, 2025 and holds all of the Company’s cash deposits. These factors give PCCU the ability to significantly influence the Company’s management and operating policies.

Debt Cancellation Agreement

On September 30, 2025, the Company and PCCU entered into a Debt Cancellation Agreement under which the approximately $10.7 million outstanding principal balance on the Senior Secured Promissory Note (originally dated March 29, 2023) was fully satisfied. In exchange, PCCU received:

●	13,436 shares of Series B Convertible Preferred Stock; and

●	A Series B Warrant to purchase 865,200 shares of Common Stock at an exercise price of $7.7644 per share.

PCCU’s conversion and warrant exercise rights are subject to a 4.99% beneficial ownership cap.

Commercial Alliance Agreement (“CAA”) - Major Customer Concentration

The Company derives substantially all of its revenue from services provided to PCCU. Revenue under the Second Amended CAA and the Amended CAA, as applicable, was $1.8 million and $1.6 million represented 90.0% and 83.0% of total revenue for the three months ended March 31, 2026 and March 31, 2025, respectively. Amounts due from PCCU represented 96.0% and 97.0% of total accounts receivable for the period ended March 31, 2026 and December 31, 2025. The loss of, or a material change to, this relationship could have a material adverse effect on the Company’s results of operations and financial condition.

Related Party Balances

The following amounts with PCCU are included in the unaudited condensed consolidated balance sheets:

	March 31, 2026	December 31, 2025
Cash and cash equivalents	$5,897,470	$6,779,040
Accounts receivable	724,900	1,009,483
Accounts payable	161,751	171,365

Note 9 - Lease

The Company has a non-cancellable operating lease for its corporate office space in Golden, Colorado which qualifies for capitalization under ASC 842 Leases. As of March 31, 2026, the Golden, Colorado lease has a remaining term of approximately 3.2 years and includes an option to extend for up to ten additional years; however, the extension option is not recognized as part of the right-of-use asset as it is not reasonably certain to be exercised. As of March 31, 2026, and December 31, 2025, the net right-of-use asset “ROU” recorded under the operating lease was $0.5 million and $0.5 million, respectively, and the corresponding lease liability was $0.6 million and $0.7 million, respectively.

F-55

The Company evaluates contracts above certain thresholds to identify leases and lease components. Lease and non-lease components are not separated for facility space leases. The Company uses its contractual borrowing rate to determine lease discount rates when an implicit rate is not available. Lease cost for the three months ended March 31, 2026 and March 31, 2025, included in unaudited condensed consolidated statements of operations, is as follows:

	Three Months Ended,
	March 31, 2026	March 31, 2025
Operating lease cost	$51,432	$61,006

The following represents the activity for the right of use asset:

	March 31, 2026	December 31, 2025
Beginning balance	$547,186	$703,524
Amortization charge for the period	(39,085)	(156,338)
Ending balance	$508,101	$547,186

Other information relating to the operating lease is as follows:
Weighted average remaining lease term in years	3.2	3.5
Weighted average discount rate	6.9%	6.9%

Future minimum lease payments as of March 31, 2026 are as follows:

Year	Amount
2026 (remainder of the year)	$166,800
2027	226,705
2028	231,216
Thereafter	117,709
Total future minimum lease payments	742,430
Less: imputed interest	(75,757)
Operating lease liabilities	666,673
Less: current portion	185,899
Non-current portion of lease liabilities	$480,774

Note 10 - Earnings Per Share

Basic net loss per common share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. Net loss attributable to common stockholders represents net loss adjusted for deemed dividends on preferred stock. When the Company redeems shares of Series B Convertible Preferred Stock, the excess of the cash redemption price paid over the carrying value of the shares redeemed is treated as a deemed dividend to such stockholders. This deemed dividend is not recognized in the consolidated statements of operations but is deducted from net loss in computing net loss attributable to common stockholders for purposes of the basic and diluted loss per share calculation.

F-56

Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares and potentially dilutive securities outstanding for the period. For the Company’s diluted loss per share calculation, the Company uses the “if-converted method” for the Series B Convertible Preferred Stock and the “treasury stock method” for warrants and stock options. The Company applies the more dilutive of the two-class method or the if-converted / treasury stock method for each class of potentially dilutive instruments. Because the Company incurred a net loss in both periods presented, all potentially dilutive securities have been excluded from the computation of diluted net loss per share as their inclusion would be anti-dilutive. Accordingly, basic and diluted weighted-average shares outstanding are identical for both periods presented.

During the three months ended March 31, 2026, the Company issued common stock under the ELOC and raised $0.2 million. As per the term of the ELOC, the Company is required to redeem shares of its Series B Convertible Preferred Stock for total cash consideration raised under the ELOC, pursuant to the mandatory use of proceeds provision of its ELOC. The Series B Convertible Preferred Stock was originally issued at a fair value of $589 per share, reflecting the relative fair value allocation of the $800 per unit transaction price between the Series B Convertible Preferred Stock and the accompanying Series B Warrants, based on standalone fair values determined using a Monte Carlo simulation model. For the three months ended March 31, 2026, the redemption price of $0.2 million exceeded the aggregate carrying value of the redeemed shares of $0.1 million by $0.1 million. This excess represents a deemed dividend to such stockholders and has been deducted from net loss in computing net loss attributable to common stockholders for purposes of loss per share. The deemed dividend is a non-cash item and does not affect the Company’s unaudited net loss, unaudited stockholders’ equity, or unaudited cash flows from operations, for the three months ended March 31, 2026.

The schedule of loss per share, basic and diluted is as follows:

For The Three Months Ended March 31,	2026	2025
Net loss	$(1,779,217)	$(827,199)
Deemed dividend on Series B Preferred Stock redemption	(87,612)	-
Net loss attributable to common stockholders	(1,866,829)	(827,199)
Weighted average shares outstanding - basic and diluted	4,353,099	2,786,538
Basic and diluted net loss per share	$(0.43)	$(0.30)

The following is a schedule of the weighted average shares outstanding, basic and diluted, for the three months ended March 31, 2026 and March 31, 2025, respectively.

	Three Months Ended March 31,
Weighted Average Shares Calculation - Basic and Diluted	2026	2025
Weighted average shares	4,353,099	2,786,538

Certain share-based equity awards and warrants were excluded from the computation of dilutive loss per share because inclusion of these awards would have had an anti-dilutive effect. The following table reflects the awards that were excluded from diluted net loss per share:

	Three Months Ended March 31,
	2026	2025
Shares to be issued to Abaca shareholders	-	37,500
Stock options	538,618	214,824
Conversion of Series B Convertible Preferred Stock	19,840,289	-
Conversion of preferred stock	4,440	4,440
Warrants	10,521,974	601,829
Total	30,905,321	858,593

F-57

Note 11 -Warrants

Public and Private Placement Warrants

As of March 31, 2026, and December 31, 2025, the Company had 287,500 public warrants and 13,205 private placement warrants to purchase Common Stock outstanding, respectively, each with an adjusted exercise price of $230 per share.

The public and private placement warrants may only be exercised for a whole number of shares of Common Stock.

The public and private placement warrants are exercisable and expire on September 28, 2027, or earlier upon redemption or liquidation.

No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

Redemption of warrants will become effective when the price per share of the Common Stock equals or exceeds $360.00 per share. Once the warrants become redeemable, the Company may redeem the warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $360.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Common Stock and equity-linked securities) for any 20 trading days within a 30-trading day period commencing no earlier than the date the warrants become exercisable and ending on the third business day before the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrant becomes redeemable by the Company, the Company may exercise its redemption rights; this is also the case if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the warrants for redemption, management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis,” as described in the applicable warrant agreement. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for the issuance of Common Stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants.

The private placement warrants are identical to the public warrants, except that the private placement warrants and the Common Stock issuable upon the exercise of the private placement warrants were not transferable, assignable or saleable, subject to certain limited exceptions. Additionally, the private placement warrants are exercisable on a cashless basis and non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the private placement warrants are held by someone other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

F-58

PIPE Warrants

As of March 31, 2026 and December 31, 2025, there were 51,125 outstanding PIPE warrants to purchase Common Stock.

The PIPE warrants have an adjusted exercise price of $100.00 per share of Common Stock to be paid in cash except if the shares underlying the warrants were not covered by an effective registration statement after the nine-month anniversary of the closing date, in which case cashless exercise is permitted. The PIPE warrants are also subject to adjustment for other customary adjustments for stock dividends, stock splits and similar corporate actions. The PIPE warrants are exercisable for a period of five years following the closing, or September 28, 2027. After the exercise of a PIPE Warrant, the Company may be required to pay certain penalties if it fails to deliver the Common Stock within a specified period of time.

Abaca Warrants

As of March 31, 2026 and December 31, 2025, the Company had 250,000 Abaca warrants outstanding, each exercisable to purchase one share of the Company’s Common Stock at an exercise price of $40.00 per share, payable in cash. The Abaca warrants become exercisable one year after the effective date of the registration statement covering the underlying shares and expire five (5) years after that date.

The Company may, at its sole discretion, settle exercises of the Abaca warrants in either (i) shares of Common Stock or (ii) cash equal to the intrinsic value of the Warrants (the difference between the fair market value of the Common Stock on the date of exercise and the $40.00 exercise price, multiplied by the number of Warrants exercised).

On November 10, 2025, the registration statement on Form S-1 covering the shares issuable upon exercise of the Abaca warrants became effective, thereby satisfying the Company’s commitment to register such shares for resale.

Series B Warrants

On September 30, 2025, in connection with the issuance of the Company’s Series B Convertible Preferred Stock, the Company also issued Series B Warrants to purchase an aggregate of 1,999,544 shares of Common Stock at an initial exercise price of $7.7644 per share, subject to adjustment. As of March 31, 2026 and December 31, 2025, there are 9,920,144 and 1,999,544 Series B Warrants to purchase Common Stock at an exercise price of $1.5528 and $7.7644 per share, respectively.

The Series B Convertible Preferred Stock and the Series B Warrants both include down-round adjustment provisions and automatic price reset mechanics. The first and final automatic reset has already occurred, resetting the conversion price and exercise price to $1.5528 per share. While no further automatic resets are triggered, the reset required the registration of additional shares underlying the Series B Warrants. On May 6, 2026, the Company filed a registration statement on Form S-1 to register, among other things, these additional shares (the “Reset Registration Statement”), see Note 16 Subsequent Events. Additional issuances of Common Stock at prices below the conversion or exercise price, except for through the ELOC, may trigger further anti-dilution adjustments, thereby increasing the number of shares issuable to holders of the Series B Convertible Preferred Stock and the Series B Warrants and further diluting existing common stockholders.

The Series B Warrants became exercisable on May 11, 2026 (the “Initial Exercisability Date”) and expire on May 11, 2029, the third anniversary of the Initial Exercisability Date. Each holder is subject to a 4.99% beneficial-ownership limitation, which may be increased to up to 9.99% upon 61 days’ prior written notice to the Company. If a registration statement covering the resale of the underlying shares is not effective at the time of exercise, the holder may elect to exercise the warrants on a cashless basis.

F-59

The Series B Warrants include down-round and anti-dilution provisions under which the exercise price is subject to reduction if the Company issues shares of Common Stock, or common stock equivalents, at a price below the then-current exercise price. The exercise price and/or number of warrant shares were also subject to automatic resets on the 60th, 90th, and 180th calendar days following the effective date, and are subject to automatic resets upon standard corporate events such as stock splits, combinations, and stock dividends. All automatic resets occurred prior to the Initial Exercisability Date; accordingly, the exercise price and warrant share count in effect on that date will already reflect any adjustments triggered during the pre-exercisability period.

The Company evaluated the Series B Warrants under ASC 815 and ASC 480. Management concluded that the Series B Warrants are indexed to the Company’s own stock and satisfy all conditions for equity classification in stockholders’ equity. In reaching this conclusion, management noted that: (i) the beneficial-ownership limitation is a timing deferral and does not introduce a non-equity observable index; (ii) the down-round feature is disregarded in the indexation analysis under ASC 815-10-15-7E; and (iii) the automatic reset provisions are fully operative before the Series B Warrants become exercisable, such that the settlement amount upon exercise is determined solely by reference to a fixed number of shares and a fixed exercise price, subject only to standard anti-dilution adjustments. Because the Series B Warrants are classified in equity, they will not be subsequently remeasured at fair value. This treatment differs from the Company’s other outstanding warrants which are classified as derivative liabilities and remeasured each reporting period.

The aggregate fair value of each unit of Series B Convertible Preferred Stock and accompanying Series B Warrant was established at $800, representing the price paid by unaffiliated third-party investors in an arm’s-length transaction on September 30, 2025. Because both instruments are recorded separately on the balance sheet, the Company allocated the $800 unit price between them on a fair value basis in accordance with ASC 470-20-30-5. The fair value of each Series B Warrant was estimated using a Monte Carlo simulation model provided by a third-party. The model produced an estimated fair value of $211 per Series B Warrant and $589 per share of Series B Convertible Preferred Stock. Both instruments are classified in permanent equity and will not be subsequently remeasured.

Note 12 - Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The fair value hierarchy ranks the inputs used in measuring fair value as follows:

○	Level 1 - Observable, unadjusted quoted prices in active markets
○	Level 2 - Inputs other than quoted prices included in Level 1 that are directly or indirectly observable for the asset or liability
○	Level 3 - Unobservable inputs with little or no market activity that require the Company to use reasonable inputs and assumptions

The Company uses fair value measurements to record adjustments to certain financial assets and liabilities on a recurring basis. The Company may be required to record certain assets at fair value on a nonrecurring basis in specific circumstances, such as evidence of impairment. Methodologies used to determine fair value might be highly subjective and judgmental in nature; therefore, valuations may not be precise. If the Company determines that a valuation technique change is necessary, the change is assumed to have occurred at the end of the respective reporting period.

F-60

The following tables summarize financial assets and liabilities recorded at fair value on a recurring basis, by the level of valuation inputs in the fair value hierarchy as of March 31, 2026 and December 31, 2025:

	As of March 31, 2026			As of December 31, 2025
	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Unobservable Inputs (Level 3)	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Unobservable Inputs (Level 3)
Description
Liabilities:
PIPE warrants	$49	$-	$49	$280	$-	$280
Public warrants	9,459	9,459	-	10,896	10,896	-
Private placement warrants	2	-	2	14	-	14
Abaca warrant	13,511	-	13,511	28,430	-	28,430

Assets measured at fair value on a nonrecurring basis

Assets that are measured at fair value on a nonrecurring basis primarily comprises of property, plant and equipment, right-to-use assets, finite lived intangible assets and goodwill. The Company does not record these at fair value on a recurring basis, however, the carrying value of the assets may be reduced to fair value when the Company determines that impairment has occurred.

As of March 31, 2026, the Company had no assets or liabilities measured at fair value on a non-recurring basis. During the year ended December 31, 2025, the Company recognized the ASC 460 stand-ready guarantee liability under the Second Amended CAA at fair value on a non-recurring basis upon initial recognition on October 1, 2025. This liability was measured at inception only and is not remeasured at fair value in subsequent reporting periods. The carrying amount as of December 31, 2025 was $2.1 million, reflecting the systematic release of the liability as the Company is progressively released from risk on the underlying loan portfolio. The fair value measurement for stand-ready guarantee liability was prepared internally by management using an insurance-pricing methodology, reflecting the premium that a knowledgeable, willing third-party surety or specialty insurer would charge to assume the indemnification obligation in an arm’s-length transaction, consistent with the market participant framework of ASC 820-10-35-9.

The following table summarizes this non-recurring fair value measurement as of the initial recognition date:

	December 31, 2025
	Carrying amount $	Fair value $	Fair value measurement using
			Level 1 $	Level 2 $	Level 3 $
Liabilities
Stand-ready guarantee liability	$2,135,000	$2,135,000	$-	$-	$2,135,000

Level 3 Measurement - Significant Unobservable Inputs

The ASC 460 Guarantee liability was classified as Level 3 because its fair value was determined using significant unobservable inputs for which there is no active market. The following table summarizes the valuation methodology and significant unobservable inputs used in the Level 3 measurement:

Input	Value Used	Sensitivity
Probability of Default -Tranches A & B (Ratings 2-5, pooled)	7.25%, derived from loan level analysis of the portfolio.	An increase raises fair value
Probability of Default - Tranche C (Rating 9, individually evaluated)	35%, based on Rating 9 definition, past-maturity status, and personal guarantees	An increase raises fair value
Loss Given Default - Tranches A & B	25.00% for Tranche A and 35% for Tranche B, inclusive of 13% cannabis-specific qualitative premium reflecting court access limitations, collateral possession restrictions, and refinancing risk	An increase raises fair value
Loss Given Default - Tranche C (uncollateralized gap)	50%, representing the midpoint of the Rating 9 anticipated loss range applied to the uncollateralized exposure	An increase raises fair value
Stand-Ready Risk Premium	120% loading applied to total expected loss, reflecting compensation for uncapped exposure, cannabis concentration risk, portfolio illiquidity, and six-year guarantee term commitment	An increase raises fair value
Discount Rate	4.0% risk-free rate (6-year Treasury)	An increase reduces fair value
Weighted Average Payout Timing	Tranche A: 4 years; Tranche B: 3 years; Tranche C: 2 years; Stand-ready premium: 3 years - based on the portfolio’s contractual maturity profile	A longer weighted average payout timing reduces fair value

F-61

Fair Value of Financial Instruments

The following tables present the carrying amounts and fair values of financial instruments on a non-recurring basis, by the level of valuation inputs in the fair value hierarchy, as of March 31, 2026 and December 31, 2025:

	As of March 31, 2026
	Carrying amount $	Fair value $	Fair value measurement using
			Level 1 $	Level 2 $	Level 3 $
Assets
Cash and cash equivalents	$5,897,470	$5,897,470	$5,897,470	$-	$-
Investment in preferred securities	1,424,983	1,424,983	-	-	1,424,983
Liabilities
Deferred consideration	3,000,000	3,000,000	3,000,000	-	-
Public warrants	9,459	9,459	9,459	-	-
Private placement warrants	2	2	-	-	2
PIPE warrants	49	49	-	-	49
Abaca warrants	13,511	13,511	-	-	13,511

	As of December 31, 2025
	Carrying amount $	Fair value $	Fair value measurement using
			Level 1 $	Level 2 $	Level 3 $
Assets
Cash and cash equivalents	$6,779,040	$6,779,040	$6,779,040	$-	$-
Investment in preferred securities	1,450,000	1,450,000	-	-	1,450,000
Liabilities
Deferred consideration	3,000,000	3,000,000	3,000,000	-	-
Public warrants	10,896	10,896	10,896	-	-
Private placement warrants	14	14	-	-	14
PIPE warrants	280	280	-	-	280
Abaca warrants	28,430	28,430	-	-	28,430

The change in the liability measured at fair value on a recurring basis for which the Company has utilized Level 3 inputs to determine fair value are presented in the following table

	For The Three Months Ended March 31, 2026
	PIPE Warrants	Abaca Warrant	Private Placement Warrants
Balance, January 1, 2026	$280	$28,430	$14
Fair value adjustment	(231)	(14,919)	(12)
Balance, March 31, 2026	$49	$13,511	$2

F-62

	For The Three Months Ended March 31, 2025
	PIPE Warrants	Abaca Warrant	Private Placement Warrants	Third anniversary payment consideration	Forward Purchase Derivative
Balance, January 1, 2025	$79,512	$1,024,900	$9,632	$322,000	$7,309,580
Fair value adjustment	(71,918)	(795,652)	(9,110)	(161,000)	-
Balance, March 31, 2025	$7,594	$229,248	$522	$161,000	$7,309,580

As of March 31, 2026 and December 31, 2025, the fair market value of the private placement warrants, Abaca warrants and PIPE warrants, were based on Black-Scholes Merton option pricing model.

As of March 31, 2026 and December 31, 2025, there were no changes in the classification of financial instruments within Level 2 and Level 3 of the fair value hierarchy.

The following table provides quantitative information regarding Level 3 fair value measurements inputs as it relates to the private placement warrants, PIPE warrants, and Abaca warrants as of their measurement dates:

	As of March 31, 2026			As of December 31, 2025
	PIPE Warrants	Private Warrants	Abaca Warrants	PIPE Warrants	Private Warrants	Abaca Warrants
Exercise price	$100	$230	$40	$100	$230.00	$40.00
Share price	$0.83	$0.83	$0.83	$1.06	$1.06	$1.06
Expected term (years)	1.49	1.49	2.57	1.7	1.7	2.8
Volatility	115%	115%	115%	115%	115%	115%
Risk-free rate	3.7%	3.7%	3.7%	3.5%	3.5%	3.5%

F-63

Note 13 - Income Taxes

For the three months ended March 31, 2026 and March 31, 2025, there was no provision for income taxes. As of March 31, 2026 and December 31, 2025, the Company had a net deferred tax assets of $46.3 and $45.7 million, respectively. The Company has recorded a full valuation allowance for both periods. The Company had a net operating loss (“NOL”) of approximately $71.7 million and $67.7 million as of March 31, 2026 and December 31, 2025, respectively.

Pursuant to Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”), a corporation that undergoes an “ownership change,” generally defined as a cumulative increase of more than 50 percentage points in the stock ownership of 5% shareholders within a rolling three-year period may have its ability to utilize pre-change net NOL carryforwards and certain other tax attributes significantly limited on an annual basis.

Since inception, the Company has undergone a number of significant equity transactions, including its initial public offering, the reverse acquisition of Northern Lights Acquisition Corp., the acquisition of Abaca, various share issuances to settle obligations, and its September 2025 Recapitalization, as defined below. The Company has not completed a Section 382 analysis to determine whether one or more ownership changes have occurred or to quantify any resulting annual limitation. If it is determined that an ownership change has occurred, the annual limitation could materially reduce the Company’s ability to utilize its existing NOL carryforwards and other deferred tax assets to offset future taxable income.

Note 14 - Stockholders’ Equity

Preferred Stock

Holders of preferred stock are entitled to receive dividends only if and when dividends are paid on the Company’s Common Stock. In that event, preferred stockholders receive dividends on an as-converted-to-Common-Stock basis, in the same form as dividends paid to the Common Stockholders. No additional or separate dividends are payable on the preferred stock.

The preferred stock is convertible into shares of Common Stock. The initial conversion price was $200 per share. The conversion price is subject to downward adjustment at five specified intervals 10, 55, 100, 145, and 190 days after the effectiveness of a registration statement covering the shares issuable upon conversion. At each adjustment date, the conversion price resets to the lower of (i) the then-current conversion price and (ii) the greater of 80% of the five-day volume weighted average price of the Common Stock and $50 (the “Floor Price”). Regardless of any price resets, each preferred stockholder retains the right to receive the total number of shares of Common Stock that would have been issuable at the adjusted conversion price based on their original investment amount.

On January 25, 2023, stockholders approved a reduction in the Floor Price to $25.00 per share at a special meeting.

Series B Convertible Preferred Stock

On September 30, 2025, the Company entered into a Securities Stock Purchase Agreement (the “Series B SPA”) with certain institutional and accredited investors, pursuant to which it issued 31,052 shares of Series B Convertible Preferred Stock and accompanying Series B Warrants to purchase 1,999,544 shares of Common Stock. The aggregate gross consideration received was $24.3 million, consisting of $6.1 million from the sale of the Company’s Series B Convertible Preferred Stock and the Series B Warrants (approximately $5.9 million from third-party accredited investors and $0.2 million from management and board participation, whose participation was approved by stockholders on November 6, 2025), approximately $0.6 million in cash proceeds from unsecured Notes issued in August and September 2025 that were subsequently exchanged for Series B Convertible Preferred Stock and warrants at closing, along with $10.7 million from the cancellation of debt and $7.3 million from the termination of the Forward Purchase Agreement. Offering costs of $0.4 million were charged to additional paid-in capital. During the three months ended December 31, 2025, the Company redeemed 244 shares of its Series B Convertible Preferred Stock for total cash consideration of $0.5 million pursuant to the mandatory use-of-proceeds provision of the ELOC. This redemption reduced the number of shares for Series B Convertible Preferred Stock to 30,808. The Company refers to the foregoing transactions collectively as the “September 2025 Recapitalization.”

F-64

The Series B Convertible Preferred Stock has a stated value of $1,000 per share, ranks senior to all classes of Common Stock with respect to dividends and liquidation, and is convertible at the holder’s option into Common Stock. Both the Series B Convertible Preferred Stock and Series B Warrants are classified within permanent stockholders’ equity and are not subject to remeasurement in subsequent periods.

The initial conversion price of $7.7644 per share was subject to automatic price resets. In January 2026, the conversion price and the Series B Warrant exercise price each reset to the contractual floor of $1.5528 per share, as the Company’s Common Stock was trading below the floor at the time of the reset. No further automatic resets remain. This reset significantly increases the number of shares of Common Stock potentially issuable upon conversion and exercise of these instruments. The Company filed the Reset Registration Statement on May 6, 2026.

At a special meeting held on November 6, 2025, stockholders approved the issuance of Common Stock upon conversion of the Series B Convertible Preferred Stock and exercise of the Series B Warrants, an increase in authorized Common Stock from 130,000,000 to 1,000,000,000 shares, and authorization for the Board to effect a reverse stock split at a ratio between 2-for-1 and 12-for-1 at its discretion. As of March 31, 2026, no reverse stock split had been effected.

Common Stock

Holders of Common Stock are entitled to one vote for each share held. As of March 31, 2026 and December 31, 2025, there were 4,505,485 and 4,281,523 shares of Common Stock issued and outstanding, respectively.

Equity Line of Credit and Related Series B Redemption Obligation

On September 17, 2025, the Company entered into an Equity Line of Credit, or ELOC with the ELOC Investor, pursuant to which the Company may issue and sell up to $150.0 million of newly issued shares of Common Stock at its sole discretion. The facility expires on September 17, 2028. Shares sold under the ELOC are priced at a 10% discount to the lowest intraday stock price on the draw date. The facility may be expanded up to $500.0 million with the mutual consent of both parties.

As consideration for the ELOC Investor’s purchase commitment, the Company issued 1,000 shares of Series B Convertible Preferred Stock and a Series B Warrant to purchase 64,369 shares of Common Stock, valued at $0.8 million in aggregate, which was expensed in full, upon issuance.

Pursuant to Amendment No. 1 to the ELOC, 25% of net cash proceeds from each draw must be applied toward the redemption of outstanding Series B Convertible Preferred Stock at a redemption price of $1,200 per share.

This mandatory use-of-proceeds provision represents a contractual earmark of future equity proceeds but does not create a separate liability at issuance, because no redemption obligation arises until the Company actually receives proceeds by electing to draw under the facility. Consistent with ASC 480-10-25-4 through 25-14, the Series B Convertible Preferred Stock continues to be classified in permanent equity, as any redemption remains conditional on the Company’s discretionary decision to utilize the ELOC and does not constitute an unconditional obligation to transfer assets.

Under the ELOC, a “Material Adverse Effect” includes any material adverse change in the enforceability of the agreement, our results of operations, assets, business, or financial condition taken as a whole, or our ability to perform our material obligations in a timely manner. Company specific deterioration, including a significant decline in revenues or cash flows, loss of key customers or contracts, material litigation or regulatory action, failure to maintain required licenses or permits, a material weakness in internal controls, or loss of key management personnel, is not excluded from this definition and could independently trigger the ELOC Investor’s termination rights.

F-65

The Company’s representations and warranties regarding the absence of a Material Adverse Effect must remain true and correct not only at the initial closing of the facility, but also at the time of each subsequent VWAP Purchase Notice throughout the term of the agreement. As a result, even after the facility has commenced and initial drawings have been made, any supervening adverse development could prevent the Company from accessing the remaining unfunded commitment.

If a Material Adverse Effect occurs and is continuing, the ELOC Investor has the right to terminate the ELOC upon ten (10) trading days’ written notice. In that event, we would lose access to any remaining unfunded portion of the $150 million commitment. While the ELOC excludes certain broad macroeconomic, industry-wide, and geopolitical events from the definition of Material Adverse Effect, no such exclusion applies to adverse developments that are specific to our business or operations.

There can be no assurance that a Material Adverse Effect will not occur during the term of the ELOC. Should one occur, and should we be unable to secure alternative financing on acceptable terms, or at all, our liquidity position, business operations, financial condition, and results of operations could be materially and affected. See Note 2, Basis of Presentation - Liquidity and Going Concern.

During the three months ended March 31, 2026, the Company issued 223,962 shares of Common Stock under the ELOC, generating net proceeds of $0.2 million at an average price of $0.77 per share. These shares were sold at a contractual 10% discount to the lowest intraday stock price on each respective draw date. The Company is obligated to apply 25% of the proceeds to redeem the Series B Convertible Preferred Stock. As of March 31, 2026 and December 31, 2025, the Company accrued $0.22 million and $0.18 million for such redemption, respectively.

For the three months ended March 31, 2026, the Company recorded financing costs of $0.03 million, which are presented in the condensed unaudited consolidated statements of operations under “Other income (expenses).” This amount represents the difference between the fair market value of the shares on the settlement date and the proceeds received under the ELOC.

2022 Equity Incentive Plan

The Amended and Restated - 2022 Equity Incentive Plan (the “Plan”) was approved by the Company’s stockholders on June 28, 2022. On April 30, 2025, the Plan was amended to provide that the total number of shares of Common Stock that may be issued, under the Plan will automatically increase upon the occurrence of a Dilution Event (as defined in the Plan) and on the first trading day of each calendar year, beginning with calendar year 2026, by such number of shares of Common Stock necessary to make the total shares of Common Stock authorized under the Plan equal to fifteen percent (15%) of the total outstanding shares of Common Stock on the last day of the prior calendar year (subject to a maximum annual increase of 50,000 shares of Common Stock). The Plan permits the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock units, stock bonus awards, and performance compensation awards. The Company has not issued stock appreciation rights, restricted stock, stock bonus awards, or performance compensation awards in the period ended March 31, 2026 and December 31, 2025. As of March 31, 2026, a total of 642,229 shares of Common Stock were authorized for issuance under the Plan, of which 94,279 shares remained available for future issuances.

Stock Options

Stock options are awarded to encourage ownership of the Company’s Common Stock by employees and to provide incentives for employees to render services and to exert maximum effort for the success of the Company. The Company’s incentive stock options generally permit net-share settlement upon exercise. The option exercise price, vesting schedule and exercise period are determined for each grant by the administrator (person appointed by board to administer the stock plans) of the applicable plan. The Company’s stock options generally have a 10-year contractual term.

There were no options granted during the three months ended March 31, 2026. The assumptions used to determine the fair value of options granted in the three months ended March 31, 2025 using the Black-Scholes-Merton model are as follows:

Dividend yield	-%
Risk-free interest rate	3.62 to 4.23%
Expected volatility (weighted-average and range, if applicable)	100%
Expected term	6 to 6.5 years

F-66

A summary of the Company’s stock option activities and related information for the three-month ended March 31, 2026 is as follows:

Stock Option	No. of Stock Option	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (in Years)
January 1, 2026	538,618	$11.25	9.3
Granted	-	-	-
Exercised	-	-	-
Expired	-	-	-
Cancelled / Forfeited	-	-	-
March 31, 2026	538,618	$11.25	9.0
Vested and expected to vest, March 31, 2026	538,618	$11.25	9.0

A summary of the Company’s stock option activities and related information for the three months ended March 31, 2025 is as follows:

Stock Option	No. of Stock Option	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (in Years)
January 1, 2025	105,090	$98.55	0.7
Granted	127,153	3.40	1.3
Exercised	-	-	-
Expired	-	-	-
Cancelled / Forfeited	(20,731)	(69.07)	-
March 31, 2025	211,512	$44.24	1.0

The following options were outstanding at their respective exercise price on March 31, 2026 and December 31, 2025, respectively:

Exercise Price Options Outstanding	March 31, 2026	December 31, 2025
$1.27	25,000	25,000
$2.22	23,781	23,781
$2.40	364,893	364,893
$6.40	7,326	7,326
$7.80	5,731	5,731
$8.00	32,700	32,700
$9.68	34,884	34,884
$31.20	9,978	9,978
$62.54	6,825	6,825
$133.40	27,500	27,500
Total	538,618	538,618

F-67

Stock compensation expense recognized for stock options for the three months ended March 31, 2026 and March 31, 2025 was $0.06 million and $0.7 million.

Stock compensation expenses are comprised of the following:

	For The Three Months Ended
	2026	2025
Compensation and employee benefits	$58,908	$152,266
Professional services	-	588,993
Total	$58,908	$741,259

As of March 31, 2026, there was $0.2 million unrecognized stock compensation expense related to stock options. The unrecognized compensation expense is expected to be recognized over a weighted-average period of approximately 1.5 years based on vesting under the award service conditions.

Restricted Stock

The Company did not have any outstanding restricted stock units (“RSUs”) as of March 31, 2026. A summary of the Company’s RSU activity and related information for the three months ended March 31, 2025 is presented below:

Restricted Stock Units	No. of RSU	Weighted-Average Grant Date Fair Value Per RSU	Weighted-Average Remaining Contractual Life (in Years)
January 1, 2025	8,583	$26.20	1.00
Granted	-	-	-
Vested	(4,292)	26.20	-
Expired		-
Cancelled / Forfeited	(980)	-	-
March 31, 2025	3,311	$26.20	0.8

Stock compensation expense for restricted stock for the three months ended March 31, 2026 and March 31, 2025 was $0 and $0.02 million, respectively.

Note 15 - Commitments and Contingencies

Contractual Commitments

The Company has an employment agreement with its Chief Executive Officer. Under the terms of the agreement, if the contract is not renewed or is terminated without cause, the Company is obligated to pay severance equal to the CEO’s then-current annual base salary. The agreement also provides for an annual cash bonus opportunity of up to 100% of base salary, based on performance criteria established by the Board of Directors, and for long-term incentive compensation, the terms of which are to be determined by the Board of Directors.

The Company is party to contractual obligations, including lease liabilities related to operating leases, and stipulated cash bonus arrangements with employees. These obligations are time-based and are reflected in the accompanying consolidated financial statements. The Company expects to meet these commitments in the ordinary course of business.

In addition, the Company has entered into deferred bonus agreements with certain non-executive employees. These agreements provide for cash bonus payments upon the employee’s continued employment through specified payment dates as set forth in each individual arrangement. As of March 31, 2026, the aggregate amount of deferred bonuses outstanding under these agreements was approximately $0.1 million. The Company expects to fund these obligations from operating cash flows in the ordinary course of business.

F-68

Acquisition of 420 IT Solutions

On December 19, 2025, Safe Harbor Managed Services LLC, a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement with LBMW LLC (d/b/a 420 IT Solutions) and its founders. The Company accounted for this transaction as an asset purchase pursuant to ASC 805, Business Combinations.

The aggregate purchase price consisted of 125,000 shares of Common Stock (“Earnout Shares”), plus the assumption of certain identified liabilities under contracts assigned to the Company. The Earnout Shares are subject to performance-based vesting over a two-year earnout period ended December 31, 2027. Intangible assets and contingent consideration are recognized as the performance conditions become probable of achievement. The Company evaluated the achievement of the performance obligation and deemed this unlikely to be reached. Therefore, the intangible assets and contingent liability were not recorded as of March 31, 2026 and December 31, 2025. If circumstances change when the revenue target is probable, then the intangible assets and a contingent liability will be recorded. The Company will continue to evaluate the achievability of the earnout performance conditions through the earnout period ending December 31, 2027.

Legal and Related Matters

The Company is involved in, or has been involved in, arbitrations or various other legal proceedings that arise from the normal course of its business. The ultimate outcome of any litigation is uncertain, and either an unfavorable or favorable outcome could have a material impact on the Company’s results of operations, balance sheets, and cash flows due to defense costs, and could divert management resources. The Company cannot predict the timing or outcome of these claims and other proceedings. With respect to the cases described below, the Company evaluates associated developments on a regular basis and accrues a liability when it believes a loss is probable and the amount can be reasonably estimated.

Abaca - Denver County District Court

On October 17, 2024, the Company filed a complaint in the District Court, captioned SHF Holdings, Inc. v. Daniel Roda, Gregory W. Ellis, and James R. Carroll, Case No. 2024CV33187. The lawsuit arises from a dispute over the terms of the Company’s October 2022 acquisition of Abaca pursuant to a merger agreement (the “Merger Agreement”) that was subsequently amended in November 2022 and in October 2023 (the “Second Amendment”).

The Second Amendment restructured certain merger consideration, including introducing warrants and modifying payment timing. The defendants contend the Second Amendment is invalid under Delaware law and seek to have it set aside, which would reinstate the original payment terms and potentially increase the Company’s obligations. The Company maintains that the Second Amendment was validly executed and is binding.

On November 21, 2024, at the Company’s request, the disputed merger payment of $3.0 million was deposited into the Denver County, Colorado District Court’s registry pending resolution of the dispute. This amount has been reflected in the Company’s consolidated balance sheet.

On December 19, 2024, the defendants filed an answer and counterclaims against the Company. On April 18, 2025, the District Court issued an order denying the Company’s motion to dismiss most of the counterclaims, but the District Court did dismiss claims against the Company’s Chairman, Fred Niehaus, with prejudice. The District Court also clarified that the Delaware statutes cited by the defendants govern pre-closing amendments and do not authorize post-merger amendments altering consideration, a finding that is consistent with the Company’s legal position.

On April 23, 2026, the District Court issued an omnibus order on cross-motions for summary judgment in the matter.

The Court denied the Company’s motion for summary judgment in its entirety. The Court granted the counterclaim plaintiffs’ cross-motion in part, primarily ruling that the Second Amendment to the Merger Agreement is void ab initio under Section 251(d) of the Delaware General Corporation Law, and because of that ruling, that the Company breached the original Merger Agreement with respect to the first anniversary parent shares. Damages on this counterclaim is set for trial on August 10-11, 2026. The Court also denied both parties’ motions on the counterclaim concerning the second anniversary cash consideration payment of $3.0 million and denied the counterclaim plaintiffs’ motion on the Company’s declaratory judgment claim; those claims are also set for trial on August 10-11, 2026. The Court’s order is not a final, appealable order under C.R.C.P. 54(b).

The $3.0 million previously deposited into the Court’s registry in November 2024 remains reflected in the Company’s condensed unaudited consolidated financial statements. The Company intends to continue defending its positions vigorously. Given the preliminary stage of the damages proceedings and the matters remaining for trial, the range of loss is $0 to $7.8 million. An adverse resolution could have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

F-69

The Company currently assesses a loss as reasonably possible but not probable. No damages have been determined by the Court; the Omnibus Order expressly reserves the damages methodology, standard, and quantum for a future hearing. The defendants’ sole designated damages expert has not been qualified, and the Company’s motion to exclude that expert remains pending. Because the amount of any potential loss cannot be reasonably estimated at this time, no accrual has been recorded for this contingency beyond the $3.0 million already reflected in the financial statements.

Nasdaq Listing Compliance

As a condition of continued listing, the Company is required to maintain (i) a minimum of $2.5 million in stockholders’ equity under Nasdaq Listing Rule 5550(b)(1), and (ii) a minimum closing bid price of $1.00 per share for 30 consecutive business days under Nasdaq Listing Rule 5550(a)(2).

The Company continuously monitors its compliance with these requirements. As of March 31, 2026, the Company’s stockholders’ equity was approximately $6.7 million, which exceeds the $2.5 million minimum.

On April 22, 2026, the Company received a letter from the listing qualifications department staff of Nasdaq notifying the Company that for the last 30 consecutive business days the Company did not maintain a minimum closing bid price of $1.00 per share for its Common Stock, as required by Nasdaq Listing Rule 5550(a)(2).

The notice has no immediate effect on the listing of the Company’s Common Stock or warrants, and the Company’s Common Stock and warrants continue to trade on Nasdaq under the symbols “SHFS” and “SHFSW,” respectively. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided with a compliance period of 180 calendar days, or until October 19, 2026, to regain compliance with the minimum bid price requirement. The notice states that to regain compliance the closing bid price of the Company’s Common Stock must meet or exceed $1.00 for a minimum of 10 consecutive business days.

If the Company does not regain compliance by October 19, 2026, the Company may be eligible for a second compliance period for up to an additional 180 days. In connection with any extension period, if it appears that the Company will not be able to regain compliance with Nasdaq Listing Rule 5550(a)(2), or if the Company is not otherwise eligible, the Nasdaq staff will provide notice to the Company that its securities will be subject to delisting. At that time, the Company may appeal any such delisting determination to a Hearings Panel.

The Company intends to actively monitor the bid price and may evaluate other available options to resolve the deficiency and regain compliance with the Nasdaq Listing Rules. While the Company is exercising diligent efforts to maintain the listing of its Common Stock and warrants on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with the foregoing or other Nasdaq listing standards.

In addition, the Company is aware of a new Nasdaq rule filed with the SEC on January 13, 2026, that would require listed companies to maintain a minimum market value of listed securities of at least $5 million. Under the rule, if a company’s market value of listed securities falls below $5 million for 30 consecutive business days, Nasdaq would immediately suspend trading and delist the company’s securities without a cure period and without a stay of suspension during any appeal. On March 11, 2026, the SEC designated a longer period under Section 19(b)(2) of the Exchange Act in which to act on the proposal, and extended the deadline to April 29, 2026. On April 28, 2026, the SEC issued an order instituting proceedings under Section 19(b)(2)(B) of the Exchange Act to determine whether to approve or disapprove the rule change, which was published in the Federal Register on May 1, 2026. Based on the Company’s current stock price and number of shares outstanding as of the date of this filing, the Company may not be in compliance with this requirement at the time of its adoption and could be subject to immediate delisting as soon as 30 consecutive business days after the rule takes effect.

There can be no assurance that the Company will maintain compliance with these or any other Nasdaq listing requirements in the future. Failure to do so could ultimately result in the delisting of the Company’s common stock, which would adversely affect stockholders’ ability to trade their shares and the Company’s ability to raise capital.

Note 16 - Subsequent Events

The Company has evaluated events and transactions occurring after March 31, 2026, through (the date these financial statements were issued), and has identified the following matters requiring disclosure. Unless otherwise noted, these are non-recognized subsequent events under ASC 855-10 that do not adjust amounts in March 31, 2026 financial statements but are material enough to warrant disclosure.

On May 6, 2026, the Company notified the holders of its Series B Convertible Preferred Stock and the Series B Warrants of voluntary reductions to the conversion price of the Series B Convertible Preferred Stock and the cash exercise price of the Series B Warrants. From May 6, 2026 through July 31, 2026, the conversion price of the Series B Preferred Stock will be voluntarily reduced from $1.5528 to $0.65 per share, and the cash exercise price of the Series B Warrants will be voluntarily reduced from $1.5528 to $0.65 per share from the date on which the Reset Registration Statement is declared effective by the SEC until July 31, 2026. If all the Series B Warrants are exercised, the aggregate gross proceeds will be approximately $15.5 million; however, there is no assurance that any holders will elect to exercise their Series B Warrants or convert their Series B Convertible Preferred Stock during the applicable reduction periods.

The Series B Convertible Preferred Stock and Series B Warrants continue to qualify for equity classification under ASC 815-40 and ASC 480 and will not be remeasured as a result of these voluntary reductions. Consistent with the down-round provisions of the Series B Convertible Preferred Stock and the Series B Warrants and ASC 260-10, as amended by ASU 2017-11, the incremental value transferred to holders is measured as the difference between the fair value of the instruments immediately before and immediately after the reductions. This transaction will be recognized as a deemed dividend, reducing income available to common stockholders in the computation of basic and diluted loss per share. The deemed dividend is a non-cash item and will have no effect on the Company’s net loss, total stockholders’ equity, or cash flows from operations.

Subsequent to March 31, 2026, the Company has continued to draw on its ELOC, under which the Company may raise up to $150.0 million through the issuance of shares of its common stock. The Company issued 648,771 shares of Common Stock under the ELOC after March 31, 2026, receiving gross proceeds of approximately $0.5 million at average share price of $0.73. These transactions will be reflected in the Company’s unaudited condensed financial statements for the three and six months ended June 30, 2026.

Subsequent to March 31, 2026, the Company issued 1,301,538 common shares after receiving conversion notices for 846 shares of Series B Convertible Preferred Stock from shareholders.

F-70

SHF HOLDINGS, INC.

10,537,418 Shares of Class A Common Stock

Prospectus

     , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$266.45
Legal fees and expenses	30,000
Accounting fees and expenses	13,000
Transfer agent fees and expenses	4,000
Miscellaneous fees and expenses	3,000
Total	$50,266.45

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our Certificate of Incorporation eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

II-1

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, liabilities, fines, penalties and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 15. Recent Sales of Unregistered Securities.

During the year ended December 31, 2025, the Company issued the following securities that were not registered under the Securities Act. Each of these issuances was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions not involving a public offering to accredited investors or in exchange for securities or services.

1)	Convertible Promissory Notes. On August 27, 2025 and September 9, 2025, the Company issued the Notes to accredited investors with an aggregate principal of approximately $0.7 million and a 20% original issue discount.

2)	ELOC. During the year ended December 31, 2025, the Company issued 1,326,603 shares of Common Stock under the ELOC, receiving net proceeds of $1.8 million with an average price per share of $1.341.

3)	Series B Preferred Stock and Series B Warrants. On September 30, 2025, the Company issued 31,052 shares of Series B Preferred Stock and Series B Warrants to purchase an aggregate of 1,999,544 shares of Common Stock to institutional and accredited investors for aggregate consideration of approximately $24.8 million, consisting of cash, debt cancellation, termination of contractual obligations, and exchanges of then-outstanding Notes. Included in this issuance were securities issued to PCCU in exchange for cancellation of $10.7 million in debt, to Verdun, Midtown, and Vellar in exchange for termination of the FPA, to holders of the Notes in exchange for cancellation of those notes, and to three independent consultants for services.

4)	Common Stock - Abaca Acquisition Consideration. On October 3, 2025, the Company issued 37,517 unregistered shares of Common Stock in lieu of cash in satisfaction of the third-anniversary consideration payment under the Abaca merger agreement.

5)	Common Stock - Legal Settlement. During 2025, the Company issued 89,308 shares of Common Stock in connection with the settlement of a legal dispute.

6)	420 IT Solutions Asset Acquisition. In connection with the Company’s acquisition of substantially all of the assets of 420 IT Solutions, the Company issued 125,000 Earnout Shares at closing as the full purchase price for the acquired assets. The issued Earnout Shares are held by the Company (or its transfer agent) on behalf of 420 IT Solutions as they are subject to performance-based vesting conditions during the period January 1, 2026 through December 31, 2027. Unvested Earnout Shares are subject to transfer restrictions and forfeiture. The Earnout Shares are restricted securities under Rule 144. This issuance was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, as a transaction not involving a public offering in exchange for property. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Years ended December 31, 2025 and 2024-Acquisition of 420 IT Solutions.”

II-2

The Company relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act for each of the above issuances, on the basis that each transaction did not involve a public offering and was made to accredited or institutional investors, or in exchange for property, services, or other securities.

Issuer Purchases of Equity Securities

None.

Item 16. Exhibits.

No.	Description of Exhibit

2.1†	Unit Purchase Agreement dated February 11, 2022 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 14, 2022).
2.2	First Amendment to Unit Purchase Agreement dated September 19, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 19, 2022).
2.3	Second Amendment to Unit Purchase Agreement dated September 22, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 23, 2022).
2.4	Third Amendment to Unit Purchase Agreement dated September 28, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 29, 2022).
2.5†	Agreement and Plan of Merger, dated October 29, 2022, by and among SHF Holdings, Inc., Merger Sub I, Merger Sub II, Rockview Digital Solutions, Inc. d/b/a Abaca and Dan Roda, solely in such individual’s capacity as the representative of Abaca security holders (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 31, 2022).
2.6	Amendment to Agreement and Plan of Merger, dated November 11, 2022, by and among SHF Holdings, Inc., Merger Sub I, Merger Sub II, Rockview Digital Solutions, Inc. d/b/a Abaca and Dan Roda, solely in such individual’s capacity as the representative of the Abaca security holders (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 15, 2022).
2.7	Second Amendment to Agreement and Plan of Merger, dated October 26, 2023, by and among SHF Holdings, Inc., Merger Sub I, Merger Sub II, Rockview Digital Solutions, Inc. d/b/a Abaca and Dan Roda, solely in such individual’s capacity as the representative of the Abaca security holders (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 27, 2023).
2.8	First Amendment to Second Amendment to Agreement and Plan of Merger, Warrant Agreement, and Lock-up Agreement dated February 27, 2024 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 4, 2024).
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 29, 2022).
3.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 20, 2025).
3.3	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on November 10, 2025).
3.4	Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 filed on June 2, 2021).

II-3

3.5	Certificate of Designation of Series B Preferred Stock of SHF Holdings, Inc., dated September 30, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 3, 2025).
3.6	Amendment to SHF Holdings, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 10, 2025).
4.1	Form of Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 3, 2025).
4.2	Form of Amended and Restated Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 17, 2025).
4.3	Description of Registered Securities (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K filed on April 1, 2024).
5.1*	Opinion of Duane Morris LLP.
10.1	Amended and Restated Commercial Alliance Agreement, dated December 30, 2024, between the Company and Partner Colorado Credit Union (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 7, 2025).
10.2	Form of Convertible Promissory Note, by and between the Company and the Investors (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 2, 2025).
10.3	Common Stock Purchase Agreement, dated as of September 17, 2025, between SHF Holdings, Inc. and CREO Investments LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 23, 2025).
10.4	Registration Rights Agreement dated as of September 17, 2025 between SHF Holdings, Inc. and CREO Investments LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 23, 2025).
10.5†	Form of Securities Purchase Agreement, dated September 30, 2025, by and between SHF Holdings, Inc. and the investors signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 3, 2025).
10.6	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 3, 2025).
10.7	Debt Cancellation Agreement, dated September 30, 2025, by and between SHF Holdings, Inc. and Partner Colorado Credit Union (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 3, 2025).
10.8	Form of Exchange and Cancellation Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on October 3, 2025).
10.9	Amendment No. 1 to Common Stock Purchase Agreement, dated September 30, 2025, by and between SHF Holdings, Inc. and CREO Investments LLC (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on October 3, 2025).
10.10	Form of Amendment to Securities Purchase Agreement, dated October 14, 2025, by and between SHF Holdings, Inc. and the investor identified therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 17, 2025).
10.11	Executive Employment Agreement, dated January 21, 2025, between the Company and Terrance Mendez (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 27, 2025).
10.12	Letter Agreement dated January 29, 2025 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 3, 2025).
10.13	Amended and Restated Senior Secured Promissory Note dated March 3, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 4, 2025).
10.14	Waiver, dated as of May 21, 2025, by and between SHF Holdings, Inc. and Partner Colorado Credit Union (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 28, 2025).
10.15	Amended and Restated - 2022 Equity Incentive Plan (incorporated by reference to Exhibit 3 to the Company’s Annual Report on Form 10-K filed on April 1, 2024).
10.16	SHF Holdings, Inc. Amendment to Amended and Restated - 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 11, 2025).
10.17	Form SHF Holdings, Inc. Stock Option Agreement (incorporated by reference to Exhibit 4 to the Company’s Annual Report on Form 10-K filed on April 1, 2024).

II-4

10.18	Form of SHF Holdings, Inc. Restricted Stock Unit Agreement (incorporated by reference to Exhibit 5 to the Company’s Annual Report on Form 10-K filed on April 1, 2024).
10.19	Security Agreement, dated March 29, 2023, by and between the Company and Partner Colorado Credit Union (incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q filed May 15, 2023).
10.20	Executive Employment Agreement, dated January 10, 2023, between the Company and James H. Dennedy (incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K, filed on April 14, 2023).
10.21	Amendment to Employment Agreement dated April 2, 2024 between the Company and James Dennedy (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 8, 2024).
10.22	Executive Employment Agreement, dated January 10, 2023, between the Company and Donald Emmi (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K, filed on April 14, 2023).
10.23	Amendment to Employment Agreement dated April 2, 2024 between the Company and Donald Emmi (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on April 8, 2024).
10.24	Employment Agreement, dated February 11, 2022, between the Company and Sundie Seefried (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 4, 2024).
10.25	Amendment to Employment Agreement dated August 1, 2024 between the Company and Sundie Seefried (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 4, 2024).
10.26	Executive Employment Agreement, dated August 16, 2023, between the Company and Tyler Beuerlein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on August 22, 2023).
10.27	Amendment to Employment Agreement dated August 1, 2024 between the Company and Tyler Beuerlein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 27, 2024).
10.28†	Second Amended and Restated Commercial Alliance Agreement, dated February 4, 2026, by and between the Company and PCCU (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 9, 2026).
16.1	April 18, 2025 letter from Marcum LLP (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on April 18, 2025).
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on April 15, 2026).
23.1*	Consent of Macias Gini & O’Connell LLP, independent registered public accounting firm.
23.2*	Consent of Marcum, LLP, independent registered public accounting firm.
23.3*	Consent of Duane Morris LLP (included in Exhibit 5.1)
24.1*	Power of Attorney.
101.INS*	Inline XBRL Instance Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107*	Calculation of Filing Fee Table.

* Filed herewith.

† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

II-5

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

II-6

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to o be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Golden, State of Colorado, on July 30, 2026.

SHF HOLDINGS, INC.

/s/ Terrance Mendez
Name:	Terrance Mendez
Title:	Chief Executive Officer, Chief Financial Officer

II-8

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Terrance Mendez as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Terrance Mendez	Chief Executive Officer, Chief Financial Officer, Director	July 30, 2026
Terrance Mendez	(Principal Financial Officer)

/s/ Douglas Beck	Principal Accounting Officer, Senior Vice President of Finance, Controller	July 30, 2026
Douglas Beck	(Principal Accounting Officer)

/s/ Jonathon F. Niehaus	Director	July 30, 2026
Jonathon F. Niehaus

/s/ Francis A. Braun III	Director	July 30, 2026
Francis A. Braun III

/s/ Tyler Klimas	Director	July 30, 2026
Tyler Klimas

/s/ Sean Tonner	Director	July 30, 2026
Sean Tonner

II-9